SCHEDULE 14A INFORMATION

Proxy Statement filed Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ACTIVE SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

WEBMETHODS, INC.

ACTIVE SOFTWARE, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [   ]  No fee required.

      [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

Active Software, Inc. Common Stock, $.001 par value per share

webMethods, Inc. Common Stock, $.01 par value per share

      (2)  Aggregate number of securities to which transaction applies:

26,257,889 shares of Active Software, Inc. Common Stock, $.001 par value per share

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$77.90

(4)	$77.90 per share (average of the high and low prices quoted on the Nasdaq National Market on July 11, 2000).

(5)	Proposed maximum aggregate value of transaction:

$2,045,489,553

      (6)  Total fee paid:

$409,098

[ ]	Fee paid previously with preliminary materials.

[X]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

$450,961

      (2)  Form, Schedule or Registration Statement No.:

Registration Statement on Form S-4, File No. 333-39572, filed by webMethods, Inc.

      (3)  Filing Party:

webMethods, Inc.

      (4)  Date Filed:

June 19, 2000, as amended on July 14, 2000

July 14, 2000

Dear Active Software, Inc. Stockholders:

      You are cordially invited to attend a special meeting of stockholders of Active Software, Inc. which will be held on Tuesday, August 15, 2000 at 9:00 a.m., local time, at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California.

      At the meeting, you will be asked to adopt an Agreement and Plan of Merger that Active Software has entered into with webMethods, Inc. The merger agreement provides for the merger of Active Software with a webMethods subsidiary, as a result of which Active Software will become a wholly owned subsidiary of webMethods and Active Software stockholders will become webMethods stockholders.

      If this merger is completed, you will receive 0.527 of a share of webMethods common stock for each share of Active Software common stock held by you. webMethods common stock is listed on the Nasdaq National Market under the symbol “WEBM.”

      The accompanying Joint Proxy Statement/ Prospectus provides a detailed description of the proposed merger and the merger consideration, as well as the effects of the merger on you as a stockholder and on Active Software. I urge you to read the enclosed materials carefully.

      After careful consideration, Active Software’s Board of Directors has unanimously determined that the merger is fair to and in the best interests of Active Software and its stockholders and unanimously recommends that you vote for the adoption of the merger agreement.

      Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote on the proposal submitted to you by completing the enclosed proxy card and mailing it to us.

Sincerely,

R. James Green
Chairman of the Board, President and
Chief Executive Officer

      See “Risk Factors” beginning on page 12 for a discussion of issues which should be considered by stockholders with respect to the merger.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the webMethods common stock to be issued in the merger or determined if this Joint Proxy Statement/ Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

      This Joint Proxy Statement/ Prospectus is dated July 14, 2000 and was first mailed to stockholders on or about July 20, 2000.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 15, 2000

To the Stockholders of Active Software, Inc.:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Active Software, Inc., a Delaware corporation, will be held at the Marriott Hotel located at 2700 Mission College Boulevard, Santa Clara, California on Tuesday, August 15, 2000, at 9:00 a.m. local time, for the following purposes:

1. To consider and vote upon a proposal to adopt the merger agreement providing for the merger of a wholly owned subsidiary of webMethods, Inc. with and into Active Software whereby, among other things, each outstanding share of Active Software common stock will be converted into the right to receive 0.527 of a share of webMethods common stock, as more fully described in the Joint Proxy Statement/ Prospectus; and

2. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

      Each of the foregoing items of business is more fully described in the Joint Proxy Statement/ Prospectus, which we urge you to read carefully.

      Stockholders of record at the close of business on July 11, 2000, are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Adoption of the merger agreement will require the affirmative vote of the holders of Active Software common stock representing a majority of the outstanding shares of Active Software common stock entitled to vote.

      To ensure that your shares are represented at the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. Any executed but unmarked proxy cards will be voted for adoption of the merger agreement. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/ Prospectus at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if such stockholder has returned a proxy.

      Please do not send any Active Software stock certificates in your proxy envelope.

By Order of the Board of Directors,

Mark A. Medearis
Secretary

Santa Clara, California

July 14, 2000

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS
RISK FACTORS
WEBMETHODS ANNUAL STOCKHOLDERS’ MEETING
ACTIVE SOFTWARE SPECIAL STOCKHOLDERS’ MEETING
THE MERGER
THE MERGER AGREEMENT AND RELATED AGREEMENTS
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR WEBMETHODS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WEBMETHODS
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR ACTIVE SOFTWARE
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACTIVE SOFTWARE
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
COMPARATIVE PER SHARE DATA
COMPARATIVE PER SHARE MARKET PRICE DATA
BUSINESS OF WEBMETHODS
WEBMETHODS’ MANAGEMENT
PRINCIPAL STOCKHOLDERS OF WEBMETHODS
CERTAIN TRANSACTIONS RELATING TO WEBMETHODS
BUSINESS OF ACTIVE SOFTWARE
ACTIVE SOFTWARE’S MANAGEMENT
PRINCIPAL STOCKHOLDERS OF ACTIVE SOFTWARE
CERTAIN TRANSACTIONS RELATING TO ACTIVE SOFTWARE
DESCRIPTION OF WEBMETHODS STOCK
COMPARISON OF STOCKHOLDERS’ RIGHTS
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF WEBMETHODS STOCKHOLDERS ONLY
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF WEBMETHODS
STOCK PERFORMANCE GRAPH
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE UNDER SECTION 16(a)
LEGAL MATTERS
EXPERTS
FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
ANNEX A
ANNEX B
ANNEX C
ANNEX D
ANNEX E
ANNEX F
ANNEX G
ANNEX H
ANNEX I

i

Page

Proposal No. 1 – Issuance of Shares in the Merger	166

Proposal No. 2 – Approval of Amendment to Certificate of Incorporation	166

Proposal No. 3 – Election of Directors	167

Proposal No. 4 – Approval of the Amended and Restated Stock Option Plan	170

Proposal No. 5 – Ratification of Selection of Independent Auditors	174

Report of the Compensation Committee of the Board of Directors of webMethods	175

Stock Performance Graph	177

Beneficial Ownership Reporting Compliance under Section 16(a)	178

Legal Matters	178

Experts	178

Future Stockholder Proposals	179

Where You Can Find More Information	179

Forward-Looking Statements	180

Index to Consolidated Financial Statements	F-1
ANNEXES

Annex A – Agreement and Plan of Merger among webMethods, Inc., Wolf Acquisition, Inc. and Active Software, Inc., dated May 20, 2000	A-1

Annex B – Opinion of Morgan Stanley & Co. Incorporated	B-1

Annex C – Opinion of Goldman, Sachs & Co.	C-1

Annex D – Opinion of Thomas Weisel Partners LLC	D-1

Annex E – Voting Agreement among Active Software, Inc. and certain webMethods stockholders, dated May 20, 2000	E-1

Annex F – Stockholders Agreement and Irrevocable Proxy among webMethods, Inc., Wolf Acquisition, Inc. and certain stockholders of Active Software, dated May 20, 2000	F-1

Annex G – Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of webMethods, Inc.	G-1

Annex H – Charter of the Audit Committee of the Board of Directors of webMethods, Inc.	H-1

Annex I – Amended and Restated Stock Option Plan	I-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are we proposing the merger?

A: We are proposing the merger because we believe that combining the products and technologies of the two companies will allow us to offer a complete software integration solution for companies, particularly Global 2000 companies, and industry trading exchanges. The merger will combine Active Software’s products, which provide a platform to automate end-to-end business processes inside an entity with business to business, or B2B, trading partners and customers over the Internet, with webMethods’ products, which provide integration among enterprises over the Internet, allowing the combined company to offer a single infrastructure solution for internal and external business integration. In addition, we believe that a combined company would have a larger customer base, greater depth of skilled personnel, strengthened research and development activity, expanded distribution and support capability and a higher market profile, all of which we believe will create greater market opportunities for us.

Q: What will happen in the merger?

A: In the merger, Active Software will become a wholly owned subsidiary of webMethods. Based upon the capitalization of webMethods and Active Software as of July 11, 2000, the holders of outstanding shares of Active Software common stock will receive a number of shares of webMethods common stock representing approximately 30% of webMethods’ outstanding common stock following the merger.

Q: What will Active Software’s stockholders receive in the merger?

A: Active Software’s stockholders will receive 0.527 of a share of webMethods common stock for each share of Active Software common stock they own. webMethods will not issue fractional shares of stock. Active Software’s stockholders will receive cash based on the closing price of a share of webMethods common stock on the closing date of the merger instead of any fractional share. webMethods stockholders will continue to own their shares of webMethods common stock after the merger.

      For example, a holder of 100 shares of Active Software common stock will receive 52 shares of webMethods common stock and an amount of cash equal to 0.7 times the closing price of a share of webMethods common stock on the closing date of the merger.

      The fraction of a share of webMethods common stock to be issued for each share of Active Software common stock is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the webMethods shares that Active Software’s stockholders will receive in the merger will not be known until immediately prior to the completion of the merger and may go up or down as the market price of webMethods common stock goes up or down. Active Software is not permitted to terminate its obligations to complete the merger or fail to solicit the vote of its stockholders based solely on changes in stock valuation.

Q: Do the boards of directors of webMethods and Active Software recommend voting in favor of the merger?

A: Yes. After careful consideration, Active Software’s Board of Directors has declared advisable, and recommends that its stockholders vote in favor of, adoption of the merger agreement. Likewise, after careful consideration, the webMethods Board of Directors has declared advisable, and recommends that its stockholders vote in favor of, the issuance of webMethods common stock in connection with the merger and the other proposals presented to the stockholders for approval at the annual meeting.

      For a more complete description of the recommendations of the Boards of Directors of both companies, see the sections titled “The Merger — webMethods’ reasons for the merger” on page 37, “— Recommendation of webMethods’ Board of Directors” on page 39, “Additional Matters Being Submitted to a Vote of webMethods’ Stockholders Only” on page 166, “The Merger — Active Software’s reasons for the merger” on page 39 and “— Recommendation of Active Software’s Board of Directors” on page 41.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. For example, the number of shares of webMethods common stock that Active Software stockholders will receive will not change even if the market price of webMethods common stock increases or decreases before completion of the merger. We urge you to obtain current market quotations of webMethods common stock and Active Software common stock.

      In evaluating the merger, you should also carefully consider these and other factors discussed in the section titled “Risk Factors” on page 12.

Q: What do I need to do now?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted “FOR” adoption of the merger agreement (for Active Software’s stockholders) or “FOR” approval of the issuance of shares of webMethods common stock in connection with the merger and the other proposals presented to the webMethods stockholders at the annual meeting (for webMethods’ stockholders).

      For a more complete description of voting at the meetings, see the sections titled “Active Software Special Stockholders’ Meeting — Voting of proxies” on page 32 and “webMethods Annual Stockholders’ Meeting — How to vote the proxy” on page 30.

Q: What do I do if I want to change my vote?

A: If you want to change your vote, send the secretary of webMethods or Active Software, as appropriate, a later-dated, signed proxy card before your meeting or attend your meeting in person. You may also revoke your proxy by sending written, dated notice to the secretary of webMethods or Active Software, as appropriate, before your meeting.

      For a more complete description of how to change your vote, see the sections titled “Active Software Special Stockholders’ Meeting — Voting of proxies” on page 32, “— Revoking your proxy” on page 33 and “webMethods Annual Stockholders’ Meeting — How to vote the proxy” on page 30.

Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

      For a complete description of voting shares held in “street name,” see the sections titled “Active Software Special Stockholders’ Meeting — Voting of proxies” on page 32 and “webMethods Annual Stockholders’ Meeting — How to vote the proxy” on page 30.

Q: Should I send in my Active Software stock certificates now?

A: No. After the merger is completed, webMethods will send you written instructions for exchanging your Active Software stock certificates for webMethods’ stock certificates.

Q: When do you expect to complete the merger?

A: webMethods and Active Software are working toward completing the merger as quickly as possible. Both companies hope to complete the merger during the third quarter of 2000. However, the exact timing of completion of the merger cannot be determined yet because completion of the merger is subject to a number of conditions.

      For a description of the conditions to completion of the merger, see the sections titled “The Merger — Regulatory filings and approvals” on page 64 and “The Merger Agreement and Related Agreements — The Merger Agreement — Conditions to completion of the Merger” on page 66.

Q: Will I recognize a gain or loss on the transaction?

A: We expect that if the merger is completed, you will not recognize gain or loss for U.S. federal income tax purposes, except that Active Software’s stockholders will recognize gain or loss with respect to cash received instead of fractional shares. However, Active Software’s stockholders are urged to consult their own tax advisers to determine their particular tax consequences.

      For a more complete description of the tax consequences, see the section titled “The Merger — U.S. federal income tax consequences of the merger” on page 62.

Q: Am I entitled to dissenters’ or appraisal rights?

A: Under Delaware law, holders of Active Software common stock and holders of webMethods common stock are not entitled to dissenters’ or appraisal rights in the merger. See the sections titled “Active Software Special Stockholders’ Meeting — No Appraisal rights” on page 34.

Q: Whom should I call with questions?

A: Active Software’s stockholders should call Active Software Investor Relations at (408) 988-0414 with any questions about the merger. webMethods’ stockholders should call webMethods Investor Relations at (703) 460-5972.

v

SUMMARY OF THE JOINT PROXY STATEMENT/ PROSPECTUS

The Companies

webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030
Tel: (703) 460-2500

      webMethods is a leading provider of infrastructure software and services that allow companies to achieve business-to-business integration, or B2Bi. B2Bi software is a new category of software that enables companies to work more closely with their customers, suppliers and business partners through the real-time exchange of information and transactions. webMethods’ software solution, webMethods B2B, permits its customers to rapidly and cost effectively deploy new, real-time business-to-business e-commerce applications over the Internet by integrating their existing enterprise applications with those of their customers, suppliers and other business partners.

      webMethods’ software supports a broad range of current and emerging business-to-business, or B2B, communication standards, which allows the benefits of a company’s internally focused enterprise applications to be extended to its business partners regardless of existing technology infrastructure. In addition, because webMethods’ software operates with many disparate systems and supports a range of B2B communication standards, it can be implemented across a network of business partners, without long and expensive implementation cycles and without the need for consensus among business partners regarding communication standards.

      A key element of webMethods sales and marketing strategy is to leverage the relationships that it has developed with its customers and business partners. webMethods believes that providing solutions to B2B e-commerce leaders will increase customer awareness, stimulating demand. As of March 31, 2000, webMethods had over 160 customers. In addition, webMethods has established strategic relationships with leading B2B e-commerce marketplaces.

Active Software, Inc.
3333 Octavius Dr.
Santa Clara, California 94054
Tel: (408) 988-0414

      Active Software is a provider of eBusiness infrastructure software products that provides its customers with a platform to automate end-to-end business processes inside their enterprise, with business-to-business (B2B) trading partners and with customers over the Internet. The ActiveWorks™ Integration System enables Active Software’s customers to accelerate their time to market for products and services, enhance their relationships with customers, suppliers and partners and substantially reduce their operating and information technology costs.

      Active Software’s customers use this platform to automate business processes without costly and time-consuming custom programming, enabling them to quickly and cost-effectively compete in today’s rapidly changing network economy. Active Software has designed the ActiveWorks Integration System to provide a highly flexible and adaptable eBusiness infrastructure that can be deployed quickly and changed easily in response to evolving business requirements.

      In addition, Active Software partners with a broad range of system integrators and hardware, software and service providers in order to offer its customers a comprehensive eBusiness solution.

The merger

      In the merger, Active Software and a wholly owned subsidiary of webMethods will merge and, as a result, Active Software will become a wholly owned subsidiary of webMethods.

      The merger agreement is attached to this Joint Proxy Statement/ Prospectus as Annex A. We encourage you to read the merger agreement carefully.

Stockholder meetings

      Active Software Meeting. There will be a special meeting of stockholders of Active Software at the Marriott Hotel, 2700 Mission College Boulevard, Santa Clara, California on Tuesday, August 15, 2000, at 9:00 a.m., local time. At this meeting, Active Software stockholders will be asked to adopt the merger agreement.

      webMethods Meeting. There will be an annual meeting of stockholders of webMethods at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia on Tuesday, August 15, 2000, at 10:00 a.m., local time. At this meeting, webMethods stockholders will be asked to approve the issuance of webMethods common stock to stockholders of Active Software in connection with the merger and to approve the other proposals presented to the webMethods stockholders, as discussed in the section titled “Additional Matters Being Submitted to a Vote of webMethods Stockholders Only,” beginning on page 166.

Vote required to approve the merger

      Active Software. The holders of a majority of the outstanding shares of Active Software common stock must adopt the merger agreement. Active Software stockholders are entitled to cast one vote per share of Active Software common stock owned as of July 11, 2000, the record date for the meeting. Stockholders of Active Software that beneficially own, and are entitled to vote, approximately 23% of the outstanding Active Software common stock as of the record date have agreed to vote in favor of adoption of the merger agreement, and such stockholders have granted to webMethods the irrevocable right to vote their shares of Active Software common stock in favor of adoption of the merger agreement at any meeting of Active Software stockholders prior to the completion of the merger.

      webMethods. The holders of a majority of the shares of webMethods common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal must approve the issuance of webMethods common stock in connection with the merger. webMethods stockholders are entitled to cast one vote per share of webMethods common stock owned as of July 11, 2000, the record date for the meeting. Stockholders of webMethods that beneficially own approximately 53% of the outstanding webMethods common stock as of the record date have agreed to vote, or cause to be voted, all shares of webMethods common stock beneficially owned by such stockholder in favor of the issuance of webMethods common stock in connection with the merger, and such stockholders have granted to Active Software the irrevocable right to vote their shares of webMethods common stock at any meeting of webMethods stockholders.

No other negotiations

      Until the merger is completed or the merger agreement is terminated, Active Software has agreed, with limited exceptions, not to take any action, directly or indirectly, with respect to an Acquisition Proposal, as defined on page 69 of this document.

      For a more complete description of these limitations on each of our actions with respect to an Acquisition Proposal, please refer to the sections titled “The Merger Agreement and Related Agreements — The Merger Agreement — Solicitation of other proposals involving Active Software” on page 69, “— Termination of the merger agreement” on page 72 and “— Payment of termination fee” on page 73 of this document and the corresponding sections of the merger agreement.

Conditions to completion of the merger

      webMethods’ and Active Software’s respective obligations to complete the merger are subject to the satisfaction or waiver of closing conditions. For a discussion of these conditions, see “The Merger Agreement and Related Agreements — The Merger Agreement — Conditions to completion of the merger” on page 66.

      If either webMethods or Active Software waives any conditions, webMethods and Active Software will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from stockholders is appropriate.

The voting agreements

      webMethods. Several webMethods stockholders entered into an agreement with Active Software that requires these stockholders to vote, or cause to be voted, all shares of webMethods common stock beneficially owned by them in favor of the issuance of shares of webMethods common stock in connection with the merger and grants Active Software the irrevocable right to vote their shares of webMethods common stock, with respect to the merger, at any meeting of webMethods stockholders prior to the completion of the merger. These stockholders hold approximately 53% of the outstanding webMethods common stock as of the record date. The webMethods voting agreement is attached to this document as Annex E. We urge you to read it in its entirety.

      Active Software. Several Active Software stockholders entered into an agreement with webMethods that requires these stockholders to vote all of their shares of Active Software common stock in favor of the adoption of the merger agreement and grants webMethods the irrevocable right to vote, with respect to the merger, their shares of Active Software common stock at any meeting of Active Software stockholders prior to the completion of the merger. These stockholders hold approximately 23% of the outstanding Active Software common stock as of the record date. The Active Software stockholders agreement is attached to this document as Annex F. We urge you to read it in its entirety.

      For a more complete description of the voting agreement and the stockholders agreement, please refer to the sections titled “The Merger Agreement and Related Agreements — The Voting Agreement” on page 78 and “— The Stockholders Agreement” on page 78.

Termination of the merger agreement

      webMethods and Active Software each have the right to terminate the merger agreement under certain circumstances. In certain cases, termination of the merger agreement will require payment of a termination fee to webMethods by Active Software.

      For a description of the manner in which the merger agreement may be terminated, see the section titled “The Merger Agreement and Related Agreements — The Merger Agreement — Termination of the merger agreement” on page 72.

Termination fee

      In certain instances, if the merger agreement is terminated by webMethods, Active Software will be obligated to pay webMethods a termination fee of $50 million plus the expenses webMethods incurred in connection with the transaction. If the merger agreement is terminated due to the failure of Active Software to obtain the necessary stockholder vote to adopt the merger agreement, Active Software will be obligated to pay webMethods a termination fee of $10 million plus the expenses webMethods incurred in connection with the transaction. If the merger agreement is terminated following the rejection of the merger agreement by Active Software’s stockholders, and within twelve months following the termination, an extraordinary transaction, such as a merger or sale of significant assets, occurs with respect to Active Software, or Active Software enters into an agreement regarding an extraordinary transaction and the transaction is later consummated, regardless of when the consummation occurs, Active Software will also be obligated to pay webMethods an additional $40 million.

      For a more complete description of the payment of the termination fee, see the section titled “The Merger Agreement and Related Agreements — The Merger Agreement — Payment of termination fee” on page 73.

Opinions of financial advisers

      In deciding to approve the merger, the Board of Directors of webMethods considered, among other things, the opinion from its financial adviser, Morgan Stanley & Co. Incorporated, as to the fairness of the exchange ratio, from a financial point of view, to webMethods. In making its decision to approve the merger, the Board of Directors of Active Software considered, among other things, the opinions from its financial advisors, Goldman, Sachs & Co. and Thomas Weisel Partners LLC, as to the fairness of the exchange ratio, from a financial point of view, to its stockholders.

      For a description of the opinions received by webMethods and Active Software from their respective financial advisers, see the sections titled “The Merger — Opinion of webMethods’ financial adviser” on page 41 and “— Opinions of Active Software’s financial advisers” on page 46. These opinions are attached as Annexes B, C and D and we urge you to read them in their entirety.

Accounting treatment of the merger

      We expect the merger will be accounted for as a pooling-of-interests, which provides that the companies be treated as if they had always been combined for accounting and financial reporting purposes. webMethods will obtain a letter from its independent accountants stating that, as of the date of the letter, the accountants are not aware of any condition that would preclude the merger from qualifying for pooling-of-interests accounting treatment.

      For a more complete description of the accounting treatment of the merger see the section titled “The Merger — Accounting treatment” on page 63.

Interests of certain persons in the merger

      When considering the recommendations of webMethods’ and Active Software’s Boards of Directors, you should be aware that some of the webMethods and Active Software directors, officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include:

•	two new directors, R. James Green, Chairman of the Board, President and Chief Executive Officer of Active Software, and James P. Gauer, a director of Active Software, will be appointed to the webMethods Board;

•	options to purchase shares of Active Software, including those held by officers and directors of Active Software, will be assumed by webMethods and will become options to acquire webMethods common stock as adjusted for the exchange ratio, and the vesting of most of these options will be accelerated with respect to 50% of the unvested shares upon completion of the merger in accordance with the terms of such option agreements and the applicable option plan;

•	a director, who is also a stockholder of webMethods, will indirectly earn professional fees through his affiliation with Shaw Pittman, webMethods’ legal counsel, as a result of the merger;

•	Goldman, Sachs & Co., a financial adviser to Active Software in the merger that will receive professional fees as a result of the merger, and certain investment funds affiliated with Goldman Sachs hold approximately 5.6% of the outstanding shares of the common stock of webMethods;

•	directors and officers of both webMethods and Active Software are entitled to specified indemnification rights; and

•	some executive officers of Active Software will become executive officers or key employees of webMethods.

      As a result, these executive officers and directors could be more likely to recommend the issuance of webMethods common stock in the merger, in the case of webMethods, or recommend the adoption of the merger agreement, in the case of Active Software, than if they did not hold these interests.

Antitrust approval required to complete the merger

      The merger is subject to antitrust laws, which prevents us from completing the merger until certain required filings are made with the Department of Justice and the Federal Trade Commission and a required waiting period ends or expires. We have made the required filings with the Department of Justice and the Federal Trade Commission, and have been informed that early termination of the waiting period has been granted. We will also make any necessary filings with foreign regulatory agencies. Even though the waiting period has been terminated, the Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before or after its completion.

      For a more complete description of the antitrust issues in connection with the merger see the section titled “The Merger — Regulatory filings and approvals” on page 64.

Additional matters to be voted upon by webMethods’ stockholders

      webMethods’ stockholders will also be asked to approve an amendment to webMethods’ certificate of incorporation increasing the number of its authorized shares of common stock by 300,000,000 from 200,000,000 shares to 500,000,000 shares, to approve an amended and restated stock option plan increasing the number of shares available for issuance under the plan by 10,000,000 shares from 10,731,000 shares to 20,731,000 shares and adding language to conform the plan with the provisions of Section 162(m) of the Internal Revenue Code, to elect directors and to ratify the selection of webMethods’ independent auditors for the year ending March 31, 2001. For a more complete description of these votes, see the sections titled “Additional Matters Being Submitted to a Vote of webMethods Stockholders Only” on pages 166 through 174.

Forward-looking statements in this Joint Proxy Statement/ Prospectus

      This Joint Proxy Statement/ Prospectus and the documents incorporated into this Joint Proxy Statement/ Prospectus by reference contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements with respect to the financial condition, results of operations and business of both companies and on the expected impact of the merger on webMethods’ financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements.

      These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, among others:

•	the possibility that the value of the webMethods common stock to be issued in the merger will increase or decrease prior to completion of the merger;

•	the possibility that the merger will not be consummated;

•	the possibility that the anticipated benefits from the merger will not be fully realized;

•	the possibility that costs or difficulties related to the integration of our businesses and infrastructure will be greater than expected;

•	our dependence on the timely development, introduction and customer acceptance of new products and services;

•	the impact of competition on revenues and margins;

•	rapidly changing technology and shifting demand requirements and Internet usage patterns;

•	other risks and uncertainties, including the risks and uncertainties involved in continued acceptance of the combined company’s products and services, Active Software’s customer acceptance of webMethods’ products and services, increased use of the Internet for electronic commerce, the impact of competitive services, products and prices, the unsettled conditions in the Internet and other high-technology industries and the ability to attract and retain key personnel; and

•	other risk factors as may be detailed from time to time in webMethods’ and Active Software’s public announcements and filings with the Securities and Exchange Commission.

      In evaluating the merger, you should carefully consider the discussion of these and other factors in the section titled “Risk Factors” beginning on page 12.

Comparative market price information

      Shares of both webMethods and Active Software common stock are listed on the Nasdaq National Market. On May 19, 2000, the last full trading day prior to the public announcement of the proposed merger, webMethods’ common stock closed at $87.00 per share and Active Software’s common stock closed at $33.00 per share. On July 13, 2000, webMethods’ common stock closed at $177.00 per share, and Active Software’s common stock closed at $83.44 per share. We urge you to obtain current market quotations of webMethods’ common stock and Active Software’s common stock.

      For a more complete description of market price information see the section titled “Comparative Per Share Market Price Data” on page 111.

      This summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this Joint Proxy Statement/ Prospectus, including the merger agreement, which is attached as Annex A, the opinion of Morgan Stanley & Co. Incorporated, which is attached as Annex B, the opinion of Goldman, Sachs & Co., which is attached as Annex C, the opinion of Thomas Weisel Partners, LLC, which is attached as Annex D, the voting agreement, which is attached as Annex E, and the stockholders agreement and irrevocable proxy, which is attached as Annex F.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR WEBMETHODS

      The following selected historical consolidated financial data for webMethods should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of webMethods, which are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the years ended March 31, 2000, 1999 and 1998 and the historical consolidated balance sheet data as of March 31, 2000 and 1999 are derived from the consolidated financial statements of webMethods, which have been audited by PricewaterhouseCoopers LLP, independent accountants for webMethods, and are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the period from inception (June 12, 1996) through March 31, 1997 and the historical consolidated balance sheet data as of March 31, 1998 and 1997 are derived from consolidated financial statements of webMethods not contained in this Joint Proxy Statement/ Prospectus. Historical results are not necessarily indicative of future results.

				Period from
				inception
	Year Ended March 31,			(June 12, 1996)
				through
	2000	1999	1998	March 31, 1997

	(in thousands, except per share data)

Consolidated Statement of Operations Data:

Revenue:

License	$15,495	$3,707	$99	$11

Professional services	5,177	582	57	—

Maintenance	2,330	173	10	1

Total revenue	23,002	4,462	166	12

Cost of revenue:

License	984	172	—	—

Professional services and maintenance(a)	7,717	482	—	—

Total cost of revenue	8,701	654	—	—

Gross profit	14,301	3,808	166	12

Operating expenses:

Sales and marketing(a)	20,366	4,551	697	123

Research and development(a)	6,419	1,655	569	94

General and administrative(a)	5,940	1,032	287	79

Amortization of deferred stock compensation	1,767	—	—	—

Write-off of intellectual property	—	—	—	150

Total operating expenses	34,492	7,238	1,553	446

Operating loss	(20,191)	(3,430)	(1,387)	(434)

Interest income, net	2,080	134	24	—

Loss before income taxes	(18,111)	(3,296)	(1,363)	(434)

Deferred tax provision	46	—	—	—

Net loss	(18,157)	(3,296)	(1,363)	(434)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	(10,223)	(606)	(112)	—

Net loss attributable to common shareholders	$(28,380)	$(3,902)	$(1,475)	$(434)

Basic and diluted net loss per common share	$(3.00)	$(0.71)	$(0.24)	$(0.08)

Shares used in computing basic and diluted net loss per common share	9,448	5,527	6,269	5,519

(a)	For the year ended March 31, 2000, excludes non-cash stock compensation as described in the webMethods consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

	As of March 31,

	2000	1999	1998	1997

	(in thousands)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$156,778	$3,129	$2,375	$193

Working capital	154,261	3,715	2,204	96

Total assets	216,300	8,430	2,649	252

Long-term obligations, net of current portion	5,941	381	—	—

Mandatorily redeemable preferred stock	—	11,118	4,076	—

Total stockholders’ equity (deficit)	187,734	(5,574)	(1,741)	121

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR ACTIVE SOFTWARE

      The following selected historical consolidated financial data for Active Software should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Active Software which are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the three months ended March 31, 2000 and 1999 and historical consolidated balance sheet data as of March 31, 2000 are derived from unaudited consolidated financial statements which are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the years ended December 31, 1999, 1998 and 1997 and the historical consolidated balance sheet data as of December 31, 1999 and 1998 are derived from the consolidated financial statements of Active Software which have been audited by Deloitte & Touche LLP, independent accountants for Active Software, and are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the year ended December 31, 1996 and for the period from inception (September 19, 1995) through December 31, 1995 and the historical consolidated balance sheet data as of December 31, 1996 and 1995 are derived from consolidated financial statements of Active Software not contained in this Joint Proxy Statement/ Prospectus. The historical results presented below are not necessarily indicative of future results.

							Period from
							inception
	Three Months Ended						(Sep. 19, 1995)
	March 31,		Years Ended December 31,				through
							Dec. 31,
	2000	1999	1999	1998	1997	1996	1995

	(unaudited)		(in thousands, except per share data)

Consolidated Statements of Operations Data:

Revenues:

License	$10,170	$2,364	$20,491	$5,900	$2,625	$280	$—

Professional services	2,204	818	4,475	1,133	477	5	25

Maintenance	1,221	380	2,477	566	91	—	—

Total revenues	13,595	3,562	27,443	7,599	3,193	285	25

Cost of revenues:

License	404	152	1,376	477	30	6	—

Professional services and maintenance(a)	2,566	1,227	6,409	2,290	623	165	10

Total cost of revenues	2,970	1,379	7,785	2,767	653	171	10

Gross profit	10,625	2,183	19,658	4,832	2,540	114	15

Operating expenses:

Sales and marketing(a)	7,991	3,146	18,821	8,669	2,896	685	23

Research and development(a)	2,640	1,060	6,780	3,971	2,830	1,182	78

General and administrative(a)	1,212	476	3,076	2,069	1,796	1,163	41

Amortization of deferred stock compensation	302	263	1,170	336	—	—	—

Amortization of goodwill and acquired intangibles	2,018	—	—	—	—	—	—

Purchased in-process technology	2,737	—	—	—	—	—	—

Total operating expenses	16,900	4,945	29,847	15,045	7,522	3,030	142

Operating loss	(6,275)	(2,762)	(10,189)	(10,213)	(4,982)	(2,916)	(127)

Other income (expense), net	480	21	822	271	129	102	(6)

Net loss	$(5,795)	$(2,741)	$(9,367)	$(9,942)	$(4,853)	$(2,814)	$(133)

Basic and diluted net loss per common share	$(0.25)	$(0.60)	$(0.79)	$(3.21)	$(2.50)	$(6.59)	$(10.23)

Shares used in computing basic diluted net loss per common share	23,560	4,542	11,851	3,096	1,945	427	13

(a)	For the three months ended March 31, 2000 and 1999 and for the years ended December 31, 1999 and 1998, excludes non-cash stock compensation as described in the Active Software consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

		December 31,
	March 31,
	2000	1999	1998	1997	1996	1995

	(in thousands)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$14,938	$17,299	$7,461	$2,876	$1,393	$95

Working capital (deficit)	28,274	37,049	7,493	2,755	1,002	(316)

Total assets	96,816	51,822	12,294	5,195	1,901	316

Notes payable, less current portion	—	—	108	216	300	—

Convertible redeemable preferred stock	—	—	25,117	11,008	3,995	—

Total stockholders’ equity (deficiency)	82,002	41,227	(16,756)	(7,743)	(2,891)	(126)

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

REFLECTING THE MERGER

     The following unaudited selected pro forma combined financial data are derived from the unaudited pro forma condensed combined consolidated financial statements appearing elsewhere in this Joint Proxy Statement/ Prospectus. The unaudited selected pro forma combined financial data is presented to reflect the estimated impact of the merger on the historical consolidated financial statements of webMethods and Active Software using the pooling-of-interests method of accounting for business combinations after taking effect of certain other acquisitions of Active Software accounted for using the purchase method of accounting for business combinations, which assumes that webMethods and Active Software have been a single company throughout the periods set forth below. webMethods has combined Active Software’s historical consolidated financial statements containing fiscal years ended December 31 with its own historical consolidated financial statements containing fiscal years ended March 31.

     The pro forma information does not reflect any costs associated with the integration and consolidation of the companies anticipated by webMethods’ management as a result of the merger.

	Year Ended March 31,

	2000	1999	1998

	(in thousands, except per
	share data)

Consolidated Statement of Operations Data:

Revenue:

License	$36,656	$9,607	$2,723

Professional services	11,832	1,715	534

Maintenance	5,199	739	101

Total revenue	53,687	12,061	3,358

Cost of revenue:

License	2,678	649	30

Professional service and maintenance(a)	15,862	2,772	623

Total cost of revenue	18,540	3,421	653

Gross profit	35,147	8,640	2,705

Operating expenses:

Sales and marketing(a)	40,440	13,220	3,592

Research and development(a)	14,088	5,626	3,399

General and administrative(a)	10,429	3,101	2,083

Amortization and deferred stock compensation	6,168	336	—

Amortization of goodwill and intangibles	54,222	—	—

Total operating expenses	125,347	22,283	9,074

Operating loss	(90,200)	(13,643)	(6,369)

Interest and other income, net	2,094	405	153

Loss before income taxes	(88,106)	(13,238)	(6,216)

Deferred tax provision	92	—	—

Net loss	(88,198)	(13,238)	(6,216)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	(10,223)	(605)	(113)

Net loss attributable to common shareholders	$(98,421)	$(13,843)	$(6,329)

Basic and diluted net loss per common share	$(6.27)	$(1.93)	$(.87)

Shares used in computing basic and diluted net loss per common share	15,693	7,159	7,294

	As of March 31,

	2000	1999	1998

	(in thousands)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$168,030	$10,590	$5,251

Working capital	183,408	11,209	4,959

Total assets	402,122	20,724	7,845

Long-term obligations, net of current portion	6,286	489	216

Mandatorily redeemable, convertible preferred stock	—	36,234	15,084

Total stockholders’ equity (deficit)	360,243	(22,329)	(9,484)

(a)	For the years ended March 31, 2000 and 1999, excludes non-cash stock compensation as described in the webMethods and Active Software consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

RISK FACTORS

      The merger involves a high degree of risk. Active Software’s stockholders will be choosing to invest in webMethods common stock by voting in favor of adoption of the merger agreement. An investment in webMethods common stock involves a high degree of risk. In addition to the other information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus, both webMethods’ and Active Software’s stockholders should carefully consider the following risk factors in deciding whether to vote for the issuance of shares of webMethods common stock in connection with the merger, in the case of webMethods’ stockholders, or for adoption of the merger agreement, in the case of Active Software’s stockholders.

Risks related to the proposed merger

Active Software’s stockholders will receive a fixed ratio of 0.527 of a share of webMethods common stock per share of Active Software common stock even if there are changes in the market value of Active Software common stock or webMethods common stock before the closing of the merger.

      There will be no adjustment to the exchange ratio if the market price of either Active Software common stock or webMethods common stock fluctuates. The specific dollar value of webMethods common stock that Active Software stockholders will receive upon completion of the merger will depend on the market value of webMethods common stock at the time of the merger. The share prices of both Active Software common stock and webMethods common stock are subject to price fluctuations in the market for publicly traded equity securities and have each experienced significant volatility. We cannot predict the market prices for either Active Software common stock or webMethods common stock at any time before the completion of the merger or the market price for webMethods common stock after the completion of the merger. We encourage you to obtain current market quotations of webMethods common stock and Active Software common stock.

webMethods will face technical, operational and strategic challenges that may prevent it from successfully integrating Active Software and webMethods.

      The merger involves risks related to the integration and management of acquired technology, operations and personnel. The integration of webMethods and Active Software will be a complex, time-consuming and expensive process and may disrupt webMethods’ business if not completed in a timely and efficient manner. In addition, webMethods must also integrate the operations of three companies recently acquired by Active Software — Alier, Premier and TransLink. Following the merger, webMethods must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices.

      webMethods and Active Software may encounter substantial difficulties, costs and delays involved in integrating their operations, including:

•	potential incompatibility of business cultures;

•	perceived adverse changes in business focus;

•	potential conflicts in distribution, marketing or other important relationships; and

•	the loss of key employees and the diversion of management’s attention from other ongoing business concerns.

Officers and directors of both companies have interests different from yours.

      The directors and officers of webMethods and Active Software have interests in the merger and participate in arrangements that are different from, or are in addition to, those of webMethods’ and Active Software’s stockholders generally. These include:

•	two new directors, R. James Green, the Chairman of the Board, President and Chief Executive Officer of Active Software, and James P. Gauer, a director of Active Software, will be appointed to the webMethods Board of Directors;

•	options to purchase shares of Active Software, including those held by officers and directors of Active Software, will be assumed by webMethods and will become options to acquire webMethods common stock, and the vesting of most of these options will be accelerated with respect to 50% of the unvested shares upon completion of the merger in accordance with the terms of their respective option agreements and option plans;

•	a director, who is also a stockholder of webMethods, will indirectly earn professional fees through his affiliation with Shaw Pittman, webMethods’ legal counsel, as a result of the merger;

•	directors and officers of both webMethods and Active Software are entitled to specified indemnification rights; and

•	some executive officers of Active Software will become executive officers or key employees of webMethods.

      As a result, these executive officers and directors could be more likely to vote to recommend the issuance of webMethods common stock in connection with the merger, in the case of webMethods, or, recommend the adoption of the merger agreement, in the case of Active Software, than if they did not hold these interests.

If webMethods does not successfully integrate Active Software or if the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of webMethods common stock may decline.

      The market price of webMethods common stock may decline as a result of the merger if:

•	the integration of webMethods and Active Software is unsuccessful;

•	webMethods is unable to market successfully its products and services to Active Software’s customers or Active Software’s products and services to webMethods’ customers;

•	webMethods does not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts; or

•	the effect of the merger on webMethods’ financial results is not consistent with the expectations of financial or industry analysts.

Active Software faces risks related to the proposed merger.

      If the merger is successfully completed, holders of Active Software’s common stock will become holders of webMethods common stock. webMethods’ results of operations, as well as the price of webMethods common stock, may be affected by factors different than those affecting Active Software’s results of operations and the price of its common stock before the merger.

      While the merger agreement is in effect, Active Software is prohibited from soliciting, initiating, encouraging or inducing, directly or indirectly, an “Acquisition Proposal,” as that term is defined on page 69 of this document, from any third party.

Failure to complete the merger could negatively impact webMethods’ and/or Active Software’s stock price, future business and operations.

      If the merger is not completed for any reason, webMethods and Active Software may be subject to a number of material risks, including the following:

•	Active Software may be required, under certain circumstances, to pay webMethods a termination fee of up to $50 million;

•	the price of webMethods and/or Active Software common stock may decline, to the extent that the relevant current market price reflects a market assumption that the merger will be completed; and

•	the costs related to the merger, such as legal, accounting, financial printing and financial advisor fees, must be paid even if the merger is not completed.

      In addition, webMethods’ and/or Active Software’s customers and strategic partners, in response to the announcement of the merger, may delay or defer decisions concerning the relevant company. Any delay or deferral in those decisions by customers, strategic partners or suppliers could have a material adverse effect on the business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective webMethods and/or Active Software employees may experience uncertainty about their future roles with webMethods until webMethods’ strategies with regard to Active Software are announced or executed. This may adversely affect webMethods’ and/or Active Software’s ability to attract and retain key management, sales, marketing and technical personnel.

Risks related to the combined company

As a result of the merger, the combined company may not be able to successfully retain Active Software’s employees.

      During the post-merger period, the combined company may have difficulties retaining its employees. In particular, upon the effectiveness of the merger, the vesting of options held by substantially all of Active Software’s employees will accelerate with respect to 50% of the then-unvested portion. After completion of the merger, the acceleration of these Active Software options may significantly limit the combined company’s ability to retain Active Software’s prior employees, and if the combined company is unable to do so, the combined company may not achieve certain significant combined benefits contemplated by the merger.

Future sales of webMethods common stock after the merger may negatively affect webMethods’ stock price.

      The market price of webMethods common stock could decline as a result of sales of a large number of shares of its common stock in the market following the merger, or the perception that such sales could occur. Following the merger, webMethods will have a large number of shares of common stock outstanding and available for resale beginning at various points in time in the future. These sales might make it more difficult for webMethods to sell equity securities in the future at a time and at a price that it deems appropriate.

      In connection with webMethods’ initial public offering in February 2000, 23,382,427 shares of webMethods’ common stock were subject to 180-day lock-up agreements, pursuant to which the stockholders have agreed not to offer, sell or dispose of these shares. The lock-up agreements expire on August 8, 2000. 14,914,866 of these shares which are owned by affiliates of webMethods will continue to remain restricted as to resale after August 8, 2000, pursuant to affiliate agreements until the first 30 days combined results of operations of webMethods and Active Software are published after the merger. After August 8, 2000, 8,467,561 of the 23,382,427 shares will become eligible for sale without registration pursuant to Rule 144 under the Securities Act, subject to certain limitations. These shares consist of 5,892,870 shares that may be sold on or after August 9, 2000, 2,056,556 shares that may be sold in November 2000 and 518,135 shares that may be sold in February 2001. After the first 30 days combined results of operations of webMethods and Active Software are published, the 14,914,866 shares owned by affiliates of webMethods will also become eligible for resale under Rule 144.

      In addition, certain holders of webMethods common stock also have certain demand and piggyback registration rights enabling them to register their shares under the Securities Act for sale. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. For a more detailed discussion of shares that are subject to registration rights, see “Description of webMethods Stock — Registration Rights” on page 158.

webMethods and Active Software each have a history of losses and the combined company expects to experience losses in the future.

      Since their inception, neither webMethods nor Active Software have ever been profitable, each has incurred significant net losses. webMethods incurred net losses in every fiscal period since it began operations. For the fiscal year ended March 31, 2000, webMethods’ net loss was approximately $18.2 million. For the fiscal year ended March 31, 1999, its net loss was approximately $3.3 million and as of March 31, 2000, webMethods’ accumulated deficit was approximately $32.1 million. Active Software incurred net losses of $5.8 million in the three months ended March 31, 2000; $9.4 million and $9.9 million for the years ended December 31, 1999 and 1998, respectively; and as of March 31, 2000, Active Software had an accumulated deficit of approximately $32.9 million. It is expected that the combined company will continue to incur significant sales and marketing, product development and administrative expenses. As a result, the combined company will need to generate significant revenue to achieve and maintain profitability in the future. The combined company cannot be certain that it will achieve profitability in the future, or if achieved, that profitability can be sustained or increased. Any failure to significantly increase its revenue as the combined company implements its product and distribution strategies would materially adversely affect the combined company’s business, operating results and financial condition and adversely affect the market price of webMethods common stock.

Unanticipated fluctuations in the combined company’s quarterly operating results could affect the combined company’s stock price.

      webMethods and Active Software believe that quarter-to-quarter comparisons of each of its financial results are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. If the combined company’s quarterly operating results fail to meet the expectations of analysts, the trading price of shares of webMethods common stock following the merger could be negatively affected. Each of webMethods’ and Active Software’s quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors, including:

•	the amount and timing of operating costs relating to expansion of webMethods’ and Active Software’s business, operations and infrastructure;

•	the number and timing of new hires;

•	the combined company’s utilization rate for its professional services personnel; and

•	changes in the pricing policies of the combined company or in the pricing policies of its competitors.

      webMethods plans to continue to increase its operating expenses to expand its sales and marketing operations and fund greater levels of research and development. webMethods’ operating expenses, which include sales and marketing, research and development and general and administrative expenses, are based on webMethods’ expectations of future revenues and are relatively fixed in the short term. If revenue falls below webMethods’ expectations in a quarter and webMethods is not able to quickly reduce its spending in response, its operating results for that quarter could be harmed. It is likely that in some future quarter webMethods’ operating results may be below the expectations of public market analysts and investors and, as a result, the price of its common stock may fall.

      Additionally, Active Software has historically experienced, and expects to continue to experience, seasonality in the sales of its software products. For example, Active Software expects that sales of its products may decline during summer months, particularly in European markets. Active Software also anticipates that sales may be lower in its first fiscal quarter due to patterns in the capital budgeting and purchasing cycles of its current and prospective customers. These seasonal variations in its sales may lead to fluctuations in its quarterly operating results. Furthermore, it is difficult to evaluate the degree to which this seasonality may affect the combined company’s business.

webMethods’ and Active Software’s executive officers and certain key personnel are critical to their businesses, and these officers and key personnel may not remain with webMethods following the completion of the merger.

      Following the completion of the merger, webMethods’ success depends upon the continued service of its and Active Software’s executive officers and other key employees, and none of these officers or key employees are bound by an employment agreement for any specific term. If webMethods loses the services of one or more of its executive officers or key employees, or if one or more of them decide to join a competitor or otherwise compete directly or indirectly with it, webMethods’ business, operating results and financial condition could be harmed. In particular, Phillip Merrick, webMethods’ Chairman of the Board, President and Chief Executive Officer, and R. James Green, Active Software’s Chairman of the Board, President and Chief Executive Officer, would be particularly difficult to replace. The combined company’s future success will also depend in large part on its ability to attract and retain experienced technical, sales, marketing and management personnel.

Any future acquisitions of companies or technologies may result in disruptions to its business or the distraction of its management.

      Following the completion of the merger, webMethods may acquire or make investments in other complementary businesses and technologies in the future. webMethods may not be able to identify other future suitable acquisition or investment candidates, and even if webMethods identifies suitable candidates, it may not be able to make these acquisitions or investments on commercially acceptable terms, or at all. If webMethods acquires or invests in other companies, it may not be able to realize the benefits it expected to achieve at the time of entering into the transaction. In any future acquisitions, webMethods will likely face the same risks as discussed above with respect to “— Risks related to the proposed merger.” Further, webMethods may have to incur debt or issue equity securities to pay for any future acquisitions or investments, the issuance of which could be dilutive to its existing stockholders.

webMethods and Active Software are early stage companies, so there is only a limited operating history with which to evaluate their businesses and prospects.

      webMethods commenced operations in June 1996 and first shipped webMethods B2B in June 1998. Active Software was incorporated in September 1995 and commercially released its first software product in August 1996. Accordingly, webMethods and Active Software have only a limited operating history with which to evaluate their respective businesses and prospects. In addition, the combined company’s prospects must be considered in light of the risks encountered by companies in the early stages of development in new and rapidly evolving markets, especially the business-to-business integration software and electronic business integration software markets. The risks that currently apply to the businesses of webMethods and Active Software will continue to apply to the combined company and include:

•	the need attract and retain a broad customer base;

•	the need to introduce new software products and services to respond to technological and competitive developments and customer needs;

•	the ability to manage its anticipated growth;

•	the need to expand its distribution capability through its direct sales organization and through third party distributors and system integrators;

•	the ability to respond to competitive developments;

•	the market’s acceptance of Active Software’s eBusiness integration and webMethods’ B2B;

•	the dependence on its executive officers and key employees.

•	the ability to negotiate and maintain favorable strategic relationships; and

•	the ability plan and manage its growth effectively.

      If webMethods, as the combined company, fails to manage these risks successfully, its business could be harmed.

After the completion of the merger, webMethods intends to continue expanding its international sales efforts but does not have substantial experience in international markets.

      Both webMethods and Active Software have been expanding their respective international sales efforts. After the completion of the merger, webMethods intends to continue expanding its international sales efforts in the future. webMethods has very limited experience in marketing, selling and supporting its software and services abroad. Expansion of its international operations will require a significant amount of attention from its management and substantial financial resources. If, following the merger, webMethods is unable to continue expanding its international operations successfully and in a timely manner, its business and operating results could be harmed. In addition, doing business internationally involves additional risks, particularly:

•	the difficulties and costs of staffing and managing foreign operations;

•	unexpected changes in regulatory requirements, taxes, trade laws and tariffs;

•	restrictions on repatriation of earnings;

•	differing intellectual property rights;

•	differing labor regulations;

•	changes in a specific country’s or region’s political or economic conditions;

•	greater difficulty in staffing and managing foreign operations;

•	potential adverse tax consequences;

•	political and economic instability; and

•	fluctuating currency exchange rates.

If webMethods’ or Active Software’s software contains defects, webMethods could lose customers and revenue.

      Software as complex as webMethods’ and Active Software’s often contains known and undetected errors or performance problems. Many serious defects are frequently found during the period immediately following introduction of new software or enhancements to existing software. Although webMethods and

Active Software attempt to resolve all errors that they believe would be considered serious by their customers, their software is not error-free. Undetected errors or performance problems may be discovered in the future, and known errors considered minor by webMethods or Active Software may be considered serious by their customers. This could result in lost revenue or delays in customer acceptance and would be detrimental to webMethods’ reputation, which could harm webMethods’ business, operating results and financial condition following the completion of the merger.

After the merger, if webMethods cannot meet its future capital requirements, it may not be able to develop or enhance its products, take advantage of business opportunities and respond to competitive pressures.

      webMethods anticipates that the existing working capital will be sufficient to meet the anticipated working capital and capital expenditure requirements of the combined company through at least the next twelve months. The time period for which webMethods believes its capital is sufficient is an estimate; the actual time period may differ materially as a result of a number of factors, risks and uncertainties. webMethods may need to raise additional funds in the future through public or private debt or equity financings in order to:

•	take advantage of opportunities, including more rapid international expansion or acquisitions of complementary businesses or technologies;

•	develop new products or services; or

•	respond to competitive pressures.

      Additional financing needed by webMethods in the future may not be available on terms favorable to it, if at all. If adequate funds are not available or are not available on acceptable terms, webMethods may not be able to take advantage of opportunities, develop new products or services or otherwise respond to unanticipated competitive pressures. In such case, webMethods’ business, operating results and financial condition could be harmed.

      The following sections reflect risks, in addition to the risks identified for the combined company, that webMethods and Active Software currently face, and expect to continue to face if the merger is not completed.

Risks related to webMethods’ business

webMethods has not been able to fund its operations from cash generated by its business, and it may not be able to do so in the future.

      webMethods has principally financed its operations to date through the private placement of shares of its mandatorily redeemable, convertible preferred stock, the sale of its shares in an initial public offering and bank borrowings. If webMethods does not generate sufficient cash resources from its business to fund operations, its growth could be limited unless it is able to obtain additional capital through equity or debt financings. webMethods’ inability to grow as planned may reduce its chances of achieving profitability, which, in turn, could have a material adverse effect on the market price of webMethods common stock.

Variations in webMethods’ sales cycle could impact the timing of webMethods’ revenue, causing webMethods’ quarterly operating results to fluctuate.

      The period between webMethods’ initial contact with a potential customer and the purchase of webMethods’ software and services is often long and subject to delays associated with the budgeting, approval, and competitive evaluation processes which frequently accompany significant capital expenditures. A lengthy sales cycle may have an impact on the timing of webMethods’ revenue, which in turn could cause webMethods’ quarterly operating results to fluctuate. webMethods believes that a customer’s decision to purchase its software and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell its software and services, webMethods generally must educate its potential customers regarding their use and benefits, which can require significant time and resources.

webMethods expects to depend on webMethods B2B for all of its revenue for the foreseeable future, and if it does not achieve broad market acceptance, webMethods’ revenue could decline.

      webMethods currently derives all of its revenue from licensing its webMethods B2B software and providing related professional services, maintenance and support. webMethods expects that it will continue to depend on webMethods B2B for its revenue for the foreseeable future. Consequently, a decline in the price of, or demand for, webMethods B2B, or its failure to achieve broad market acceptance, could seriously harm webMethods’ business and results of operations.

webMethods B2B is based in large part upon XML, which has not yet achieved broad market acceptance, and if broad market acceptance for XML does not develop, webMethods B2B may not achieve commercial acceptance.

      webMethods B2B is currently based in large part upon XML, or eXtensible Markup Language, an emerging standard for sharing data over the Internet. While webMethods anticipates that XML will achieve broad market acceptance in the near future, it is possible that a competing standard perceived to be superior could replace XML, in which case the market may not accept an XML-based product. If a new standard were perceived to be superior, webMethods’ software might not be compatible with the new standard or webMethods might not be able to develop a product using this standard in a timely manner. Consequently, a failure of XML-based products to achieve broad market acceptance or the introduction of a competing standard perceived to be superior in the market could harm webMethods’ business.

If webMethods’ strategic relationships terminate, webMethods may lose important sales and marketing opportunities.

      webMethods has established strategic relationships with B2B e-commerce marketplaces, resellers, enterprise application software providers, system integrators and other technology leaders. These relationships expose webMethods’ software to many potential customers to which webMethods may not otherwise have access. In addition, these relationships provide webMethods with insights into new technology and with third-party service providers that webMethods’ customers can use for implementation assistance. If webMethods’ relationships with any of these organizations were terminated, webMethods might lose important opportunities, including sales and marketing opportunities, and webMethods’ business may suffer.

If webMethods’ relationship with SAP AG changes or terminates, webMethods’ revenues may decline and webMethods may lose important sales and marketing opportunities.

      In March 1999, webMethods entered into a development partner agreement with SAP AG. In June 2000, webMethods and SAP AG signed an amendment to the development partner agreement under which webMethods will be the supplier of enterprise application integration technology for SAP AG’s Business Connector. If webMethods’ relationship with SAP AG terminates or changes, webMethods’ revenues may decline and webMethods’ business could be adversely affected. Under the development partner agreement, webMethods granted SAP AG a perpetual license to include an SAP-specific version of webMethods B2B in its software. webMethods cannot be certain that SAP AG’s interest in promoting webMethods’ software to its customers will be consistent with webMethods’ own. As a result, webMethods cannot be certain that it will continue to have access to SAP AG’s customer base or that SAP AG customers will license additional software from webMethods.

      SAP AG has announced its intention to be a significant supplier of business-to-business e-commerce services and products. SAP AG may become a competitor to webMethods in the marketplace. Because the development partner agreement, as amended, contemplates the payment of a fixed fee for a license to integrate certain webMethods products into SAP products and license such integrated products to customers, an increase in SAP’s market share attributable to increased sales and use of SAP AG integrated products may not result in increased revenues to webMethods, and may make it more difficult for webMethods to sell its products and services, which could cause its revenues to decline and harm its business, operating results and financial condition.

      SAP AG has become a significant customer, accounting for approximately 22% of webMethods’ revenues for the year ended March 31, 2000 and 12% for the quarter ended March 31, 2000 as a result of the development partner agreement. Under the agreement, SAP AG agreed to pay a fixed fee payable in eleven quarterly installments beginning with the quarter ended June 30, 1999. This fee is, and may continue to be, a significant portion of webMethods’ revenue if webMethods is not able to expand its revenue. If SAP AG chooses not to renew the development partner agreement in order to receive access to the latest version of webMethods’ software at the expiration of the development partner agreement, webMethods’ revenues may decline and webMethods’ business could be adversely affected.

If webMethods’ customers do not renew their licenses, webMethods’ revenues may decline.

      Although most enterprise software providers offer perpetual licenses with a single payment received at the time of the license grant, webMethods typically licenses its webMethods B2B software on a two-year renewable basis. webMethods first shipped webMethods B2B in June 1998 and, to date, none of its initial two-year licenses has reached their respective renewal dates. If a significant portion of webMethods’ customers were to elect not to renew their licenses for webMethods’ software or were to seek perpetual licenses in the future, webMethods would lose a recurring revenue stream on which it bases its business model, which could cause its revenue to decline and harm its business, operating results and financial condition.

webMethods may not be able to increase market awareness and sales of its software if it does not expand its sales and distribution capabilities.

      webMethods needs to substantially expand its direct and indirect sales and distribution efforts, both domestically and internationally, in order to increase market awareness and sales of its webMethods B2B software and the related services webMethods offers. webMethods has recently expanded its direct sales force and plans to hire additional sales personnel. webMethods B2B requires a sophisticated sales effort targeted at multiple departments within an organization. Competition for qualified sales and marketing personnel is intense, and webMethods might not be able to hire and retain adequate numbers of such personnel to maintain its growth. New hires will require training and take time to achieve full productivity. webMethods’ competitors have attempted to hire employees away from webMethods, and webMethods expects that they will continue such attempts in the future. webMethods also plans to expand its relationships with system integrators, enterprise software vendors and other third-party resellers to further develop its indirect sales channel. As webMethods continues to develop its indirect sales channel, it will need to manage potential conflicts between its direct sales force and third-party reselling efforts.

webMethods’ operating results may decline and webMethods’ customers may become dissatisfied if webMethods does not expand its professional services organization or if it is unable to establish and maintain relationships with third-party implementation providers.

      webMethods cannot be certain that it can attract or retain a sufficient number of highly qualified professional services personnel. Customers that license webMethods’ software typically engage webMethods’ professional services staff to assist with support, training, consulting and implementation. webMethods believes that growth in its software sales depends on its ability to provide its customers with these services and to attract and educate third-party consultants to provide similar services. As a result, webMethods plans to increase the number of its professional services personnel to meet these needs. New professional services personnel will require training and education and take time to reach full productivity. To meet its needs for professional services personnel, webMethods also intends to use more costly third-party consultants to supplement its own professional services staff. Competition for qualified personnel is intense, particularly because webMethods is in a new market and only a limited number of individuals have acquired the skills needed to provide the services its customers require. Additionally, webMethods relies on third-party implementation providers for these services. webMethods’ business may be harmed if it is unable to establish and maintain relationships with third-party implementation providers.

The business-to-business e-commerce industry is highly competitive, and webMethods may not be able to compete effectively.

      The market for B2B e-commerce solutions is rapidly changing and intensely competitive. webMethods expects competition to intensify as the number of entrants and new technologies increases. webMethods may not be able to compete successfully against current or future competitors. The competitive pressures facing webMethods may harm its business, operating results and financial condition.

      webMethods’ current and potential competitors include, among others, large software vendors, companies and trading networks that develop their own business-to-business integration e-commerce solutions, electronic data interchange, or EDI, vendors, vendors of proprietary enterprise application integration, or EAI, solutions and application server vendors who have added XML capabilities to their products. In addition, webMethods’ customers and companies with whom webMethods currently has strategic relationships may become competitors in the future. Many of webMethods’ competitors and potential competitors have more experience developing Internet-based software, larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than webMethods does. webMethods’ competitors may be able to develop products and services that are superior to webMethods’ software and services, that achieve greater customer acceptance or that have significantly improved functionality as compared to webMethods’ existing software and future products and services. In addition, negotiating and maintaining favorable customer and strategic relationships is critical to webMethods’ business. webMethods’ competitors may be able to negotiate strategic relationships on more favorable terms than webMethods is able to negotiate. Many of webMethods’ competitors may also have well-established relationships with webMethods’ existing and prospective customers. Increased competition may result in reduced margins, loss of sales or decreased market share which in turn could harm webMethods’ business, operating results and financial condition.

webMethods has experienced significant growth in its business in recent periods, and it may not be able to manage its future growth successfully.

      webMethods’ ability to successfully offer software and services and implement its business plan in a rapidly evolving market requires an effective planning and management process. webMethods has increased, and plans to continue to increase, the scope of its operations at a rapid rate. The number of people webMethods employs has grown and will continue to grow substantially. As of March 31, 1999, webMethods had a total of 65 employees. As of March 31, 2000, it had a total of 276 employees. Future expansion efforts could be expensive and may strain webMethods’ managerial and other resources. To manage future growth effectively, webMethods must maintain and enhance its financial and accounting systems and controls, integrate new personnel and manage expanded operations. If webMethods does not manage growth properly, it could harm webMethods’ business, operating results and financial condition.

If webMethods cannot develop its software in a timely and effective manner, its operating results could suffer.

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      Because of the complexity of webMethods’ software, internal quality assurance testing and customer testing may reveal product performance issues or desirable feature enhancements that could lead webMethods to postpone the release of new versions of its software. In addition, the reallocation of resources associated with any postponement could cause delays in the development and release of future enhancements to webMethods’ currently available software. webMethods may not be able to successfully complete the development of currently planned or future enhancements in a timely and efficient manner. Any such failure or delay could harm webMethods’ operating results.

If webMethods is unable to protect its intellectual property, it may lose a valuable asset, experience reduced market share, or incur costly litigation to protect its rights.

      webMethods’ success depends, in part, upon its proprietary technology and other intellectual property rights. To date, webMethods has relied primarily on a combination of copyright, trade secret, trademark and patent laws, and nondisclosure and other contractual restrictions on copying and distribution to protect its proprietary technology. webMethods has two pending patent applications for technology related to its software, but it cannot assure you that these applications will be successful. A small number of webMethods’ agreements with its customers and system integrators contain provisions regarding the rights of third parties to obtain the source code for webMethods’ software, which may limit webMethods’ ability to protect its intellectual property rights in the future. Litigation to enforce webMethods’ intellectual property rights or protect its trade secrets could result in substantial costs and may not be successful. Any inability to protect webMethods’ intellectual property rights could seriously harm webMethods’ business, operating results and financial condition. In addition, the laws of certain foreign countries may not protect webMethods’ intellectual property rights to the same extent as do the laws of the United States. webMethods’ means of protecting its intellectual property rights in the United States or abroad may not be adequate to fully protect its intellectual property rights.

Third party claims that webMethods infringes upon their intellectual property rights could be costly to defend or settle.

      Litigation regarding intellectual property rights is common in the Internet and software industries. webMethods expects that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in webMethods’ industry segment grows and the functionality of products in different industry segments overlaps. webMethods may from time to time encounter disputes over rights and obligations concerning intellectual property. Although webMethods believes that its intellectual property rights are sufficient to allow it to market its software without incurring liability to third parties, third parties may bring claims of infringement against webMethods. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment that requires webMethods to pay substantial damages. A judgment could also include an injunction or other court order that could prevent webMethods from selling its software. webMethods’ business, operating results and financial condition could be harmed if any of these events occurred.

      In addition, webMethods has agreed, and may agree in the future, to indemnify certain of its customers against claims that its software infringes upon the intellectual property rights of others. webMethods could incur substantial costs in defending itself and its customers against infringement claims. In the event of a claim of infringement, webMethods and its customers may be required to obtain one or more licenses from third parties. webMethods, or its customers, may be unable to obtain necessary licenses from third parties at a reasonable cost, or at all. Defense of any lawsuit or failure to obtain any such required licenses could harm webMethods’ business, operating results and financial condition.

If webMethods becomes subject to product liability claims, those claims could be time consuming and costly to defend.

      Since webMethods’ customers use its software for mission critical applications such as Internet commerce, errors, defects or other performance problems could result in financial or other damages to its customers. They could seek damages for losses from webMethods, which, if successful, could have a material adverse effect on webMethods’ business, operating results or financial condition. Although webMethods’ license agreements typically contain provisions designed to limit webMethods’ exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. webMethods has not experienced any product liability claims to date. However, a product liability claim brought against webMethods, even if not successful, could be time consuming and costly to defend and could harm its reputation.

Risks related to Active Software’s business

Because a small number of customers account for a substantial portion of Active Software’s revenues, its revenues could suffer if it loses a major customer.

      Active Software has generated a substantial portion of its annual and quarterly historical revenues from a limited number of customers. As a result, if Active Software loses a major customer, its revenues could suffer. Active Software expects that a small number of customers will continue to account for a substantial portion of its revenues in any given quarter for the foreseeable future.

Active Software may be unable to successfully integrate Alier, TransLink or Premier into its business or achieve the expected benefits of these acquisitions.

      Active Software’s acquisition of Alier, TransLink and Premier, which were completed in April 2000, will require integrating the products, business and operations of these companies with Active Software. Active Software may not be able to successfully assimilate the personnel, operations and customers of these companies into its business. Additionally, Active Software may fail to achieve the anticipated synergies from the acquisitions, including product integration, marketing, product development, distribution and other operational synergies. The integration process may further strain its existing financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from its core business objectives. In addition, Active Software is not experienced in managing significant facilities or operations in geographically distant areas. Finally, Active Software cannot be certain that it will be able to retain these companies’ key employees.

Active Software relies on system integrators and other strategic relationships to implement and promote its software products and, if these relationships fail, its business could be harmed.

      Active Software has entered into relationships with third-party system integrators, as well as with hardware platform and software applications developers and service providers. Active Software has derived, and anticipates that it will continue to derive, a significant portion of its revenues from customers that purchase products or services from its partners. In most cases, the partner refers the customer to Active Software, and Active Software enters into a software license agreement directly with the customer. Its future growth will be limited if Active Software fails to work effectively with its partners or fails to grow its base of these types of partners.

      Its partners are not required to market or promote its products and generally are not restricted from working with competing software companies. Accordingly, Active Software’s success will depend on their willingness and ability to devote sufficient resources and efforts to marketing its ActiveWorks software products rather than the products of others. If these relationships fail, Active Software will have to devote substantially more resources to the distribution, sales and marketing, implementation and support of its products than Active Software would otherwise, and its efforts may not be as effective as those of its partners, which would harm its business.

The ActiveWorks Integration System must integrate with applications made by third parties, and, if Active Software loses access to the programming interfaces for these applications, or if Active Software is unable to modify its products or develop new products in response to changes in these applications, its business could suffer.

      Its ActiveWorks Integration System uses software components called Adapters to communicate with its customers’ enterprise applications. Its ability to develop these Adapters is largely dependent on its ability to gain access to the application programming interfaces, or APIs, for the applications, and Active Software may not have access to necessary APIs in the future. APIs are written and controlled by the application provider. Accordingly, if an application provider becomes a competitor by entering the eBusiness integration market, it could restrict access to its APIs for competitive reasons. Active Software’s business could suffer if it is unable to gain access to these APIs. Furthermore, Active Software may need to modify its ActiveWorks software products or develop new Adapters in the future as new applications or newer versions of existing applications are introduced. If Active Software fails to continue to develop Adapters or respond to new applications or newer versions of existing applications, its business could suffer.

Active Software relies in part on third parties to develop Adapters necessary for the integration of applications using its ActiveWorks Integration System, and Active Software cannot be certain that these companies will continue to develop these Adapters or that these Adapters will be free of defects.

      A core element of its strategy is to enable third parties to develop Adapters that operate with its ActiveWorks Integration System. If these third parties are unable or unwilling to develop these Adapters, Active Software may need to develop them internally, which would require Active Software to divert financial and technical resources to these efforts. In addition, Active Software cannot be certain that Adapters developed by third parties will not contain undetected errors or defects, which could harm its reputation, result in product liability or decrease the market acceptance of its products.

The eBusiness integration market is in an early stage of development, and eBusiness integration software products, including its ActiveWorks software products, may not achieve market acceptance.

      The market for eBusiness integration software is relatively new and rapidly evolving, and there are a variety of integration methods available. Active Software does not know if its target markets will widely adopt and deploy eBusiness integration products such as its ActiveWorks software products. If eBusiness integration products such as its ActiveWorks software products are not widely adopted by its target markets, its business will suffer.

      Active Software’s products are complex and generally involve significant capital expenditures by its customers. Active Software does not have a long history of selling its products and will have to devote substantial resources to educate prospective customers about the benefits of its ActiveWorks software products. Its efforts to educate potential customers may not result in its products achieving market acceptance. In addition, many of these prospective customers have made significant investments in internally-developed or custom systems and would incur significant costs in switching to third-party products such as those of Active Software. Furthermore, even if its products are effective, its target customers may not choose them for technical, cost, support or other reasons. If the market for its products fails to grow or grows more slowly than Active Software anticipates, its business could suffer.

Because market participants in some markets have adopted industry-specific technologies, Active Software may need to expend significant resources in order to address specific markets.

      Active Software’s strategy is to develop its ActiveWorks integration software to be broadly applicable to many industries. However, in some markets, market participants have adopted core technologies that are specific to their markets. For example, many companies in the healthcare and financial services industries have adopted industry-specific protocols for the interchange of information. In order to successfully sell its products to companies in these markets, Active Software may need to expand or enhance its products to adapt to these industry-specific technologies, which could be costly and require the diversion of engineering resources.

Competition in the eBusiness integration software market is intense, and, if Active Software is unable to compete effectively, the demand for, or the prices of, its products may be reduced.

      The eBusiness integration software market is extremely competitive and subject to rapid change. Active Software competes with various providers of application integration solutions, including CrossWorlds, New Era of Networks, Software Technologies Corporation and Vitria. In addition, a number of other companies are offering products and services that address specific aspects of application integration, including IBM, BEA Systems, Inc. and TIBCO Software Inc. Active Software also faces competition for some aspects of its product and service offerings from major system integrators, both independently and in conjunction with corporate in-house information technology departments, which have traditionally been the prevalent resource for application integration. Active Software expects additional competition from other established and emerging companies. Furthermore, its competitors may combine with each other, and other companies may enter its markets by acquiring or entering into strategic relationships with its competitors.

      Many of Active Software’s current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than Active Software does. Its present or future competitors may be able to develop products comparable or superior to those Active Software offers, adapt more quickly than Active Software does to new technologies, evolving industry trends or customer requirements, or devote greater resources to the development, promotion and sale of their products than Active Software does. Accordingly, Active Software may not be able to compete effectively in its markets, competition may intensify and future competition may harm its business.

Active Software’s recent growth has placed a significant strain on its management, systems and resources, and Active Software may experience difficulties managing its expected growth.

      Active Software has been experiencing a period of rapid growth over recent years. Its total revenues have grown to approximately $13.6 million for the three-month period ending March 31, 2000 from $27.4 million for the year ended December 31, 1999. The number of its employees has grown to 220 at the end of March 31, 2000 compared to 163 as of December 31, 1999. This growth has placed, and Active Software expects that any future growth it experiences will continue to place, a significant strain on its management, systems and resources. To manage the anticipated growth of its operations, Active Software will be required to:

•	improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

•	hire, train and manage additional qualified personnel; and

•	manage its relationships with its customers, suppliers and partners.

      In the future, Active Software may experience difficulties meeting the demand for its products and services. The installation and use of its products sometimes requires implementation services, which are provided to its customers either by Active Software or by its partners. Its growth could be limited if Active Software or its partners are unable to provide these implementation services to its customers in a timely manner. In addition, its management team may not be able to achieve the rapid execution necessary to fully exploit the market for its products and services. Any failure to manage growth effectively could materially harm its business.

Rapid technological change in the eBusiness integration software market could cause its products to become obsolete or require Active Software to redesign its products.

      The eBusiness integration software market is characterized by rapid technological change, frequent new product introductions, changes in the enterprise software applications used by its customers and emerging industry standards, particularly those related to eCommerce. Active Software also expects that the rapid evolution of Internet-based applications and standards, as well as general technology trends such as changes in or introductions of operating systems, will require Active Software to adapt its software products to remain competitive. Its products could become obsolete and unmarketable if Active Software is unable to adapt to new technologies or standards.

      To be successful, Active Software will need to develop and introduce new products and product enhancements that respond to technological changes or evolving industry standards in a timely manner and on a cost-effective basis. Active Software may not be able to successfully develop these types of products and product enhancements or ensure that its products will achieve broad market acceptance. Its failure to respond in a timely and cost-effective manner to new and evolving technologies could adversely impact its business.

Because Active Software’s products incorporate technology licensed from third parties, the loss of its right to use this licensed technology could harm Active Software’s business.

      Active Software licenses technology that is incorporated into its products from third parties, including security software from SPYRUS, Inc. Any significant interruption in the supply or support of any licensed software could adversely affect its sales, unless and until Active Software can replace the functionality provided by this licensed software. Because its products incorporate software developed and maintained by third parties, Active Software depends on these third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. The failure of these third parties to meet these criteria could harm its business.

Active Software’s sales cycle is lengthy and unpredictable and may cause its operating results to fluctuate, which could result in volatility in the price of its stock or in the stock price of webMethods following the merger.

      The typical sales cycle of its ActiveWorks Integration System is lengthy and unpredictable and involves significant capital investment decisions by prospective customers, as well as its education of potential customers regarding the benefits of its ActiveWorks software products. Any delay in sales of its products could cause its operating results to vary significantly from quarter to quarter, which could result in volatility in its stock price or in the stock price of webMethods following the merger. Many of its prospective customers have neither set aside money to purchase eBusiness integration software nor dedicated specific personnel for the procurement and implementation of these software products. As a result, before purchasing its products, its customers spend a substantial amount of time performing internal reviews and obtaining capital expenditure approvals. Currently, the time to receive an initial order from a customer from the time Active Software first contacts the customer may range from four to six months, with enterprise-wide deployment occurring over a longer period of time. This cycle may lengthen in the future. The emerging and evolving nature of the eBusiness integration software market may cause prospective customers to postpone their purchase decisions.

Active Software’s software products are complex and may contain unknown defects that could harm its reputation, result in product liability or decrease market acceptance of its products.

      Active Software’s software products are complex and include software that is internally developed and licensed from third parties. These software products may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Although Active Software has not experienced any material software defects to date, these defects could cause its customers to experience severe system failures. Because its customers depend on its software for their critical systems and business functions, any interruptions could:

      •  damage its reputation;

      •  cause its customers to initiate product liability suits against Active Software;

      •  increase its product development costs;

      •  divert its product development resources;

      •  cause Active Software to lose sales; or

      •  delay market acceptance of its products.

Because Active Software’s products could interfere with the operations of its customers’ other software applications, Active Software may be subject to potential product liability and warranty claims by these customers, which may be costly and may not be adequately covered by insurance.

      Active Software’s ActiveWorks products are integrated with its customers’ networks and software applications. The sale and support of its products may entail the risk of product liability or warranty claims based on damage to these networks or applications. In addition, the failure of its products to perform to customer expectations could give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management’s attention and resources. Although Active Software carries general liability insurance, its current insurance coverage would likely be insufficient to protect Active Software from all liability that may be imposed under these types of claims.

Active Software’s intellectual property could be used by others without its consent because protection of its intellectual property is limited.

      Active Software relies primarily on a combination of copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect its proprietary rights. Active Software does not currently own any issued patents, and other protection of its intellectual property is limited. Despite its efforts to protect its proprietary rights, unauthorized parties may copy aspects of its products and obtain and use information that Active Software regards as proprietary. In addition, other parties may breach confidentiality agreements or other protective contracts Active Software has entered into, and Active Software may not be able to enforce its rights in the event of these breaches. Furthermore, Active Software expects that it will increase its international operations in the future, and the laws of many foreign countries do not protect its intellectual property rights to the same extent as the laws of the United States.

Active Software’s products may infringe the intellectual property rights of others, and resulting claims against Active Software could be costly and require Active Software to enter into disadvantageous license or royalty arrangements.

      The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of other intellectual property rights. Although Active Software attempts to avoid infringing known proprietary rights of third parties in its product development efforts, Active Software expects that it may be subject to legal proceedings and claims for alleged infringement by Active Software or its licensees of third party proprietary rights, such as patents, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, or require Active Software to enter into royalty or license agreements which are not advantageous to Active Software. In addition, parties making these claims may be able to obtain an injunction, which could prevent Active Software from selling its products in the United States or abroad. Any of these results could harm its business. Active Software may increasingly be subject to infringement claims as the number of products and competitors in its industry grows and functionalities of products overlap. Furthermore, former employers of its current and future employees may assert that its employees have improperly disclosed confidential or proprietary information to Active Software.

WEBMETHODS ANNUAL STOCKHOLDERS’ MEETING

Date, time and place of meeting

      The webMethods Annual Stockholders’ Meeting will be held on Tuesday, August 15, 2000 at 10:00 a.m., local time, at the Westfields Marriott, located at 14750 Conference Center Drive, Chantilly, Virginia.

Purpose of the meeting

      At the webMethods Annual Stockholders’ Meeting, stockholders will consider and vote upon the following matters:

1.	The issuance of shares of webMethods common stock in the merger of Wolf Acquisition, Inc., a wholly owned subsidiary of webMethods, Inc., with and into Active Software, Inc., resulting in Active Software becoming a wholly owned subsidiary of webMethods. In the merger, webMethods will issue 0.527 of a share of its common stock for each outstanding share of Active Software common stock. The merger agreement relating to the proposed merger is included as Annex A to this Joint Proxy Statement/ Prospectus;

2.	The amendment of webMethods certificate of incorporation to increase the number of authorized shares of common stock by 300,000,000 from 200,000,000 shares to 500,000,000 shares;

3.	The election of the following directors, in the respective classes and to hold office for the term set forth next to their names:

Robert Cook	Class I director	Term ending 2003
Robert Vasan	Class I director	Term ending 2003
Chase Bailey	Class I director	Term ending 2003;

4.	The amendment of webMethods’ Stock Option Plan to increase the number of shares reserved for issuance under the plan by 10,000,000 from 10,731,000 shares to 20,731,000 shares, and to make certain technical amendments to conform the plan with the provisions of Section 162(m) of the Internal Revenue Code;

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as webMethods’ independent auditors for the year ending March 31, 2001; and

6.	The transaction of any other business that may properly come before the meeting or any adjournment or postponement thereof.

      The merger is described in the sections of this Joint Proxy Statement/ Prospectus titled “The Merger” and “The Merger Agreement and Related Agreements.” Other matters brought before the webMethods Annual Stockholders’ Meeting are described in the section of this Joint Proxy Statement/ Prospectus titled “Additional Matters Being Submitted to a Vote of webMethods Stockholders Only.”

Board of Directors’ recommendations

      The webMethods Board of Directors recommends that webMethods stockholders vote in favor of each of the proposals to be brought before the Annual Stockholders’ Meeting.

Record date

      Holders of record of shares of webMethods common stock at the close of business on July 11, 2000 the record date, are entitled to notice of and to vote at the webMethods Annual Stockholders’ Meeting. On July 11, 2000 there were 32,065,420 shares of webMethods common stock issued and outstanding, held by approximately 385 stockholders of record. Each share entitles the holder to one vote.

Solicitation of proxies

      webMethods will pay the expenses of soliciting proxies to be voted at the webMethods Annual Stockholders’ Meeting. In addition to soliciting proxies through the mails, proxies may be solicited by directors, officers and employees of webMethods in person or by telephone, telegram or other means of communication. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, webMethods will request that brokers, custodians, nominees and other record holders of webMethods stock forward copies of the proxy and solicitation materials to beneficial owners for whom they hold shares. webMethods intends to reimburse these record holders for reasonable expenses incurred in forwarding these materials.

Votes needed for a quorum

      The holders of a majority of the shares of webMethods common stock entitled to vote at the webMethods Annual Stockholders’ Meeting must be present at the meeting, either in person or by a properly executed proxy, in order to have the necessary quorum to transact business at the meeting. The shares owned by stockholders present at the meeting or represented at the meeting by a properly executed proxy, but who abstained from voting on any proposal will be treated as shares that are present and entitled to vote at the webMethods Annual Stockholders’ Meeting for determining whether or not a quorum exists, but will not be counted as a vote cast in favor of any proposal.

Vote required to approve the proposals

      The votes required to approve each of the proposals to be brought before webMethods’ stockholders are as follows:

      Issuance of shares in connection with the merger. The holders of a majority of the shares of webMethods present in person or represented by proxy at the annual meeting and entitled to vote on the proposal must vote in favor of issuing shares of webMethods common stock in connection with the merger in order for webMethods to issue the shares. If a broker or nominee holding shares of webMethods stock for the benefit of someone else indicates on a proxy that he or she does not have the authority to vote the shares on the issue of the issuance of webMethods stock in connection with the merger, these broker non-votes will not be counted as votes cast either for or against the stock issuance proposal and therefore, such votes will have no effect on the voting results. Abstentions will be counted as votes against the issuance of shares in connection with the merger.

      Election of directors. The nominees must be approved by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting to be elected as directors of webMethods. Abstentions or broker non-votes will not be counted as votes for or against any nominee or director.

      Amendment to certificate of incorporation. Approval of the amendment to webMethods’ certificate of incorporation requires the affirmative vote of two-thirds of the outstanding shares of webMethods common stock. Abstentions and broker non-votes have the same effect as a vote against the proposal.

      Amendment to Stock Option Plan. Approval of the amendment to webMethods stock option plan requires the affirmative vote of a majority of the shares of webMethods common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results.

      Ratification of independent auditors. A majority of the shares of webMethods common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal must vote in favor of ratifying the selection of PricewaterhouseCoopers LLP as independent auditors for webMethods for the year ending March 31, 2001. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results.

      Stockholders of webMethods who beneficially own outstanding shares of webMethods common stock representing approximately 53% of the votes that may be cast at the annual meeting regarding the issuance of stock in connection with the merger have entered into a voting agreement with Active Software that requires these stockholders to vote, or cause to be voted, all of such shares in favor of the issuance of webMethods shares in connection with the merger. In certain cases, stockholders also have irrevocably appointed Active Software as proxy to vote all of the shares of webMethods common stock held by the stockholders in favor of the stock issuance in connection with the merger.

How to vote the proxy

      The proxy accompanying this Joint Proxy Statement/ Prospectus is solicited on behalf of the webMethods Board of Directors for use at the webMethods Annual Stockholders’ Meeting. Stockholders should complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to webMethods. All properly signed proxies that webMethods receives prior to the vote being taken at the webMethods Annual Stockholders’ Meeting will be voted as indicated on the proxy unless the proxy is revoked at the meeting. A proxy may be revoked by:

•	a written, dated document delivered to webMethods prior to the meeting stating that the proxy is revoked;

•	a subsequent proxy that is signed by the same person who signed the earlier proxy and is presented at or prior to the meeting; or

•	attendance at the webMethods Annual Stockholders’ Meeting and voting in person.

      If a stockholder’s shares are held of record in “street name” by a broker, bank or other nominee and the stockholder intends to vote the shares in person at the webMethods Annual Stockholders’ Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares to be voted.

      If no voting direction is given on a properly signed proxy received by webMethods, the proxy will be voted in favor of the issuance of webMethods shares in connection with the merger and all other proposals presented to the webMethods stockholders.

      webMethods’ Board of Directors does not know of any matters other than the issuance of webMethods shares in connection with the merger, the amendment of the certificate of incorporation, the election of the Class I directors, the amendment of the stock option plan and the ratification of the independent auditors to be presented for a vote at the webMethods Annual Stockholders’ Meeting. If any other matters are properly brought before the meeting, or any adjournment, the persons named in the proxies, acting under the proxy, will have discretion to vote on those matters in accordance with their best judgment, including adjournment of the annual meeting, provided that a proxy to vote against the issuance of shares of webMethods common stock in connection with the merger will not be voted in favor of adjournment of the webMethods Annual Stockholders’ Meeting.

No appraisal rights

      Holders of webMethods common stock are not entitled to dissenters’ rights or appraisal rights with respect to the matters to be considered at the webMethods Annual Stockholders’ Meeting.

ACTIVE SOFTWARE SPECIAL STOCKHOLDERS’ MEETING

Date, time and place of meeting:

Date:	August 15, 2000

Time:	9:00 a.m., local time

Location:	The Marriott Hotel

Address:	2700 Mission College Boulevard Santa Clara, California

The purpose of the meeting is to vote on the following items:

•	the adoption of the merger agreement, and

•	any other matters properly brought before the Active Software special meeting, including the approval of any adjournment or postponement of the meeting.

Notice requirements

      The Active Software bylaws provide that all notices of meetings of the stockholders shall be in writing and shall be sent to the stockholders not less than 10 nor more than 60 days prior to the date of the meeting and, in the case of a special meeting, such notice must set forth the purpose or purposes for which the meeting is called. Active Software is not proposing any matters other than the adoption of the merger agreement at the Active Software special meeting, and Active Software has not received notice of other proposals to be considered at the meeting.

Recommended action

      The Active Software board of directors:

•	has approved the merger and declared the merger agreement to be advisable,

•	believes that the terms of the merger are fair to, and in the best interests of, Active Software’s stockholders, and

•	recommends that the Active Software stockholders vote FOR adoption of the merger agreement.

Record date

      The record date for shares entitled to vote is July 11, 2000.

Outstanding shares held on record date

      As of the record date, there were 26,257,889 outstanding shares of Active Software common stock held by approximately 361 stockholders of record.

Shares entitled to vote

      Only holders of record of Active Software common stock on the record date are entitled to receive notice of and to vote at the Active Software special meeting, or any adjournment or postponement thereof. You will have one vote for each share of Active Software common stock you owned on the record date for the Active Software special meeting.

Quorum requirement

      A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of shares representing a majority of the issued and outstanding shares of Active Software common stock entitled to vote as of the record date is a quorum. Abstentions and broker non-votes count as present at the special meeting for establishing a quorum. A broker non-vote occurs with respect to any proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

Shares beneficially owned by Active Software directors and executive officers as of the record date

      On the record date, directors and executive officers of Active Software and their affiliates beneficially owned, and were entitled to vote, 6,041,884 shares of Active Software common stock, or approximately 23% of the shares outstanding as of the record date. The directors and executive officers of Active Software, and their affiliates, that own these shares have entered into a stockholders agreement pursuant to which they will vote all of their shares in favor of the adoption of the merger agreement at the Active Software special meeting. See “The Merger Agreement and Related Agreements — The Stockholders Agreement” on page 78.

Vote necessary to approve the merger

      The affirmative vote by holders of a majority of the outstanding shares of Active Software common stock on the record date is necessary to adopt the merger agreement. Broker non-votes and abstentions have the same effect as a vote against adoption of the merger agreement.

Voting of proxies

      The proxy accompanying this Joint Proxy Statement/Prospectus is solicited on behalf of the Active Software board of directors for use at the meeting. You may vote in person at the Active Software meeting or by proxy. Active Software recommends that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

      Several Active Software stockholders entered into an agreement with webMethods that requires these stockholders to vote all of their shares of Active Software common stock in favor of the adoption of the merger agreement and grants webMethods the irrevocable right to vote their shares of Active Software common stock at any meeting of Active Software stockholders relating to the adoption of the merger agreement prior to the completion of the merger. These stockholders hold approximately 23% of the outstanding Active Software common stock as of the record date.

      If a stockholder’s shares are held of record in “street name” by a broker, bank or other nominee and the stockholder intends to vote the shares in person at the Active Software Special Stockholders’ Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares to be voted.

How to vote by proxy

      Voting instructions are included on the proxy accompanying this Joint Proxy Statement/ Prospectus. If you properly give your proxy and submit it to Active Software in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal to adopt the merger agreement or abstain from voting. Please complete, sign, date and return the accompanying proxy in the enclosed envelope. If you submit your proxy but do not make specific choices, your proxy will follow the board’s recommendations and vote your shares FOR the proposal to adopt the merger agreement.

Revoking your proxy

      You may revoke your proxy before it is voted by:

•	notifying Active Software’s Secretary in writing before the meeting that you have revoked your proxy (contact Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025, attn: Mark A. Medearis);

•	submitting a new proxy with a later date; or

•	voting in person at the meeting.

Voting in person

      If you plan to attend the meeting and wish to vote in person, Active Software will give you a ballot at the meeting. You should realize that attendance at a stockholders meeting, however, will not in and of itself constitute a revocation of a proxy.

Effect of abstaining

      You may abstain from voting on the proposal to adopt the merger agreement. If you mark your proxy “ABSTAIN” with respect to the proposal, you will be in effect voting against that proposal. In addition, if you fail to send in your proxy, this, too, will have the same negative effect.

Broker non-vote

      If you are an Active Software stockholder and your broker holds shares in its name, the broker cannot vote your shares on the proposal to adopt the merger agreement without your instructions. This is a “broker non-vote.” A “broker non-vote” with respect to the proposal will have the effect of a vote against the proposal.

Proxy solicitation

      Active Software will pay its own costs of soliciting proxies. Active Software has retained Beacon Hill Partners and ChaseMellon Shareholder Services, L.L.C., to aid in the solicitation of proxies and to verify records relating to the solicitations. Each of these firms will receive customary fees and expense reimbursement for these services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail, telephone or the Internet without delay. Active Software also reimburses brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

      Do not send in any stock certificates with your proxy. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Active Software common shares to former Active Software stockholders as soon as practicable after the completion of the merger.

Other business; adjournments

      Active Software is not currently aware of any business other than the proposal to adopt the merger agreement to be acted upon at the Active Software special meeting. If, however, any other matters are properly brought before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote or act on those matters in accordance with their best judgment, including any proposal to adjourn the meeting (provided, however, that a proxy voted against adoption of the merger agreement will not be voted in favor of adjournment of the meeting).

      Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement at the meeting. Active Software does not currently intend to seek an adjournment of its meeting unless such an adjournment is necessary to solicit additional votes.

No appraisal rights

      Holders of Active Software common stock are not entitled to dissenters’ rights or appraisal rights with respect to the matters to be considered at the Active Software Special Stockholders’ Meeting.

THE MERGER

      This section describes the proposed merger and the merger agreement. While webMethods and Active Software believe that the description covers the material terms of the proposed merger, this summary may not contain all of the information that is important to you. Stockholders should carefully read this entire document and the other documents referred to in this Joint Proxy Statement/ Prospectus, such as the merger agreement, for a more complete understanding of the merger.

Background of the merger

      webMethods and Active Software have been familiar with each other’s business for several years. webMethods and Active Software have worked together for various clients and in doing so have become familiar with each others products and sales and management teams.

      On September 28, 1999, R. James Green, Chairman of the Board, President, and Chief Executive Officer of Active Software, called Phillip Merrick, Chairman of the Board, President and Chief Executive Officer of webMethods to discuss the merits of a possible strategic relationship between webMethods and Active Software, including, among other things, a possible combination of the two companies. These discussions did not result in any agreement regarding strategic relationship between the two companies, and both companies determined that they would independently pursue other transactions.

      In early April, Mr. Green informally discussed the possibility of a business relationship or strategic transaction between webMethods and Active Software with members of the Active Software Board of Directors.

      On or about April 20, 2000, Mr. Green again contacted Mr. Merrick to discuss the possibility of a business relationship or strategic transaction between webMethods and Active Software. From April 20 to May 2, Messrs. Green and Merrick discussed valuation and potential synergies relating to a potential transaction between webMethods and Active Software.

      On May 2, 2000, Mr. Green met with Mr. Merrick and Craig Chapman, the former Vice President, Business Development, of webMethods, to conduct further discussions regarding a possible business combination of webMethods and Active Software.

      Also on May 2, 2000, Active Software engaged Goldman, Sachs & Co. to act as its financial adviser. Mr. Green instructed the representatives of Goldman Sachs to provide a basis for discussing a potential exchange ratio with webMethods. On May 3, 2000, Mr. Green met with representatives of Goldman Sachs to discuss the proposed business combination.

      On May 3, 2000, at the regular meeting of the webMethods Board of Directors, Mr. Merrick reported on the status of management’s discussions with Active Software. Mr. Merrick provided an overview of Active Software’s business operations and strategies. Mr. Chapman described the proposed combination strategy. Following discussion, webMethods’ Board of Directors authorized webMethods’ management to continue discussions with Active Software and to conduct detailed due diligence of Active Software’s business operations and prospects.

      Also on May 3, 2000, webMethods engaged Morgan Stanley & Co. Incorporated to act as its financial adviser.

      From early April through early May, Mr. Green kept the members on the Active Software Board of Directors apprised of his discussions with the management of webMethods. The Active Software Board of Directors held a telephonic board meeting on May 4, 2000 at which the Active Software Board discussed the potential business combination. In addition, Active Software’s legal advisers discussed the board’s fiduciary duties in considering a strategic business combination and strategic alternatives. Following an extended discussion, the Active Software Board authorized Mr. Green to commence or continue conversations with any interested parties and to conduct due diligence of webMethods’ business operations and prospects.

      On May 4, 2000, Active Software and webMethods entered into a Confidentiality and Non-Disclosure Agreement in which the parties agreed to keep confidential any information received in the course of conducting their respective due diligence investigations and negotiating the proposed transaction. On that day and again on May 5, 2000, Mr. Chapman met with Mr. Green to continue discussions regarding a possible business combination of webMethods and Active Software.

      During several telephonic meetings held May 5, 2000 through May 7, 2000, Messrs. Merrick and Green negotiated and ultimately agreed upon a proposed exchange ratio equal to 0.527.

      On May 8, 2000, a meeting was held at the offices of Goldman Sachs in Menlo Park, California at which due diligence presentations were made by both webMethods and Active Software. Attendees at the meeting included representatives of webMethods, Active Software and each company’s legal and financial advisers and webMethods’ accounting adviser.

      From May 9, 2000 through the date of the execution of the merger agreement, webMethods and its financial and legal advisers conducted due diligence on Active Software, and Active Software and its financial, legal and accounting advisers conducted due diligence on webMethods.

      On the morning of May 9, 2000, Mr. Green and representatives of Goldman Sachs and Venture Law Group, legal counsel to Active Software, met with Mr. Chapman and representatives of Morgan Stanley and Shaw Pittman, legal counsel to webMethods, to discuss the principal terms of a possible business combination.

      At the May 9, 2000 meeting, at the request of webMethods, Active Software signed an exclusivity agreement with webMethods, in which Active Software agreed not to solicit or engage in any discussions or negotiations with any other third party, with certain exceptions, regarding a potential business combination or acquisition involving Active Software until after May 26, 2000.

      On May 10, 2000, Active Software engaged Thomas Weisel Partners, LLC to act as a second financial adviser for the purposes of evaluating the fairness of the consideration to be received in the merger with respect to the stockholders of Active Software. Active Software engaged a second financial adviser because Goldman Sachs owned approximately 5.6% of webMethods outstanding common stock.

      On May 11, 2000, the Active Software Board held a special meeting to discuss the proposed merger. Mr. Merrick gave a brief presentation on webMethods and the expected benefits of the transaction. After Mr. Merrick left the meeting, Active Software’s legal advisers reviewed the principal terms of the merger agreement and the related agreements. Active Software’s management, legal advisers and financial advisers reported on the results of their respective due diligence reviews of webMethods. The Board authorized its representatives to proceed with further discussions and due diligence in connection with a potential transaction.

      Attorneys for webMethods prepared and provided to Active Software and its advisers initial drafts of the merger agreement and certain related agreements on May 12, 2000.

      From May 15, 2000 through May 19, 2000, members of management of webMethods and Active Software, along with their respective legal and financial advisers, met telephonically to continue to negotiate the terms of the proposed merger between Active Software and webMethods and the related agreements. During that time, the parties negotiated the principal terms of the agreements and other related documents, including restrictions on Active Software’s ability to pursue alternative transactions, representations and warranties, covenants, termination provisions and conditions to the closing of the merger.

      On the afternoon of May 20, 2000, the webMethods Board of Directors held a telephonic meeting to consider the terms of the proposed transaction with Active Software. At this meeting, members of management of webMethods discussed the results of the negotiations with Active Software and the terms of the proposed merger, including status and timing of the transaction, pricing and valuation of the proposed merger, strategic and business opportunities with Active Software, the positive and negative aspects of the merger and a review of Active Software’s financial performance and prospects;

representatives of Morgan Stanley presented an analysis of the financial terms of the proposed merger and delivered its oral opinion, subsequently confirmed in writing as of May 20, 2000, and subject to the limitations and considerations in its opinion, as to the fairness of the exchange ratio, from a financial point of view as of such date, to webMethods; and representatives of Shaw Pittman outlined the terms of the proposed merger agreement, including restrictions on Active Software’s ability to pursue alternative transactions, closing conditions and termination provisions, the stockholders agreement, the voting agreement, the strategic relationship agreement and the other related documents. Following these presentations and the related discussions by the webMethods Board, the members of the webMethods Board present unanimously concluded that the merger was in the best interests of webMethods and its stockholders, declared the merger advisable, approved the proposed terms of the merger and the merger agreement, the voting agreement and other related agreements in substantially the form presented, authorized webMethods’ officers to complete and execute of the merger agreement, the voting agreement and other related agreements and resolved to recommend that webMethods’ stockholders vote to approve the issuance of shares of webMethods common stock to be issued in connection with the merger.

      On May 20, 2000, Active Software’s Board of Directors met with senior management and Active Software’s legal and financial advisers at a special telephonic meeting of the Board of Directors to discuss the status of the negotiations with webMethods, Active Software’s due diligence review of webMethods, and the directors’ comments on the draft of the merger agreement. After management provided its view of the proposed merger, Goldman Sachs presented its analysis of various information to serve as the basis for evaluating the proposed exchange ratio and orally informed Active Software’s Board of Directors of its opinion (subsequently confirmed in writing) that, based upon and subject to the matters stated in its written opinion, as of May 20, 2000 the exchange ratio was fair, from a financial point of view, to the holders of the outstanding shares of Active Software common stock. See “— Opinions of Active Software’s financial advisers” and the full text of the written opinion of Goldman Sachs attached as Annex C. Goldman Sachs also responded to questions raised by members of Active Software’s Board of Directors regarding Goldman Sachs’ analysis and opinion. Thomas Weisel also presented its analysis of various information to serve as the basis for evaluating the proposed exchange ratio and orally informed Active Software’s Board of Directors of its opinion (subsequently confirmed in writing) that, as of May 20, 2000, the exchange ratio was fair, from a financial point of view, to the holders of Active Software common stock. Following these presentations, the Board engaged in a full discussion of the terms of the proposed merger, including the strategic benefits of the combination, the terms and conditions of the proposed merger agreement, and the analyses and opinions of Goldman Sachs and Thomas Weisel. Active Software’s Board of Directors concluded that the merger agreement was fair to Active Software’s stockholders and that the proposed merger was in the best interests of Active Software and its stockholders. Accordingly, the Active Software Board of Directors approved the merger, declared the merger agreement to be advisable and approved the stockholders agreement and related documents and authorized management to proceed with the execution of the merger documents.

      In the evening of May 20, 2000, Active Software and webMethods entered into the merger agreement, and the Active Software stockholders identified on page 78 under the heading “The Merger Agreement and Related Agreements — The Stockholders Agreement” entered into the stockholders agreement with webMethods. The webMethods stockholders identified on page 78 under the heading “The Merger Agreement and Related Agreements — The Voting Agreement” entered into the voting agreement with Active Software. In addition, each of the members of the Board of Directors, the executive officers and certain stockholders of each of Active Software and webMethods entered into an affiliate agreement with webMethods. On the morning of May 22, 2000, webMethods and Active Software issued a joint press release announcing the merger agreement.

webMethods’ reasons for the merger

      At a meeting held on May 20, 2000, the Board of Directors of webMethods concluded that the merger was in the best interests of webMethods and its stockholders and determined to recommend that its stockholders approve the proposals relating to the merger.

      The decision of the Board of Directors of webMethods was based upon several potential benefits of the merger, including the following:

•	webMethods and Active Software together could provide a complete software integration solution for Global 2000 companies and business-to-business trading exchanges;

•	webMethods and Active Software product offerings and development plans are complementary and the companies’ products have been used in tandem on customer projects;

•	webMethods and Active Software will have the opportunity to market the combined company’s services through a larger number of partner and reseller channels;

•	the creation of a larger customer base, a higher market profile and greater financial strength would present greater opportunities for marketing the products and services of both companies;

•	the merger would provide the combined company with the potential for greater depth of skilled personnel, strengthened research and development activity and expanded distribution and support capability;

•	webMethods and Active Software share similar strategic objectives and goals, particularly with respect to the market for software that facilitates electronic commerce between businesses;

•	Active Software’s presence in California enhances webMethods’ presence and ability to service customers and expand its products and markets; and

•	the merger would further webMethods long term strategies and goals.

      In its evaluation of the merger, the webMethods Board reviewed several factors, including the following:

•	historical information concerning webMethods’ and Active Software’s respective businesses, financial performance and condition, operations, technology and management, including reports for each company filed with the Securities and Exchange Commission;

•	webMethods management’s view of the financial condition, results of operations and businesses of webMethods and Active Software before and after giving effect to the merger and the webMethods Board’s determination of the merger’s effect on stockholders;

•	current financial market conditions and historical market prices, volatility and trading information;

•	the consideration Active Software stockholders will receive in the merger in light of comparable merger transactions;

•	the ownership of the combined company by webMethods stockholders;

•	the opinion of Morgan Stanley & Co. Incorporated that, as of the date of its opinion and subject to the limitations and considerations described in the opinion, the exchange ratio in the merger was fair to webMethods from a financial point of view;

•	the belief that the terms of the merger agreement are reasonable;

•	the impact of the merger on webMethods’ customers and employees;

•	reports from management, legal, financial and accounting advisers as to the results of the due diligence investigation of Active Software;

•	the expectation that the merger will be accounted for as a pooling-of-interests; and

•	the expectation that the merger will be tax-free for federal income tax purposes.

      The webMethods Board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

•	the risk that the potential benefits of the merger may not be realized;

•	the effect of the public announcement of the merger on Active Software’s and webMethods’ sales;

•	the effect of the merger on Active Software’s strategic relationships with competitors of webMethods;

•	the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

•	the risk that the merger could adversely affect webMethods’ or Active Software’s relationships with certain of its customers and strategic partners; and

•	other applicable risks described in this Joint Proxy Statement/ Prospectus under “Risk Factors.”

      The webMethods Board concluded, however, that on balance, the potential benefits of the merger to webMethods and its stockholders outweighed the risks associated with the merger.

      The discussion of the information and factors considered by the webMethods Board is not intended to be exhaustive. In view of the variety and complexity of factors considered in connection with its evaluation of the merger, the webMethods Board did not find it practicable to, and did not, quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. The Board conducted an overall analysis of the factors listed above that included discussions with webMethods’ senior management, and legal and financial advisers. Individual members of webMethods’ Board of Directors may have given different weight to different factors.

      There can be no assurance that the potential synergies, opportunities or other benefits considered by webMethods’ Board of Directors will be achieved by completing the merger. See “Risk Factors” beginning on page 12.

Recommendation of webMethods’ Board of Directors

      After careful consideration, the webMethods Board of Directors has determined the merger agreement and the merger to be fair to and in the best interests of webMethods. In connection with the merger, webMethods’ Board of Directors recommends approval of the issuance of shares of webMethods common stock in the merger.

      In considering the recommendation of the webMethods Board of Directors with respect to the merger, you should be aware that certain directors and officers of webMethods have certain interests in the merger that are different from, or are in addition to, the interests of webMethods’ stockholders generally. Please see the section titled “The Merger — Interests of certain persons in the merger.”

Active Software’s reasons for the merger

      At the telephonic meeting of the Board of Directors of Active Software on May 20, 2000, the directors present at the meeting voted unanimously to enter into the merger agreement and to recommend that Active Software stockholders vote to adopt the merger agreement.

      In the course of reaching its decision to enter into the merger agreement, the Board of Directors of Active Software consulted with Active Software’s senior management, outside legal counsel and financial advisers, reviewed a significant amount of information and considered a number of factors, including the following:

•	Management’s view that by combining complementary operations, the combined company would have better opportunities for future growth;

•	The perceived relative benefits of the strategic and financial alternatives available to Active Software in the rapidly growing enterprise software industry;

•	The strategic fit between webMethods and Active Software, and the belief that the combined company has the potential to enhance stockholder value through additional opportunities and operating efficiencies;

•	The opportunity for Active Software’s stockholders to participate in a larger, more competitive company;

•	Information concerning the business, earnings, operations, competitive position and prospects of Active Software and webMethods both individually and on a combined basis including, but not limited to, the compatibility of the two companies’ operations as a result of the consolidation of Active Software’s and webMethods’ operations;

•	The opinions of Active Software’s financial advisers that, as of May 20, 2000, and subject to the assumptions and limitations set forth in the opinions, the exchange ratio was fair, from a financial point of view, to the holders of the outstanding shares of Active Software common stock, and the financial presentations made by Active Software’s financial advisers to the Board of Directors of Active Software in connection with the delivery of their opinions;

•	The possibility, as alternatives to the merger, of seeking to acquire another company, seeking to engage in one or more joint ventures or seeking to engage in a combination with a company other than webMethods, and the effect on such possible alternatives of the provisions of the merger agreement;

•	The amount and form of consideration to be received by Active Software’s stockholders in the merger and information on the historical trading ranges of Active Software common stock and webMethods common stock;

•	The opportunity provided by the merger to Active Software’s stockholders to receive a premium over the market price for their Active Software common stock immediately prior to the announcement of the merger. On May 19, 2000, the last trading day prior to the announcement of the merger, the exchange ratio for the merger represented a premium of approximately 39% over the closing sales price of $33.00 per share of Active Software common stock on May 19, 2000;

•	The likely impact of the merger on Active Software’s employees and customers;

•	The expected effect of the merger on Active Software’s existing relationships with third parties;

•	The interests that certain executive officers and directors of Active Software may have with respect to the merger in addition to their interests as stockholders of Active Software generally as described in “The Merger — Interests of certain persons in the merger;” and

•	The qualification of the merger as a tax-free transaction for U. S. federal income tax purposes (except for tax resulting from any cash received for fractional shares by the holders of Active Software common stock).

      The foregoing discussion of the information and factors considered by the Board of Directors of Active Software is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with the evaluation of the merger and the complexity of these matters, the Board of Directors of Active Software did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the Board of Directors of Active

Software did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board of Directors of Active Software, but rather the Board of Directors of Active Software conducted an overall analysis of the factors described above, including discussions with and questioning of Active Software’s senior management, and legal and financial advisers. In considering the factors described above, individual members of the Board of Directors of Active Software may have given different weight to different factors.

      There can be no assurance that the potential savings, synergies or opportunities considered by the Board of Directors of Active Software will be achieved though consummation of the merger. See “Risk Factors” beginning on page 12.

Recommendation of Active Software’s Board of Directors

      The Board of Directors of Active Software believes that the terms of the merger are fair to and in the best interests of Active Software and its stockholders and recommends to its stockholders that they vote “FOR” the proposal to adopt the merger agreement.

      In considering the recommendation of the Active Software Board of Directors with respect to the merger, you should be aware that certain directors and officers of Active Software have certain interests in the merger that are different from, or are in addition to, the interests of Active Software’s stockholders generally. Please see the section titled “The Merger — Interests of certain persons in the merger.”

Opinion of webMethods’ financial adviser

      Opinion of Morgan Stanley & Co. Incorporated

      Under an engagement letter dated May 3, 2000, webMethods retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by webMethods based on Morgan Stanley’s qualifications, expertise, reputation and its knowledge of the business and affairs of webMethods. At the meeting of webMethods’ Board on May 20, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of May 20, 2000, based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to webMethods.

      THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED MAY 20, 2000 IS ATTACHED AS ANNEX B TO THIS DOCUMENT. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY’S OPINION IS DIRECTED TO WEBMETHODS’ BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO WEBMETHODS AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF WEBMETHODS COMMON SHARES AS TO HOW TO VOTE AT WEBMETHODS’ ANNUAL STOCKHOLDERS MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION.

      In rendering its opinion, Morgan Stanley, among other things:

(i) reviewed certain publicly available financial statements and other information of Active Software and webMethods, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning Active Software and webMethods prepared by the management of Active Software and webMethods, respectively;

(iii) reviewed certain financial projections prepared by the management of Active Software;

(iv) reviewed certain financial projections prepared by the management of webMethods;

(v) discussed the past and current operations and financial condition and the prospects of Active Software, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Active Software and webMethods;

(vi) discussed the past and current operations and financial condition and the prospects of webMethods, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of webMethods;

(vii) reviewed the pro forma impact of the merger on webMethods’ present and projected financial performance and other financial ratios;

(viii) reviewed the reported prices and trading activity for the Active Software common stock and the webMethods common stock, respectively;

(ix) compared the financial performance of Active Software and webMethods and the prices and trading activity of the Active Software Common Stock and the webMethods Common Stock with that of certain other comparable publicly-traded companies and their securities;

(x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(xi) participated in discussions and negotiations among representatives of Active Software and webMethods and their financial and legal advisers;

(xii) reviewed the draft merger agreement and certain related documents; and

(xiii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

      Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Active Software and webMethods. Morgan Stanley relied upon the assessment by the management of Active Software and webMethods of their ability to retain key employees of Active Software. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Active Software and webMethods of Active Software’s technologies and products, the timing and risks associated with the integration of Active Software with webMethods and the validity of, and risks associated with, Active Software’s existing and future products and technologies. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be accounted for as a pooling-of-interests and it will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Active Software, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

      The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its opinion dated May 20, 2000. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

      Contribution Analysis. Morgan Stanley analyzed the relative contribution of webMethods and Active Software to historical and estimated revenues and gross profit of the combined company for fiscal years 2000 to 2002 based on estimates provided by publicly available estimates from research analysts. Morgan Stanley’s contribution analysis assumed no synergies. The following table presents the results of that analysis:

	% Contribution

	webMethods	Active Software

Revenues

FY2000	38.0%	62.0%

FY2001E	42.0	58.0

FY2002E	40.4	59.6
Gross Profit

FY2000	33.7	66.3

FY2001E	37.2	62.8

FY2002E	39.2	60.8

	Implied
	Exchange
	Ratio	webMethods	Active Software

Pro Forma Ownership (as of 5/19/2000)	0.527	72.3%	27.7%

      Comparable Company Analysis. Morgan Stanley compared selected financial information for Active Software and webMethods with publicly available information for comparable software companies, including Allaire, BEA Systems, Concur Technologies, Ondisplay Inc., Tibco Software and Vitria Technology. Based upon calendar year 2000 and 2001 projected revenue estimates from securities research analysts and using the closing prices as of May 19, 2000, Morgan Stanley calculated, for each of these companies, the multiple of aggregate value to projected calendar year 2000 and 2001 revenues. The following table shows the results of these calculations:

	Aggregate Value/

	CY2000E Revenues		CY2001E Revenues

Active Software	13.1	x	7.9	x

webMethods	66.4		41.0

Tibco	64.6		40.5

BEA	21.1		14.8

Vitria	47.7		30.2

Allaire	10.9		7.1

Ondisplay	30.2		16.4

Concur	1.0		N/A

      Morgan Stanley noted that the multiple of aggregate value to calendar year 2000 and 2001 revenues implied by the exchange ratio set forth in the Merger Agreement would be 18.9x and 11.4x.

      No company included in the comparable company analyses is identical to Active Software or webMethods. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Active Software or webMethods, such as the impact of competition on the business on Active Software or webMethods and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Active Software or webMethods or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

      Offer Price Premium Analysis. Morgan Stanley reviewed the average closing price of Active Software common stock over various periods ending May 19, 2000. Morgan Stanley examined the premiums represented by the offer price on May 19, 2000 implied by the exchange ratio set forth in the merger agreement over the averages of these closing prices over various periods and found them to be as follows:

		Premium of Offer Price
Period Ending	Period Average Active	to Period Average
May 19, 2000	Closing Share Price	Share Price

May 19, 2000	$33.00	38.9%

Prior 10 trading days	31.76	44.4

Prior 30 trading days	39.26	16.8

Prior 45 trading days	54.93	(16.5)

Prior 60 trading days	71.41	(35.8)

      Exchange Ratio Premium Analysis. Morgan Stanley reviewed the ratios of the closing prices of Active Software common stock divided by the corresponding closing prices of webMethods common shares over various periods ending May 19, 2000. These ratios are referred to as period average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratios set forth in the merger agreement of 0.527x over the averages of these daily ratios over various periods, and found them to be as follows:

Period Ending	Exchange Ratio		Premium to Period
May 19, 2000	Period Average		Average Exchange Ratio

May 19, 2000	0.379	x	38.9%

Prior 10 trading days	0.358		47.1

Prior 30 trading days	0.405		30.1

Prior 45 trading days	0.411		28.2

Prior 60 trading days	0.429		22.9

      Precedent Transaction Analysis. Morgan Stanley compared certain publicly available statistics for selected transactions in the software sector from January 1, 1999 to May 19, 2000. The following table presents the indicated premiums paid above the closing share prices one day before announcement of the transaction, one month before announcement of the transaction, and the premium to the average exchange ratio during the 30 trading days and 60 trading days before announcement of the transaction:

	Premium To

	One Day	One Month	30-Day	60-Day
	Before	Before	Average Exchange	Average Exchange
	Announcement	Announcement	Ratio	Ratio

Mean	66.1%	64.5%	36.3%	32.1%

Median	47.7	55.3	38.8	32.3

Active Software/ webMethods Premium	38.9	(7.4)	30.1	22.9

      No transaction included in the precedent transaction analyses is identical to this transaction. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Active Software or webMethods, such as the impact of competition on the business on Active Software or webMethods and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Active Software or webMethods or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

      Pro Forma Analysis. Morgan Stanley analyzed the pro forma impact of the merger on earnings per share for webMethods for fiscal years 2001 and 2002. The pro forma results were calculated based on publicly available earnings estimates from securities research analysts for Active Software and webMethods. The pro forma analysis also took into account the pooling-of-interests accounting assumption. Morgan Stanley noted that the merger would be accretive to webMethods’ earnings per share in fiscal 2001 and 2002.

      Discounted Equity Analysis. Morgan Stanley performed an analysis of the present value per Active Software common stock share of the implied future trading prices based on ranges of the following assumptions: revenue estimates for calendar year 2001 and 2002; illustrative multiples of aggregate value to revenues of 12.5 to 20.0; and an illustrative discount rate range of 15% to 30%. Based on these assumptions, Morgan Stanley calculated the present value of future theoretical values ranging from approximately $52.00 to $76.00 per Active Software share compared to the transaction value of $45.85 per Active Software share on May 19, 2000.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley’s analyses, without considering all its analyses, would create an incomplete view of the process underlying Morgan Stanley’s opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Active Software or webMethods.

      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Active Software or webMethods. Any estimates contained in Morgan Stanley’s analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley’s analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to webMethods and were conducted in connection with the delivery of the Morgan Stanley opinion to the Board of Directors of webMethods. The analyses do not purport to be appraisals or to reflect the prices at which Active Software common stock or webMethods common stock might actually trade. The exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm’s length negotiations between Active Software and webMethods and were approved by the webMethods Board of Directors. Morgan Stanley provided advice to webMethods during such negotiations; however, Morgan Stanley did not recommend any specific consideration to webMethods or that any specific consideration constituted the only appropriate consideration for the merger. In addition, as described above, Morgan Stanley’s opinion and presentation to the webMethods Board of Directors was one of many factors taken into consideration by webMethods’ Board of Directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the webMethods Board of Directors with respect to the value of Active Software or of whether the webMethods Board of Directors would have been willing to agree to a different consideration.

      The webMethod Board of Directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley’s trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Active Software or webMethods.

      Pursuant to an engagement letter dated May 3, 2000, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and webMethods agreed to pay Morgan Stanley a customary fee in connection therewith. webMethods has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, webMethods has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services for webMethods and have received fees for the rendering of these services.

Opinions of Active Software’s financial advisers

      Opinion of Goldman, Sachs & Co.

      On May 20, 2000, Goldman Sachs delivered its oral opinion to the Board of Directors of Active Software that, as of the date of that opinion, the exchange ratio was fair, from a financial point of view, to the holders of the outstanding shares of Active Software common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion, dated May 20, 2000.

      The full text of the written opinion of Goldman Sachs dated May 20, 2000, which identifies assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this document. Stockholders of Active Software are urged to, and should, read this opinion in its entirety.

      In connection with its opinion, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	the Annual Report on Form 10-K of Active Software for the year ended December 31, 1999;

•	the Registration Statement on Form S-1 of Active Software, including the Prospectus contained therein dated August 12, 1999;

•	the Registration Statement on Form S-1 of webMethods, including the Prospectus contained therein dated February 10, 2000;

•	various interim reports to stockholders and Quarterly Reports on Form 10-Q of Active Software;

•	various other communications from Active Software and webMethods to their respective stockholders; and

•	various internal financial analyses and forecasts for Active Software and webMethods prepared by their respective managements, including various operating synergies projected by the managements of Active Software and webMethods to result from the transaction contemplated by the merger agreement.

      Goldman Sachs also held discussions with members of the senior managements of Active Software and webMethods regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

•	reviewed the reported price and trading activity for the Active Software common stock and the webMethods common stock, which like many Internet related stocks have been and are likely to continue to be subject to significant short-term price and trading volatility;

•	compared certain financial and stock market information for Active Software and webMethods with similar information for various other companies, the securities of which are publicly traded; and

•	reviewed the financial terms of various recent business combinations in the software industry specifically and in other industries generally and performed various other studies and analyses as it considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Active Software, that the synergies projected by the managements of the respective companies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Active Software and webMethods. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Active Software or webMethods or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed, with the consent of Active Software, that the transaction contemplated by the merger agreement will be accounted for as a pooling-of-interests under accounting principles generally accepted in the United States. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Active Software. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the Board of Directors of Active Software in connection with its consideration of the transaction contemplated by the merger agreement and that opinion does not constitute a recommendation as to how any holder of Active Software shares should vote with respect to that transaction.

      The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to Active Software’s Board of Directors on May 20, 2000. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached as Annex C to this document.

      The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

      Historical Exchange Ratio Analysis. Goldman Sachs compared the exchange ratio of 0.527 offered pursuant to the merger agreement to the ratio implied by dividing the closing price per share of Active Software common stock by the closing price per share of webMethods common stock for various periods ending May 19, 2000. Such analysis indicated that the exchange ratio pursuant to the merger agreement represented:

•	a premium of 38.9% based on the exchange ratio of 0.379 for the closing prices of Active Software and webMethods as of May 19, 2000;

•	a premium of 52.9% based on the average exchange ratio of 0.345 for the 5 trading days ending May 19, 2000;

•	a premium of 47.1% based on the average exchange ratio of 0.358 for the 10 trading days ending May 19, 2000;

•	a premium of 38.6% based on the average exchange ratio of 0.380 for the 20 trading days ending May 19, 2000;

•	a premium of 35.7% based on the average exchange ratio of 0.388 for the one month ending May 19, 2000;

•	a premium of 29.2% based on the average exchange ratio of 0.408 for the two months ending May 19, 2000;

•	a premium of 26.5% based on the average exchange ratio of 0.417 for the period from February 11, 2000, the date of the webMethods initial public offering, to May 19, 2000;

•	a discount of 24.3% based on the exchange ratio of 0.696 for the closing market prices as of March 20, 2000, which represents the highest exchange ratio within the period from February 11, 2000, the date of the webMethods initial public offering, to May 19, 2000; and

•	a premium of 100% based on the exchange ratio of 0.264 for the closing market prices as of March 31, 2000, which represents the lowest exchange ratio within the period of February 11, 2000, the date of the webMethods initial public offering, to May 19, 2000.

      Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Active Software and webMethods to corresponding financial information, ratios and public market multiples for the following twelve publicly traded corporations in the EAI/middleware industry:

•	Allaire Corporation;

•	Backweb Technologies Ltd.;

•	BEA Systems, Inc.;

•	Bluestone Software, Inc.;

•	Iona Technologies PLC;

•	Mercator Software Inc.;

•	New Era of Networks, Inc.;

•	Silverstream Software, Inc.;

•	Software Technologies Corporation;

•	Tibco Software Inc.;

•	Vignette Corporation; and

•	Vitria Technology, Inc.

      Goldman Sachs also reviewed and compared financial information for each of the following five publicly traded corporations in the e-commerce/ XML industry to financial information for Active Software and webMethods:

•	Ariba, Inc.;

•	Art Technology Group, Inc.;

•	Broadvision, Inc.;

•	Commerce One, Inc.; and

•	OnDisplay, Inc.

      The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Active Software and/or to webMethods.

      Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from SEC filings and “Wall Street” research estimates. The multiples and ratios of Active Software were calculated using both the Active Software closing price on May 19, 2000 and an implied transaction price per share of $45.85 based on the exchange ratio pursuant to the merger agreement and the webMethods closing price on May 19, 2000. The multiples and ratios of webMethods were calculated using the webMethods closing price on May 19, 2000. The multiples and ratios for Active Software and webMethods were based on information provided by Goldman Sachs research and Dain Rauscher Wessels research, respectively. The multiples and ratios for each of the selected companies were based on information provided by the most recent publicly available information from various “Wall Street” financial analysts. Goldman Sachs’ analyses of the selected companies compared the levered market capitalization, which is the market value of common equity plus the book value of debt less cash, as a multiple of revenues for actual calendar year 1999 and estimated calendar years 2000 and 2001 to the results for Active Software and webMethods. The results of these analyses for the selected EAI/ middleware companies are summarized as follows:

	Selected			Active	Active
Levered Market	EAI/Middleware Companies*			Software	Software
Capitalization				Market	Transaction
as a Multiple of:	Range	Median	Mean	Price**	Price***	webMethods****

CY1999 Revenues	7.4x-155.0x	24.4x	45.7x	33.1x	46.8x	212.0x

CY2000 Revenues	4.7x-64.1x	9.0x	20.4x	13.7x	19.3x	65.8x

CY2001 Revenues	2.6x-41.0x	7.3x	14.3x	8.2x	11.6x	40.6x

*	Based on research estimates from various “Wall Street” financial analysts.

**	Based on Goldman Sachs research.

***	Based on the transaction price per share implied from the exchange ratio pursuant to the merger agreement and Goldman Sachs research.

****	Based on Dain Rauscher Wessels research.

      The results of these analyses for the selected E-Commerce/ XML companies are summarized as follows:

	Selected			Active	Active
Levered Market	E-Commerce/XML Companies*			Software	Software
Capitalization				Market	Transaction
as a Multiple of:	Range	Median	Mean	Price**	Price***	webMethods****

CY1999 Revenues	106.8x-256.5x	113.8x	162.9x	33.1x	46.8x	212.0x

CY2000 Revenues	30.4x-73.6x	36.2x	42.3x	13.7x	19.3x	65.8x

CY2001 Revenues	17.2x-40.3x	19.3x	24.4x	8.2x	11.6x	40.6x

*	Based on research estimates from various “Wall Street” financial analysts.

**	Based on Goldman Sachs research.

***	Based on the transaction price per share implied from the exchange ratio pursuant to the merger agreement and Goldman Sachs research.

****	Based on Dain Rauscher Wessels research.

      Goldman Sachs also considered:

•	sequential quarterly revenue growth rate for the most recent fiscal quarter; and

•	estimated annual revenue growth rate from calendar year 2000 to calendar year 2001 based on street research estimates.

      The results of these analyses for the selected EAI/ middleware companies are summarized as follows:

	Selected				Active	Active
	E-Commerce/XML Companies*				Software	Software
					Market	Transaction
	Range		Median	Mean	Price**	Price***	webMethods****

Seq. Quarter Rev. Growth Rate	(7.7	)%-	10.7%	20.7%	17.1%	17.1%	80.9%
	68.3%

CY2001 Revenue Growth Rate	34.3	%-	55.3%	54.7%	66.0%	66.0%	62.0%
	84.9%

*	Based on research estimates from various “Wall Street” financial analysts.

**	Based on Goldman Sachs research.

***	Based on the transaction price per share implied from the exchange ratio pursuant to the merger agreement and Goldman Sachs research.

****	Based on Dain Rauscher Wessels research.

      The results of these analyses for the selected E-Commerce/ XML companies are summarized as follows:

	Selected
	E-Commerce/XML				Active	Active
	Companies*				Software	Software
					Market	Transaction
	Range		Median	Mean	Price**	Price***	webMethods****

Seq. Quarter Rev. Growth Rate	40.7%	-	62.4%	67.2%	17.1%	17.1%	80.9%
	107.1%

CY2001 Revenue Growth Rate	39.1%	-	82.6%	74.1%	66.0%	66.0%	62.0%
	87.0%

*	Based on research estimates from various “Wall Street” financial analysts.

**	Based on Goldman Sachs research.

***	Based on the transaction price per share implied from the exchange ratio pursuant to the merger agreement and Goldman Sachs research.

****	Based on Dain Rauscher Wessels research.

      Selected Transactions Analysis. Goldman Sachs analyzed various information relating to the following fourteen selected transactions in the software industry since February 23, 1999:

•	the acquisition of Harbinger Corp. by Peregrine Systems, Inc.;

•	the acquisition of Aspect Development, Inc. by i2 Technologies, Inc.;

•	the acquisition of Sterling Software, Inc. by Computer Associates International, Inc.;

•	the acquisition of Interleaf Inc. by BroadVision Inc.;

•	the acquisition of Rubric, Inc. by Broadbase Software, Inc.;

•	the acquisition of Ardent Software, Inc. by Informix Corporation;

•	the acquisition of RightPoint Software, Inc. by E.piphany, Inc.;

•	the acquisition of Clarify Inc. by Nortel Networks Corporation;

•	the acquisition of The Vantive Corp. by PeopleSoft, Inc.;

•	the acquisition of Andromedia, Inc. by Macromedia Inc.;

•	the acquisition of Forte Software, Inc. by SunMicrosystems, Inc.;

•	the acquisition of Platinum Technology International, Inc. by Computer Associates International, Inc.;

•	the acquisition of New Dimension Software Ltd. by BMC Software, Inc.; and

•	the acquisition of Sqribe Technologies, Inc. by Brio Technology, Inc.

      Goldman Sachs’ analyses of the selected transactions compared the following to the results for the proposed transaction:

•	premium over the closing price per share of each company one day prior to announcement;

•	aggregate consideration as a multiple of latest twelve month revenues;

•	aggregate consideration as a multiple of expected revenues for the next twelve months; and

•	percentage change in the price per share of the common stock of the acquiring company three days after announcement of the transaction.

      The results of these analyses are summarized as follows:

	Selected Transactions
						Proposed
	Range	Mean		Median		Transaction

Premium Over Market	10.4%-196.2%	57.4%		43.3%		38.9%

Forward 3 Day % Change	(36.9)%-0.9%	(13.5)%		(12.3)%		N/A

Aggregate Consideration as a Multiple of:

LTM Revenues	2.2x-100.8x	30.7	x	8.3	x	34.3x

Forward Revenues	1.8x-63.0x	13.9	x	6.4	x	17.2x

        Premiums Paid Analysis. Goldman Sachs analyzed the premium paid in twenty-five selected transactions in the technology industry since March 5, 1999. The results of these analyses are summarized as follows:

	Selected Transactions
				Proposed
Premium Over	Range	Mean	Median	Transaction

1 Trading Day Prior to Announcement	5.3%-196.2%	44.9%	34.6%	38.9%

5 Trading Days Prior to Announcement	(0.7)%-188.9%	46.7%	42.2%	24.5%

20 Trading Days Prior to Announcement	(5.6)%-117.7%	54.0%	51.8%	(5.2)%

      Contribution Analysis. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, revenues, bookings, gross profit, operating income and net income for Active Software, webMethods and the pro forma combined entity resulting from the merger based on both Goldman Sachs research estimates for Active Software and Dain Rauscher Wessels research estimates for webMethods and financial forecasts prepared by the managements of Active Software and webMethods. Including all outstanding in-the-money stock options for Active Software and webMethods using the treasury stock method, Active Software stockholders would receive 28.3% of the outstanding common equity of the combined company after the merger. Goldman Sachs analyzed the relative consolidated statement of operations contribution of Active Software and webMethods to the combined companies on a pro forma basis, before taking into account any of the possible benefits that may be realized following the merger, based on webMethod’s actual fiscal year ended March 31, 2000 and Active Software’s fiscal year restated to end March 31, 2000 and webMethods’ and Active Software’s estimated fiscal years ending March 31, 2001 and March 31, 2002 and assumptions provided to Goldman Sachs by Active Software and webMethods managements. Goldman Sachs also performed its analyses based on Goldman Sachs research estimates for Active Software and Dain Rauscher Wessels research estimates for webMethods and excluding any of the possible benefits that may be realized following the merger. The results of these analyses are summarized as follows:

	Active Software
	Contribution To
	Combined Company

	Revenues		Gross Profit

Actual 2000 Fiscal Year	62.0%	*	66.3%	*
	62.0%	**	66.3%	**

Estimated 2001 Fiscal Year	58.0%	*	62.8%	*
	56.4%	**	58.3%	**

Estimated 2002 Fiscal Year	59.6%	*	60.8%	*
	55.0%	**	55.4%	**

Most Recent Quarter Run Rate***	56.7%	*	64.8%	*
	56.7%	**	64.8%	**

*	Based on Goldman Sachs research estimates for Active Software and Dain Rauscher Wessels research estimates for webMethods, before taking into account any of the possible benefits that may be realized following the merger.

**	Based on financial data based on webMethods’ actual fiscal year ending March 31, 2000 and Active Software’s fiscal year restated to end March 31, 2000 and estimated fiscal years March 31, 2001 and March 31, 2002 and assumptions provided to Goldman Sachs by Active Software and webMethods managements, before taking into account any of the possible benefits that may be realized following the merger.

***	Calculated by annualizing the quarter ended March 31, 2000.

      Moreover, based on actual bookings for the pro forma annualized quarter ended March 31, 2000, Goldman Sachs determined that Active Software would contribute 40.5% to bookings for the combined company. Because research and management estimates indicate that webMethods or Active Software will have a negative operating income in each of webMethods’ actual and Active Software’s restated fiscal year ended March 31, 2000 and webMethod’s and Active Software’s estimated fiscal years ending March 31, 2001 and March 31, 2002, Goldman Sachs could not calculate Active Software’s contribution to pro forma combined operating income for those periods. Similarly, Goldman Sachs was unable to calculate Active Software’s contribution to pro forma combined net income for each of webMethods’ actual and Active Software’s restated fiscal year ended March 31, 2000 and webMethod’s and Active Software’s estimated fiscal years ending March 31, 2001 and March 31, 2002 based on research estimates or webMethods’ actual and Active Software’s restated fiscal year ended March 31, 2000 and webMethod’s and Active Software’s estimated fiscal years ending March 31, 2001 using management projections. Based on management projections, however, Goldman Sachs determined that Active Software would contribute 74.9% to pro forma combined net income for the estimated fiscal year ending March 31, 2002.

      Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using revenue estimates for Active Software and webMethods prepared by their respective managements. Goldman Sachs also prepared analyses using revenue estimates for Active Software based on Goldman Sachs research and revenue estimates for webMethods based on Dain Rauscher Wessels research. For each of the webMethods fiscal years ending March 31, 2001 and March 31, 2002, Goldman Sachs compared the revenue per share of Active Software common stock and webMethods common stock based on management projections and research estimates, on a standalone basis, to the revenue per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis based on the closing prices of Active Software and webMethods on May 19, 2000, and both excluding any of the potential benefits that may be realized following the merger and assuming synergies ranging from ten to sixty million dollars. Based on these analyses, the proposed transaction would be accretive to webMethods’ stockholders and dilutive to Active Software’s stockholders on a revenue per share basis in all of the above scenarios in the fiscal years ending March 31, 2001 and March 31, 2002.

      Analysis at Various Revenue Multiples. Goldman Sachs calculated implied pro forma values per share of common stock for each of webMethods and Active Software. Goldman Sachs performed these analyses using various multiples of levered market capitalization to the pro forma combined revenues for calendar year 2001 for webMethods and Active Software and assuming various synergies. Revenue figures for Active Software were based on Goldman Sachs research and revenue figures for webMethods were based on Dain Rauscher Wessels research. Using the exchange ratio offered pursuant to the merger agreement, Goldman Sachs then calculated an implied premium or discount to the closing price of Active Software common stock on May 19, 2000. The results are summarized as follows:

	Implied Premium to
	Active Software Share
Combined Company	Price Assuming Synergies of:
Multiple of Calendar
Year 2001 Revenues:	$0	$30 Million	$60 Million

8.2x*	(47.0)%	(39.6)%	(32.3)%

10.0x	(37.1)%	(28.2)%	(19.3)%

20.0x	18.8%	36.6%	54.5%

23.6x**	38.9%	60.0%	81.0%

30.0x	74.7%	101.5%	128.3%

40.0x	130.7%	166.4%	202.1%

40.6x***	134.0%	170.2%	206.5%

*	Represents the multiple of Active Software’s levered market capitalization as of May 19, 2000 to Goldman Sachs’ research estimates of Active Software’s revenues for calendar year 2001.

**	Represents the multiple equal to the sum of the levered market capitalization of webMethods as of May 19, 2000 and Active Software at the transaction price divided by the sum of the estimated revenue for calendar year 2001 for webMethods using Dain Rauscher Wessels research estimates plus the estimated revenue for calendar year 2001 for Active Software using Goldman Sachs research estimates.

***	Represents the multiple of webMethods’ levered market capitalization as of May 19, 2000 to Dain Rauscher Wessels’ research estimates of webMethods’ revenues for calendar year 2001.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Active Software or webMethods or the contemplated transaction.

      The analyses were prepared solely for purposes of Goldman Sachs’ providing its opinion to the Active Software board of directors as to the fairness, from a financial point of view, of the exchange ratio to the holders of the outstanding shares of Active Software common stock. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Active Software, webMethods, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, Goldman Sachs’ opinion to the Board of Directors of Active Software was one of many factors taken into consideration by the Active Software board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex C to this document.

      Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Active Software, having provided certain investment banking services to Active Software from time to time, including having acted as:

•	managing underwriter of a public offering of 3,500,000 common shares in August 1999; and

•	financial adviser in connection with, and having participated in certain of the negotiations leading to, the merger agreement.

      Active Software selected Goldman Sachs as its financial adviser because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

      Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Active Software or webMethods for its own account and for the accounts of customers. As of May 20, 2000, Goldman Sachs and various funds affiliated with Goldman Sachs hold 1,816,758 shares of webMethods common stock.

      Pursuant to a letter agreement dated May 9, 2000, Active Software engaged Goldman Sachs to act as its financial adviser in connection with the merger. Pursuant to the terms of this engagement letter, Active Software has agreed to pay Goldman Sachs, upon consummation of the merger, a transaction fee based on 0.9% of the aggregate consideration paid by webMethods, up to $750,000 of which will be creditable against the transaction fee paid by Active Software to Thomas Weisel Partners.

      Active Software has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys’ fees, and to indemnify Goldman Sachs against various liabilities, including certain liabilities under the federal securities laws.

     Opinion of Thomas Weisel Partners LLC

      In May 2000, Active Software hired Thomas Weisel Partners LLC to render a fairness opinion in connection with the merger of Active Software and webMethods. On May 20, 2000, Thomas Weisel Partners delivered to the Active Software Board its oral opinion that, as of that date, the exchange ratio was fair to the stockholders of Active Software other than webMethods and its affiliates, from a financial point of view. Thomas Weisel Partners later delivered its written opinion dated May 20, 2000, confirming its oral opinion.

      Active Software determined the exchange ratio through negotiations with webMethods. Active Software did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion. Further, Active Software did not request the advice of Thomas Weisel Partners with respect to alternatives to the transaction, and Thomas Weisel Partners did not assist Active Software in soliciting indications of interest from third parties for all or any part of the company or advise us with respect to alternatives to the transaction or the underlying decision to proceed with or effect the transaction.

      Attached as Exhibit D to this Joint Proxy Statement/ Prospectus is the full text of the written opinion that Thomas Weisel Partners delivered to Active Software. You should read this opinion carefully and in its entirety. Below is a summary of the Thomas Weisel Partners opinion.

      Thomas Weisel Partners has directed its opinion to the Board of Directors of Active Software. The opinion does not constitute a recommendation to you as to how you should vote with respect to the transaction. The opinion addresses only the financial fairness of the exchange ratio. It does not address the relative merits of the transaction or any alternatives to the transaction. Further, it does not address the underlying decision of Active Software to proceed with or effect the transaction. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. The Thomas Weisel Partners opinion includes statements to this effect.

      In connection with its opinion, Thomas Weisel Partners:

•	reviewed certain publicly available financial and other data with respect to Active Software and webMethods, including the consolidated financial statements for recent years and for the most recent fiscal quarters for which published results are available, and certain other relevant financial and operating data relating to Active Software and webMethods made available to Thomas Weisel Partners from published sources and from the internal records of Active Software and webMethods;

•	reviewed the financial terms and conditions of a draft of the agreement dated May 19, 2000;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, Active Software common stock and webMethods common stock;

•	compared Active Software and webMethods from a financial point of view with certain other companies in the software industry which Thomas Weisel Partners deemed to be relevant;

•	considered the financial terms, to the extent publicly available, of selected recent business combinations of technology companies which Thomas Weisel Partners deemed to be comparable in whole or in part, to the transaction;

•	reviewed and discussed with representatives of the management of Active Software and the management of webMethods certain information of a business and financial nature regarding Active Software and webMethods, furnished to Thomas Weisel Partners by Active Software and by webMethods, including financial forecasts and related assumptions of Active Software and webMethods;

•	made inquires regarding and discussed the transaction and the agreement and other matters related thereto with counsel for Active Software; and

•	performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

      In preparing its opinion, Thomas Weisel Partners did not assume any responsibility independently to verify the information referred to above. Instead, with the consent of Active Software, Thomas Weisel Partners relied on the information being accurate and complete. Thomas Weisel Partners also made the following assumptions, in each case with the consent of Active Software:

•	that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Active Software or webMethods since the respective dates of the last financial statements made available to Thomas Weisel Partners and that neither webMethods nor Active Software is currently involved in any material transaction other than the transaction, other publicly announced transactions, other preliminarily discussed transactions confidentially disclosed to Active Software and those activities undertaken in the ordinary course of conducting their respective businesses; and

•	that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations; and

•	that the transaction will be consummated substantially in accordance with the terms described in the draft of the agreement dated May 19, 2000, without waiver by Active Software of any of the conditions to webMethods’ obligations under the agreement.

      In addition, for purposes of its opinion:

•	Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Active Software or webMethods, nor was Thomas Weisel Partners furnished with any such appraisals;

•	Active Software informed Thomas Weisel Partners, and Thomas Weisel Partners assumed, that the transaction would be recorded as a pooling-of-interests transaction under GAAP; and

•	Thomas Weisel Partners’ opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

      The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the Board. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

      Comparable Company Analysis. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value, which Thomas Weisel Partners defined as fully-diluted market capitalization plus debt less cash and cash equivalents, to calendar year 2000 and 2001 projected revenues for companies in the software industry. Thomas Weisel Partners also calculated price/ earnings ratios for these companies. Thomas Weisel Partners believes that the ten companies listed below have operations similar to some of the operations of Active Software, but noted that none of these companies have the same management, composition, size or combination of businesses as Active Software:

• Allaire Corporation;

• BEA Systems, Inc.;

• Bluestone Software, Inc.;

• Iona Technologies PLC;

• Mercator Software, Inc.;

• New Era of Networks, Inc.;

• SilverStream Software, Inc.;

• Software Technologies Corporation;

• TIBCO Software Inc.; and

• Vitria Technology, Inc.

      The following tables set forth the multiples indicated by this analysis:

	Range of Multiples	Average	Median

Aggregate Value to Projected 2000 Revenues	4.7x-64.1x	19.2x	7.4x

2000 P/ E Ratio	57.3x-2,925.0x	587.0x	128.8x

	Range of Multiples	Average	Median

Aggregate Value to Projected 2001 Revenues	2.6x-41.0x	13.6x	5.5x

2001 P/ E Ratio	42.5x-610.4x	201.1x	63.5x

      While the comparable company analysis compared Active Software to ten companies in the software industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

      Thomas Weisel Partners noted that the aggregate value of the consideration to be received by stockholders of Active Software in connection with the transaction implied a calendar year 2001 P/ E Ratio of 240.0x, and multiples of aggregate value to calendar year 2000 projected revenues of 19.3x and to calendar year 2001 projected revenues of 11.6x.

      Comparable Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated the multiples of aggregate value to latest twelve-months sales and projected twelve-month forward sales in the following fifteen comparable acquisitions of software companies that have been announced since February 23, 1999;

Announcement Date	Name of Acquirer	Name of Acquired Company

4/5/00	Peregrine Systems, Inc.	Harbinger Corporation
3/13/00	i2 Technologies, Inc.	Aspect Development, Inc.
2/14/00	Computer Associates	Sterling Software, Inc.
International, Inc.
1/26/00	BroadVision Inc.	Interleaf Inc.
12/9/99	Broadbase Software, Inc.	Rubric, Inc.
12/1/99	Informix Corporation	Ardent Software, Inc.
11/16/99	E.piphany, Inc.	RightPoint Software, Inc.
11/15/99	Red Hat	Cygnus
10/18/99	Nortel Networks	Clarify
10/11/99	PeopleSoft, Inc.	The Vantive Corp.
10/7/99	Macromedia	Andromedia
8/23/99	Sun Microsystems, Inc.	Forte Software, Inc.
3/29/99	Computer Associates	Platinum Technology
	International, Inc.	International, Inc.
3/5/99	BMC Software, Inc.	New Dimension Software Ltd.
2/23/99	Brio Technology, Inc.	Sqribe Technologies, Inc.

      The following table sets forth the multiples indicated by this analysis and the multiples implied by the proposed transaction:

Proposed
Aggregate Value to:	Range of Multiples	Average	Median	Transaction

LTM Sales	2.2x-100.8x	30.6x	9.1x	34.3x

Forward Sales	1.8x-63.0x	14.6x	7.5x	17.2x

      No company or transaction used in the comparable company or comparable transactions analyses is identical to Active Software or webMethods or the transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Active Software, webMethods, and the transaction are being compared.

      Discounted Cash Flow Analysis. Thomas Weisel Partners used financial cash flow forecasts for Active Software for fiscal years 2001 through 2005, as projected based on discussions between Thomas Weisel Partners and Active Software’s management, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that Active Software would perform in accordance with these forecasts. Thomas Weisel Partners estimated the terminal value of the projected cash flows by applying multiples to Active Software’s projected 2005 tax-affected earnings before interest and taxes, which multiples ranged from 35x to 45x. Thomas Weisel Partners discounted the cash flows projected through 2005 and the terminal values to present values using discount rates ranging from 20% to 23%. This analysis indicated a range of aggregate values which was then increased by the company’s estimated net cash, to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding to calculate implied equity values per share ranging from $38.56 to $53.67.

      Premiums Paid Analysis. Thomas Weisel Partners reviewed the consideration paid in the same fifteen U.S. acquisitions of software companies Thomas Weisel considered in its Comparable Transactions Analysis. Thomas Weisel Partners calculated the premiums paid in these transactions over the applicable stock prices of the acquired company one day prior to the announcement of the acquisition offer as set forth in the following table:

Premium One Day Prior to
Announcement

Range of Premiums	10.4%-196.2%

Average	43.3%

Median	57.4%

      Thomas Weisel Partners also reviewed the consideration paid in fifty-four comparable U.S. acquisitions of technology companies involving an aggregate value between $949 million and $2.723 billion announced since May 25,1995. Thomas Weisel Partners calculated the premiums paid in these transactions over the applicable stock prices of the other company one day prior to the announcement of the acquisition offer as set forth in the following table:

Premium One Day Prior to
Announcement

Range of Premiums	1.4%-223.6%

Average	42.0%

Median	33.0%

      Thomas Weisel Partners noted that the premium implied by the transaction was 38.9% for the period one day prior to the date of the closing price of the company’s shares used in Thomas Weisel Partners’ analyses.

      Contribution Analysis. Thomas Weisel Partners used the estimates and financial forecasts prepared by the respective managements of Active Software and webMethods and third party analysts with respect to Active Software and webMethods to perform a contribution analysis. On the basis of these estimates and financial forecasts, Thomas Weisel Partners reviewed the contribution of each of Active Software and webMethods to projected revenue and gross profit, in each case for calendar years 2000 and 2001, for the combined company. Thomas Weisel Partners then compared these contributions to the forecasted ownership of the combined company to be held by the stockholders of each of Active Software and webMethods, assuming consummation of the transaction as described in the agreement.

      The following tables set forth the relative contributions indicated by this analysis and the forecasted ownership of the combined company:

Third Party Analysts Case	Active Software	WebMethods

Revenues

Calendar 2000 Projected	58.1%	41.9%

Calendar 2001 Projected	58.7%	41.3%

Gross Profit

Calendar 2000 Projected	64.2%	35.8%

Calendar 2001 Projected	60.6%	39.4%

Share Ownership	28.3%	71.7%

Management Case	Active Software	webMethods

Revenues

Calendar 2000 Projected	57.2%	42.8%

Calendar 2001 Projected	55.1%	44.9%

Gross Profit

Calendar 2000 Projected	60.7%	39.3%

Calendar 2001 Projected	55.6%	44.4%

Share Ownership	28.3%	71.7%

      The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to us. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of Active Software.

      In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Active Software and webMethods. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the exchange ratio in the transaction, and were provided to Active Software in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

      As described above, Thomas Weisel Partners’ opinion and presentation were among the many factors that the Board of Active Software took into consideration in making its determination to approve, and to recommend that the stockholders of Active Software approve, the transaction.

      Active Software has agreed to pay Thomas Weisel Partners a fee upon the earlier of (i) ninety days after delivery of its opinion, and (ii) the closing of the transaction. The Active Software Board of Directors was aware of this fee structure and took it into account in considering Thomas Weisel Partners’ opinion and in approving the transaction. Further, Active Software has agreed to reimburse Thomas Weisel

Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and its respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

      In the ordinary course of its business, Thomas Weisel Partners may actively trade the equity securities of Active Software and webMethods for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

Interests of certain persons in the merger

      Stockholders should be aware that certain directors, officers and stockholders of Active Software and webMethods have interests in the merger or arrangements that are different from, or are in addition to, those of the stockholders of Active Software and webMethods. These include:

•	Board Seats. R. James Green, Chairman of the Board, President and Chief Executive Officer of Active Software, and James P. Gauer, a director of Active Software, will be appointed to the webMethods Board of Directors upon completion of the merger;

•	Stock Options. All options to purchase shares of Active Software, including those held by any officer or director of Active Software, will be assumed by webMethods and will become options to acquire webMethods common stock after the merger, with the number of shares subject to the option and the option exercise price to be adjusted according to the exchange ratio of 0.527 shares of webMethods common stock for each share of Active Software common stock. The vesting under most of these options will be accelerated upon the completion of the merger, so that 50% of the then unvested shares will become vested in accordance with the terms of such option agreements and the applicable option plan. In addition, following completion of the merger, Mr. Green will receive options to purchase an additional 200,000 shares of webMethods common stock pursuant to a letter agreement referenced below in accordance with webMethods policy and standard practice for option grants to executive officers. These options will vest over four years, at an exercise price based on the trading price of webMethods common stock on the date of grant following completion of the merger.

•	Employment. Mr. Green has entered into a letter agreement with webMethods regarding employment with webMethods after completion of the merger. Mr. Green will be appointed the Chief Technology Officer and Executive Vice President of Product Development for webMethods;

•	Indemnification. Directors and executive officers of Active Software and webMethods have customary rights to indemnification against certain liabilities under Delaware law and the charter documents and bylaws of each company. In addition, webMethods has entered into indemnification agreements with each of its directors. webMethods intends to enter into indemnification agreements with any new directors in the future;

•	Legal Fee. The professional corporation associated with Jack L. Lewis, a director and a stockholder of webMethods, is a member of Shaw Pittman, outside counsel for webMethods. Shaw Pittman will receive customary fees and expenses in connection with its representation of webMethods in the merger; and

•	Professional Fee. As of July 11, 2000, Goldman, Sachs & Co. and certain investment funds affiliated with Goldman, Sachs & Co. hold shares of webMethods common stock representing approximately 5.6% of the outstanding shares of common stock of webMethods. Goldman, Sachs & Co. is acting as a financial adviser to Active Software and will receive customary fees and expense reimbursements in connection with providing advice to Active Software in connection with the merger.

      As a result of these arrangements, the directors, executive officers and interested stockholders of Active Software and webMethods could be more likely to vote in favor of recommending approval of the merger and the merger agreement than if they did not hold these interests.

Completion and effectiveness of the merger

      The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the stockholders of Active Software and approval of the issuance of shares of webMethods common stock in connection with the merger by the stockholders of webMethods.

Structure of the merger

      Wolf Acquisition, Inc., a newly formed and wholly owned subsidiary of webMethods, will be merged with and into Active Software. As a result of the merger, the separate corporate existence of Wolf Acquisition will cease and Active Software will survive the merger as a wholly owned subsidiary of webMethods.

      Upon completion of the merger, each outstanding share of Active Software common stock, other than shares held by Active Software itself or a subsidiary of Active Software, will be converted into the right to receive 0.527 of a share of fully paid and nonassessable webMethods common stock. The number of shares of webMethods common stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to webMethods common stock or Active Software common stock effected between the date of the merger agreement and the completion of the merger.

      No fractional shares of webMethods common stock will be issued in connection with the merger. Active Software stockholders will receive cash, without interest, in lieu of any fractional shares of webMethods common stock.

Exchange of stock certificates

      When the merger is completed, webMethods’ exchange agent will mail to Active Software stockholders a letter of transmittal and instructions for use in surrendering Active Software stock certificates in exchange for webMethods stock certificates. When an Active Software stockholder delivers the Active Software stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the Active Software stock certificates will be canceled and a certificate for webMethods common stock, representing the number of full shares of webMethods stock into which the Active Software stock represented by the returned certificate converts, together with a check in lieu of fractional shares, will be sent to the stockholder.

Issuance of stock certificates

      webMethods will issue webMethods stock certificates to Active Software stockholders only when the exchange agent has received a properly executed letter of transmittal and the Active Software stock certificate or an affidavit of lost stock certificate. webMethods will only issue Active Software stockholders a webMethods stock certificate or a check in lieu of fractional shares in the same name as the surrendered Active Software stock certificate. If a stockholder wishes to have certificates issued in any other name, the exchange agent must be presented with all documents required to show and effect the unrecorded transfer of ownership and proof of payment of applicable stock transfer taxes.

      Active Software stockholders are not entitled to receive any dividends or other distributions on webMethods common stock until the merger is completed and the stockholders have surrendered their Active Software stock certificates in exchange for webMethods stock certificates. webMethods does not anticipate paying any dividends with respect to its stock.

U.S. federal income tax consequences of the merger

      The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, applicable Treasury regulations promulgated thereunder, existing administrative interpretations and court decisions currently in effect, all of which are subject to change, possibly with retroactive effect, and certain assumptions, limitations, representations and covenants. This discussion assumes that Active Software stockholders hold their shares of Active Software common stock as capital assets within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

•	Stockholders who are not citizens or residents of the United States;

•	Financial institutions;

•	Tax-exempt organizations;

•	Insurance companies;

•	Dealers in securities;

•	Stockholders who acquired their shares of Active Software common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation; and

•	Stockholders who hold their shares of Active Software common stock as part of a hedge, straddle, conversion or other integrated transaction.

      Completion of the merger is conditioned upon (i) the delivery of an opinion to webMethods from Shaw Pittman, its legal counsel, and (ii) the delivery of an opinion to Active Software from Venture Law Group, Active Software’s legal counsel, in each case regarding the qualification of the merger as a reorganization within the meaning of section 368(a) of the Code, and that each of webMethods, its merger subsidiary and Active Software will be a party to the reorganization within the meaning of section 368 of the Code.

      Based upon the opinions of their respective tax counsels to be delivered as mentioned above, webMethods and Active Software believe that the merger will have the U.S. federal income tax consequences described below. The opinions of counsel referred to above will (i) assume the absence of any changes in existing facts, and (ii) rely on assumptions, representations and covenants including those contained in the merger agreement and certificates executed by officers of webMethods and Active Software. The opinions referred to above neither bind the Internal Revenue Service (the “IRS”) nor preclude the IRS from adopting a position contrary to that expressed in the opinions, and no assurance can be given that such a contrary position could not be successfully asserted by the IRS or adopted by a court if the positions were litigated. Neither of webMethods and Active Software intends to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the merger.

      Tax consequences to webMethods stockholders. Current stockholders of webMethods will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger.

      Tax consequences to Active Software stockholders. Except as discussed below, current stockholders of Active Software will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Active Software common stock solely for webMethods common stock in the merger. The aggregate tax basis of the webMethods common stock received as a result of the merger will be the same as the aggregate tax basis in the Active Software common stock surrendered in the exchange, reduced by the tax basis of any shares of Active Software common stock for which cash is received instead of fractional shares of webMethods stock. The holding period of the webMethods common stock received as a result of the exchange will include the period during which the Active Software common stock exchanged in the merger was held. Active Software stockholders will recognize gain or loss for U.S. federal income tax purposes with respect to the cash that they receive in lieu of a fractional share of webMethods common stock. The gain or loss will be measured by the difference between the amount of cash they receive and the portion of the tax basis of their shares of Active Software common stock allocable to the shares of Active Software common stock exchanged for the fractional share interest. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Active Software common stock have been held for more than one year at the time the merger is completed.

      A successful IRS challenge to the “reorganization” status of the merger would result in Active Software stockholders being treated as if they sold their Active Software shares in a fully taxable transaction. In such event, each Active Software stockholder would recognize gain or loss with respect to each share of Active Software common stock surrendered equal to the difference between the stockholder’s adjusted tax basis in such share and the sum of the cash, if any, and fair market value, as of the time the merger becomes effective, of the webMethods common stock received in exchange therefor. In such event, an Active Software stockholder’s aggregate basis in the webMethods common stock so received would equal its fair market value as of the effective time of the merger, and the stockholder’s holding period for such webMethods common stock would begin the day after the merger.

      Irrespective of the merger’s status as a reorganization, an Active Software stockholder will recognize gain to the extent shares of webMethods common stock received in the merger are treated as received in exchange for services or property other than solely Active Software common stock. All or a portion of any such gain could be taxable as ordinary income. Gain also will be recognized to the extent an Active Software stockholder is treated as receiving (directly or indirectly) consideration other than webMethods common stock in exchange for Active Software common stock or to the extent the Active Software common stock surrendered in the merger is not equal in value to the webMethods common stock and any cash received in exchange therefor. The opinions of counsel and this discussion assume such equal value.

      Tax consequences to webMethods and Active Software. webMethods, its merger subsidiary, and Active Software will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger.

      Backup withholding. Certain non-corporate Active Software stockholders may be subject to backup withholding at a 31 percent rate on cash payments received instead of fractional shares of webMethods common stock. Backup withholding will not apply, however, to an Active Software stockholder who:

•	furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Active Software stockholders following the date of completion of the merger;

•	provides a certification of foreign status on Form W-8 or successor form; or

•	is otherwise exempt from backup withholding.

      This discussion is only intended to provide you with a general summary, and it is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax adviser to determine the particular U.S. federal, state, local or foreign income or other tax consequences applicable to you of the merger.

Accounting treatment

      The merger is intended to qualify as a pooling-of-interests for financial reporting purposes under U.S. GAAP. Under this accounting method, the recorded assets and liabilities of webMethods and Active Software will be carried forward to the combined company at their recorded amounts. The reported operating results of the separate companies for periods prior to the combination will be combined and restated as the operating results of the combined company. A condition to the merger is that webMethods shall have received a letter from its accountant at the closing of the merger regarding its concurrence, as of the date of such letters with the conclusions of management as to the appropriateness of pooling-of-interests accounting treatment for the merger.

      Each of the affiliates of webMethods and Active Software has executed an affiliate agreement which provides that such affiliate will not transfer, sell, pledge or otherwise dispose of, or hedge or reduce the risks of ownership related to, shares of common stock of either webMethods or Active Software during the period beginning, for webMethods stockholders, on the date of the merger agreement and, for Active Software stockholders, thirty days prior to the Effective Date of the merger and ending for both webMethods and Active Software stockholders on the date that webMethods publishes financial results covering at least 30 days of combined operations of webMethods and Active Software (which agreements relate to the ability of webMethods to account for the merger as a pooling-of-interests).

Regulatory filings and approvals

      The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods end or expire. webMethods and Active Software each filed the required information and materials with the Department of Justice and the Federal Trade Commission and have been informed that early termination of the required waiting period has been granted. The requirements of the Hart-Scott-Rodino Act will be satisfied if the merger is completed within one year from the termination of the waiting period.

      Even though the waiting period has been terminated, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds. Accordingly, at any time prior to or after completion of the merger, either the Department of Justice or the Federal Trade Commission could take action under the antitrust laws. It is also possible that other persons could take actions to prevent the merger under the antitrust laws, including seeking to enjoin the merger. In addition, at any time prior to or after the completion of the merger, any state could take action under the antitrust laws.

Active Software affiliate agreements

      Concurrent with the execution of the merger agreement, R. James Green, The Green Family Trust UTA August 23, 1996, Jon A. Bode, Rafael Bracho, Edwin Winder, Sydney Springer, John Dempsey, M. Zack Urlocker, Michael J. Odrich, Todd Rulon-Miller, Roger Siboni, Kevin Compton, James P. Gauer, Ocean Park Ventures, L.P., Kleiner Perkins Caufield & Byers VII, L.P., KPCB Java Fund, L.P., KPCB Information Sciences Zaibatsu Fund II, L.P., LB I Group, Inc., Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P., Lehman Brothers MBG Venture Capital Partners 1998 (A), L.P., Lehman Brothers MBG Venture Capital Partners 1998 (B), L.P. and Lehman Brothers MBG Venture Capital Partners 1998 (C), L.P. entered into affiliate agreements with webMethods in which they agreed to restrict their transfers of any webMethods common stock they receive in the merger and to refrain from taking action which would adversely affect webMethods’ ability to account for the merger as a pooling-of-interests transaction. Specifically, each of the Active Software affiliate agreements provides, among other things, that the affiliate will not sell, transfer or otherwise dispose of the webMethods common stock issued to such affiliate in connection with the merger other than:

•	if the sale, transfer or other disposition is done as part of an effective registration statement under the Securities Act;

•	in compliance with Rule 145 of the Securities Act and the pooling-of-interest rules; or

•	in compliance with any other applicable exemption under the Securities Act.

      Each of the Active Software affiliate agreements also generally provides that, pursuant to Commission Staff Bulletin No. 65, such affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any “short” or put equivalent position with respect to or enter into any similar transaction which is intended to, or has the effect of reducing its risk relative to (1) any shares of Active Software common stock, except pursuant to and in connection with the consummation of the merger, or (2) any shares of webMethods common stock received by the affiliate in the merger or upon exercise of options assumed by webMethods in connection with the merger until the earlier of (a) webMethods’ public announcement of financial results covering at least 30 days of combined operations of webMethods and Active Software or (b) the termination of the merger agreement.

webMethods affiliate agreements

      Concurrent with the execution of the merger agreement, Charles Allen, Chase Bailey, Robert E. Cook, Dell USA, L.P., Caren DeWitt, Mary Dridi, FBR Technology Venture Partners, L.P., Dennis H. Jones, Michael J. Leventhal, Jack L. Lewis, Mayfield Associates Fund IV, Mayfield IX, Philip Merrick, David Mitchell, Gene Riechers and Robert T. Vasan entered into affiliate agreements with webMethods which generally provide that, pursuant to Commission Staff Bulletin No. 65, the affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any “short” or put equivalent position with respect to or enter into any similar transaction which is intended to, or has the effect of reducing its risk relative to any webMethods common stock until the earlier of (1) webMethods’ publishes financial results covering at least 30 days of combined operations of webMethods and Active Software or (2) the termination of the merger agreement.

Listing of webMethods shares

      webMethods has filed an application to list the shares offered in connection with the merger for quotation on the Nasdaq National Market. Nasdaq must approve the listing before the merger can be completed.

Delisting of Active Software shares

      If the merger is completed, the Active Software shares will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT AND RELATED AGREEMENTS

The Merger Agreement

      The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this Joint Proxy Statement/ Prospectus. Stockholders are urged to read the full text of the merger agreement.

Conditions to completion of the merger

      Completion of the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions:

•	webMethods’ registration statement on Form S-4 must have been declared effective by the Securities and Exchange Commission;

•	the merger agreement must be adopted by the holders of a majority (by voting power) of the outstanding shares of Active Software common stock;

•	the issuance of shares of webMethods common stock in connection with the merger must be approved by the holders of webMethods common stock;

•	the shares of webMethods common stock to be issued in the merger must be approved for listing, subject to official notice of issuance, on the Nasdaq National Market;

•	all applicable approvals and consents of governmental authorities required to complete the merger must be received and all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

•	no law, regulation, order or injunction must be enacted or issued which has the effect of making the merger illegal or of otherwise prohibiting completion of the merger substantially on the terms contemplated by the merger agreement, nor shall any proceeding before a governmental authority seeking such an order or injunction be pending; and

•	both webMethods’ and Active Software’s respective outside counsel must have issued written opinions to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

      webMethods’ obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

•	Active Software’s representations and warranties must be true and correct on the date the merger is to be completed as if made at and as of such time, except for:

•	representations and warranties that address matters only as of a particular date, which must be true and correct as of such date; and

•	any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (which is a defined term described immediately below this list of conditions), provided, however that for this purpose, Active Software’s representations and warranties shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality; and webMethods and Wolf Acquisition shall have received a certificate to that effect signed by Active Software’s Chief Executive Officer and Chief Financial Officer.

•	Active Software must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement, the stockholders’ agreements and the strategic relationship agreement;

•	any third party consents or waivers must have been obtained for those contracts and agreements that, if the approval or consent is not obtained, could either individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

•	webMethods must have been advised in writing by PricewaterhouseCoopers LLP that they concur with webMethods’ conclusion that the transactions contemplated by the merger agreement, if completed, can properly be accounted for as a pooling-of-interests business combination in accordance with generally accepted accounting principles and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the Securities and Exchange Commission;

•	each of Active Software’s directors, executive officers and affiliates must have executed and delivered to webMethods an affiliate agreement concerning restrictions on the transfer of shares of Active Software common stock and webMethods common stock, and each such agreement must be in full force and effect;

•	the stockholders agreement and the affiliate agreements signed by the stockholders of Active Software must be effective, except for actions under the stockholders agreement which would not reasonably be expected to have a Material Adverse Effect or impede the ability of Active Software to consummate the merger;

•	the option agreement and employment offer letter between webMethods and R. James Green must be in full force and effect; and

•	no events, changes or effects have occurred with respect to Active Software that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Active Software or its subsidiaries.

      A “Material Adverse Effect” with respect to any party is any fact, event, change, development, circumstance or effect that:

•	is materially adverse to the business, financial condition, results of operations, assets, liabilities, properties or prospects of such party and its subsidiaries, taken as a whole, or

•	would materially impair or delay such party’s ability to perform its obligations under the merger agreement or under the strategic relationship agreement.

      A “Material Adverse Effect” does not include:

•	changes in general economic conditions,

•	changes affecting the industry generally in which such party operates (provided that the changes do not affect such party in a substantially disproportionate manner), or

•	changes in the trading prices or volume in such party’s capital stock.

      Active Software’s obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

•	webMethods’ and Wolf Acquisition’s representations and warranties must be true and correct on the date the merger is to be completed as if made at and as of such time, except for:

•	representations and warranties that address matters only as of a particular date, which must be true and correct in all material respects as of such date; and

•	any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of webMethods or Wolf Acquisition to consummate the merger;

•	webMethods and Wolf Acquisition must have performed or complied in all material respects with all of their agreements and covenants required by the merger agreement, except for any failures to perform or comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of webMethods or Wolf Acquisition to consummate the merger;

•	the Board of Directors of webMethods must have appointed R. James Green and one other person, designated by Active Software and reasonably satisfactory to the Board of Directors of webMethods, to webMethods’ Board of Directors;

•	the affiliate agreements signed by the stockholders of webMethods must be effective; and

•	no events, changes or effects have occurred with respect to webMethods that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on webMethods or its subsidiaries.

Active Software’s conduct of business before completion of the merger

      Active Software agreed that until the completion of the merger or unless webMethods consents in writing, Active Software and its subsidiaries will operate their businesses in the ordinary course and in a manner consistent with past practice with the goal of:

•	preserving intact their business organizations;

•	keeping available the services of their current officers, employees and consultants; and

•	maintaining their material contracts and preserving their relationships with advertisers, sponsors, customers, licensees, suppliers and others having business relations with Active Software or its subsidiaries.

      Active Software also agreed that until the completion of the merger, or unless webMethods consents in writing, Active Software and its subsidiaries will conduct their businesses in compliance with specific restrictions relating to the following:

•	modification of Active Software’s or any of its subsidiaries’ certificate of incorporation and bylaws;

•	the issuance and redemption of securities;

•	the issuance of dividends or other distributions;

•	the disposition of Active Software’s assets;

•	liquidation, dissolution, merger, restructuring, recapitalization or reorganization;

•	the imposition of liens;

•	the acquisition of assets or other entities;

•	the incurrence of indebtedness;

•	capital expenditures;

•	employees and employee benefits;

•	accounting policies and procedures;

•	revaluation of any of its assets;

•	entrance into or modification of contracts;

•	tax elections and liabilities;

•	settlement of litigation and claims;

•	related party transactions;

•	maintenance of insurance; and

•	actions relating to the treatment of the merger as a pooling-of-interests and a tax-free reorganization.

      The agreements related to the conduct of Active Software’s business in the merger agreement are complicated and not easily summarized. You are urged to carefully read section 4.1 of the merger agreement entitled “Conduct of Business by the Company Pending the Merger.”

Solicitation of other proposals involving Active Software

      Active Software has certain obligations with respect to “Acquisition Proposals.”

      An “Acquisition Proposal” is any inquiry, proposal or offer to Active Software and its subsidiaries from any person other than webMethods, Wolf Acquisition or any of their affiliates that relates to any of the following:

•	the issuance or acquisition of more than 30% (by voting power) of the outstanding capital stock or equity interests of Active Software or its subsidiaries;

•	any tender offer or exchange offer that, if completed, would result in any person or its affiliates beneficially owning more than 30% (by voting power) of the outstanding capital stock or other equity securities of Active Software or its subsidiaries;

•	the sale, lease, exchange, license or other disposition of more than 50% of the assets of Active Software; or

•	a liquidation or dissolution involving Active Software.

      Until the merger is completed or the merger agreement is terminated, Active Software has agreed not to take any of the following actions and has agreed not to permit any of its affiliates, subsidiaries or representatives to take any of the following actions:

•	solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

•	participate in discussions or negotiations with, or furnish any non-public information with respect to, any person concerning an Acquisition Proposal or take any other actions to facilitate any inquiries or the making of any Acquisition Proposal;

•	engage in any discussions with any person with respect to any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

      However, Active Software may participate in any discussions or negotiations that are otherwise prohibited, or furnish otherwise prohibited information regarding Active Software, pursuant to a confidentiality agreement that must be on terms no less favorable to Active Software than those in effect between Active Software and webMethods, if all of the following occur:

•	a third person has submitted an unsolicited, bona fide written Acquisition Proposal to Active Software, which the Board of Directors of Active Software reasonably concludes (based on the written advice of Active Software’s financial advisers) may constitute a Superior Offer (as defined below);

•	neither Active Software nor any of its representatives has violated any of the restrictions outlined above;

•	Active Software’s Board of Directors determines in good faith, after consultation with its outside counsel, that taking such action is required to satisfy the Board’s fiduciary obligations to Active Software’s stockholders under applicable law;

•	Active Software’s Board of Directors provides to webMethods the identity of the third person or group and a summary of all of the material terms and conditions of the Acquisition Proposal;

•	Active Software gives webMethods at least two business days advance notice of its intent to furnish information or to enter into discussions; and

•	Active Software at the same time provides to webMethods copies of the information provided to the third party.

      Subject to receipt of a Superior Offer, as defined below, Active Software’s Board of Directors has the following obligations:

•	the Board of Directors must recommend that the Active Software stockholders vote in favor of adoption of the merger agreement;

•	this Joint Proxy Statement/Prospectus must include a statement that the Board of Directors unanimously recommends that the Active Software stockholders vote in favor of adoption of the merger agreement; and

•	neither the Board of Directors nor any committee thereof may withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to webMethods, the recommendation of the Board of Directors that the Active Software stockholders vote in favor of adoption of the merger agreement.

      A “Superior Offer” is any bona fide offer by a third party to effect any of the following transactions:

•	a merger or consolidation involving Active Software whereby the stockholders of Active Software preceding the transaction will hold less than 50% of the equity of the surviving entity;

•	a sale or other disposition of assets representing in excess of 50% of the value of Active Software’s business immediately prior to such sale; or

•	the acquisition by a third party of 51% or more of the outstanding shares of Active Software;

which, in each case, is on terms that Active Software’s Board of Directors determines in its reasonable judgment will result in a transaction more favorable to Active Software’s stockholders than the merger and such decision must be based on the written advice of a financial adviser. If Active Software does receive such a Superior Offer, which is not withdrawn, then its Board of Directors may (subject to the conditions set forth below) withdraw or modify, or propose to withdraw or modify, the Active Software Board’s recommendation in favor of adoption of the merger agreement if:

•	Active Software has provided written notice to webMethods advising them of the receipt of the Superior Offer, the material terms and conditions of the Superior Offer and the identity of the third party making the Superior Offer;

•	webMethods, within three business days after receipt of notice from Active Software of the Superior Offer, provides an offer, which in Active Software’s Board of Directors good faith judgment is at least as favorable to the stockholders of Active Software as the Superior Proposal;

•	Active Software’s Board of Directors concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, such action is required for the Board of Directors to comply with their fiduciary duties to the Active Software stockholders; and

•	Active Software has not violated any of the restrictions relating to soliciting other offers or changing or modifying its recommendations in favor of the merger.

webMethods’ conduct of business before completion of the merger

      webMethods agreed that until the completion of the merger, webMethods will use its best efforts to:

•	operate according to its plans and budgets;

•	keep available the services of its current officers, employees and consultants; and

•	maintain their material contracts and preserving their relationships with advertisers, sponsors, customers, licensees, suppliers and others having business relations with them.

      webMethods also agreed that until the completion of the merger, or unless Active Software consents in writing, webMethods will conduct its business in compliance with specific restrictions relating to the following:

•	modification of webMethods’ certificate of incorporation and bylaws;

•	the issuance of any cash dividends;

•	actions relating to the treatment of the merger as a pooling-of-interests and a tax-free reorganization; and

•	securities filings.

      The agreements related to the conduct of webMethods’ business in the merger agreement are complicated and not easily summarized. You are urged to carefully read section 4.3 of the merger agreement entitled “Conduct of Business by Parent Pending the Merger.”

Additional agreements made in the merger agreement

      Both Active Software and webMethods have agreed to use their reasonable best efforts to take, or cause to be taken and to do or cause to be done, all actions to assist and cooperate with each other in performing all things necessary, proper and advisable to complete the merger and the related transactions. Accordingly, Active Software and webMethods have agreed to use their reasonable best efforts to:

•	as promptly as practicable, obtain all necessary approvals and make all necessary filings under applicable laws relating to the merger agreement and the transactions contemplated by the merger agreement;

•	furnish all information required for any application or other filing required to be made in connection with the merger and the related transactions;

•	lift, rescind or mitigate the effects of any injunction or other order adversely affecting the ability of either webMethods or Active Software to complete the merger, subject to certain limitations specified in the merger agreement; and

•	satisfy or cause to be satisfied all of the conditions that must be satisfied prior to the merger being completed as have been outlined in the preceding section of this Joint Proxy Statement/ Prospectus titled “— Conditions to completion of the merger.”

      However, webMethods and its affiliates are not obligated to take either of the following actions:

•	make proposals, execute or carry out agreements, or submit to orders, (1) providing for the sale or other disposition of any of the assets of webMethods, its affiliates, or its subsidiaries, or (2) imposing or seeking to impose any limitation on the ability of webMethods, its affiliates or its subsidiaries to acquire, hold or exercise full rights of ownership of Active Software’s common stock; or

•	take any steps to avoid or eliminate any impediment asserted under any antitrust law if taking such steps, in webMethods’ reasonable judgment, might result in a limitation of the benefit that webMethods expects to derive as a result of the merger or might adversely affect Active Software, webMethods or webMethods’ affiliates.

      Additionally, webMethods and Active Software have agreed to cooperate with one another in the following manners:

•	the preparation of this Joint Proxy Statement/ Prospectus and the registration statement of which it is a part;

•	the preparation of any filing required under applicable antitrust laws;

•	the identification and seeking of any filings and consents that are required to complete;

•	the preparation of the application for listing on the Nasdaq National Market for the webMethods common stock that will be issued as part of the merger; and

•	the facilitating of the achievement of the benefits reasonably anticipated by the merger.

Termination of the merger agreement

      The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement by Active Software stockholders:

•	by mutual consent of the Boards of Directors of webMethods and Active Software;

•	by webMethods or Active Software, if the merger is not completed before November 30, 2000, except that the right to terminate the merger agreement is not available to any party whose willful failure to fulfill any material obligation under the merger agreement has been the cause of the failure to complete the merger on or before such date;

•	by webMethods or Active Software, if there is any final and nonappealable order, decree or ruling of a court or governmental authority permanently prohibiting completion of the merger;

•	by webMethods or Active Software, if (1) the merger agreement fails to receive the requisite vote for adoption by the stockholders of Active Software at the special meeting or (2) the approval of the issuance of shares of webMethods common stock in connection with the merger fails to receive the requisite vote for adoption by the stockholders of webMethods at the annual meeting;

•	by webMethods, if Active Software’s board of directors:

•	approves or recommends, or proposes to approve or recommend, any Acquisition Proposal other than the merger;

•	fails to present and recommend adoption of the merger agreement to the Active Software stockholders, or withdraws or modifies, or proposes to withdraw or modify, its recommendation or approval in a manner adverse to webMethods;

•	fails to mail this Joint Proxy Statement/ Prospectus to Active Software’s stockholders when it is available for mailing or fails to include in it the Active Software Board’s recommendation of the merger, including the recommendation that the Active Software stockholders vote in favor of the adoption of the merger agreement;

•	fails to publicly reaffirm its approval and recommendation that Active Software stockholders adopt the merger agreement within ten days of a request by webMethods;

•	enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or takes any other prohibited actions with respect to negotiations involving Active Software;

•	materially breaches the strategic relationship agreement; or

•	resolves or announces its intention to take any of the actions specified above;

•	by webMethods, if (1) a third party acquires 20% or more of the outstanding shares of capital stock or other equity interests of Active Software, or (2) a tender or exchange offer relating to the Active Software securities is commenced by a third party and Active Software does not recommend rejection of such tender or exchange offer to its stockholders within 10 business days after such offer is first published, sent or given;

•	by webMethods, as long as it is not in material breach of any of its obligations under the merger agreement, (1) if any of Active Software’s representations or warranties are or become untrue or inaccurate, or (2) if Active Software has breached any of its covenants or agreements contained in the merger agreement, in each case so that the corresponding condition to completion of the merger would not be met, and in each case where such breach or inaccuracy, if curable, has not been cured within 30 days after notice to Active Software of the breach or inaccuracy;

•	by Active Software, as long as it is not in material breach of any of its obligations under the merger agreement, (1) if any of webMethods’ or Wolf Acquisition’s representations or warranties are or become untrue or inaccurate, or (2) if webMethods or Wolf Acquisition has breached any of their covenants or agreements contained in the merger agreement, in each case so that the corresponding condition to completion of the merger would not be met, and in each case where such breach or inaccuracy, if curable, has not been cured within 30 days after notice to Active Software of the breach or inaccuracy; and

•	by webMethods, if any stockholder that is a party to the stockholders agreement has breached or failed to perform in any material respect its obligations under the stockholders agreement, unless such breach or failure, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on or materially impede the parties’ ability to consummate the merger.

Payment of termination fee

      Active Software will pay to webMethods a termination fee of $50 million if webMethods terminates the merger agreement because of any of the following circumstances:

•	if Active Software’s Board of Directors:

•	approves or recommends, or proposes to approve or recommend, any Acquisition Proposal other than the merger;

•	fails to present and recommend adoption of the merger agreement to the Active Software stockholders, or withdraws or modifies, or proposes to withdraw or modify, its recommendation or approval in a manner adverse to webMethods;

•	fails to mail this Joint Proxy Statement/ Prospectus to Active Software’s stockholders when it is available for mailing or fails to include in it the Active Software Board’s recommendation of the merger, including the recommendation that the Active Software stockholders vote in favor of the adoption of the merger agreement;

•	fails to publicly reaffirm its approval and recommendation that Active Software stockholders adopt the merger agreement within ten days of a request by webMethods;

•	enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or takes any other prohibited actions with respect to negotiations involving Active Software;

•	materially breaches the strategic relationship agreement;

•	resolves or announces its intention to take any of the actions specified above;

•	if (1) a third party acquires 20% or more of the outstanding shares of capital stock or other equity interests of Active Software, or (2) a tender or exchange offer relating to the Active Software securities is commenced by a third party and Active Software does not recommend rejection of such tender or exchange offer to its stockholders within 10 business days after such offer is first published, sent or given; or

•	if any stockholder that is a party to the stockholders agreement has breached or failed to perform in any material respect its obligations under the stockholders agreement that individually or in the aggregate would reasonably be expected to have a material adverse effect on or materially impede the ability of the parties to consummate the merger.

      Additionally, if the merger agreement fails to receive the requisite vote for adoption by the stockholders of Active Software at the special meeting, Active Software will pay to webMethods a termination fee of $10 million, and an additional $40 million, if and only if, within 12 months following the termination of the merger agreement, Active Software or any of its subsidiaries enters into a definitive agreement with a third party to do any of the following:

•	merge, consolidate, combine, recapitalize, liquidate, dissolve or a similar transaction involving Active Software where the stockholders of Active Software preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity;

•	sell or otherwise dispose of assets of Active Software representing in excess of 50% of the aggregate fair market value of Active Software’s business immediately prior to such sale; or

•	allow any third party to acquire, directly or indirectly, the beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Active Software.

      Active Software has also agreed to pay the fees and expenses actually incurred by webMethods in connection with the merger agreement and the merger if the merger agreement is terminated in the circumstances identified above that give rise to Active Software’s obligation to pay to webMethods the termination fee.

Active Software’s employees

      Individuals who are employed by Active Software or any of its subsidiaries when the merger is completed will become employees of webMethods or one of webMethods’ subsidiaries, although webMethods may terminate these employees at any time. After the merger is completed and on a schedule determined by webMethods in connection with the integration of its business with that of Active Software’s, the employees of Active Software will be eligible to participate in the employee benefit plans of webMethods to the same extent as any similarly situated employees of webMethods. Active Software employees will be allowed credit for their service with Active Software for purposes of eligibility, vesting and determination of the level of benefits (including calculating the number of vacation days to which they are entitled, but excluding benefit accruals under defined benefit pension plan).

      If requested to do so by webMethods, Active Software will adopt, prior to the merger’s completion, resolutions to cease all contributions to Active Software’s retirement savings plan and to terminate the plan immediately prior to the consummation of the merger. If requested by webMethods, these resolutions will also provide that all of the participants in the plan will be fully vested in their account balances and that the participants will receive their account balances as soon as practicable following the consummation of the merger.

      After the merger webMethods will provide additional options to purchase its common stock to employees of Active Software in an amount determined by webMethods and Active Software in order to reasonably provide incentives for and to retain the employees of Active Software after the date of the merger.

Treatment of Active Software stock options

      webMethods will assume each stock option issued by Active Software, including those options issued under Active Software’s 1996 Stock Plan, 1996A Stock Plan, 1999 Stock Plan, Translink Stock Option Plan, Alier 1996 Stock Option Plan, Alier 1997 Stock Option Plan and 1999 Director Stock Option Plan.

      Upon completion of the merger, each outstanding option to purchase Active Software common stock will be converted into an option to purchase the number of shares of webMethods common stock equal to 0.527 multiplied by the number of shares of Active Software common stock that would have been obtained before the merger upon the exercise of each option, rounded down to the nearest whole share. The exercise price will be equal to the exercise price per share of Active Software common stock subject to the option before conversion divided by 0.527, rounded up to the nearest whole cent.

      The other terms of each Active Software option referred to above will continue to apply, including any provisions providing for acceleration of vesting, restrictions on transfer and restrictive covenants.

      webMethods will file a registration statement on Form S-8 for the shares of webMethods common stock issuable with respect to each Active Software option and will use its reasonable best efforts to maintain the effectiveness of that registration statement for as long as any of the options remain outstanding.

      webMethods and Active Software will agree on the treatment of Active Software’s employee stock purchase plan, which will be on terms not inconsistent with the terms of the purchase plan or the merger agreement. In no case will Active Software’s common stock be purchased under the employee stock purchase plan after the date of the merger.

Representations and warranties

      Both webMethods and Active Software made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial conditions, structures and other facts pertinent to the merger.

      The representations given by Active Software cover the following topics, among others, as they relate to Active Software and its subsidiaries:

•	Active Software’s corporate organization and its qualification to do business;

•	the possession of and compliance with approvals required to conduct Active Software’s business;

•	Active Software’s certificate of incorporation and by-laws;

•	Active Software’s capitalization;

•	authorization of the merger agreement by Active Software;

•	the effect of the merger on obligations of Active Software and under applicable laws;

•	regulatory approvals required to complete the merger;

•	Active Software’s material contracts;

•	Active Software’s compliance with applicable laws;

•	Active Software’s filings and reports with the Securities and Exchange Commission;

•	Active Software’s financial statements;

•	changes in Active Software’s business since December 31, 1999;

•	Active Software’s liabilities;

•	litigation involving Active Software;

•	Active Software’s employee benefit plans;

•	Active Software’s labor matters;

•	information supplied by Active Software in this Joint Proxy Statement/ Prospectus and the related registration statement filed by webMethods;

•	restrictions on Active Software’s business practices;

•	Active Software’s title to the properties it owns and leases;

•	Active Software’s taxes;

•	environmental laws that apply to Active Software;

•	intellectual property owned or used by Active Software;

•	Active Software’s insurance;

•	Active Software’s satisfaction of business combination laws;

•	the treatment of the merger as a pooling-of-interests and a tax-free reorganization;

•	Active Software’s brokers;

•	Active Software’s business practices with respect to the absence of any unlawful payments;

•	transactions between Active Software and interested parties; and

•	Active Software’s financial advisers.

      The representations given by webMethods cover the following topics, among others, as they relate to webMethods and Wolf Acquisition:

•	corporate organization and qualification to do business;

•	the possession of and compliance with approvals required to conduct business;

•	capitalization;

•	authorization of the merger agreement;

•	the effect of the merger on obligations under applicable laws;

•	regulatory approvals required to complete the merger;

•	webMethods’ material contracts;

•	webMethods’ compliance with applicable laws;

•	webMethods’ filings and reports with the Securities and Exchange Commission;

•	webMethods’ financial statements;

•	changes in webMethods’ business since March 31, 2000;

•	litigation involving webMethods;

•	information supplied by webMethods in this Joint Proxy Statement/ Prospectus and the related registration statement filed by webMethods;

•	webMethods’ taxes;

•	environmental laws that apply to webMethods;

•	the treatment of the merger as a pooling-of-interests and a tax-free reorganization;

•	webMethods’ brokers;

•	webMethods’ business practices with respect to the absence of any unlawful payments; and

•	webMethods’ financial advisers.

      The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Extension, waiver and amendment of the merger agreement

      webMethods and Active Software may amend the merger agreement before completion of the merger. However, after the Active Software stockholders adopt the merger agreement, no change can be made without further stockholder approval that will reduce the amount of or change the type of consideration into which each share of Active Software common stock will be converted upon completion of the merger or that otherwise requires further stockholder approval under applicable law.

      Either company may extend the other’s time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other’s representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement. If any conditions or other obligations are waived, the companies will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies is appropriate.

The Voting Agreement

      The following summary of the voting agreement is qualified in its entirety by reference to the complete text of the voting agreement, which is incorporated by reference and attached as Annex E to this Joint Proxy Statement/ Prospectus. You are urged to read the full text of the voting agreement.

      The voting agreement requires that the following webMethods stockholders vote, or cause to be voted, all of the shares of webMethods common stock beneficially owned by them in favor issuance of shares of webMethods common stock in connection with the merger:

Charles Allen
Chase Bailey
Robert E. Cook
Dell USA, L.P.
Caren DeWitt
Mary Dridi
FBR Technology Venture Partners, L.P.
Dennis H. Jones
Michael J. Levinthal
Jack L. Lewis
Mayfield Associates Fund IV
Mayfield IX
Phillip Merrick
David Mitchell
Gene Riechers
Robert T. Vasan

      As of July 11, 2000, the record date, the webMethods stockholders who entered into the voting agreement collectively beneficially owned approximately 17,069,252 shares of webMethods common stock, which represented approximately 53% of the outstanding shares of webMethods common stock. Most of the webMethods stockholders who are party to the voting agreement have agreed not to sell the webMethods stock and options owned, controlled or acquired by that person before the date of the merger agreement.

The Stockholders Agreement

      The following summary of the stockholders agreement is qualified in its entirety by reference to the complete text of the stockholders agreement, which is incorporated by reference and attached as Annex F to this Joint Proxy Statement/ Prospectus. You are urged to read the full text of the stockholders agreement.

      The stockholders agreement requires that the following Active Software stockholders vote all of the shares of Active Software common stock beneficially owned by them in favor of the merger:

Jon A. Bode
R. James Green
R. James Green and Carol E. Green, Trustees of the Green Family Trust UTA dated August 23, 1996
Rafael Bracho
Edwin Winder
Sydney Springer
John Dempsey
M. Zack Urlocker
Michael J. Odrich
Todd Rulon-Miller
Roger Siboni
Kevin Compton
James Gauer
Ocean Park Ventures, L.P.
Kleiner Perkins Caufield & Byers VII, L.P.
KPCB Java Fund, L.P.
KPCB Information Sciences Zaibatsu Fund II, L.P.
LB I Group Inc.
Lehman Brothers MBG Venture Capital Partners 1997(A), L.P.
Lehman Brothers MBG Venture Capital Partners 1998(A), L.P.
Lehman Brothers MBG Venture Capital Partners 1998(B), L.P.
Lehman Brothers MBG Venture Capital Partners 1998(C), L.P.

      As of the record date, the Active Software stockholders who entered into the stockholders agreement (and their affiliates) collectively beneficially owned, and were entitled to vote, approximately 6,041,884 shares of Active Software common stock, which represented approximately 23% of the outstanding shares of Active Software common stock as of July 11, 2000.

      Each Active Software stockholder who is a party to the stockholders agreement has agreed not to sell the Active Software stock and options owned, controlled or acquired by that person before the date of the merger agreement. Additionally, each stockholder has agreed that, in its capacity as a stockholder, it will not do any of the following (nor will it authorize any of its affiliates, directors, officers, employees or representatives to do any of the following):

•	solicit, facilitate, initiate or encourage any inquiries or communications or the making of any proposal or offer that constitutes, or may constitute, an Acquisition Proposal;

•	participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal;

•	engage in discussions with any person with respect to any Acquisition Proposal;

•	endorse or recommend any Acquisition Proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

      The stockholders agreement will terminate upon the earlier to occur of (1) the termination of the merger agreement in accordance with its terms, or (2) the completion of the merger.

Strategic Relationship Agreement

      Concurrently with the execution of the merger agreement, webMethods and Active Software entered into a strategic relationship agreement. Under this strategic relationship agreement, Active Software granted webMethods a non-exclusive, worldwide (excluding Japan and Italy) right and license to use, reproduce and distribute Active Software’s products for use in conjunction with webMethods’ products. The license includes the right to sublicense the rights granted to webMethods to distributors, resellers and other third parties. In addition, the strategic relationship agreement provides that Active Software will provide webMethods’ customers with ongoing support and maintenance for the Active Software products.

      The strategic relationship agreement requires webMethods to pay Active Software for any services performed and for each copy of Active Software’s products that are licensed to customers by webMethods or its distributors or third party resellers. The fees to be paid by webMethods are based on Active Software’s commercial price list subject to certain available pricing discounts. The initial term of the strategic relationship agreement is three years and will automatically renew for additional one year periods unless either party decides not to renew the agreement prior to the end of the then-current term. This agreement may be terminated by either party in the event of a material breach by the other party and the breach is not cured within thirty days after receipt of written notice thereof, or by mutual agreement by webMethods and Active Software.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR WEBMETHODS

      The following selected historical consolidated financial data for webMethods should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of webMethods, which are included elsewhere in this Joint Proxy Statement/Prospectus. The historical consolidated statement of operations data for the years ended March 31, 2000, 1999 and 1998 and the historical consolidated balance sheet data as of March 31, 2000 and 1999 are derived from the consolidated financial statements of webMethods, which have been audited by PricewaterhouseCoopers LLP, independent accountants for webMethods, and are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the period from inception (June 12, 1996) through March 31, 1997 and the historical consolidated balance sheet data as of March 31, 1998 and 1997 are derived from consolidated financial statements of webMethods not contained in this Joint Proxy Statement/ Prospectus. Historical results are not necessarily indicative of future results.

				Period from
				Inception
				(June 12, 1996)
	Year Ended March 31,			through
				March 31,
	2000	1999	1998	1997

	(in thousands, except per share data)

Consolidated Statement of Operations Data:

Revenue:

License	$15,495	$3,707	$99	$11

Professional services	5,177	582	57	—

Maintenance	2,330	173	10	1

Total revenue	23,002	4,462	166	12

Cost of revenue:

License	984	172	—	—

Professional services and maintenance(a)	7,717	482	—	—

Total cost of revenue	8,701	654	—	—

Gross profit	14,301	3,808	166	12

Operating expenses:

Sales and marketing(a)	20,366	4,551	697	123

Research and development(a)	6,419	1,655	569	94

General and administrative(a)	5,940	1,032	287	79

Amortization of deferred stock compensation	1,767	—	—	—

Write-off of intellectual property	—	—	—	150

Total operating expenses	34,492	7,238	1,553	446

Operating loss	(20,191)	(3,430)	(1,387)	(434)

Interest income, net	2,080	134	24	—

Loss before income taxes	(18,111)	(3,296)	(1,363)	(434)

Deferred tax provision	46	—	—	—

Net loss	(18,157)	(3,296)	(1,363)	(434)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	(10,223)	(606)	(112)	—

Net loss attributable to common stockholders	$(28,380)	$(3,902)	$(1,475)	$(434)

Basic and diluted net loss per common share	$(3.00)	$(.71)	$(.24)	$(.08)

Shares used in computing basic and diluted net loss per common share	9,448	5,527	6,269	5,519

	As of March 31,

	2000	1999	1998	1997

	(in thousands)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$156,778	$3,129	$2,375	$193

Working capital	154,261	3,715	2,204	96

Total assets	216,300	8,430	2,649	252

Long-term obligations, net of current portion	5,941	381	—	—

Mandatorily redeemable preferred stock	—	11,118	4,076	—

Total stockholders’ equity (deficit)	187,734	(5,574)	(1,741)	121

(a)	For the year ended March 31, 2000, excludes non-cash stock compensation as described in the webMethods consolidated financial statements included in this Joint Proxy Statement/Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF WEBMETHODS

      The following discussion and analysis of the financial condition and results of operations of webMethods should be read in conjunction with “Selected Historical Consolidated Financial Data of webMethods” and webMethods’ consolidated financial statements and the notes to the consolidated financial statements appearing elsewhere in this Joint Proxy Statement/ Prospectus and webMethod’s Annual Report on Form 10-K for the year ended March 31, 2000. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believes”, “expects”, “anticipates”, “plans”, “intends” and similar words or expressions identify forward-looking statements. The actual results achieved by webMethods may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors.”

Overview

      webMethods is a leading provider of infrastructure software and services for achieving business-to-business integration, or B2Bi. Its software, webMethods B2B, enables companies to work more closely with their customers, suppliers and other business partners through the real-time exchange of information and transactions over the Internet.

      webMethods was founded in June 1996. It has grown from 17 employees as of March 31, 1998 to 276 employees as of March 31, 2000. webMethods shipped the first version of webMethods B2B in June 1998 and has released five subsequent versions of webMethods B2B, the most recent of which it began shipping in April 2000.

      webMethods’ revenue is derived from sales of licenses of its webMethods B2B software, professional services, and maintenance and support. webMethods generally licenses its software on a two-year renewable basis, which includes maintenance and support for the term of the renewable license. Periodically, webMethods licenses its software over a different renewable term or on a perpetual basis. License fees are generally billed upon shipment. Maintenance, which includes the right to receive product upgrades on a when-and-if available basis, is included in renewable licenses for the term of the license. Maintenance on perpetual licenses is generally billed annually in advance. webMethods offers implementation and other professional services on a time and materials basis and training on a fixed fee basis. The company began its international direct sales efforts in July 1999 and expects that its revenue from international licenses will grow as it expands its sales efforts abroad.

      webMethods recognizes revenue from the sale of software licenses upon shipment of its software, provided that the fee is fixed and determinable, persuasive evidence of an arrangement exists and collection of the resulting receivable is considered probable. Historically, webMethods has not experienced significant returns or exchanges of its software. webMethods recognizes software license revenue over the term of the license if the license requires it to deliver unspecified software during its term or if the license contains extended payment terms. Maintenance revenue is recognized ratably over the maintenance period as payment becomes due. The portion of revenue from the two-year renewable licenses that is allocated to maintenance and support is recognized over the term of the license. Payments received in advance of revenue recognition are recorded as deferred revenue. Professional services revenue is recognized as the service is performed.

      webMethods’ cost of license revenue primarily includes royalties to third parties for software used in its software and a provision for warranty obligations. Its cost of professional services and maintenance revenue includes salaries and related expenses for its professional services and technical support organizations, costs of third-party consultants it uses to provide professional services to customers and an allocation of overhead and recruitment costs.

      Although revenue has consistently increased from quarter to quarter, webMethods has incurred significant costs to develop its technology and products and to recruit and train personnel for its research and development, sales, marketing, professional services and administration departments. As a result, webMethods has incurred significant losses since inception, and as of March 31, 2000, had an accumulated deficit of approximately $32 million. webMethods believes its success depends on rapidly increasing its customer base, further developing the webMethods B2B software and introducing new product enhancements into the marketplace. The company intends to continue to invest heavily in research and development, sales, marketing and professional services. As a result, webMethods expects to continue to incur substantial operating losses for the foreseeable future.

      webMethods had 276 full-time employees as of March 31, 2000, and intends to hire a significant number of employees in the future. This expansion places significant demands on webMethods’ management and operational resources. To manage this rapid growth and increase demand, webMethods must invest in and implement scalable operational systems, procedures and controls. webMethods must also be able to recruit qualified candidates to manage its expanding operations. webMethods expects future expansion to continue to challenge management’s ability to hire, train, manage and retain its employees.

Results of operations

      The following table sets forth historical consolidated statement of operations data for webMethods for each of the periods indicated as a percentage of total revenue.

				Period from
				Inception
	Year Ended			(June 12,
	March 31,			1996)
				through
	2000	1999	1998	March 31, 1997

Percentage of Total Revenue:

Revenue:

License	67.4%	83.1%	59.6%	91.7%

Professional services	22.5	13.0	34.4	—

Maintenance	10.1	3.9	6.0	8.3

Total revenue	100.0	100.0	100.0	100.0

Cost of revenue:

License	4.3	3.9	—	—

Professional services and maintenance	33.5	10.8	—	—

Total cost of revenue	37.8	14.7	—	—

Gross profit	62.2	85.3	100.0	100.0

Operating expenses:

Sales and marketing	88.5	102.0	419.9	1,025.0

Research and development	27.9	37.1	342.8	783.4

General and administrative	25.8	23.1	172.9	658.3

Amortization of deferred stock compensation	7.7	—	—	—

Write-off of intellectual property	—	—	—	1,250.0

Total operating expenses	149.9	162.2	935.6	3,716.7

Operating loss	(87.7)	(76.9)	(835.6)	(3,616.7)

Interest income, net	9.0	3.0	14.5	—

Loss before income taxes	(78.7)	(73.9)	(821.1)	(3,616.7)

Deferred tax provision	0.2	—	—	—

Net loss	(78.9)%	(73.9)%	(821.1)%	(3,616.7)%

Year Ended March 31, 2000 compared to Year Ended March 31, 1999

Revenue

      Total revenue increased by approximately $18.5 million, or 416%, to $23.0 million for the year ended March 31, 2000 from $4.5 million for the year ended March 31, 1999. In March 1999, webMethods agreed to license its webMethods B2B software to SAP AG to include in their software and to provide SAP AG with development services. For this license and these services, SAP AG agreed to pay to webMethods a fixed license and development fee payable in eleven quarterly installments beginning with the quarter ended June 30, 1999. webMethods is recognizing revenue under this contract as the payments become due in accordance with SOP 97-2. As a result, SAP AG accounted for approximately 22% of our revenues during the year ended March 31, 2000 and 12% for the quarter ended March 31, 2000.

      License. License revenue increased by approximately $11.8 million, or 318%, to $15.5 million for the year ended March 31, 2000 from $3.7 million for the year ended March 31, 1999. This increase is primarily attributable to an increase in sales to new and existing customers resulting from increased sales force headcount and a growing acceptance of webMethods B2B software. License revenue from webMethods relationship with SAP AG, which commenced in March 1999, accounted for approximately $3.7 million, or approximately 24%, of the total license revenue for the year ended March 31, 2000 and 15.9% for the quarter ended March 31, 2000.

      Professional Services. Professional services revenue increased by approximately $4.6 million, or 790%, to $5.2 million for the year ended March 31, 2000 from $582,000 for the year ended March 31, 1999. This increase is attributable to the increased licensing activity described above, which has resulted in increased customer implementation activity and follow-on professional services. Professional services revenue attributable to the SAP AG relationship was approximately $625,000, or 12% of total professional service revenue for the year ended March 31, 2000 and 5.9% for the quarter ended March 31, 2000.

      Maintenance. Maintenance revenue increased by approximately $2.2 million, or 1,247%, to $2.3 million for the year ended March 31, 2000 from $173,000 for the year ended March 31, 1999. This increase is attributable to the increased licensing activity described above. Because a majority of the license contracts include post-contract maintenance and support, an increased level of license revenue results in an increased amount of maintenance revenue recognized ratably over the term of the maintenance agreement. Maintenance revenue attributable to the SAP AG relationship was approximately $553,000, or 24%, of total maintenance revenue for the year ended March 31, 2000 and 14.6% for the quarter ended March 31, 2000.

Cost of revenue

      License. Cost of license revenue increased by approximately $812,000, or 472%, to $984,000 for the year ended March 31, 2000 from $172,000 for the year ended March 31, 1999. This increase in the cost of licenses is primarily due to the write-off of $318,000 of prepaid third party software licensing fees and, to a lesser extent, to higher license fees paid to third party software developers and $205,000 related to the provision for warranty obligations. During the year ended March 31, 1999, webMethods paid $590,000 to a third party for a 30-month license for two products to be embedded into its software product offerings. During the year ended March 31, 2000, webMethods developed a solution to replace the functionality of one of the third party products. As a result, webMethods wrote off $318,000, representing the unamortized portion of the third party product no longer being utilized in the product offering. Gross profit margin on license revenue decreased to 94% for the year ended March 31, 2000 compared to 95% for the year ended March 31, 1999. This decrease was primarily due to the expensing of $318,000 of third party software licensing fees in the year ended March 31, 2000.

      Professional Services and Maintenance. Cost of professional services and maintenance increased by approximately $7.2 million, or 1,501% to $7.7 million for the year ended March 31, 2000 from $482,000 for the year ended March 31, 2000. This increase is primarily attributable to increases in the number of professional service and technical support personnel, which increased to 59 people as of March 31, 2000 from 5 people as of March 31, 1999. In addition, subcontractor, travel, and recruiting expenses contributed to the increase in cost of professional services and maintenance for the year ended March 31, 2000. Gross profit margin on professional services and maintenance decreased to (3)% of professional services and maintenance revenue in the year ended March 31, 2000 compared to 36% for the year ended March 31, 1999.

Gross profit

      Gross profit increased by approximately $10.5 million, or 276%, to $14.3 million for the year ended March 31, 2000 from $3.8 million for the year ended March 31, 1999. The increase is attributable to the growth in webMethods’ customer base, which contributed to increased revenue from software licenses, professional services and maintenance. The gross profit margin was 62% for the year ended March 31, 1999 down from 85.3% for the year ended March 31, 1999. The reduction in the gross profit margin is primarily attributable to the increased proportion of professional services revenue, which generates a lower margin than license revenue, during the year ended March 31, 2000. The gross profit margin for the year ended March 31, 2000 was also reduced due to the expensing of $318,000 of prepaid software licensing fees referred to above.

Operating expenses

      Sales and Marketing. Sales and marketing expenses increased by approximately $15.8 million, or 348%, to $20.4 million for the year ended March 31, 2000 from $4.6 million for the year ended March 31, 1999. The increase in sales and marketing expenses is primarily attributable to an increase in the number of sales and marketing employees and, to a lesser extent, increases in marketing programs. webMethods believes that these expenses will continue to increase in absolute dollar amounts in future periods as it continues to expand its sales and marketing efforts.

      Research and Development. Research and development expenses increased by approximately $4.8 million, or 288%, to $6.4 million for the year ended March 31, 2000 from $1.7 million for the year ended March 31, 1999. The increase in research and development expenses is attributable to increases in the number of software development, pre-commercial release quality assurance and documentation personnel and in third-party development costs. webMethods believes that continued investment in research and development is critical to attaining its strategic objectives, and, as a result, expects research and development expenses to increase significantly in future periods.

      General and Administrative. General and administrative expenses increased by approximately $4.9 million, or 476%, to $5.9 million for the year ended March 31, 2000 from $1.0 million for the year ended March 31, 1999. This increase is primarily attributable to increases in the number of accounting and finance, human resources, and office administration personnel. In addition, professional service fees, corporate insurance and other general corporate costs increased to support organizational growth. webMethods expects general and administrative costs to continue to increase in absolute dollars as it adds personnel to support its expanding operations and incurs additional costs related to the growth of its business.

      Amortization of Deferred Stock Compensation. Certain options granted during the year ended March 31, 2000 have been treated as compensatory because the estimated fair value for accounting purposes was greater than the exercise price as determined by the Board of Directors on the date of grant. The total deferred stock compensation associated with these options as of March 31, 2000 amounted to approximately $9.3 million, net of amortization. Of the total deferred stock compensation, approximately $1.8 million was amortized in the year ended March 31, 2000. These amounts are being amortized over the respective vesting periods of these equity arrangements, generally 48 months.

Interest income, net

      Interest income, net increased by approximately $1.9 million, or 1,451%, to $2.1 million for the year ended March 31, 2000 from $134,000 for the year ended March 31, 1999. This increase is attributable to increases in interest income that resulted from the approximately $169.4 million in net cash proceeds generated by webMethods from the issuance of common stock in the initial public offering and the concurrent private placement in February 2000.

Fiscal Year Ended March 31, 1999 compared to Fiscal Year Ended March 31, 1998

Revenue

      Total revenue increased by approximately $4.3 million, or 2,588%, to $4.5 million in fiscal 1999, from $166,000 in fiscal 1998 as webMethods first shipped webMethods B2B at the end of the first quarter of fiscal 1999. During fiscal 1999, two customers accounted for an aggregate of approximately 23% of total revenue. Telstra accounted for approximately 13% and Object Design accounted for approximately 10% of total revenue. In fiscal 1998, Ericsson, Cisco Systems, JP Morgan and AnswerThink Consulting Group accounted for an aggregate of approximately 63% of total revenue.

      License. License revenue increased by approximately $3.6 million, or 3,644%, to $3.7 million in fiscal 1999 from $99,000 in fiscal 1998. This increase is primarily attributable to the initial shipment of webMethods B2B in June 1998, an increase in sales to customers resulting from increasing the sales force and a growing acceptance of webMethods software.

      Professional Services. Professional services revenue increased approximately $525,000, or 921%, to $582,000 in fiscal 1999 from $57,000 in fiscal 1998. This increase is attributable to the increased license activity described above which resulted in customer implementation activity and follow-on professional services.

      Maintenance. Maintenance revenue increased by approximately $163,000, or 1,630%, to $173,000 in fiscal 1999 from $10,000 in fiscal 1998. This increase is attributable to the increased licensing activity described above.

Cost of revenue

      License. Cost of license revenue increased to $172,000 in fiscal 1999 from $0 in fiscal 1998. This increase in the cost of licenses is due to license fees paid to third party software developers for software included in the software and provisions for warranty obligations. Gross profit margin on license revenue decreased to 95% in fiscal 1999 compared to 100% in fiscal 1998. This decrease was attributable to fiscal 1999 costs associated with the above mentioned license fees and warranty obligations, neither of which were incurred in fiscal 1998.

      Professional Services and Maintenance. Cost of professional services and maintenance increased to $482,000 in fiscal 1999 from $0 in fiscal 1998. This increase is primarily attributable to increases in the number of professional service and technical support personnel, which increased to five people at March 31, 1999 from none at March 31, 1998. Gross profit margin on professional services and maintenance decreased to 36% of professional services and maintenance revenue in fiscal 1999 compared to 100% in fiscal 1998. The margin on professional services and maintenance declined due to the costs incurred in expanding the professional services and customer care organization.

Gross profit

      Gross profit increased by approximately $3.6 million, or 2,194%, to $3.8 million in fiscal 1999 from $166,000 in fiscal 1998. The increase is attributable to the growth in webMethods’ customer base, which contributed to increased revenue from software licenses, professional services and maintenance. The gross profit margin was 85.3% for the year ended March 31, 1999, down from 100% for the year ended March 31, 1998. The reduction in the gross profit margin is attributable to the increased proportion of professional services revenue, which generates a lower margin than license revenue, during the year ended March 31, 1999.

Operating expenses

      Sales and Marketing. Sales and marketing expenses increased by approximately $3.9 million, or 553%, to $4.6 million in fiscal 1999 from $697,000 in fiscal 1998. The increase in the total amount of sales and marketing expenses is primarily attributable to an increase in the number of sales and marketing employees and, to a lesser extent, increases in marketing programs.

      Research and Development. Research and development expenses increased by approximately $1.1 million, or 191%, to $1.7 million in fiscal 1999 from $569,000 in fiscal 1998. The increase in the total amount of research and development expenses is attributable to increases in the number of software developers and pre-commercial release quality assurance and documentation personnel.

      General and Administrative. General and administrative expenses increased by approximately $745,000, or 260%, to $1.0 million in fiscal 1999 from $287,000 in fiscal 1998. This increase is primarily attributable to increases in the number of administrative and professional services personnel and other general corporate expenses as webMethods grew from 17 employees as of March 31, 1998 to 65 employees as of March 31, 1999.

Interest income, net

      Interest income, net increased by approximately $110,000, or 458%, to $134,000 in fiscal 1999 from $24,000 in fiscal 1998. This increase is attributable to increases in interest income, which resulted from approximately $6.4 million in net cash proceeds webMethods generated from the issuance of mandatorily redeemable, convertible preferred stock in September 1998.

Quarterly results of operations

      The following tables set forth consolidated statement of operations data for webMethods for each of the eight quarters ended March 31, 2000, as well as that data expressed as a percentage of the total revenue for the quarter presented. This information has been derived from the unaudited consolidated financial statements of webMethods. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements contained in this Joint Proxy Statement/ Prospectus and include all adjustments, consisting only of normal recurring adjustments that webMethods considers necessary for a fair presentation of such information. The stockholder should read this information in conjunction with the annual audited consolidated financial statements of webMethods and related notes appearing elsewhere in this prospectus. The stockholder should not draw any conclusions about the future results of webMethods from the results of operations for any quarter.

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2000	1999	1999	1999	1999	1998	1998	1998

	(in thousands)

Revenue:

License	$6,663	$3,959	$2,719	$2,154	$1,777	$1,064	$633	$233

Professional services	2,759	1,122	732	564	386	93	72	31

Maintenance	955	657	397	321	91	51	21	10

Total revenue	10,377	5,738	3,848	3,039	2,254	1,208	726	274

Cost of revenue:

License	334	245	324	81	98	53	14	7

Professional services and maintenance	4,282	2,101	894	440	233	177	43	29

Total cost of revenue	4,616	2,346	1,218	521	331	230	57	36

Gross profit	5,761	3,392	2,630	2,518	1,923	978	669	238

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2000	1999	1999	1999	1999	1998	1998	1998

	(in thousands)

Operating expenses:

Sales and marketing	8,928	5,288	3,987	2,163	1,814	1,291	821	625

Research and development	2,461	1,736	1,561	661	579	458	361	257

General and administrative	2,167	1,692	1,392	689	496	222	175	139
Amortization of deferred stock

compensation	1,386	381	—	—	—	—	—	—

Total operating expenses	14,942	9,097	6,940	3,513	2,889	1,971	1,357	1,021

Operating loss	(9,181)	(5,705)	(4,310)	(995)	(966)	(993)	(688)	(783)

Interest income, net	1,511	251	217	101	51	64	2	17

Loss before income taxes	$(7,670)	$(5,454)	$(4,093)	$(894)	$(915)	$(929)	$(686)	$(766)

Deferred tax provision	46	—	—	—	—	—	—	—

Net loss	$(7,716)	$(5,454)	$(4,093)	$(894)	$(915)	$(929)	$(686)	$(766)

	As a Percentage of Total Revenue

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2000	1999	1999	1999	1999	1998	1998	1998

Revenue:

License	64.2%	69.0%	70.7%	70.9%	78.9%	88.1%	87.2%	85.0%

Professional services	26.6	19.6	19.0	18.6	17.1	7.7	9.9	11.3

Maintenance	9.2	11.4	10.3	10.5	4.0	4.2	2.9	3.7

Total revenue	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Cost of revenue:

License	3.2	4.3	8.5	2.7	4.3	4.4	2.0	2.5

Professional services and maintenance	41.3	36.6	23.2	14.4	10.4	14.6	5.9	10.6

Total cost of revenue	44.5	40.9	31.7	17.1	14.7	19.0	7.9	13.1

Gross profit	55.5	59.1	68.3	82.9	85.3	81.0	92.1	86.9

Operating expenses:

Sales and marketing	86.0	92.2	103.6	71.2	80.5	106.9	113.1	228.1

Research and development	23.7	30.2	40.6	21.8	25.7	37.9	49.7	93.8

General and administrative	20.9	29.5	36.1	22.6	22.0	18.4	24.1	50.7

Amortization of deferred stock compensation	13.4	6.6	—	—	—	—	—	—

Total operating expenses	144.0	158.5	180.3	115.6	128.2	163.2	186.9	372.6

Operating loss	(88.5)	(99.4)	(112.0)	(32.7)	(42.9)	(82.2)	(94.8)	(285.7)

Interest income, net	14.6	4.4	5.6	3.3	2.3	5.3	.3	6.2

Loss before income taxes	(73.9)%	(95.0)%	(106.4)%	(29.4)%	(40.6)%	(76.9)%	(94.5)%	(279.5)%

Deferred tax provision	.5	—	—	—	—	—	—	—

Net loss	(74.4)%	(95.0)%	(106.4)%	(29.4)%	(40.6)%	(76.9)%	(94.5)%	(279.5)%

      webMethods’ total revenue has increased in each quarter since it released webMethods B2B in June 1998. The quarterly increase is due to growth in the number of customers resulting from increased market awareness and acceptance of webMethods’ software, expansion of the company’s sales organization and an increase in professional services and maintenance revenue that reflects the growth in the installed base of product licenses.

      The cost of revenue has increased each quarter in conjunction with increases in total revenue. Cost of license revenue decreased during the quarter ended June 30, 1999 due to the modification of a third-party software license agreement, and increased in the quarter ended September 30, 1999 due to a write-off of $235,000 included in the previously mentioned $318,000 write-off of prepaid third-party software licensing fees. The contract modification in the quarter ended June 30, 1999 resulted in a prepaid fixed licensing fee that is being amortized over the estimated useful life of the license. The original licensing arrangement established a defined royalty to be paid based on the type and quantity of software licenses sold by webMethods. Cost of professional services and maintenance increased due to the expansion of the professional services and customer care organizations and increased subcontractor costs.

      Operating expenses have generally increased in absolute dollars each quarter because of increased staffing in sales and marketing, research and development and general and administrative functions. In addition, sales and marketing expenses have increased due to increases in marketing programs, sales commissions, sales office expenses and expansion into Europe in June 1999. In addition to costs related to increased headcount, general and administrative expenses have increased due to increases in legal, accounting and other professional fees.

Provision for income taxes

      webMethods has recorded a provision for income taxes of $46,000 for the year ended March 31, 2000, which relates to the write-off of the deferred tax asset recorded in connection with the unrealized holding losses on marketable securities available for sale, no other provisions for income taxes has been recorded as webMethods has incurred operating losses since its inception. webMethods has recorded a valuation allowance for the full amount of its net deferred tax assets, as the realizability of the deferred tax assets is not currently predictable.

      As of March 31, 2000, webMethods had net operating loss carry-forwards of approximately $12.1 million. These net operating loss carryforwards are available to reduce future taxable income and begin to expire in fiscal 2012. Under the provisions of the Internal Revenue Code, certain substantial changes in the ownership of webMethods may limit the amount of net operating loss carry-forwards that could be utilized annually in the future to offset taxable income.

Liquidity and capital resources

      webMethods has financed its operations through an initial public offering of its common stock which was completed on February 10, 2000, private sales of mandatorily redeemable, convertible preferred stock, resulting in net proceeds from inception to March 31, 2000, of approximately $38.7 million, and, to a lesser extent, through bank loans and equipment leases. As of March 31, 2000, webMethods had approximately $156.8 million in cash and cash equivalents, approximately $8.3 million in short-term investments, approximately $32.6 million in long-term investments and approximately $154.3 million in working capital.

      Net cash used in operating activities was approximately $784,000 in fiscal 2000, approximately $4.0 million in fiscal 1999, approximately $1.3 million in fiscal 1998 and $221,000 in fiscal 1997. Net cash flows from operating activities in each period reflect increasing net losses and, to a lesser extent, increases in accounts receivable offset in part by increases in accounts payable, accrued expenses and accrued compensation. In fiscal 1997, net cash flow from operating activities was also offset by the non-cash expense related to intellectual property. Net cash used in operating activities for the year ended March 31, 2000 reflects an increase of approximately $14.7 million of deferred revenue from customer payments that were not recognized as revenue.

      Net cash used in investing activities was approximately $43.8 million in fiscal 2000, approximately $1.9 million in fiscal 1999, $81,000 in fiscal 1998, $21,000 in fiscal 1997. Cash used in investing activities reflects purchases of property and equipment in each period, and purchases of marketable securities available for sale in fiscal 2000 and fiscal 1999. Capital expenditures were approximately $3.2 million in fiscal 2000, approximately $385,000 in fiscal 1999, approximately $81,000 in fiscal 1998 and approximately $21,000 in fiscal 1997. Capital expenditures consisted of purchases of operating resources to manage operations, including computer hardware and software, office furniture and equipment and leasehold improvements. Since inception webMethods has generally funded capital expenditures either through capital leases, the use of working capital, or bank loans. webMethods expects that its capital expenditures will continue to increase in the future. In connection with the relocation of corporate headquarters in March 2000, webMethods incurred approximately $1.6 million in leasehold improvements and furniture and equipment purchases.

      Net cash from financing activities was approximately $198.2 million in fiscal 2000, approximately $6.7 million in fiscal 1999, approximately $3.6 million in fiscal 1998 and approximately $435,000 in 1997. These cash flows primarily reflect net cash proceeds from private sales of mandatorily redeemable, convertible preferred stock in fiscal 2000, 1999 and 1998. In addition, webMethods received an additional $165 million in net proceeds from the issuance of common stock from the initial public offering in February 2000 and $17.5 million in proceeds from the sale of shares of common stock issued in a private transaction concurrent with the closing of its initial public offering. Cash from financing activities in fiscal 1997 primarily reflects net proceeds from private sales of common stock. webMethods has an outstanding balance of $153,000 as of March 31, 2000 under a credit agreement. This loan bears interest at the bank’s prime rate plus 1.5% per annum and is secured by substantially all of webMethods’ assets. In December 1999 webMethods entered into a revolving promissory note to borrow up to a maximum principal amount of $3,000,000 with a maturity date of December 2, 2000. Borrowings under this note are limited to a borrowing base of 75% of eligible accounts receivable. This note bears interest at the bank’s prime rate plus 1% per annum. As of March 31, 2000, the company had not borrowed against this revolving promissory note. In connection with the revolving promissory note, webMethods obtained a letter of credit totaling $750,000 which expires in June 2001 and relates to the new office lease.

      webMethods expects to experience significant growth in its operating expenses, particularly research and development and sales and marketing expenses, for the foreseeable future in order to execute its business plan. As a result, webMethods anticipates that such operating expenses, as well as planned capital expenditures, will constitute a material use of its cash resources. In addition, the company may utilize cash resources to fund acquisitions or investments in complementary businesses, technologies or product lines. webMethods believes that its existing working capital and its revolving promissory note will be sufficient to meet the company’s working capital and operating resource expenditure requirements for at least the next twelve months. Thereafter, webMethods may find it necessary to obtain additional equity or debt financing. In the event additional financing is required, webMethods may not be able to raise it on acceptable terms or at all.

Quantitative and qualitative disclosures about market risk

      webMethods is exposed to a variety of risks, including changes in interest rates affecting the return on its investments and foreign currency fluctuations. webMethods has established policies and procedures to manage its exposure to fluctuations in interest rates and foreign currency exchange rates.

      Interest rate risk. webMethods maintains its funds in money market and certificate of deposit accounts at financial institutions. webMethods’ exposure to market risk due to fluctuations in interest rates relates primarily to its interest earnings on its cash deposits. These securities are subject to interest rate risk in as much as their fair value will fall if market interest rates increase. If market interest rates were to increase immediately and uniformly by 10% from the levels prevailing as of March 31, 2000, the fair value of the portfolio would not decline by a material amount. webMethods does not use derivative financial instruments to mitigate risks. However, it does have an investment policy that would allow it to invest in short-term and long-term investments such as money market instruments and corporate debt securities. webMethods’ policy attempts to reduce such risks by typically limiting the maturity date of such securities to no more than twenty-four months with a maximum average maturity to its whole portfolio of such investments at twelve months, placing its investments with high credit quality issuers and limiting the amount of credit exposure with any one issuer.

      Foreign currency exchange rate risk. webMethods’ exposure to market risk due to fluctuations in foreign currency exchange rates relates primarily to the intercompany balances with its UK, Netherland and German subsidiaries. Although webMethods transacts business in various foreign countries, settlement amounts are usually based on U.S. currency. Transaction gains or losses have not been significant in the past, and there is no hedging activity on the pound, guilders or other currencies. webMethods would not experience a material foreign exchange loss based on a hypothetical 10% adverse change in the price of the pound, guilders or deutsche mark against the U.S. dollar. Consequently, webMethods does not expect that a reduction in the value of such accounts denominated in foreign currencies resulting from even a sudden or significant fluctuation in foreign exchange rates would have a direct material impact on webMethods’ financial position, results of operations or cash flows.

      Notwithstanding the foregoing analysis of the direct effects of interest rate and foreign currency exchange rate fluctuations on the value of certain of webMethods’ investments and accounts, the indirect effects of such fluctuations could have a material adverse effect on webMethods’ business, financial condition and results of operations. For example, international demand for webMethods’ products is affected by foreign currency exchange rates. In addition, interest rate fluctuations may affect the buying patterns of webMethods’ customers. Furthermore, interest rate and currency exchange rate fluctuations have broad influence on the general condition of the U.S. foreign and global economics, which could materially adversely affect webMethods’ business, financial condition, results of operations and cash flows.

Recently issued accounting pronouncements

      In December 1999, the Commission released Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101A, which delayed the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. webMethods is required to be in conformity with the provisions of SAB 101, as amended by SAB 101A, no later than April 1, 2000 and does not expect a material effect on its financial position, results of operations or cash flows as a result of SAB 101.

      In June 1999, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 137, which delays the effective date of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which will be effective for webMethods’ fiscal year 2001. This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. webMethods has not entered into derivative contracts and does not have near term plans to enter into derivative contracts, accordingly the adoption of SFAS No. 133 and SFAS No. 137 is not expected to have a material effect on its financial statements.

      In March 2000, FASB issued Interpretation (FIN) No. 44, “Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APB Opinion No. 25.” FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. webMethods does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR ACTIVE SOFTWARE

      The following selected historical consolidated financial data for Active Software should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Active Software which are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the three month period ended March 31, 2000 and 1999 and historical consolidated balance sheet data as of March 31, 2000 are derived from unaudited financial statements which are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the years ended December 31, 1999, 1998 and 1997 and the historical consolidated balance sheet data as of December 31, 1999 and 1998 are derived from the consolidated financial statements of Active Software, which have been audited by Deloitte & Touche LLP, independent auditors for Active Software, and are included elsewhere in this Joint Proxy Statement/ Prospectus. The historical consolidated statement of operations data for the year ended December 31, 1996 and the period from inception through December 31, 1995 and the historical consolidated balance sheet data as of December 31, 1996 and 1995 are derived from consolidated financial statements of Active Software not included in this Joint Proxy Statement/ Prospectus. The historical results presented below are not necessarily indicative of future results.

							Period from
	Three Months Ended						inception
							(Sep. 19, 1995)
			Years Ended December 31,				through
	March 31,	March 31,					Dec. 31,
	2000	1999	1999	1998	1997	1996	1995

	(in thousands, except per share data)

Consolidated Statements of Operations Data:

Revenues:

License	$10,170	$2,364	$20,491	$5,900	$2,625	$280	$—

Professional services	2,204	818	4,475	1,133	477	5	25

Maintenance	1,221	380	2,477	566	91	—	—

Total revenues	13,595	3,562	27,443	7,599	3,193	285	25

Cost of revenues:

License	404	152	1,376	477	30	6	—

Professional services and maintenance(a)	2,566	1,227	6,409	2,290	623	165	10

Total cost of revenues	2,970	1,379	7,785	2,767	653	171	10

Gross profit	10,625	2,183	19,658	4,832	2,540	114	15

Operating expenses:

Sales and marketing(a)	7,991	3,146	18,821	8,669	2,896	685	23

Research and development(a)	2,640	1,060	6,780	3,971	2,830	1,182	78

General and administrative(a)	1,212	476	3,076	2,069	1,796	1,163	41

Amortization of deferred stock compensation	302	263	1,170	336	—	—	—

Amortization of goodwill and acquired intangibles	2,018	—	—	—	—	—	—

Purchased in-process technology	2,737	—	—	—	—	—	—

Total operating expenses	16,900	4,945	29,847	15,045	7,522	3,030	142

Operating loss	(6,275)	(2,762)	(10,189)	(10,213)	(4,982)	(2,916)	(127)

Other income (expense), net	480	21	822	271	129	102	(6)

Net loss	$(5,795)	$(2,741)	$(9,367)	$(9,942)	$(4,853)	$(2,814)	$(133)

Basic and diluted net loss per common share	$(0.25)	$(0.60)	$(0.79)	$(3.21)	$(2.50)	$(6.59)	$(10.23)

Shares used in computing basic diluted net loss per common share	23,560	4,542	11,851	3,096	1,945	427	13

(a)	For the three months ended March 31, 2000 and 1999 and for the years ended December 31, 1999 and 1998, excludes non-cash stock compensation as described in the Active Software consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

	As of	As of December 31,
	March 31,
	2000	1999	1998	1997	1996	1995

	(in thousands)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$14,938	$17,299	$7,461	$2,876	$1,393	$95

Working capital (deficit)	28,274	37,049	7,493	2,755	1,002	(316)

Total assets	96,816	51,822	12,294	5,195	1,901	316

Notes payable, less current portion	—	—	108	216	300	—

Convertible redeemable preferred stock	—	—	25,117	11,008	3,995	—

Total stockholders’ equity (deficiency)	82,002	41,227	(16,756)	(7,743)	(2,891)	(126)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS OF ACTIVE SOFTWARE

      The following discussion of the financial condition and results of operations of Active Software should be read in conjunction with the Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and the Notes thereto included elsewhere in this Joint Proxy Statement/Prospectus, in Active Software’s Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors which could cause actual results to differ materially include those set forth in the following discussion, and elsewhere in this document. Unless required by law, Active Software undertakes no obligation to update publicly any forward-looking statements.

Overview

      Active Software is a provider of eBusiness infrastructure software products that provides its customers with a platform to automate end-to-end business processes inside their enterprise, with business-to-business (B2B) trading partners and with customers over the Internet. The ActiveWorks™ Integration System enables Active Software’s customers to accelerate their time to market for products and services, enhance their relationships with customers, suppliers and partners and substantially reduce their operating and information technology costs. Active Software’s customers use this platform to automate business processes without costly and time-consuming custom programming, enabling them to quickly and cost-effectively compete in today’s rapidly changing network economy. Active Software has designed the ActiveWorks Integration System to provide a highly flexible and adaptable eBusiness infrastructure that can be deployed quickly and changed easily in response to evolving business requirements. In addition, Active Software partners with a broad range of system integrators and hardware, software and service providers in order to offer its customers a comprehensive eBusiness solution.

      Active Software generates revenue principally from licenses of its ActiveWorks software products and, to a lesser extent, from services such as maintenance and support, as well as consulting and training. License revenues comprised 75% and 66% of Active Software’s total revenues in the first quarter of fiscal 2000 and 1999 respectively, while service revenues comprised 25% and 34% of total revenues in the same periods. Active Software recognizes license revenues upon shipment of the software if collection of the resulting receivable is probable, an agreement has been signed, the fee is fixed or determinable and Active Software has no significant obligations remaining. A customer purchasing the ActiveWorks Integration System will, at a minimum, purchase at least one Information Broker and one or more Adapters to connect the Information Broker to the customer’s various enterprise software applications. In addition, the customer may purchase optional features such as the Multi-Broker option, High-Availability option, Secure Socket Layer option and integration agents. Revenues from maintenance and support are recognized ratably over the period of the contract, which is typically one year, while revenues from consulting and training services are recognized as the services are performed. Payments received in advance of services rendered are recorded as deferred revenues, and these balances were $6.2 million and $4.0 million as of March 31, 2000 and December 31, 1999, respectively. Substantially all of Active Software’s customers enter into maintenance and support contracts when they purchase their initial ActiveWorks software products.

      Active Software promotes and sells its ActiveWorks software products through its direct sales force and through indirect channels. Active Software has derived, and expects to continue to derive, a significant portion of its sales in both channels from customers that have significant relationships with third-party system integrators. Its current relationships with these system integrators typically are structured as co-marketing arrangements in which the customer is referred by the system integrator to license the software directly from Active Software. As a result, there is no revenue sharing arrangement between the system integrator and Active Software, and its current arrangements with these system integrators generally do not impose any limitations on its ability to sell its products. In addition, Active Software has entered into a limited number of reseller arrangements in which its products are embedded in the reseller’s products, for which Active Software receives a royalty from the reseller. To date, revenues from these reseller arrangements have been insignificant. Since the first quarter of 1999, Active Software expanded its presence in international markets by opening sales offices in the United Kingdom, in the Netherlands and in Singapore, and by establishing relationships with system integrators and resellers in other international markets. Revenues derived from international sales represented 8% and 5% of total revenues in the first quarter of fiscal 2000 and 1999, respectively. Active Software expects that international sales will account for an increasing portion of its revenues, although the percentage of its total revenues derived from international sales may vary.

      Since inception, Active Software has incurred substantial research and development costs and has invested heavily in the expansion of its sales and marketing and professional services organizations to build an infrastructure to support its long-term growth strategy. The number of Active Software’s full-time employees increased to 220 as of March 31, 2000 from 163 as of December 31, 1999. As a result of these investments, Active Software has incurred net losses in each fiscal quarter since inception and, as of March 31, 2000, had an accumulated deficit of $32.9 million. Active Software anticipates that its operating expenses will continue to increase for the foreseeable future, as Active Software expands its product development and sales and marketing efforts. In addition, Active Software expects to incur additional expenses associated with being a public company. Accordingly, Active Software expects to incur net losses for the foreseeable future.

      Active Software believes that period-to-period comparisons of its historical operating results are not necessarily meaningful and should not be relied upon as being indicative of future performance, which must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets like Active Software’s. Although Active Software recently has experienced significant revenue growth, this trend may not continue. Furthermore, Active Software may not achieve or maintain profitability in the future.

      In February 2000, Active Software completed the acquisition of Alier, Inc., a provider of enterprise application integration software. In connection with this transaction, pursuant to which Alier became a wholly owned subsidiary of Active Software, all outstanding shares of capital stock of Alier were exchanged for 390,875 shares of Active Software common stock, and cash of $2.0 million. In addition, the outstanding options to purchase Alier capital stock were converted into options to purchase 158,277 shares of Active Software common stock. The merger was accounted for as a purchase transaction. Of the 390,875 shares of Active Software common stock issued in the transaction, a total of 38,685 shares are being held in escrow for the purpose of indemnifying Active Software against certain liabilities of Alier. This escrow will expire on February 11, 2001.

      In February 2000, Active Software agreed to acquire Premier Software Technologies, Inc., a provider of integration products and services for eCommerce. In connection with this transaction, which closed in April 2000, Active Software issued 121,308 shares of Active Software common stock and cash in the amount of $500,000 in exchange for all of the outstanding shares of capital stock of Premier. In addition, Active Software issued options to purchase an aggregate of 11,548 shares of its common stock to employees of Premier.

      In February 2000, Active Software agreed to acquire TransLink Software, Inc., a provider of high performance mainframe integration solutions for eBusiness. In connection with this transaction, which closed in April 2000, Active Software made a cash payment in the aggregate amount of approximately $4.5 million (less certain amounts related to professional fees) and issued 796,363 shares of Active Software common stock. In addition, the outstanding options to purchase TransLink capital stock were converted into options to purchase an aggregate of 43,041 shares of Active Software common stock.

      Each of the Premier and TransLink transactions will be accounted for using purchase accounting and are subject to customary closing conditions. Both acquisitions were completed in April 2000. Amortization of goodwill and other intangible in connection with these transactions is expected to increase net loss for the foreseeable future. In addition, Active Software expects that its operating expenses will significantly increase for the foreseeable future as a result of these transactions.

Three Months Ended March 31, 1999 and 2000

Revenue

      Total revenue for the three months ended March 31, 2000 increased to $13.6 million from $3.6 million for the three months ended March 31, 1999, an increase of 282%.

      License revenue increased to $10.2 million in the three months ended March 31, 2000 from $2.4 million in the three months ended March 31, 1999, an increase of 330%. The increase in license revenue was due to an increase of $2.2 million in sales of additional ActiveWorks products and features to existing customers and to an increase of $5.6 million in sales of Active Software’s products to new customers.

      Service revenue, consisting of professional services and maintenance revenues, increased 186% to $3.4 million in the three months ended March 31, 2000 from $1.2 million in the three months ended March 31, 1999. The increase in service revenue was due primarily to an increase in professional services revenues of $1.4 million and an increase in maintenance revenues of $841,000 in connection with the growth of Active Software’s customer base.

      International revenues increased 483% to $1.1 million in the three months ended March 31, 2000 from $192,000 in the three months ended March 31, 1999. International revenues accounted for 8% and 5% of the total revenue for the first quarter of fiscal 2000 and 1999, respectively. The increase in absolute dollars was the result of expansion of Active Software’s international sales force and an increase in licensed revenue to the European region.

Cost of revenue

      Total cost of revenue increased to $3.0 million in the three months ended March 31, 2000 from $1.4 million in the three months ended March 31, 1999.

      Cost of license revenues consists primarily of third-party license and support fees and, to a lesser extent, costs of duplicating media and documentation. Cost of license revenue increased to $404,000 in the three months ended March 31, 2000 from $152,000 in the three months ended March 31, 1999. The growth in cost of license revenues was attributable primarily to the increase in license revenues. As a percentage of license revenue, cost of license revenue was 4% and 6% for the first quarter of fiscal 2000 and 1999, respectively. Active Software anticipates that the cost of license revenue will increase in absolute dollars as Active Software licenses additional products, although cost of license revenue will vary as a percentage of license revenue from period to period.

      Cost of service revenues consists of compensation and related overhead costs for personnel engaged in consulting, training, maintenance and support services for Active Software’s customers. Cost of service revenue increased to $2.6 million in the three months ended March 31, 2000 from $1.2 million in the three months ended March 31, 1999. The growth in cost of service revenue was attributable primarily to an increase in personnel dedicated to support a larger number of customers. As a percentage of service revenue, cost of service revenue was 75% and 102% for the first quarter of fiscal 2000 and 1999, respectively. The decrease in percentage of service revenue was attributable primarily to the increases in the service revenue base. Active Software anticipates that the cost of service revenue will increase in absolute dollars as Active Software continues to expand its services offering, although cost of service revenue may vary as a percentage of service revenue from period to period.

      Because the gross margin on license revenue is higher than the gross margin on service revenue, gross profit as a percentage of total revenue is affected by the mix of license and service revenue. Active Software expects that this mix will fluctuate from quarter to quarter.

Operating expenses

      Research and development. Research and development expenses consist primarily of compensation and related costs for research and development employees and contractors. Research and development expenses increased to $2.6 million in the three months ended March 31, 2000, from $1.1 million in the three months ended March 31, 1999. The increase was attributable primarily to the addition of personnel in Active Software’s research and development organization associated with product development. As a percentage of total revenue, research and development expenses were 19% and 30% in the first quarter of fiscal 2000 and 1999, respectively. The decrease in percentage of revenue is due primarily to the fact that revenues have increased faster than research and development expenses in those periods. Active Software expects to continue to make substantial investments in research and development and anticipate that research and development expenses will continue to increase in absolute dollars, but may vary as a percentage of total revenue from period to period.

      Sales and marketing. Sales and marketing expenses consist primarily of compensation and related costs for sales and marketing personnel, sales commissions, public relations, industry tradeshows and promotional expenditures. Sales and marketing expenses increased to $8.0 million from $3.1 million in the three months ended March 31, 2000 and 1999, respectively. The increase was attributable primarily to the expansion of Active Software’s direct sales force and increased promotional activity. The increase during this period was attributable primarily to the addition of 44 employees in sales and marketing in the first quarter of fiscal 2000, and to increased commissions related to increased revenues and, to a lesser extent, to costs associated with increased efforts to develop market awareness of Active Software’s products and services. As a percentage of total revenue, sales and marketing expenses for the first quarter of fiscal 2000 and 1999 represented 59% and 88%, respectively. The decrease in sales and marketing expenses as a percentage of revenues is primarily due to the fact that revenues have increased faster than sales and marketing expenses in those periods. Active Software expects to continue increasing its marketing and promotional efforts and to hire additional sales personnel. Accordingly, Active Software anticipate that sales and marketing expenses will increase in absolute dollars, but may vary as a percentage of total revenue from period to period.

      General and administrative. General and administrative expenses consist primarily of personnel expenses, legal and accounting expenses and other general corporate expenses. General and administrative expenses increased to $1.2 million in the three months ended March 31, 2000 from $476,000 in the three months ended March 31, 1999. The increase was due primarily to the addition of financial and management personnel, as well as costs associated with operating as a public company. As a percentage of total revenues, general and administrative expenses were 9% and 13% of total revenues for the first quarter of fiscal 2000 and 1999, respectively. The decrease in percentage of revenue was attributable primarily to the increases in the revenue base. Active Software expects that general and administrative expenses will continue to increase in absolute dollars as Active Software add personnel and incur additional costs related to the anticipated growth of its business and operation.

      Amortization of deferred stock compensation. Options granted in the first quarter of 1999 have been considered to be compensatory as the estimated fair value for accounting purposes was greater than the exercise price as determined by the board of directors on the date of grant. The total deferred stock compensation, net of amortization associated with these options as of March 31, 2000 and December 31, 1999 amounted to $3.2 million and $3.5 million, respectively. These amounts are being amortized over the respective vesting periods of these equity arrangements, generally 50 months. Of the total deferred stock compensation, approximately $303,000 and $263,000 was amortized in the three months ended March 31, 2000 and 1999, respectively. Active Software expects amortization of approximately $1,208,000 in 2000, $1,208,000 in 2001, $993,000 in 2002 and $122,000 in 2003 related to these options.

      Amortization of goodwill and other intangibles. Amortization of goodwill and other intangibles was $2.0 million in the first quarter of fiscal 2000. This amount represents one and a half months of amortization of goodwill and other intangibles recorded upon the acquisitions of Alier, Inc. The estimated useful life of the goodwill and the other intangibles is 3 years for trained and assembled workforce, one year for license agreements, 2 years for non-compete agreements and 3 years for goodwill, and Active Software expects amortization of approximately $15.4 million in 2000, $14.9 million in 2001 and $14.3 million in 2002 related to goodwill and other intangibles.

      Purchased in-process technology. Purchased in-process technology was $2.7 million in the first quarter of fiscal 2000. This amount represents one-time charge of $2.7 million recorded upon the acquisition of Alier in February 2000.

Other income (net)

      Other income consists primarily of interest income from cash and cash equivalents, short-term investments and long-term marketable securities offset by interest expense related to long-term obligations. For the three months ended March 31, 2000, net interest income was approximately $533,000, as compared to $62,000 for the three months ended March 31, 1999. The increase in the first quarter of fiscal 2000 was attributable primarily to higher cash balances resulting from the initial public offering of Active Software’s common stock in August 1999.

Fiscal Years ended December 31, 1998 and 1999

Revenues

      Total revenues were $27.4 million, $7.6 million and $3.2 million in 1999, 1998 and 1997, respectively. License revenues increased to $20.5 million in 1999 from $5.9 million in 1998 and from $2.6 million in 1997. The increase in license revenues was due to an increase of $10 million in 1999 and $1.5 million in 1998 in sales of additional ActiveWorks products and features to existing customers, and an increase of $4.6 million in 1999 and $1.8 million in 1998 in sales of Active Software’s products to new customers. As a percentage of total revenues, license revenues were 75% and 78% for 1999 and 1998, respectively.

      Service revenues increased to $7.0 million in 1999 from $1.7 million in 1998 and from $568,000 in 1997. As a percentage of total revenues, service revenues were 25% and 22% for 1999 and 1998, respectively. The increase was attributable primarily to an increase in professional services revenues of $3.3 million in 1999 and $656,000 in 1998, as a result of the establishment of Active Software’s professional services organization in the third quarter of 1998, and an increase in maintenance revenues of $1.9 million in 1999 and $475,000 in 1998 due to the growth of Active Software’s customer base.

      Active Software expects services revenue to increase as a percentage of total revenue due to the expected growth of its customer base.

Cost of revenues

      Cost of license revenues increased to $1.4 million in 1999 from $477,000 in 1998 and from $30,000 in 1997. As a percentage of license revenues, cost of license revenues was 7% and 8% for 1999 and 1998, respectively. The growth in cost of license revenues on an absolute dollars basis was attributable primarily to a larger proportion of Active Software’s products sold incorporating third party technology for which Active Software pay royalties.

      Cost of service revenues increased to $6.4 million in 1999 from $2.3 million in 1998 and from $623,000 in 1997. The growth in cost of service revenues was attributable primarily to an increase in personnel dedicated to support a larger number of customers. As a percentage of service revenues, cost of service revenues was 92% and 135% for 1999 and 1998, respectively.

Operating expenses

      Research and development. Research and development expenses increased to $6.8 million in 1999 from $4.0 million in 1998 and from $2.8 million in 1997. The increases during these periods were attributable primarily to the addition of personnel in Active Software’s research and development organization associated with product development as well as the $350,000 expense associated with the issuance of a stock warrant to a strategic partner, Intel Corporation, in connection with the achievement of certain software performance improvements. As a percentage of total revenues, research and development expenses were 25% and 52% for 1999 and 1998, respectively. The decrease in research and development expenses as a percentage of revenues from 1999 and 1998 is due primarily to the fact that revenues have increased faster than research and development expenses in those periods.

      Sales and marketing. Sales and marketing expenses increased to $18.8 million in 1999 from $8.7 million in 1998 and from $2.9 million in 1997. The increase was attributable to the expansion of Active Software’s direct sales force and increased promotional activity. The increases during these periods were attributable primarily to the addition of 35 employees in sales and marketing in 1999 and 14 employees in sales and marketing in 1998 and to increased commissions related to increased revenues and, to a lesser extent, to costs associated with increased efforts to develop market awareness of Active Software’s products and services. As a percentage of total revenues, sales and marketing expenses were 69% and 114% for 1999 and 1998, respectively. The decrease in sales and marketing expenses as a percentage of revenues from 1999 and 1998 is primarily due to the fact that revenues have increased faster than sales and marketing expenses in those periods.

      General and administrative. General and administrative expenses increased to $3.1 million in 1999 from $2.1 million in 1998 and from $1.8 million in 1997. The increases during these periods were due primarily to the addition of financial and management personnel, as well as costs associated with operating as a public company. As a percentage of total revenues, general and administrative expenses were 11% and 27% of total revenues for 1999 and 1998, respectively.

      Amortization of deferred stock compensation. Options granted in the first quarter of 1999 and in 1998 have been considered to be compensatory, as the estimated fair value for accounting purposes was greater than the exercise price as determined by the board of directors on the date of grant. The total deferred stock compensation associated with these options as of December 31, 1999 and December 31, 1998 amounted to $3.5 million and $2.9 million, respectively, net of amortization. These amounts are being amortized over the respective vesting periods of these equity arrangements, generally 50 months. Of the total deferred stock compensation, approximately $1.2 million and $336,000 was amortized in 1999 and 1998, respectively.

Other income (net)

      Other income consists primarily of interest income from cash and cash equivalents and short-term investments offset by interest expense related to obligations under capital leases. In 1999, 1998 and 1997, other income was $822,000, $271,000 and $129,000, respectively. The increase in 1999 was attributable primarily to higher cash balances resulting from the initial public offering of Active Software common stock in August 1999. The increases during 1998 and 1997 were due primarily to a higher average cash and short-term investment balances as a result of convertible redeemable preferred stock financing in 1998 and 1997.

Liquidity and capital resources

      In August 1999, Active Software completed the initial public offering of its common stock, which resulted in net proceeds of approximately $40 million. As of March 31, 2000, Active Software had $31.9 million of cash and cash equivalents and short-term investments.

      Net cash provided by operating activities was $2.4 million in the first quarter of fiscal 2000 and net cash used in operating activities was $1.6 million in the first quarter of fiscal 1999. For the first quarter of fiscal 2000, cash provided by operating activities was attributable primarily to a decrease in accounts receivable of $452,000, depreciation and amortization of $350,000, amortization of deferred stock compensation of $302,000, amortization of goodwill and acquired intangibles of $2.0 million and purchased in-process technology of $2.7 million, an increase in accounts payable and other accrued liabilities of $1.0 million and an increase in deferred revenue of $2.0 million offset in part by a net loss of $5.8 million, an increase in prepaid and other current assets of $647,000 and a decrease in accrued compensation and benefits of $263,000. For the first quarter of fiscal 1999, cash used in operating activities was attributable primarily to a net loss of $2.7 million, offset in part by a decrease in accounts receivable of $697,000, amortization of deferred stock compensation of $263,000, and an increases in accounts payable and other accrued liabilities of $318,000.

      Net cash used in operating activities was $6.8 million, $9.0 million and $4.8 million in 1999, 1998 and 1997, respectively. For 1999, cash used by operating activities was attributable primarily to a net loss of $9.4 million, an increase in account receivable of $6.1 million, an increase in prepaid and other current assets of $458,000, offset in part by amortization of deferred stock compensation of $1.2 million, an increase in accounts payable and other accrued liabilities of $2.0 million, an increase in accrued compensation and benefits of $1.9 million and an increase in deferred revenue of $2.9 million. For 1998, cash used by operating activities was attributable primarily to a net loss of $9.9 million and an increase in accounts receivable of $1.8 million, offset in part by an increase in deferred revenues of $432,000 and increases in other accrued liabilities and accounts payable. For 1997, cash used by operating activities was attributable primarily to a net loss of $4.9 million and an increase in accounts receivable of $1.5 million, offset in part by an increase in deferred revenues of $606,000 and an increase in accrued compensation and related benefits of $582,000. Active Software’s sales cycle is lengthy and unpredictable, and could cause its quarterly revenues and operating results to fluctuate. Any change in its sales cycle could adversely affect the amount of cash provided by its operating activities.

      Net cash used in investing activities was $4.9 million and $381,000 in the first quarter of fiscal 2000 and 1999, respectively. For the first quarter of fiscal 2000, cash used in investing activities was attributable primarily to the acquisition of Alier, purchases of investments, purchases of property and equipment, offset by maturities and sales of investments. For the first quarter of fiscal 1999, cash used in investing activities was attributable primarily to purchases of property and equipment. Net cash used in investing activities was $23.9 million, $711,000 and $642,000 in 1999, 1998 and 1997, respectively. For 1999, cash used in investing activities was attributable primarily to the increase in Active Software’s investment portfolio as a result of its initial public offering. For 1998 and 1997, cash used in investing activities was attributable primarily to purchases of property and equipment.

      Net cash provided by financing activities was $149,000 and $220,000 in the first quarter of fiscal 2000 and 1999, respectively. For the first quarter of fiscal 2000 and 1999, cash provided by financing activities was attributable primarily to proceeds from the issuance of common stock. Net cash provided by financing activities was $40.5 million, $14.3 million and $6.9 million in 1999, 1998 and 1997 respectively. In August 1999, Active Software completed the initial public offering of 4,025,000 shares of its common stock at a public offering price of $11.00 per share, which resulted in net proceeds to Active Software of approximately $40 million. All of the outstanding shares of convertible preferred stock were automatically converted into shares of common stock in August 1999 upon the closing of the initial public offering. For 1998 and 1997, cash provided by financing activities was attributable primarily to proceeds from the issuance of convertible redeemable preferred stock.

      As of March 31, 2000, Active Software’s principal commitments consisted of obligations outstanding under operating leases and notes payable. Although Active Software has no material commitments for capital expenditures, Active Software expects to increase capital expenditures and lease commitments consistent with its anticipated growth in operations, infrastructure and personnel. Active Software also may increase its capital expenditures as Active Software expands into additional international markets.

      Active Software believes that its current cash, cash equivalents, short-term and long-term investments, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next twelve months. If cash generated from operations is insufficient to satisfy its liquidity requirements, Active Software may need to raise additional capital by selling additional equity or debt securities or by obtaining a credit facility. If additional funds are raised through the issuance of debt securities, these securities could have rights, preferences and privileges senior to holders of common stock, and the terms of these securities could impose restrictions on its operations. The sale of additional equity or convertible debt securities could result in additional dilution to Active Software’s stockholders, and Active Software cannot be certain that additional financing will be available in amounts or on terms acceptable to Active Software, if at all. If Active Software is unable to obtain this additional financing, it may be required to reduce the scope of its planned product development and marketing efforts, which could harm its business, financial position, results of operations or cash flows.

Quantitative and qualitative disclosures about market risk

      Active Software is exposed to a variety of risks, including changes in interest rates affecting the return on its investments and foreign currency fluctuations. Active Software has established policies and procedures to manage its exposure to fluctuations in interest rates and foreign currency exchange rates.

      Interest rate risk. Active Software maintains its funds in money market and certificate of deposit accounts at banks. Active Software’s exposure to market risk due to fluctuations in interest rates relates primarily to its interest earnings on its cash deposits. These securities are subject to interest rate risk in as much as their fair value will fall if market interest rates increase. If market interest rates were to increase immediately and uniformly by 10% from the levels prevailing as of March 31, 2000, the fair value of the portfolio would not decline by a material amount. Active Software does not use derivative financial instruments to mitigate risks. However, it does have an investment policy that would allow it to invest in short-term and long-term investments such as money market instruments and corporate debt securities. Active Software’s policy attempts to reduce such risks by typically limiting the maturity date of such securities to no more than eighteen months with a maximum average maturity to its whole portfolio of such investments at six months, placing its investments with high credit quality issuers and limiting the amount of credit exposure with any one issuer.

      Foreign currency exchange rate risk. Active Software’s exposure to market risk due to fluctuations in foreign currency exchange rates relates primarily to the intercompany balances with its UK, Netherland and Singapore subsidiaries. Although Active Software transacts business in various foreign countries, settlement amounts are usually based on U.S. currency. Transaction gains or losses have not been significant in the past, and there is no hedging activity on the pound, guilders or other currencies. Active Software would not experience a material foreign exchange loss based on a hypothetical 10% adverse change in the price of the pound, guilders or Singapore dollars against the U.S. dollar. Consequently, Active Software does not expect that a reduction in the value of such accounts denominated in foreign currencies resulting from even a sudden or significant fluctuation in foreign exchange rates would have a direct material impact on Active Software’s financial position, results of operations or cash flows.

      Notwithstanding the foregoing analysis of the direct effects of interest rate and foreign currency exchange rate fluctuations on the value of certain of Active Software’s investments and accounts, the indirect effects of such fluctuations could have a material adverse effect on Active Software’s business, financial condition and results of operations. For example, international demand for Active Software’s products is affected by foreign currency exchange rates. In addition, interest rate fluctuations may affect the buying patterns of Active Software’s customers. Furthermore, interest rate and currency exchange rate fluctuations have broad influence on the general condition of the U.S. foreign and global economics, which could materially adversely affect Active Software’s business, financial condition and results of operations.

Accounting Standards

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for us beginning in 2001. Although Active Software has not fully assessed the implications of SFAS No. 133, management does not believe the adoption of this statement will have a significant impact on Active Software’s consolidated financial position, results of operations of cash flows.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined consolidated financial statements reflect adjustments to the historical consolidated balance sheets and statements of operations of webMethods and Active Software to give effect to the merger using the pooling-of-interests method of accounting for business combinations, and to certain other acquisitions of Active Software as discussed below.

      The unaudited pro forma condensed combined consolidated statements of operations for the years ended March 31, 2000, 1999 and 1998 assume the Merger was effected on April 1, 1997. webMethods’ March 31 fiscal year end consolidated financial statements have been combined with Active Software’s December 31 fiscal year end consolidated financial statements.

      The unaudited pro forma condensed combined consolidated financial information as of and for the year ended March 31, 2000 includes adjustments to give effect to the following acquisitions by Active Software accounted for using the purchase method of accounting for business combinations:

•	Alier, Inc. (Alier)

•	TransLink Software, Inc. (TransLink)

•	Premier Software Technologies, Inc. (Premier)

      The unaudited pro forma condensed combined consolidated balance sheet at March 31, 2000 reflects the webMethods March 31, 2000 consolidated balance sheet combined with the Active Software December 31, 1999 consolidated balance sheet adjusted for the Alier, TransLink and Premier acquisitions and to conform to the webMethods financial presentation.

      Active Software acquired Alier effective February 14, 2000 for an aggregate purchase price of $46.0 million, including net liabilities assumed of approximately $1.0 million. Consideration paid consisted of $2.0 million in cash, 390,875 shares of Active Software’s common stock and options to purchase 158,277 shares of Active Software’s common stock with an aggregate value of approximately $43.7 million and transaction costs of approximately $316,000.

      Active Software acquired TransLink effective April 7, 2000 for an aggregate purchase price of $84.4 million. Consideration paid consisted of $4.5 million in cash, 796,363 shares of Active Software’s common stock and options to purchase 43,041 shares of Active Software’s common stock with an aggregate value of approximately $79.7 million and transaction costs of approximately $248,000.

      Active Software acquired Premier effective April 25, 2000 for an aggregate purchase price of $13.7 million. Consideration paid consisted of $500,000 in cash, 121,308 shares of Active Software’s common stock and options to purchase 11,548 shares of Active Software’s common stock with an aggregate value of approximately $13.0 million and transaction costs of approximately $166,000.

      The aggregate purchase price of the acquisitions was determined by valuing the common stock issued at the average price of the Active Software stock for a period 3 days before and after the merger announcement and valuing the Active Software common stock options issued using the Black-Scholes pricing model.

      webMethods and Active Software estimate that they will incur direct transaction costs of approximately $34 million in connection with the merger. Because the fees payable to webMethods’ financial adviser are calculated based in part upon the market price of webMethods’ common stock during a period immediately prior to the consummation of the merger, the actual transaction costs could vary considerably from this estimates. These direct transaction costs will be charged to operations upon consummation of the merger. In addition, it is expected that following the merger, the combined company will incur additional charges to operations, which are not currently estimable, to reflect costs associated with integrating the two companies.

      The pro forma adjustments and the resulting unaudited pro forma condensed combined consolidated financial statements are based upon available information and certain assumptions that webMethods and Active Software believe are reasonable under the circumstances. The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes to the consolidated financial statements of webMethods, Active Software, Alier, TransLink and Premier and the Management’s Discussion and Analysis of Financial Condition and Results of Operations of webMethods and Active Software and other financial information which are included elsewhere in this Joint Proxy Statement/ Prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2000

				Adjustments
		Active		for the Alier
	webMethods(1)	Software(2)	Alier(3)	Acquisition		TransLink(6)

	(in thousands)

ASSETS

Current assets:

Cash and cash equivalents	$156,778	$17,299	$108	$(2,000	)(5)	$714

Marketable securities available for sale	8,340	19,906	135	—		—

Accounts receivable, net of allowances	6,783	9,486	—	—		1

Prepaid expenses and other current assets	4,984	953	37	—		37

Total current assets	176,885	47,644	280	(2,000)		752

Marketable securities available for sale	32,638	—	—	—		—

Property and equipment, net	3,747	1,951	32	—		196

Goodwill and purchased intangibles	—	—	—	44,273	(4)	—

Other assets	3,030	2,227	—	—		54

Total assets	$216,300	$51,822	$312	$42,273		$1,002

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:

Accounts payable	$2,041	$1,424	$146	$—		$29

Accrued expenses	4,654	—	—	—		—

Accrued salaries and expenses	5,152	3,039	—	—		—

Deferred revenue	10,476	4,006	132	—		264

Other accrued liabilities	301	2,126	735	316	(5)	42

Total current liabilities	22,624	10,595	1,013	316		335

Other non-current liabilities	426	—	335	—		10

Long term deferred revenue	5,515	—	—	—		—

Total liabilities	28,565	10,595	1,348	316		345

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	324	24	—	—		—

Preferred stock	—	—	—	—		1,500

Additional paid-in capital	228,909	71,876	7,550	36,108	(5)	2,575

Deferred stock-based compensation	(9,312)	(3,530)	(5,511)	5,511	(5)	(271)

Notes receivable from stockholders	—	(2)	—	—		(28)

Accumulated other comprehensive loss	(90)	(32)	3	(3	)(5)	—

Accumulated deficit	(32,096)	(27,109)	(3,078)	341	(5)	(3,119)

Total stockholders’ equity (deficit)	187,735	41,227	(1,036)	41,957		657

Total liabilities and stockholders’s equity (deficit)	$216,300	$51,822	$312	$42,273		$1,002

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Adjustments			Adjustments
	for the			for the		Adjustments
	Translink			Premier		for the		Pro Forma
	Acquisition		Premier(9)	Acquisition		Merger		Combined

	(in thousands)

ASSETS

Current assets:

Cash and cash equivalents	$(4,500	)(8)	$131	$(500	)(11)	$—		$168,030

Marketable securities available for sale	—		275	—		—		28,656

Accounts receivable, net of allowances	—		—	—		—		16,270

Prepaid expenses and other current assets	—		34	—		—		6,045

Total current assets	(4,500)		440	(500)		—		219,001

Marketable securities available for sale	—		—	—		—		32,638

Property and equipment, net	—		14	—		—		5,940

Goodwill and purchased intangibles	81,458	(7)	—	13,499	(10)	—		139,230

Other assets	—		2	—		—		5,313

Total assets	$76,958		$456	$12,999		$—		$402,122

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:

Accounts payable	$—		$33	$—		$—		$3,673

Accrued expenses	—		—	—		—		4,654

Accrued salaries and expenses	—		—	—		—		8,191

Deferred revenue	—		85	—		—		14,963

Other accrued liabilities	248	(8)	178	166	(11)	—		4,112

Total current liabilities	248		296	166		—		35,593

Other non-current liabilities	—		—	—		—		771

Long term deferred revenue	—		—	—		—		5,515

Total liabilities	248		296	166		—		41,879

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	1	(8)	—	—		(25	)(12)	324

Preferred stock	(1,500	)(8)	—	—		—		—

Additional paid-in capital	77,102	(8)	—	12,993	(11)	25	(12)	437,138

Deferred stock-based compensation	271	(8)	2,637	(2,637	)(11)	—		(12,842)

Notes receivable from stockholders	28	(8)	—	—		—		(2)

Accumulated other comprehensive loss	—		—	—		—		(122)

Accumulated deficit	808	(8)	(2,477)	2,477	(11)	—		(64,253)

Total stockholders’ equity (deficit)	76,710		160	12,833		—		360,243

Total liabilities and stockholders’s equity (deficit)	$76,958		$456	$12,999		$—		$402,122

1)	Represents historical consolidated balance sheet of webMethods as of March 31, 2000.

2)	Represents historical consolidated balance sheet of Active Software as of December 31, 1999.

3)	Represents historical balance sheet of Alier as of December 31, 1999.

4)	To reflect allocation of purchase price to goodwill and other intangible assets of approximately $44.3 million resulting from the acquisition of Alier. The total purchase price of the Alier acquisition will be allocated to acquired assets based on estimates of their fair values. The purchase price of approximately $46.0 million will be assigned to the assets acquired as follows (in thousands):

Tangible net liabilities assumed	$(1,036)

Acquired in-process research and development	2,737

Trained and assembled workforce	565

License agreements	812

Non-compete agreements	1,281

Goodwill	41,615

$45,974

Approximately $2.7 million of the purchase price has been allocated to Alier’s in-process research and development, which was expensed at the acquisition date as it has not reached technological feasibility and, in the opinion of management, has no alternative future use. The estimated amount is subject to adjustment based upon completion of a third-party appraisal. This amount has not been reflected in the accompanying pro forma condensed combined consolidated statement of operations for the year ended March 31, 2000 as it is a nonrecurring charge, but has been reflected as an adjustment to accumulated deficit in the accompanying pro forma balance sheet.

5)	To reflect the purchase price paid as follows: issuance of Active Software common stock and options valued at approximately $43.7 million, a cash payment of $2.0 million and acquisition-related expenses of approximately $316,000.

6)	Represents historical balance sheet of TransLink as of December 31, 1999.

7)	To reflect allocation of purchase price to goodwill and other intangible assets of approximately $81.5 million resulting from the acquisition of TransLink. The total purchase price of the TransLink acquisition will be allocated to acquired assets based on estimates of their fair values. The purchase price of approximately $84.4 million will be assigned to the assets acquired as follows (in thousands):

Tangible net assets acquired	$657

Acquired in-process research and development	2,311

Trained and assembled workforce	1,007

License agreements	4,351

Non-compete agreements	2,923

Favorable lease terms	425

Goodwill	72,752

$84,426

Approximately $2.3 million of the purchase price has been allocated to TransLink’s in-process research and development, which was expensed at the acquisition date as it has not reached technological feasibility and, in the opinion of management, has no alternative future use. The estimated amount is subject to adjustment based upon completion of a third-party appraisal. This amount has not been reflected in the accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended March 31, 2000 as it is a nonrecurring charge, but has been reflected as an adjustment to accumulated deficit in the accompanying unaudited pro forma condensed combined consolidated balance sheet.

8)	To reflect the purchase price paid as follows: issuance of Active Software common stock and options valued at approximately $79.7 million, a cash payment of $4.5 million and acquisition-related expenses of $248,000 and eliminate TransLink’s stockholders’ equity, offset by acquired in-process research and development of $2.3 million.

9)	Represents historical balance sheet of Premier as of December 31, 1999.

10)	To reflect allocation of purchase price to goodwill and other intangible assets of approximately $13.5 million identified in the purchase price allocation resulting from the acquisition of Premier. The total purchase price of the Premier acquisition will be allocated to acquired assets based on estimates of their fair values. The purchase price of approximately $13.7 million will be assigned to the assets acquired as follows (in thousands):

Tangible net assets acquired	$160

Trained and assembled workforce	475

License Agreements	1,891

Goodwill	11,133

$13,659

11)	To reflect the purchase price paid as follows: issuance of Active Software common stock and options valued at approximately $13.0 million, a cash payment of $500,000 and acquisition-related expenses of approximately $166,000.

12)	Represents an adjustment to reflect the issuance of approximately 13.4 million shares of webMethods common stock in connection with the merger in exchange for the outstanding shares of Active Software, after reflecting the shares of Active Software issued to acquire Alier, TransLink and Premier. This issuance of shares is based on 0.527 ratio of exchange as prescribed in the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended March 31, 1998

			Pro Forma		Pro Forma
	webMethods(1)	Active Software(2)	Adjustments		Combined

	(in thousands, except per share data)
Revenue

License	$98	$2,625	$—		$2,723

Professional services	57	477	—		534

Maintenance	10	91	—		101

Total revenue	165	3,193	—		3,358

Cost of revenue

License	—	30	—		30

Professional services and maintenance	—	623	—		623

Total cost of revenue	—	653	—		653

Gross profit	165	2,540	—		2,705

Operating expenses

Sales and marketing	696	2,896	—		3,592

Research and development	569	2,830	—		3,399

General and administration	287	1,796	—		2,083

Total operating expenses	1,552	7,522	—		9,074

Operating loss	(1,387)	(4,982)	—		(6,369)

Interest and other income, net	24	129	—		153

Net loss	(1,363)	(4,853)	—		(6,216)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	113	—	—		113

Net loss attributable to common shareholders	$(1,476)	$(4,853)	$—		$(6,329)

Basic and diluted net loss per common share	$(0.24)	$(2.50)			$(0.87)

Shares used in computing basic and diluted net loss per common share	6,269	1,945	(920	)(3)	7,294 (3)

1)	Represents the historical consolidated results of operations of webMethods for the year ended March 31, 1998.

2)	Represents the historical consolidated results of operations of Active Software for the year ended December 31, 1997 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

3)	Gives effect to the conversion in the merger of Active Software common stock into webMethods common stock based on the 0.527 exchange ratio.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS
For the Year Ended March 31, 1999

			Pro Forma		Pro Forma
	webMethods(1)	Active Software(2)	Adjustments		Combined

	(in thousands, except per share data)
Revenue

License	$3,707	$5,900	$—		$9,607

Professional services	582	1,133	—		1,715

Maintenance	173	566	—		739

Total revenue	4,462	7,599	—		12,061

Cost of revenue

License	172	477	—		649

Professional services and maintenance	482	2,290	—		2,772

Total cost of revenue	654	2,767	—		3,421

Gross profit	3,808	4,832	—		8,640

Operating expenses

Sales and marketing	4,551	8,669	—		13,220

Research and development	1,655	3,971	—		5,626

General and administration	1,032	2,069	—		3,101

Amortization of deferred stock compensation	—	336	—		336

Total operating expenses	7,238	15,045	—		22,283

Operating loss	(3,430)	(10,213)	—		(13,643)

Interest and other income, net	134	271	—		405

Net loss	(3,296)	(9,942)	—		(13,238)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	605	—	—		605

Net loss attributable to common shareholders	$(3,901)	$(9,942)	$—		$(13,843)

Basic and diluted net loss per common share	$(0.71)	$(3.21)			$(1.93)

Shares used in computing basic and diluted net loss per common share	5,527	3,096	(1,464	)(3)	7,159 (3)

1)	Represents the historical consolidated results of operations of webMethods for the year ended March 31, 1999.

2)	Represents the historical consolidated results of operations of Active Software for the year ended December 31, 1998 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

3)	Gives effect to the conversion in the merger of Active Software common stock into webMethods common stock based on the 0.527 exchange ratio.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2000

				Alier			TransLink
		Active		Pro Forma			Pro Forma
	webMethods(1)	Software(2)	Alier(3)	Adjustments		TransLink(6)	Adjustments

	(in thousands, except per share data)
Revenue

License	$15,495	$20,491	$421	$—		$120	$

Professional services	5,177	4,475	937	—		51		—

Maintenance	2,330	2,477	250	—		22		—

Total revenue	23,002	27,443	1,608	—		193		—

Cost of revenue

License	984	1,376	196	—		13		—

Professional services and maintenance	7,717	6,409	1,049	—		41		—

Total cost of revenue	8,701	7,785	1,245	—		54		—

Gross profit	14,301	19,658	363			139		—

Operating expenses

Sales and marketing	20,366	18,821	540	—		363		—

Research and development	6,419	6,780	174	—		680		—

General and administration	5,940	3,076	794	—		376		—

Amortization of deferred stock compensation	1,767	1,170	1,911	—		42		—

Amortization of goodwill and intangibles	—	—	—	15,513	(4)	—		32,969	(7)

Total operating expenses	34,492	29,847	3,419	15,513		1,461		32,969

Operating loss	(20,191)	(10,189)	(3,056)	(15,513)		(1,322)		(32,969)

Interest and other income, net	2,080	822	(83)	(100	)(5)	(384)		(225	)(8)

Loss before income taxes	(18,111)	(9,367)	(3,139)	(15,613)		(1,706)		(33,194)

Deferred tax provision	46	—	21	—		—		—

Net loss	(18,157)	(9,367)	(3,160)	(15,613)		(1,706)		(33,194)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	10,223	—	—	—		—		—

Net loss attributable to common shareholders	$(28,380)	$(9,367)	$(3,160)	$(15,613)		$(1,706)		$(33,194)

Basic and diluted net loss per common share	$(3.00)	$(0.79)

Shares used in computing basic and diluted net loss per common share	9,448	11,851

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Premier
		Pro Forma		Pro Forma
	Premier(9)	Adjustments		Combined

	(in thousands, except per share data)
Revenue

License	$129	$—		$36,656

Professional services	1,261	(69	)(12)	11,832

Maintenance	120	—		5,199

Total revenue	1,510	(69)		53,687

Cost of revenue

License	109	—		2,678

Professional services and maintenance	646	—		15,862

Total cost of revenue	755	—		18,540

Gross profit	755	(69)		35,147

Operating expenses

Sales and marketing	350	—		40,440

Research and development	104	(69	)(12)	14,088

General and administration	243	—		10,429

Amortization of deferred stock compensation	1,278	—		6,168

Amortization of goodwill and intangibles	—	5,740	(10)	54,222

Total operating expenses	1,975	5,671		125,347

Operating loss	(1,220)	(5,740)		(90,200)

Interest and other income, net	9	(25	)(11)	2,094

Loss before income taxes	(1,211)	(5,765)		(88,106)

Deferred tax provision	25	—		92

Net loss	(1,236)	(5,765)		(88,198)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	—	—		10,223

Net loss attributable to common shareholders	$(1,236)	$(5,765)		$(98,421)

Basic and diluted net loss per common share				$(6.27)

Shares used in computing basic and diluted net loss per common share				15,693	(13)

1)	Represents the historical consolidated statement of operations at webMethods for the year ended March 31, 2000.

2)	Represents the historical consolidated results of operations of Active Software for the year ended December 31, 1999 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

3)	Represents the historical results of operations of Alier for the year ended December 31, 1999 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

4)	To reflect the $15.5 million of amortization of estimated goodwill and other intangibles resulting from the acquisition of Alier. The intangible assets will be amortized ratably over an estimated useful life by type as follows:

Trained and assembled workforce	3 years

License agreements	1 year

Non-compete agreements	2 years

Goodwill	3 years

5)	Adjustment to record a decrease in interest income to reflect cash used for the acquisition of Alier. The reduction in interest income is recorded assuming a rate of 5.0% per annum.

6)	Represents the historical results of operations of TransLink for the year ended December 31, 1999 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

7)	To reflect the $33.0 million of amortization of estimated goodwill and other intangibles resulting from the acquisition of TransLink. The intangible assets will be amortized ratably over an estimated useful life by type as follows:

Trained and assembled workforce	3 years

License agreements	1 year

Non-compete agreements	2 years

Favorable lease terms	4 years

Goodwill	3 years

8)	Adjustment to record a decrease in interest income to reflect cash used for the acquisition of TransLink. The reduction in interest income is recorded assuming a rate of 5.0% per annum.

9)	Represents the historical results of operations of Premier for the year ended December 31, 1999 and reflects the reclassification of certain costs and expenses to conform to webMethods’ presentation.

10)	To reflect the $5.7 million of amortization of estimated goodwill and other intangibles resulting from the acquisition of Premier. The intangible assets will be amortized ratably over an estimated useful life by type as follows:

Trained and assembled workforce	3 years

License agreements	1 year

Goodwill	3 years

11)	Adjustment to record a decrease in interest income to reflect cash used for the acquisition of Premier. The reduction in interest income is recorded assuming a rate of 5.0% per annum.

12)	Adjustment to eliminate the intercompany sales for Premier.

13)	Gives effect to the conversion in the merger of Active Software common stock, after reflecting the shares of Active Software issued in connection with the acquisitions of Alier, TransLink and Premier, into shares of webMethods common stock based on the 0.527 exchange ratio.

COMPARATIVE PER SHARE DATA

      The following tabulation reflects (a) the historical net loss and book value per common share of webMethods in comparison with the pro forma net loss and book value per common share after giving effect to the proposed merger on a pooling-of-interests basis with Active Software; and (b) the historical net income and book value per common share of Active Software in comparison with the equivalent pro forma net loss and book value per common share attributable to 0.527 of a share of webMethods common stock which will be received for each share of Active Software common stock.

      The information presented in this tabulation should be read in conjunction with the unaudited pro forma combined consolidated financial statements and the separate consolidated financial statements and notes to the consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of the respective companies which are included elsewhere in this Joint Proxy Statement/ Prospectus.

      The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not attempt to predict or suggest future results. It also does not necessarily reflect the historical results the combined company would have had if webMethods and Active Software had been combined during the periods presented. The pro forma data does not reflect any costs associated with the integration and consolidation of the companies anticipated by the management of webMethods.

webMethods

	Year Ended March 31,

	2000	1999	1998

Basic and diluted net loss per common share:

Historical	$(3.00)	$(0.71)	$(0.24)

Pro forma	$(6.17)	$(1.93)	$(0.87)

Book value per common share:

Historical	5.80

Pro forma	7.87

Active Software

	Year Ended December 31,

	1999	1998	1997

Basic and diluted net loss per common share:

Historical	$(0.79)	$(3.21)	$(2.50)

Equivalent pro forma(1)	$(3.25)	$(2.02)	$(0.46)

Book value per common share:

Historical	1.71

Equivalent pro forma(1)	4.15

(1)	Computed by multiplying pro forma basic and diluted net loss per common share and pro forma book value per common share for webMethods by the exchange ratio of 0.527.

COMPARATIVE PER SHARE MARKET PRICE DATA

      webMethods began trading shares of its common stock on the Nasdaq National Market under the symbol WEBM on February 11, 2000. Active Software began trading shares of its common stock on the Nasdaq National Market under the symbol ASWX on August 13, 1999.

      The following table sets forth the high and low sale prices of webMethods common stock and Active Software common stock as reported on the Nasdaq National Market for the periods indicated.

webMethods

	High	Low

Year Ended March 31, 2000

Fourth Quarter (from February 11, 2000)	$336.25	$165.00
Year Ending March 31, 2001

First Quarter	236.00	44.50

Second Quarter (up to July 13, 2000)	180.25	146.63

Active Software

Year Ended December 31, 1999

Third Quarter (from August 13, 1999)	$29.50	$12.50

Fourth Quarter	105.00	22.50
Year Ending December 31, 2000

First Quarter	149.13	57.25

Second Quarter	81.88	22.88

Third Quarter (up to July 13, 2000)	87.38	74.63

      The following table sets forth the closing prices per share of webMethods and Active Software common stock as reported on the Nasdaq National Market on (1) May 19, 2000, the last full trading day prior to the announcement that webMethods and Active Software had entered into a merger agreement and (2) July 13, 2000, the most recent practicable date prior to the printing of this Joint Proxy Statement/ Prospectus. This table also sets forth the equivalent price per share of Active Software common stock on these dates. The equivalent price per share is equal to the closing price of a share of webMethods common stock on that date multiplied by 0.527, the ratio at which each share of Active Software common stock will be converted into shares of webMethods common stock.

	webMethods	Active Software	Equivalent
	common stock	common stock	per share price

May 19, 2000	$87.00	$33.00	$45.85

July 13, 2000	177.00	83.44	93.28

      Because the market price of webMethods common stock is subject to fluctuation and the exchange ratio to convert shares of Active Software common stock into shares of webMethods common stock is fixed, the market value of the shares of webMethods common stock that holders of Active Software common stock will received in the merger may increase or decrease. Stockholders of webMethods and Active Software are urged to obtain a current market quotation for the webMethods and Active Software common stock.

      Neither webMethods nor Active Software have ever paid cash dividends on shares of their common stock. Under the merger agreement, each of webMethods and Active Software has agreed not to pay cash dividends pending completion of the merger, without the written consent of the other. The webMethods Board intends to retain all earnings for use in its business and has no present intention to pay cash dividends after the merger. If the merger is not completed, the Board of Active Software intends to continue its policy of retaining all earnings for use in its business.

BUSINESS OF WEBMETHODS

      The information in this section relates to the business of webMethods as it is currently conducted without giving effect to the merger.

Overview

      webMethods is a leading provider of infrastructure software and services for achieving business-to-business integration, or B2Bi. B2Bi software is a new category of software that enables companies to work more closely with their customers, suppliers and other business partners through the real-time exchange of information and transactions. webMethods achieves this integration by connecting its customers’ existing enterprise applications over the Internet. webMethods’ customers can use its software, webMethods B2B, to achieve varying levels of integration, from integration with a single business partner up to full integration across an entire trading network. With webMethods B2B, a company’s portfolio of existing enterprise applications can be extended to its customers, suppliers and other business partners. webMethods’ software is also incorporated into the operation of a number of major business-to-business marketplaces.

      webMethods B2B permits webMethods’ customers to rapidly and cost effectively deploy new real-time business-to-business e-commerce applications by integrating the customers’ existing enterprise systems with those of their business partners. For example, webMethods B2B can improve supply chain management by integrating the procurement, order processing, inventory management, shipping and fulfillment systems and enterprise resource planning systems of companies doing business together. As a result of this integration, inventory can be automatically replenished, orders can be processed faster and more accurately, components can be shipped sooner and customer queries can be addressed more rapidly. By using webMethods B2B software, webMethods believes that its customers can:

•	create new revenue opportunities due to improved customer retention, improved customer service and the ability to deliver additional value-added services and customized product offerings;

•	strengthen relationships with their customers, suppliers and business partners due to new direct, secure connections across multiple computing platforms, applications and protocols;

•	improve supply chain efficiencies through shortened cycle times, lower inventories and reduced error rates; and

•	increase return on investment from existing enterprise software systems.

      webMethods markets its software globally through a direct sales force and a number of resellers and systems integrators. A key element of webMethods’ sales and marketing strategy is to leverage relationships with its customers and business partners. webMethods believes that by providing solutions to leading buyers, suppliers, portals and enterprise software and hardware companies pursuing B2B e-commerce opportunities, its software sales will increase substantially as its technologies become more widely deployed in the marketplace. webMethods’ installed base of customers has helped fuel demand for its products by introducing the customers, suppliers and other business partners of webMethods’ customers to its products.

      webMethods B2B has been licensed to customers in a variety of industries including high-technology manufacturing, telecommunications, financial services, shipping and logistics, chemicals and insurance. As of March 31, 2000, webMethods had over 160 customers, including SAP AG, Eastman Chemical, W.W. Grainger, Dell Computer, Hewlett Packard, Compaq Computer, Federal Express, Dun & Bradstreet, Lucent and Lexmark. In addition, webMethods has established strategic relationships with leading business-to-business e-commerce marketplaces such as mySAP.com, the Ariba Network, Commerce One, Grainger.com, VerticalNet, ChemConnect, Staples.com, Buzzsaw, TPN Marketplace, e-Steel, retail.com and Ventro, many of which have purchased webMethods’ software to operate their trading networks. webMethods also has strategic relationships with enterprise application vendors that incorporate webMethods’ technology into their software or resell webMethods’ software. webMethods is an SAP AG development partner and has licensed a version of its software to them for inclusion into their products.

Industry Background

Growth of the Internet and business-to-business electronic commerce

      The competitive environment for businesses has intensified dramatically in recent years, causing companies to seek new ways to generate sustainable competitive advantages. Over the last decade, companies have invested heavily in enterprise applications to automate and improve the efficiency of their internal business processes. As competition has increased and markets have become more dynamic, companies have begun to recognize that they must coordinate more closely with their customers, suppliers and business partners. Traditional enterprise applications, however, do not readily support business processes beyond the borders of an enterprise. As a result, companies relying only on their enterprise applications have not been able to easily integrate their business processes with those of their customers, suppliers and other business partners to achieve productivity gains.

      In the midst of this environment, the Internet has emerged as a crucial medium for electronic commerce. The widespread adoption of the Internet as a business communications platform has created a foundation for B2B e-commerce that has already enabled organizations to tap new revenue streams, streamline cumbersome processes, lower costs and improve productivity. webMethods believes the next wave of business innovation will focus on greater collaboration among businesses and the sharing of business processes among members of a business community. Businesses are seeking a B2Bi solution that allows them to utilize their existing portfolio of enterprise applications to exchange information and transact business with customers, suppliers and other business partners over the Internet.

      Based on the growth of the Internet and the expectations for growth in e-commerce, webMethods believes the market opportunity for B2Bi software and services is substantial. Research has been conducted to project the size of the B2Bi market. This research is based on interviews and surveys of industry associations and companies and measures only revenue to be received from Internet commerce sites. According to Forrester Research, revenue generated from business-to-business e-commerce will exceed $2.7 trillion by 2003, representing a far larger market opportunity than business-to-consumer e-commerce. Forrester Research also estimates that B2B e-commerce will account for more than 90% of U.S. e-commerce transactions by 2004. In an attempt to capitalize on this opportunity, businesses are spending heavily to develop the infrastructure to communicate and transact business effectively over the Internet. International Data Corporation, or IDC, projects that the worldwide Internet commerce application market will grow from $444 million in 1998 to over $13 billion in 2003.

Current approaches to business-to-business integration are inadequate

      The variety of computing environments and the inability to share information across those environments have been a major impediment to B2Bi. For example, the co-existence of mainframe-based legacy systems and enterprise applications within a single business often makes it difficult to share information internally. More importantly, many organizations’ applications, particularly their enterprise resource planning, or ERP, systems, were not designed to communicate outside of an enterprise, making business-to-business communication difficult.

      Current B2Bi approaches are costly, problematic and ineffective. For example, traditional electronic data interchange, or EDI, is inflexible because it is based on pre-defined, fixed data formats that are not easily adjusted. EDI usually requires the use of expensive and proprietary communications networks and software and often requires difficult and time-consuming point-to-point integration. In addition, EDI is not readily scalable for large numbers of business partners, and because it is batch processed, it lacks real-time data exchange capability. It has taken years and millions of dollars to implement EDI trading networks among large communities of business partners.

      Enterprise application integration, or EAI, software and other middleware technologies also fail to fully deliver B2Bi. These packages integrate systems within a single company, but typically cannot provide the open and scalable inter-company integration that is critical for B2Bi. EAI relies on proprietary, custom architectures and software, which must be implemented by all parties to enable any inter-company usage. It is difficult to convince multiple parties in a trading network to implement the same products or technologies. In addition, EAI solutions experience operating difficulties because many corporate security firewalls do not readily recognize the communications protocols these solutions employ.

      First generation e-business Web sites based on Hypertext Markup Language, or HTML, also do not address the requirements of B2Bi. HTML is designed chiefly for the presentation of data, and does not directly support data exchange between the enterprise applications of participating companies. Since these Web sites were designed primarily for human-to-system communication, they are difficult to incorporate into shared multi-company business processes that require system-to-system communication. Achieving this integration usually requires significant re-keying of data from at least one, if not both, parties to a transaction, increasing costs and rates of error. For example, many large companies that procure goods from their suppliers’ Web sites must first enter orders into an internal enterprise application and then completely re-key them into vendors’ Web sites through their Web browsers.

      While recently developed Internet procurement and order management applications often reduce the overall cost of procurement, they do not provide comprehensive B2Bi. These applications generally focus on ordering goods, such as office supplies, that do not become part of a finished product, rather than the procurement of goods that become part of a company’s own products. The automation of procurement over the Internet of goods used to manufacture a product requires inter-company, system-to-system integration of ERP and manufacturing applications.

      A comprehensive B2Bi solution must provide companies with integrated direct links to their major customers and suppliers, while also facilitating participation in B2B marketplaces to leverage their networks of buyers and suppliers. It should also allow companies to offer their business partners the ability to exchange information and conduct transactions across the Internet securely, reliably and in real time, regardless of installed technology infrastructure. To meet the challenges raised by the changing competitive environment, organizations are searching for a solution that provides comprehensive B2Bi. The existing approaches have proven inadequate due to their high cost, inflexibility and inability to easily adapt to large numbers of business partners. In addition, existing approaches have typically encountered difficulties working across many corporate security infrastructures.

The webMethods solution

      webMethods’ solution provides the foundation for a new class of B2Bi applications that can be delivered with shorter, more cost-effective implementation cycles and the ability to scale to large numbers of business partners. webMethods B2B provides companies with integrated direct links to buyers and suppliers, connects them to major B2B marketplaces and enables real-time, interactive communication through the Internet regardless of existing technology infrastructure. The webMethods B2B software provides support for a broad range of current and emerging B2B communication standards, including eXtensible Markup Language, or XML, traditional EDI, Open Buying on the Internet, or OBI, and XML-based e-commerce frameworks, such as RosettaNet, cXML, Commerce One’s xCBL and Microsoft BizTalk. With webMethods B2B, the benefits provided by internally focused enterprise applications can be extended beyond a single company to its customers, suppliers and business partners. webMethods also offers its customers the ability to choose varying levels of business partner integration, from minimal integration with a single business partner up to full integration across an entire trading network. In addition, because webMethods’ solution operates with many disparate systems and supports many different B2B communication standards, it can be implemented by multiple business partners without long and expensive implementation cycles or the need for consensus among business partners regarding communication standards. webMethods believes that its solution provides customers:

      New Revenue Opportunities. webMethods’ solution enables companies to increase market share by allowing them to bring products to market more quickly, and to provide value-added services to their customers. For example, a manufacturer can use webMethods software to make it easier for customers to purchase products by linking its customer’s internal procurement application directly to the manufacturer’s ordering system. Value-added services may also include the provision of data concerning purchased goods for direct incorporation into a customer’s asset management system. In the financial services industry, the ability of webMethods B2B to manage and exchange many XML document formats can be used to create and configure new financial products and services. This capability allows companies to rapidly offer new and more targeted products and services to customers.

      Strengthened Relationships with Customers, Suppliers and Trading Partners. The webMethods B2B solution gives companies the ability to interact directly and securely with a variety of customers, suppliers and other business partners, resulting in improved coordination and decreasing the time it takes to respond to increasingly rapid changes in their markets. For example, to further improve their relationships with their customers, companies may directly link their customer relationship management, or CRM, systems through the webMethods B2B solution. This CRM system integration allows customers to use their own uniform problem reporting systems to enter and track product or service problem reports, which are communicated to their vendors and facilitates the coordination required to resolve open issues. Furthermore, because the webMethods B2B solution requires limited customization and does not require all the parties in a trading network to install identical software, trading partners are able to rapidly develop trading networks in a cost effective manner.

      Improved Supply Chain Efficiencies. Achieving a close degree of collaboration with suppliers allows many companies to realize cost efficiencies by outsourcing a significant share of their manufacturing. With or without an outsourcing strategy, companies can use webMethods’ software to achieve significant cost savings and productivity enhancements by reducing cycle times, lowering inventories and reducing error rates through the real-time exchange of information. Closer integration with their suppliers and buyers helps webMethods’ customers improve their planning and forecasting capabilities. Additionally, webMethods’ customers can use webMethods B2B to gain the competitive advantage of providing their customers with real-time pricing and availability information for key products and services. For example, webMethods B2B can enable a company to automatically check the availability of a requested item in its supplier’s inventory and relate pricing, availability and shipping information directly to its customer. An order for the requested item could then be automatically entered directly into the supplier’s order processing system. For suppliers, direct receipt of orders in this way means the order can reach the supplier’s manufacturing operation in minutes, compared to the hours or days taken when the order is received by fax or EDI.

      Increased Return on Technology Investments and Rapid Implementation. Over the years, companies have invested significant amounts in ERP and other enterprise applications. The webMethods solution maximizes the returns on these investments by extending the benefits provided by those applications to a company’s customers, suppliers and other business partners. webMethods’ believes its solution entails lower deployment costs than competing products, in part because limited customization is required. Implementation time for webMethods software averages about six weeks, which allows webMethods’ customers to begin deriving benefits quickly. The webMethods solution is also easily scalable to accommodate the growth of a customer’s trading network. As webMethods customers’ trading networks and the number of transactions grow, they can continue to use webMethods software for their e-business requirements without having to acquire new software products.

The webMethods growth strategy

      webMethods objective is to enhance its position as a leading global provider of B2Bi infrastructure software and services that enable companies to easily and effectively link their existing business applications and share data in real-time over the Internet. To achieve this goal, webMethods is pursuing the following strategies:

      Leverage Customers and Partners as Distribution Channels. webMethods believes that because it provides solutions to some of the leading e-commerce buyers, suppliers, portals and enterprise software and hardware companies, its product sales benefit from a multiplier effect as its customers expose more of their business partners to its solution. As of March 31, 2000, webMethods had over 160 customers including SAP AG, Eastman Chemical, W.W. Grainger, Dell Computer, Hewlett Packard, Compaq Computer, Federal Express, Dun & Bradstreet, Lucent and Lexmark. In addition, webMethods has established strategic relationships with leading business-to-business e-commerce marketplaces such as mySAP.com, the Ariba Network, Commerce One, Grainger.com, VerticalNet, ChemConnect, Staples.com, Buzzsaw, TPN Marketplace, e-Steel, retail.com and Ventro, many of which have purchased webMethods’ software to operate their trading networks. webMethods also has relationships with leading enterprise application software providers including SAP AG and Baan. webMethods believes that it can leverage its base of customers and business relationships into additional direct sales. For example, its relationship with SAP AG gives webMethods access to SAP AG’s customer base of over 12,000 leading companies worldwide. SAP AG is offering its customers the SAP Business Connector, an OEM version of webMethods B2B that can only be used to integrate SAP applications. This provides webMethods with significant opportunities to sell to these customers the full webMethods B2B product, which supports integration of non-SAP applications.

      Extend Technology and Product Leadership. webMethods believes that it has developed the broadest and most comprehensive B2Bi software currently available, supporting more B2B protocols and data format standards than any competing product. webMethods has been a pioneer in the application of XML and Java technologies for B2B integration and e-commerce. webMethods intends to continue investing in research and development and to remain actively involved with industry standards bodies to ensure that its products incorporate developing technology and industry standards. webMethods also intends to increase the performance, functionality and ease of use of its software by integrating new technologies and supporting a wider range of enterprise applications. In the future, webMethods may acquire technology or businesses that enhance or complement its technology.

      Leverage Professional Services Capabilities. webMethods has established strong relationships with its customers by designing and developing successful B2Bi solutions for them. In order to continue this, webMethods plans to expand its direct professional services capabilities by increasing the number of professional services consultants and adding additional service locations throughout the United States and Europe. In addition, webMethods intends to offer quality professional services through third-party alliances. webMethods is currently developing additional relationships with major system integrators and KPMG, Deloitte Consulting and EDS have all created business practices around webMethods solutions. webMethods believes that developing these relationships will provide it with the ability to manage multiple concurrent, large-scale projects while maintaining its commitment to quality service. webMethods intends to commit significant resources, both financial and personnel, to providing professional services support to selected customers that are creating major B2B marketplaces and trading networks. webMethods believes that devoting significant resources to these key relationships will lead to increased opportunities to license additional software to these customers and their business partners. Creating a strong base of successful and high profile customers is essential to the continued growth of webMethods’ business.

      Expand Global Sales Efforts. webMethods is aggressively pursuing a global, multi-channel distribution strategy that leverages both its direct sales force and its relationships with resellers, systems integrators and international distributors. It currently has eleven offices around the world including eight offices in North America and sales and support offices in the U.K., Germany, and the Netherlands. webMethods plans to expand its international presence by establishing additional overseas offices in Europe and expanding its indirect sales channels in Europe and Asia. In addition, webMethods plans to increase its customer and partner base through aggressive sales and marketing campaigns and by conducting joint marketing efforts with some of its customers and partners. As of March 31, 2000, webMethods had 112 employees dedicated to sales and marketing.

      Further Develop Model for Predictable, Recurring Revenue. webMethods believes its revenue model is designed to provide substantial and predictable recurring revenue. webMethods has developed a multi-faceted revenue model that provides revenue from a number of sources, including new license sales, license renewals, maintenance fees, professional services and OEM licenses. webMethods expects that its market leadership position and its network of strategic relationships will drive new license sales. Although most software providers offer perpetual licenses with a single payment received at the time of the license grant, webMethods typically offers two-year renewable software licenses. At the end of two years, customers can either renew for another two-year period, with a new license fee due, or terminate their license. webMethods believes that, because of the critical nature of the services performed by webMethods B2B, renewal rates will be high, which should provide a source of predictable revenue over time. In addition, as part of its comprehensive solution, webMethods provides professional services to insure the successful implementation and deployment of its software. webMethods has also entered into long-term OEM and other licenses that provide an additional source of revenue.

Products and services

      webMethods began commercial shipments of its webMethods B2B software in June 1998. Since then, it has continued to enhance the functionality and performance of webMethods B2B. The most recent version, webMethods B2B 3.1, was first shipped in April 2000. In April 2000, webMethods also introduced webMethods B2B for RosettaNet, which allows webMethods high technology manufacturing customers to use RosettaNet for supply chain integration.

      webMethods B2B contains features that help integrate business partners, marketplaces, buyers and suppliers into online trading networks. webMethods’ software helps companies directly integrate with their business partners while also participating in B2B marketplaces and portals. The software supports a broad range of current and emerging standards for B2B communications, including XML, traditional EDI, OBI and XML-based e-commerce frameworks such as Commerce XML, xCBL and FpML. In addition, webMethods B2B provides support for and interoperability with EDI applications, such as Sterling Commerce’s GENTRAN. webMethods’ product offerings are summarized below:

Offering	Description	Shipment Date

webMethods B2B	Enables enterprises to leverage existing applications to achieve B2B integration by facilitating secure, real-time exchange of data over the Internet.

	Provides support for a broad range of B2B standards, protocols and data formats.	Version 1.0 — 6/98 Version 2.0 — 10/98 Version 2.1 — 3/99 Version 2.5 — 7/99 Version 3.0 — 9/99 Version 3.1 — 4/00
Integration Modules for ERP Applications	Permits companies to integrate with key business partners using popular ERP or middleware systems by providing a secure, reliable method for exchanging data through application interfaces in XML and other formats over the Internet.	SAP R/3 — 10/98
Baan — 9/99
Sterling Commerce
GENTRAN — 9/99
Oracle — 4/00
PeopleSoft — 4/00
J. D. Edwards — under
development
IBM MQ Series — 3/00
Active Software
ActiveWorks — 4/00
MSMQ — under development
Siebel 99 — under development

Offering	Description	Shipment Date

webMethods B2B for Partners	Restricted version of webMethods B2B designed to link one individual enterprise to a single portal or to another enterprise running webMethods B2B.	9/99
webMethods B2B for RosettaNet	Provides support for the RosettaNet framework and all released RosettaNet partner interchange processes	4/00

Product Architecture and Technology

      webMethods B2B has been designed to allow webMethods customers to achieve B2Bi with business partners in less time, at lower cost and with fewer alterations to their existing applications than current alternatives.

Product Components

      The webMethods B2B Integration Server, the webMethods B2B Developer and the set of webMethods B2B Integration Modules comprise the principal components of webMethods B2B. These components work together to create and execute intercompany applications and data exchanges that link enterprise and legacy applications, databases, EDI software and Web sites between companies participating in online trading networks.

      The webMethods B2B Integration Server automates the exchange of data across the Internet by securely and reliably transporting, mapping and transforming business documents and data messages of different types among a diverse array of applications and databases. An integration server is a software product that processes requests for sending and receiving data across the Internet. The requests are submitted by existing enterprise applications. Using an integration server, applications may directly access Web data across the Internet in real-time without the need for costly application redevelopment. The webMethods B2B Integration Server can be used to integrate with applications developed in a variety of languages and technologies. Because the webMethods B2B Integration Server provides open application interfaces and supports a wide array of current and emerging B2B data standards, our software can successfully integrate otherwise incompatible enterprise applications, EDI and EAI deployments and XML and HTML-based Web sites.

      Unlike proprietary EAI applications, the webMethods B2B Integration Server can perform all communications using standard Hypertext Transport Protocol, or HTTP, as the data transport protocol. For this reason, communications sent through the webMethods B2B Integration Server are not rejected by corporate firewalls that generally exclude communications sent using proprietary protocols. webMethods has invested significant resources so that its server software is able to utilize HTTP without compromising security, reliability or performance.

      The webMethods B2B Developer is a development, testing and management environment used by application developers and system integrators to define data flow definitions and transformations between inbound and outbound business documents and messages, and the enterprise applications or Web sites that will create and receive them. These data flow definitions and transformations are displayed and manipulated using familiar visually oriented tools and metaphors. The webMethods B2B Developer is also able to define conversions between XML documents of different types. For instance, it can be used to define a conversion from a purchase order in Commerce XML format into the equivalent Open Applications Group data format. The webMethods B2B Developer provides the capability to upload the data flow definitions and transformations to the webMethods B2B Integration Server, which executes them on actual business documents and messages.

      webMethods B2B Integration Modules provide functionality specific to a particular enterprise application, such as Baan or SAP R/3, that permits its application programming interfaces to be accessed securely and reliably by business partners across the Internet. This differentiates them from the adaptor modules employed by proprietary EAI products for purely internal integration. webMethods also provides documentation and software tools that allow its customers to build their own custom integration modules.

      WebMethods B2B for RosettaNet provides support for RosettaNet framework and all released RosettaNet partner interchange processes. In addition to providing complete support for this leading supply chain integration standard, webMethods B2B for RosettaNet processes transactional data and offers scalable trading partner profiles and business rule management.

XML

      webMethods software suite makes extensive use of eXtensible Markup Language, or XML, a relatively recent standard that defines a universal method for structuring data. webMethods believes that XML will be a key enabler of both B2B e-commerce and the open integration of applications across enterprises in general. XML was formally recommended by the World Wide Web Consortium as a standard in February 1998. Since then, a number of industry leaders, including Microsoft, SAP AG, IBM, Sun and Oracle, have announced support for XML.

      Unlike HTML, the standard currently used in most Web applications, XML permits data to be coded for content rather than solely for presentation. This coding difference allows applications to examine and manipulate data contained in a document. Descriptive tags are attached to each piece of data so applications can understand the meaning of the data and process it accordingly. This feature eliminates the need for re-keying data transmitted across the Internet.

      XML is a standard, not a technology, and therefore, existing applications must be adapted to learn to communicate using XML and integration servers are required to process, route and translate data. Furthermore, to properly utilize XML, a method must be found to translate between the various XML document types that proliferate among organizations. A solution must offer services to ensure acceptable performance and maintain security. webMethods B2B Integration Server and webMethods B2B Developer provide the infrastructure required to manage the integration process, securely and reliably route requests and translate messages that conform to different document types.

Cross-platform support and compatibility

      webMethods B2B has been developed exclusively in the Java programming language, which means webMethods B2B can be readily deployed on almost all commonly available computing hardware and operating systems. This makes it easy to deploy the webMethods B2B solution across a large trading network running different hardware and operating systems. webMethods currently supports major server platforms, such as Microsoft Windows NT and Windows 2000, Sun Microsystems Solaris, Linux, Hewlett Packard HP-UX, IBM AIX and AS/400. webMethods is able to support other server platforms, which run other operating systems, at a customer’s request.

Scalability, performance and reliability

      webMethods B2B has been designed to handle thousands of simultaneous business partner connections and service a high volume of transactions among partners. Using a clustered multi-server, multi-threaded architecture, the software’s performance is optimized for multi-processor systems, and supports high-volume server-side processing of business documents. Business partners that are both running webMethods B2B can take advantage of guaranteed delivery features that ensure that critical messages or business documents get delivered from one partner to another.

Reusable B2B services architecture

      webMethods B2B is built around a reusable architecture for B2B services, which models business processes and operations such as purchase order submission and order tracking. The webMethods B2B Developer includes graphical development tools permitting B2B services to be reused and combined across multiple trading partner relationships.

Support for large numbers of trading partners

      webMethods B2B includes features that allow companies to readily manage deployments across a large number of trading partners. For instance, a package replication feature allows an administrator to bundle a set of B2B service definitions, code and data transformations that provide a certain B2B capability, such as order receipt, into a package that can be automatically replicated across an entire network of business partners.

Security

      webMethods B2B contains a comprehensive set of security features that enable enterprises to utilize the Internet to transmit proprietary information with confidence. These features can provide security even if the webMethods B2B Integration Server is used by only one party to a transaction. The software includes X.509 digital certificates, RSA public key encryption and SSL encryption, which are ways to encode information transmitted over the Internet to make it unintelligible to all but intended recipients, and access control lists to ensure authentication, authorization and data privacy. In addition, because all communications sent through the webMethods B2B Integration Server can be sent using HTTP, which passes through corporate firewalls, the business partners of webMethods’ customers are not required to modify their applications’ security features.

Ladder of integration

      webMethods offers its customers and their business partners the option to choose the level of integration they desire. The webMethods “Ladder of Integration” allows flexibility by providing integration solutions that do not depend on business partners having the same technologies or levels of integration. Business partners may advance to higher levels of integration as their needs change. New partners can be added to existing networks with minimal effort because existing applications do not require extensive changes as partners’ applications and data formats develop over time.

      Business partners may choose from the following integration levels:

•	The minimal level of integration connects a customer’s webMethods B2B Integration Server to its business partner’s HTML or XML-based Web site. This option requires no adjustments to the business partner’s system.

•	A more advanced level of integration connects a customer’s webMethods B2B Integration Server to its business partner’s XML or other B2B integration server using common Internet B2B protocols or message formats such xCBL, EDI and RosettaNet. Although this option requires that the customer and its business partners agree upon the protocol or message format to be used for business documents, no changes to the business partner’s system are necessary.

•	Full integration involves both a customer and its business partner using webMethods B2B. The customer and its business partners may fully integrate ERP systems and/or legacy applications for real-time interactive data exchange. Because webMethods B2B is managing communications on both sides of a transaction, customers can take advantage of value-added services such as guaranteed delivery of business documents or messages.

Professional services and customer care

      As part of a complete solution, webMethods offers comprehensive professional services that complement its software, including strategic planning, project management and systems integration, as well as consulting services and training relating to its software products. As of March 31, 2000, webMethods professional services and customer care group consisted of 63 employees.

      Professional Services. A majority of webMethods’ customers make use of its professional services to help them design and develop a successful business solution. Experienced consultants work with customers to design a solution based on the customers’ existing applications and required functionality and then ensure that the selected solution is successfully implemented, from installation to ongoing maintenance. webMethods consultants have participated in or led a number of important B2B integration projects for customers and partners of webMethods, including the development of my SAP.com marketplace for SAP AG, development of the Ariba Network and the Commerce XML specification for Ariba, and the Grainger.com portal for W.W. Grainger.

      To supplement internal professional services capabilities, webMethods has established strategic relationships with several consulting firms, including KPMG, Deloitte Consulting, EDS, Sera Nova, Collaborex and Lante. These system integrators provide webMethods with a substantial body of expertise relating to enterprise applications and the creation of B2B e-commerce networks, as well as the flexibility to handle both large and small projects and deliver complete solutions. These systems integrators also give feedback to webMethods on its software and implementation that can be incorporated into product enhancements. webMethods believes these relationships benefit its business by exposing its software to the substantial customer base of each of these systems integrators.

      Services are provided by either webMethods’ professional services group or third-party systems integrators and include the following:

•	architecture and application design services;

•	application development;

•	installation services;

•	testing and implementation services and maintenance services; and

•	on-site support and coaching.

      webMethods charges for these services on a time and materials basis and provides them through its professional services groups based in the Fairfax, Virginia; New York, New York; Chicago, Illinois; San Francisco, California; Hilversum, Netherlands; and Reading, United Kingdom facilities. webMethods plans to increase the number of its professional services consultants and add additional service locations throughout the United States and Europe.

      Customer Care. webMethods believes that offering a superior level of customer service is essential for its long-term success. Because customer service is a standard feature of its licenses, almost all webMethods customers utilize its customer support. webMethods offers its customers a choice of several levels of customer support, all of which provide dependable and timely resolution of customer technical inquiries. The most comprehensive option offers support 24 hours, seven days a week. webMethods is committed to resolving customer inquiries in a rapid and cost-effective manner. In addition, customers can access the online customer newsgroup to benefit from the experiences of other companies in using webMethods software.

      webMethods also provides its customers with education and training. webMethods regularly offers training courses for the software professionals responsible for implementing the webMethods software. These training courses provide practical instruction on topics such as the potential uses of webMethods software, creation of XML schemas for different types of business documents, integration of data from multiple internal and external sources, automation of data-sharing by business partners using the Web, bundling and redeployment of usable business logic and administration and maintenance of webMethods

B2B. webMethods also provides customized classes at customer locations and offers a certification program for customers and systems integration partners that requires completion of designated courses, field experience and a certification examination.

Customers

      As of March 31, 2000, webMethods had licensed its software to over 160 customers. In the fiscal year ended March 31, 2000, one customer, SAP AG, accounted for approximately 22% of webMethods’ total revenues. In the fiscal year ended March 31, 1999, two customers, Telstra and Object Design accounted for approximately 13% and 10%, respectively, of total revenues. Many of webMethods’ customers are Global 2000 companies and the companies that serve them and represent a broad spectrum of enterprises within diverse industry sectors, including high-technology manufacturing, telecommunications, financial services, shipping and logistics, chemicals, insurance, and business-to-business marketplaces. The following is a partial list of customers that have licensed webMethods’ software and that webMethods believes are representative of its overall customer base:

Chemical Industry

Ashland Chemical
Eastman Chemical
FMC
The Geon Company
Occidental Chemical
Whitman Hart/Covalex

Federal

GSA
NSA

Financial Services

Citibank-Citigroup, Inc.
Dresdner Kleinwort Benson
Dun & Bradstreet Corporation
ePlus
First Union Corporation
Outcome.com
Security First Technologies

Insurance

Channelpoint
Escrow.com
Euler American Credit

Shipping and Logistics

DHL Worldwide Express
Fedex
Orbital Sciences Corporation
Skulogix
Stolt-Nielsen Transportation

Utilities

ACN Energy
GE Power

eProcurement and B2B
Marketplaces

Ariba, Inc.
Aspect Communications
Corporation
Buzzsaw.com
Chematch
ChemConnect
Clarus Corporation
Collabria, Inc.
Concur Technologies
e-Steel Corporation
Grainger.com
Indus International, Inc.
MRO.com
mySAP.com
OrderZone.com
Staples.com
SupplyWorks, Inc.
TechTrader, Inc.
TPN Register
Ventro Corporation
VerticalNet, Inc.

Enterprise Application Vendors

Oracle Corporation
Persistence Software, Inc.
PSDI
SAP AG
Sterling Commerce, Inc.

Retail

barnesandnoble.com
Best Buy
Land’s End

High-Technology Manufacturing

3Com Corporation
Apple Computer
Avnet/ Marshall Industries
Cisco Systems, Inc.
Compaq Computer Corporation
Dell Computer Corporation
Hewlett Packard Company
Hitachi Data Systems
Juniper Networks
Lexmark International Group, Inc.
National Semiconductor
Corporation
NEC Systems
Philips Components
Siemens AG
Unisys Corporation

Telecom

Bell Atlantic Corporation
Cable & Wireless
Ericsson, Inc.
Lucent Technologies
Telstra Corporation Limited

Industrial/ Distribution

Alliant Food Service, Inc.
Corporate Express
Partnet
Premier, Inc.
W.W. Grainger, Inc.

Strategic relationships

      To increase its leadership in the market, webMethods has formed strategic alliances with B2B e-commerce portals and marketplaces, enterprise application vendors, B2B e-commerce technology leaders and system integrators. These relationships enable it to capitalize on the growing market for e-commerce solutions by embedding and integrating webMethods software into the products and services provided by its strategic partners. In addition, many of these relationships expose webMethods software to the customer base of these companies. webMethods strategic relationships include the following:

Parties	Relationship	Examples

Portals and Marketplaces	webMethods B2B serves as the infrastructure and transaction engine that links existing applications of buyers and sellers to B2B portals and marketplaces.	mySAP.com, MRO.com, Clarus Supplier Universe

Enterprise Application Vendors and Resellers	Resell webMethods B2B as part of their offerings or include webMethods B2B in their own products.	Sterling Commerce, SAP AG, PSDI, SpaceWorks

B2B Technology Relationships	Collaborate on new technologies and standards that build on our B2B and XML expertise.	Microsoft, Ariba

System Integrators	Provide consulting and technical services support for our products, including implementation and maintenance.	KPMG, Deloitte Consulting, EDS, Sera Nova, Collaborex, Lante

Relationship with SAP AG

      In March 1999, webMethods entered into a development partner agreement with SAP AG. In June 2000, webMethods and SAP AG amended their agreement to permit SAP AG to use certain webMethods products with a broader range of SAP AG products and to create a means by which SAP AG may become a reseller of additional webMethods products.

      webMethods’ relationship with SAP AG provides it with an important endorsement of webMethods’ software, will expose the capabilities of a restricted version of webMethods B2B software to the SAP AG customer base and gives webMethods the opportunity to license non-SAP-specific versions of webMethods software to the SAP AG customer base.

      SAP AG provides webMethods software to their customers as the SAP Business Connector. In addition, webMethods B2B provides the transaction integration infrastructure that links mySAP.com, an open electronic hub that creates intercompany relationships for buying and selling and collaborating within and across industries. SAP AG customers already utilizing SAP R/3 connect to this marketplace using the SAP Business Connector. webMethods provides non-SAP customers the ability to connect to mySAP.com via webMethods B2B.

      Under the development partner agreement, as amended, webMethods granted SAP AG a perpetual license to include webMethods B2B server and B2B developer in their software, to use the integrated software for the operation of portals and marketplaces for itself and others and to license the integrated software to its customers, for use by customers in connecting SAP systems to other SAP systems and non-SAP systems. The license prevents webMethods from selling webMethods B2B to any user seeking to connect SAP installations solely to SAP installations. However, webMethods is able to sell its fully featured version of webMethods B2B to SAP AG’s customers, which would enable them to integrate their SAP systems to enterprise applications of other vendors. Under the development partner agreement, SAP AG has the right to develop and market competitive software. However, if SAP AG develops a competitive software product, the restrictions on webMethods sales are no longer applicable.

      SAP AG has announced its intention to be a significant supplier of business-to-business e-commerce services and products. SAP AG may become a competitor to webMethods in the marketplace. Because the development partner agreement, as amended, contemplates the payment of a fixed fee for a license to integrate certain webMethods products into SAP products and license such integrated products to customers, an increase in SAP’s market share attributable to increased sales and use of SAP AG integrated products may not result in increased revenues to webMethods, and may make it more difficult for webMethods to sell its products and services.

      Upon expiration of the initial term of the agreement in March 2002, and subject to payment of all amounts due to webMethods under the development partner agreement, SAP AG will have the right to obtain a perpetual limited license for the version of webMethods software that is then embedded in its products. In addition, SAP AG will have access to the source code for this version of webMethods software for purposes of integrating and embedding the software into SAP AG’s products. SAP AG’s right to the perpetual license may be accelerated if:

•	a major competitor of SAP AG in enterprise resource planning or supply chain management acquires an equity interest in webMethods that exceeds SAP AG’s investment;

•	webMethods assigns the assets representing the licensed software to a third party; or

•	a person other than Phillip Merrick who is not reasonably acceptable to SAP AG acquires 30% of webMethods voting shares.

      As a result of the development partner agreement, SAP AG has become a significant customer, accounting for approximately 22% of webMethods revenues for the fiscal year ended March 31, 2000, and 12% of webMethods’ revenues for the quarter ended March 31, 2000. Under the development partner agreement, SAP AG agreed to pay a fixed fee payable in 11 quarterly installments beginning with the quarter ended June 30, 1999. This fee is, and may continue to be, a significant portion of webMethods revenue if webMethods is not able to expand its revenue. If SAP AG chooses not to renew the license arrangement to receive access to the latest version of webMethods software at the expiration of the development partner agreement, webMethods revenue may decline and its business could be adversely affected.

Sales and marketing

      webMethods sells its software through its direct sales force, resellers who package its software with their product suites and third-party systems integrators. While the majority of webMethods’ sales are made by its direct sales force or through resellers, a number of its sales are the direct result of leads generated by strategic relationships with systems integrators. The sales cycle for webMethods software typically ranges from 60 to 180 days. As of March 31, 2000, webMethods sales and marketing group consisted of 112 professionals located in its headquarters in Fairfax, Virginia, and offices in San Francisco and Los Angeles, California; Englewood, Colorado; New York, New York; Plano, Texas; Alpharetta, Georgia; Columbus, Ohio; Chicago, Illinois; Wellesley Hills, Massachusetts; Hilversum, Netherlands; Frankfurt, Germany and Reading, United Kingdom. webMethods plans to expand its sales and marketing group through aggressive recruitment of qualified individuals.

      webMethods’ sales strategy involves targeting entities it views to be critical e-commerce users, which are generally Global 2000 companies. Because webMethods believes that its products can increase an enterprise’s return on investment, it directs its marketing efforts to officers and executives with responsibility for areas such as procurement and supply chain management, as well as chief information officers. In addition, webMethods frequently participates in trade shows, seminars and conferences. webMethods intends to leverage its existing customer relationships and strategic alliances to gain new customers through exposure of its software to the business partners of its customers, resellers and systems integrators, some of which, in turn, may purchase webMethods software. webMethods plans to continue conducting joint marketing and selling efforts, such as informational seminars and joint sales calls, with its customers. In the past, webMethods has conducted such joint efforts with SAP AG, Ariba, Eastman Chemical and Dell Computer.

      webMethods uses a variety of marketing programs to build customer awareness of the company, its brand name and its software. It uses a broad mix of programs to accomplish these goals, including market research, product and strategy updates with industry analysts, public relations activities, direct mail and relationship marketing programs, seminars, trade shows, speaking engagements and Web site marketing. WebMethods’ marketing professionals also produce marketing materials to support sales to prospective customers that include brochures, data sheets, white papers, presentations and demonstrations.

Research and development

      webMethods has made substantial investments in research and development, primarily through internal development. webMethods believes that it has demonstrated significant innovations in its application of Java and XML technologies to the problems of B2Bi. While webMethods evaluates externally-developed technologies for integration into its software, most enhancements to the software have been, and is expected to continue to be, developed internally. The majority of webMethods’ research and development activity consists of developing new versions of and enhancements to the webMethods B2B software to better serve the needs of webMethods’ customers. webMethods originally introduced its webMethods B2B software in March 1998 and began shipping it in June 1998. A number of enhancements have been added in subsequent releases.

      As of March 31, 2000, webMethods had 69 employees dedicated to research and development. Its research and development expenditures in the fiscal years 1998, 1999 and 2000 were approximately $569,000, $1,655,000 and $6,418,000, respectively. webMethods expects to continue committing significant resources to research and development in the future.

      In addition to its proprietary research, webMethods actively participates in a number of major XML-based standards initiatives and industry consortia and some non-XML-based B2B standards initiatives and consortia. webMethods participates in the following B2B standards initiatives: Microsoft BizTalk (B2B e-commerce), Information & Content Exchange (content syndication), ACORD (insurance), OBI (B2B e-commerce), Commerce XML (procurement), FpML (financial derivatives), Directory Interoperability Forum (directories) and RosettaNet (information technology supply chain). webMethods also is a member of the World Wide Web Consortium where it has participated and contributed to several of the XML working groups. webMethods has collaborated with Microsoft on new XML standards and technologies, such as the eXtensible Query Language, or XQL, for querying against data contained in XML documents.

Competition

      The market for B2Bi solutions is rapidly changing and intensely competitive and is likely to become more competitive as the number of entrants and new technologies increases. While none of webMethods’ competitors or potential competitors currently produces a solution that is identical to webMethods solution, the company is subject to current or potential competition from large software vendors; B2B marketplaces that develop their own B2B integration solutions; certain EDI vendors; and vendors of proprietary EAI and application server products, such as Extricity, escrow.com, Citibank and Bluestone, who have added XML capabilities to their products. In addition, customers and other companies with whom webMethods has strategic relationships may become competitors in the future.

      webMethods believes that the principal competitive factors affecting its market include breadth and depth of solution, interoperability of solution with existing applications, a substantial base of customers and strategic alliances, core technology, product quality and performance, product features (including security), customer service, and speed and ease of deployment. webMethods believes its solution currently competes favorably with respect to these factors. However, its market is relatively new and evolving rapidly. webMethods may not be able to maintain its competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

      Some large potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than webMethods does and may enter strategic or commercial relationships with larger, more established and well-financed companies. Some of its competitors may be able to secure alliances with customers and affiliates on more favorable terms, devote greater resources to marketing and promotional campaigns and devote substantially more resources to systems development than webMethods does. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on the company. webMethods may not be able to compete successfully against current and future competitors, and the competitive pressures it faces could harm its business, operating results and financial condition.

Intellectual property and other proprietary rights

      webMethods’ success is heavily dependent upon its proprietary technology, the webMethods brand name, and the goodwill associated with it. It relies primarily on a combination of copyright, trade secret, trademark and patent laws, confidentiality procedures, contractual provisions and other similar measures to protect its proprietary information and intellectual property rights. As part of its confidentiality procedures, webMethods enters into non-disclosure agreements with certain of its employees, consultants, customers, prospective customers and companies with which it has strategic relationships. webMethods also enters into license agreements with respect to its technology, documentation and other proprietary information. Such licenses are generally non-transferable, are renewable and have terms of two years for end-users and up to five years for original equipment manufacturers which integrate webMethods technology into their products. A small number of the agreements webMethods has entered into contain provisions that, under certain circumstances, would allow third parties to obtain the source code for its software.

      The unauthorized reproduction or other misappropriation of webMethods’ proprietary technology could enable third parties to benefit from the technology developed by webMethods without paying for it. In addition, the steps webMethods has taken to protect its proprietary rights and intellectual property may not be adequate to deter misappropriation. webMethods may not be able to detect unauthorized use of its proprietary information or take appropriate steps to enforce its intellectual property rights. Despite efforts by webMethods to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use software or technology that webMethods considers proprietary and third parties may attempt to develop similar technology independently.

      webMethods currently holds a trademark registration in the United States for the webMethods name. It also has a pending application for the trademark registration of the B2B Integration Server name in the United States and has pending applications for the registration of the webMethods name in the European Union, Japan and Australia. In addition, webMethods has two pending patent applications for technology related to webMethods B2B. It is possible that the patents, copyrights or trademarks held by webMethods could be challenged and invalidated. In addition, existing patent, copyright and trademark laws afford only limited protections. Effective protection of intellectual property rights may be unavailable or limited in certain countries because the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Monitoring unauthorized use of patents and trademarks is difficult and expensive, particularly given the global nature and reach of the Internet. Furthermore, it is possible that competitors of webMethods will adopt similar product or service names, impeding its ability to protect its intellectual property and possibly leading to customer confusion. While webMethods is not aware that any of its products, patents, trademarks, copyrights or other proprietary rights infringe the proprietary rights of third parties, any infringement claims, with or without merit, brought by such third parties could be time-consuming and expensive to defend.

Employees

      As of March 31, 2000, webMethods employed 276 full-time employees. These included 112 in sales and marketing, 63 in professional services and customer care, 69 in research and development and 32 in administration and finance. The future success of webMethods will depend in part on its ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. From time to time, webMethods has employed, and will continue to employ, independent contractors and consultants to support research and development, marketing and sales, and business development. The company’s employees are not represented by a collective bargaining agreement and webMethods has never experienced a strike or similar work stoppage. webMethods considers relations with its employees to be good.

Facilities

      The principal administrative, sales, marketing and research and development facility of webMethods is located in Fairfax, Virginia, and consists of approximately 64,725 square feet of office space held under a lease that expires in March 2005. In March 1999, webMethods leased 4,000 square feet of office space in San Francisco, California, under a three-year lease expiring in February 2002. The company also maintains offices for sales and support personnel in New York, New York; Los Angeles, California; Alpharetta, Georgia; Plano, Texas; Columbus, Ohio; Chicago, Illinois; Englewood, Colorado; Wellesley Hills, Massachusetts; Hilversum, The Netherlands; Frankfurt, Germany; and Reading, United Kingdom.

Legal proceedings

      webMethods is involved from time to time in routine litigation that arises in the ordinary course of its business, but is not currently involved in any litigation that it believes could reasonably be expected to have a material adverse effect on webMethods.

WEBMETHODS’ MANAGEMENT

Executive Officers and Key Employees

      Our executive officers and other key employees and their ages and positions as of May 31, 2000 are as follows:

Name	Age	Position

Executive Officers

Phillip Merrick	37	Chairman of the Board, President and Chief Executive Officer

Mary Dridi	39	Chief Financial Officer and Treasurer

David Mitchell	35	Chief Operating Officer

Charles Allen	33	Vice President, Product Marketing
Key Employees

Stewart Allen	29	Chief Technology Officer

Caren DeWitt	40	Vice President, Marketing

Kristin Weller	29	Vice President, Product Development

Jeffrey Kramer	43	Vice President, Human Resources

Chris Barbin	29	Vice President, Professional Services

Christopher Halligan	33	Vice President, North American Operations

Christiaan van der Harst	40	General Manager, Europe

      Phillip Merrick, the founder of webMethods, has served as Chairman of the Board, President and Chief Executive Officer since its inception in June 1996. Before founding webMethods, he served from December 1994 to February 1996 as Vice President of Engineering at Open Software Associates, an Internet and graphic user interface tools company. From 1990 to 1994, Mr. Merrick was Director of Development at Magna Software Corporation. Mr. Merrick holds a BS in Computer Science from the University of Melbourne in Australia.

      Mary Dridi joined webMethods in May 1998 as Chief Financial Officer and Treasurer. From July 1991 to April 1998, she served as the Controller and Vice President of Finance for SRA International, Inc., an information technology company. From 1987 to 1991, Ms. Dridi served as the Director of Finance at Geostar Corporation, a mobile satellite communications company. From 1983 to 1987, Ms. Dridi provided audit and other business services with the accounting firm of Peat Marwick. Ms. Dridi is a Certified Public Accountant and holds a BS in Commerce and Accounting from the University of Virginia.

      David Mitchell joined webMethods in December 1997 as Vice President, Sales and became Chief Operating Officer in January 2000. Mr. Mitchell served as Vice President of Worldwide Sales from September 1999 to December 1999. From 1995 to 1997, Mr. Mitchell served as Director of Worldwide Sales for the help desk and network management group at McAfee Software, now Network Associates, Inc. From 1993 to 1995, Mr. Mitchell was President and Chief Executive Officer of VYCOR Corporation, a vendor of help desk and customer interactivity software, which was acquired in 1995 by McAfee Software. Mr. Mitchell served as Vice President of Sales of VYCOR from 1989 to 1993. Mr. Mitchell holds a BS in Marketing from Virginia Commonwealth University.

      Charles Allen, a co-founder of webMethods, has served as our Vice President, Product Marketing since January 1999 and as Vice President of Business Development from November 1996 to January 1999. He was employed by the Open Environment Corporation, a distributed computing software company, from January 1993 to September 1996, where he was responsible for business development and strategic sales activities. From 1992 to 1993, Mr. Allen held several business development positions with the Cambridge Technology Group. Mr. Allen is a frequent writer and specializes on topics related to XML and business-to-business e-commerce.

      Stewart Allen joined webMethods in February 1997 as Vice President, Engineering and became Chief Technology Officer in January 2000. From June 1996 to February 1997, Mr. Allen was U.S. Director of Information Technology for Harlequin Systems, an image-processing software company. Mr. Allen was employed by Open Environment Corporation from October 1992 to June 1996, where he was Manager, Information Technology and designed and wrote the first Java development tool for three-tier client/server applications. From 1989 to 1992, Mr. Allen was a co-founder and principal technologist with State of the Art Department, an information technology consulting company. Mr. Allen is the author of Visual/ Tcl, a popular public-domain graphic user interface development tool for the Tcl language.

      Caren DeWitt, a co-founder of webMethods, has served as Vice President, Marketing since March 1997. From March 1996 to March 1997, Ms. DeWitt was the Director of Web Services at America Online, an online service provider. From August 1995 to February 1996, Ms. DeWitt managed marketing communications at Open Software Associates. From April 1994 to July 1995, Ms. DeWitt was an independent marketing consultant. Previously, from 1991 to 1994, Ms. DeWitt worked as the Director of Marketing at Low & Associates, a market research and marketing consultancy. She holds a BA in Political Science from the University of California at Los Angeles.

      Kristin Weller joined webMethods as Vice President, Professional Services and Customer Care in September 1998 and became Vice President, Product Development in January 2000. From June 1994 to September 1998, Ms. Weller served as a Senior Manager for Deloitte & Touche Consulting Group, where she participated in the development of Deloitte’s ERP implementation methodology. From September 1991 to June 1994, Ms. Weller served as a Senior Consultant at Andersen Consulting. Ms. Weller holds a BA in Economics from Rhodes College.

      Jeffrey Kramer joined webMethods in August 1999 as Vice President, Human Resources. From 1995 to 1999 he was employed by Thomson Financial, a financial services firm, as Vice President, Human Resources. From 1991 to 1995 Mr. Kramer was a Senior Manager, Human Resources at Boehringer Mannheim Pharmaceuticals, a pharmaceuticals company. Mr. Kramer holds a BA in Psychology and an MA in Counseling from George Washington University.

      Chris Barbin joined webMethods in November 1999 as Director, Professional Services and became Vice President, Professional Services in January 2000. From May 1995 to November 1999, Mr. Barbin was employed by W.W. Grainger, Inc. — Grainger Consulting Services, where he was made a Managing Director specializing in e-commerce in May 1999. From August 1993 to May 1995, he was Business Development Coordinator for UtiliMed, Inc., a healthcare consulting company. Mr. Barbin holds a BA in Political Science from Bates College.

      Christopher Halligan joined webMethods in January 2000 as Vice President, North American Operations. From 1989 to December 1999, he worked for Dell Computer Corporation, where he held a number of positions. In 1999, Mr. Halligan served as Director, Online Business Development, Relationship Group, where he managed product planning, development, delivery and marketing for all of Dell’s business-to-business Internet tools and processes. In recent years, he also served as National Sales Director, Large Corporate Accounts (1997-1998), Demand Creation Manager, Large Corporate Accounts (1996-1997), Product Marketing Manager, Dell Japan (1995), and National Advertising Manager, Major Accounts (1994-1995). Mr. Halligan holds a BA in English literature from the University of Arizona.

      Christiaan van der Harst has been General Manager, Europe for webMethods since June 1999. From December 1997 to February 1999, Mr. van der Harst was a managing director at Descartes Systems, an information technology software company. From August 1994 to December 1997, he was a managing director at European entities affiliated with Roadshow International, Inc., a transportation software company. Mr. van der Harst holds a BS in Business Economics and received an MBA from the University of Diepenbeek.

      The webMethods Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board consists of three class I directors, Mr. Cook, Mr. Vasan and Mr. Bailey, two class II directors, Mr. Riechers and Mr. Lewis, and three class III directors,

Mr. Levinthal, Mr. Jones and Mr. Merrick. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the class I directors, class II directors and class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders held during calendar years 2000, 2001 and 2002, respectively. For more information about the webMethods’ directors, see “Additional Matters Being Submitted to a Vote of webMethods Stockholders Only — Proposal No. 2” on page 170 of this Joint Proxy Statement/ Prospectus. Each officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Other than Mr. Merrick and Ms. DeWitt, who are husband and wife, and Charles Allen and Stewart Allen, who are brothers, there are no family relationships among any of webMethods’ directors, executive officers or key employees.

Executive Compensation

      The following table sets forth compensation information for the fiscal year ended March 31, 2000 paid by webMethods for services by webMethods’ Chief Executive Officer, and its three other highest-paid executive officers whose total salary and bonus for such fiscal year exceeded $100,000, collectively referred to as the Named Officers:

Summary Compensation Table(1)

		Annual Compensation
	Year Ended			All Other
Name and Principal Position	March 31,	Salary($)	Bonus($)	Compensation($)

Phillip Merrick	2000	$156,262	$93,750	$8,583	(2)
Chairman of the Board, President and	1999	100,012	—	1,566	(3)
Chief Executive Officer

David Mitchell	2000	127,512	103,750	14	(4)
Chief Operating Officer	1999	82,512	67,069	—

Mary Dridi	2000	130,012	28,000	3,409	(5)
Chief Financial Officer	1999	91,291	—	—

Charles Allen	2000	130,012	28,000	14	(6)
Vice President of Product Marketing	1999	89,012	12,420	—

(1)	R. James Green, Chief Executive Officer, President and Chairman of the Board of the Active Software will become the Executive Vice President of Product Development and Chief Technology Officer of webMethods upon consummation of the merger. In Active Software’s fiscal year ended December 31, 1999, Mr. Green was paid a salary of $170,000 and a bonus of $90,000. In Active Software’s fiscal year ended December 31, 1998, Mr. Green was paid a salary of $172,231 and a bonus of $61,967. In each of these years, Mr. Green also received options to purchase 150,000 shares of Active Software common stock.

(2)	Consists of payment of $1,663 for disability insurance premium, $14 for taxable group term life insurance policy premium and $6,906 for fees relating to estate planning.

(3)	Consists of payment for disability insurance premium.

(4)	Consists of payment of $14 for taxable group term life insurance policy premium.

(5)	Consists of payment of $3,395 for taxable travel expenses relating to the initial public offering and $14 for taxable group term life insurance policy premium.

(6)	Consists of payment of $14 for taxable group term life insurance policy premium.

Option Grants in Last Fiscal Year

      The following table sets forth each grant of stock options during fiscal 2000 to each of the Named Officers. No stock appreciation rights were granted during the fiscal year. The options listed in the table have a term of ten years and vest as described in the notes to the table.

      The percentage numbers are based on options to purchase an aggregate of 5,207,495 shares of our common stock granted to eligible participants under our stock option plan during fiscal 2000. The exercise price was equal to the fair market value of our common stock as valued by the board of directors on the date of grant. The exercise price may be paid in cash or by such other means as are specified in the stock option agreement relating to the grant. The holder of the option is responsible for payment of any federal and state income tax liability incurred by the holder in connection with such exercise.

      The potential realizable value is calculated based on a ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed because of Securities and Exchange Commission rules and does not represent webMethods’ prediction of our stock price performance. The amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date, based upon the market value of webMethods common stock on the date of option grant.

						Potential Realizable Value
	Individual Grants					at Assumed Annual Rates
						of Stock Price
	Number of					Appreciation for Option
	Securities		% of Total	Exercise		Term
	Underlying		Options Granted	Price	Expiration
Name	Options Granted		in Fiscal 2000	($/share)	Date	5%	10%

Phillip Merrick	55,188	(1)	1.17%	$6.05	11/17/09	$209,980	$532,131

David Mitchell	99,999	(2)	2.12	12.00	1/21/10	754,666	1,912,472

Mary Dridi	183,960	(3)	3.90	2.88	8/21/09	331,191	844,372

Charles Allen	76,650	(2)	1.62	12.00	1/21/10	578,457	1,465,924
	30,660	(2)	0.65	12.00	5/17/09	41,842	106,035

(1)	Vesting occurs in equal monthly installments over a three-year period.

(2)	These options were originally granted pursuant to the Stock Option Plan in January 1998. In September 1998, these options were cancelled and new options were granted. The new options vest according to the schedule set forth in the original option grant. Vesting occurs over a four-year period, with 25% vesting after the first anniversary of the original award date and the remaining 75% vesting in equal monthly installments over the next 36 months. The options will be fully vested in December 2001.

(3)	Vesting occurs over a four-year period with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal monthly installments over the next 36 months.

Option Values

      The following table sets forth for each of webMethods’ Named Officers options exercised and the number and value of securities underlying unexercised options that are held by webMethods’ Named Officers as of March 31, 2000. The value of unexercised in-the-money options at 2000 fiscal year end has been calculated on the basis of $241.38 per share, the fair market value per share of webMethods common stock on March 31, 2000 less the applicable exercise price per share, multiplied by the number of shares underlying the options.

			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		March 31, 2000		March 31, 2000
	Acquired on	Value
Name(2)	Exercise	Realized(1)	Vested	Unvested	Vested	Unvested

Phillip Merrick	—	$—	74,289	49,056	$17,931,879	$11,841,137

David Mitchell	213,577	51,529,533	17,797	295,780	4,295,840	71,395,376

Mary Dridi	50,185	12,113,655	2,390	246,095	576,898	59,402,411

Charles Allen	355,303	85,763,038	21,555	157,607	5,202,946	38,043,178

(1)	Represents the difference between (a) the exercise price and (b) the fair market value of the common stock on the date of exercise.

(2)	Upon completion of the merger, R. James Green, Active Software’s Chairman of the Board, President and Chief Executive Officer, will become an executive officer and a director of webMethods. During Active Software’s fiscal year ended December 31, 1999, Mr. Green exercised an option for 150,000 shares of Active Software common stock and realized a value of $200,000 upon such exercise. As of December 31, 1999, Mr. Green held one fully-exercisable option for 150,000 shares of Active Software common stock, which option had a value of $12,000,000 as of December 31, 1999.

Employment agreements and change of control arrangements

      None of its Named Officers has an employment agreement with webMethods. These officers may resign or webMethods may terminate their employment at any time. Each of webMethods’ Named Officers is party to an agreement with webMethods under which the Named Officer may continue to receive base salary and benefits after the Named Officer’s resignation or termination. webMethods is obligated to make payments if webMethods’ Named Officer is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, in the event of a change in control of webMethods, the Named Officer ceases to be an executive officer of webMethods or there is a reduction or change in webMethods’ Named Officer’s duties within two years of the change in control. webMethods’ obligations to make payments cease upon the earlier of one year from the date of termination or resignation or the Named Officer commences full-time employment for another employer.

Stock option plan

      The webMethods stock option plan was adopted by the webMethods Board of Directors in November 1996, and approved by the stockholders in January 1997. Under the stock option plan, employees, directors, consultants and advisers are eligible to receive grants of stock options and stock appreciation rights, or SARs.

      webMethods currently has 10,731,000 shares of its common stock reserved for issuance under the stock option plan. If the proposal to amend the webMethods stock option plan is approved, an aggregate of 20,731,000 shares of webMethods common stock will be reserved for issuance under the plan. For a detailed discussion of the proposal, see the section titled “Additional Matters Being Submitted to a Vote of webMethods Stockholders Only — Proposal No. 4 Approval of the Amended and Restated Stock Option Plan” beginning on page 170. As of March 31, 2000, webMethods had outstanding options to purchase 8,958,364 shares of its common stock. The compensation committee of the board of directors makes any administrative determinations under the stock option plan.

      The exercise price for options granted under the stock option plan is required to be paid in cash or by such other means as are specified in the stock option agreement relating to such options. No change in a participant’s duties shall result in a modification of the terms of any option or SAR outstanding under the stock option plan. The Board of Directors may offer to buy out for a payment in cash or shares of webMethods common stock all or a portion of any option outstanding under the stock option plan.

      Options that qualify as incentive stock options will have an exercise price equal to the fair market value of webMethods common stock on the grant date, generally vest at the rate of 25% per year, beginning one year after the date of award, and have a term of ten years.

      The webMethods Board of Directors may amend or modify the stock option plan at any time. The stock option plan will terminate on the tenth anniversary of its adoption by the board of directors, unless the Board of Directors decides to terminate the plan sooner.

Employee stock purchase plan

      The Board of Directors adopted the Employee Stock Purchase Plan in January 2000. webMethods’ stockholders approved the plan on February 1, 2000.

      A total of 1,500,000 shares of common stock are available for issuance under the plan. The number of shares of common stock available for issuance under the plan is increased on the first day of each calendar year during the term of the plan by 750,000 shares of common stock.

      The plan is be administered by a committee appointed by the Board of Directors. Employees are eligible to participate if they are customarily employed by webMethods for at least 20 hours per week and more than five months in any fiscal year. The plan permits an eligible employee to purchase webMethods common stock at a discount through accumulated payroll deductions of up to 20% of his or her base compensation.

      The plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is implemented by a series of overlapping offering periods of 24 months’ duration, with new offering periods, other than the first offering period, commencing on or about January 1 and July 1 of each year. Each offering period consists of four consecutive purchase periods of approximately six months’ duration, at the end of which, an automatic purchase will be made for participants. The initial offering period commenced on February 11, 2000 and will end on December 31, 2001. The initial purchase period began on February 11, 2000 and will end on June 30, 2000. Participants generally may not purchase more than 1,000 shares, or such other number of shares established by the committee or the Board of Directors, on any purchase date or purchase stock having a value measured at the beginning of the offering period greater than $25,000 in any calendar year.

      Individuals who are eligible employees as of the first business day of each offering period may enter the plan as of that offering period. Once enrolled in the plan, a participant will continue to participate in the plan for future offering periods, until the participant ceases to be an eligible employee, withdraws from the plan or discontinues his or her contributions.

      The purchase price per share will be 85% of the lower of (1) the fair market value of our common stock on the purchase date and (2) the fair market value of a share of our common stock on the last trading day before the offering date, or, in the case of the first offering period under the plan, $35 per share, the price at which one share of webMethods common stock was offered to the public in its initial public offering.

      The Board may at any time amend, modify or terminate the plan. The plan will terminate no later than January 2010.

Limitations of liability and indemnification matters

      webMethods’ certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

      This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies, including injunctive relief or rescission.

      webMethods’ bylaws provide that the company shall indemnify its directors and officers for actions authorized by the Board of Directors to the fullest extent permitted by law. The bylaws also permit webMethods to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

      webMethods also has entered into agreements to indemnify its directors. These agreements, among other things, indemnify the directors and executive officers for expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by any person in any action or proceeding, including any action by us arising out of that person’s services as a director or executive officer of webMethods or any of webMethods’ subsidiaries or any other company or enterprise to which the person provides services at the request of webMethods. webMethods believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

PRINCIPAL STOCKHOLDERS OF WEBMETHODS

      The following table sets forth information regarding beneficial ownership of webMethods common stock as of July 11, 2000, by:

•	each person known by webMethods to own beneficially more than five percent (5%) of its common stock;

•	each of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Vice President of Product Marketing;

•	each of webMethods’ directors; and

•	all directors and executive officers as a group.

      Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within sixty (60) days of July 11, 2000. Shares issuable under stock options are deemed outstanding for computing the percentage of the person holding options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 32,065,420 shares of common stock outstanding as of July 11, 2000.

      Unless otherwise indicated, the address for each listed stockholder is: c/o webMethods, Inc., 3930 Pender Drive, Fairfax, Virginia 22030. To webMethods’ knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock. This table does not give effect to the voting agreements and, in some cases, irrevocable proxies executed by the stockholders in favor of Active Software as described in “The Merger Agreement and Related Agreements — The Voting Agreement” on page 78.

	Shares Beneficially
	Owned	Percent

Phillip Merrick(1)	3,330,510	10.4%

Caren DeWitt(1)	3,330,510	10.4

David Mitchell(2)	240,718	*

Charles Allen(3)	417,970	1.3

Mary Dridi(4)	112,900	*

Mayfield Fund and affiliates(5)	5,609,261	17.5

Chase Bailey(6)	99,395	*

Robert E. Cook(7)	1,179,754	3.7

Michael J. Levinthal(8)	5,633,765	17.5

Jack L. Lewis(9)	1,171,446	3.7

FBR Technology Venture Partners, L.P.(10)	2,746,907	8.6

Gene Reichers(11)	2,760,704	8.6

Robert T. Vasan(12)	5,794,207	18.1

Dennis H. Jones(13)	76,147	*

The Goldman Sachs Group, Inc. and affiliates(14)	1,816,933	5.6

Dell USA L.P.(15)	2,451,466	7.6

All directors and executive officers as a group (12 persons)(16)	15,208,255	46.9

*	Less than one percent.

(1)	Includes (a) 2,964,147 shares held of record by Phillip Merrick and Caren DeWitt, Joint Tenants by the Entirety with Right of Survivorship, (b) 253,128 shares held of record by Caren DeWitt, (c) 81,594 shares subject to option exercise by Mr. Merrick within 60 days and (d) 31,641 shares subject to option exercise by Ms. DeWitt within 60 days.

(2)	Includes (a) 200,523 shares held of record by David Mitchell, (b) 4,599 shares of record held by Mr. Mitchell’s family and (c) 35,596 shares subject to option exercise by Mr. Mitchell within 60 days.

(3)	Includes (a) 349,631 shares held of record by Charles Allen and (b) 68,339 shares subject to option exercise by Mr. Allen within 60 days.

(4)	Includes (a) 37,920 shares held of record by Mary Dridi, (b) 4,598 shares held of record by two trusts for which Ms. Dridi is trustee, and (c) 70,382 shares subject to option exercise by Ms. Dridi within 60 days.

(5)	Includes 275,242 shares held of record by Mayfield Associates Fund IV, 5,229,753 shares held of record by Mayfield IX and 104,266 shares held of record by an affiliate of Mayfield. The address for Mayfield IX and Mayfield Associates Fund IV is 2800 Sand Hill Road, Menlo Park, California 94025.

(6)	Includes (a) 17,441 shares held of record by Chase Bailey, (b) 33,450 shares subject to option exercise by Mr. Bailey within 60 days and (c) 48,504 shares held of record by Mountain Lake Partners, L.L.C.

(7)	Includes (a) 938,128 shares held of record by Robert Cook, (b) 4,599 shares subject to option exercise by Mr. Cook within 60 days, (c) 176,442 shares held of record by his spouse and (d) 60,585 shares held of record by Royal Wulff Ventures, L.L.C.

(8)	Includes (a) 13,797 shares subject to option exercise by Michael Levinthal within 60 days, (b) 5,229,753 shares held of record by Mayfield IX, (c) an aggregate of 10,707 shares held of record by the Kate Parker Levinthal Trust, the Zachary Parker Levinthal Trust and the Levinthal/ Schlein Family Trust, of which Mr. Levinthal is trustee, (d) 275,242 shares held of record by Mayfield Associates Fund IV and (e) 104,266 shares held of record by an affiliate of Mayfield. Michael Levinthal, one of our directors, is a Managing Director of Mayfield IX Management L.L.C., the general partner of Mayfield IX and Mayfield Associates Fund IV and may be deemed to have voting and investment power over the shares. Mr. Levinthal disclaims beneficial ownership of shares held by Mayfield IX and Mayfield Associates Fund IV. The address for Mayfield IX, Mayfield Associates Fund IV and Mr. Levinthal is 2800 Sand Hill Road, Menlo Park, California 94025.

(9)	Includes (a) 262,349 shares held of record by Jack Lewis, (b) 10,731 shares subject to option exercise by Mr. Lewis within 60 days, (c) 689,850 shares held of record by The Merrick Children’s Irrevocable Trust, of which Mr. Lewis is trustee, (d) 193,109 shares held of record by various trusts for which his spouse is trustee and (e) 15,407 shares held of record by one of Mr. Lewis’ children. Mr. Lewis disclaims beneficial ownership of the 689,850 shares held of record by The Merrick Children’s Irrevocable Trust, the 193,109 shares held by the trusts for which his spouse is trustee and the 15,407 shares held of record by one of his children.

(10)	Includes 2,746,907 shares held of record by FBR Technology Venture Partners, L.P. Gene Riechers, one of our directors, is a Managing Director of FBR Technology Venture Partners, L.P. As such, Mr. Riechers may be deemed to have voting or investment control over such shares. Mr. Riechers disclaims beneficial ownership of shares held by FBR Technology Venture Partners, L.P. except to the extent of any pecuniary interest therein. The address for FBR Technology Venture Partners, L.P. and Mr. Riechers is 11600 Sunrise Valley Drive, Suite 460, Reston, VA 20191.

(11)	Includes (a) 13,797 shares subject to option exercise by Gene Riechers within 60 days and (b) 2,746,907 shares held of record by FBR Technology Venture Partners, L.P. Mr. Riechers, one of our directors, is a Managing Director of FBR Technology Venture Partners, L.P. As such, Mr. Riechers may be deemed to have voting or investment control over such shares. Mr. Riechers disclaims beneficial ownership of shares held by FBR Technology Venture Partners, L.P. except to the extent of any pecuniary interest therein. The address for FBR Technology Venture Partners, L.P. and Mr. Riechers is 11600 Sunrise Valley Drive, Suite 460, Reston, VA 20191.

(12)	Includes (a) 13,797 shares subject to option exercise by Robert Vasan within 60 days, (b) 171,149 shares held of record by the Robert T. Vasan Trust Dated of which Mr. Vasan is trustee, and

(c) 275,242 shares held of record by Mayfield Associates Fund IV, 5,229,753 shares held of record by Mayfield IX and 104,266 shares held of record by an associate of Mayfield. Mr. Vasan is a limited partner of Mayfield Associates Fund IV and does not have voting or investment power over shares held by Mayfield Associates Fund IV or Mayfield IX. Mr. Vasan disclaims beneficial ownership of shares held by Mayfield Associates Fund IV and Mayfield IX except to the extent of any pecuniary interest therein. The address for Mayfield Associates Fund IV, Mayfield IX and Mr. Vasan is 2800 Sand Hill Road, Menlo Park, California 94025.

(13)	Includes 62,350 shares held of record by FedEx Corporation, of which Dennis Jones is Executive Vice President of Information Technology and Chief Information Officer and 13,797 shares subject to option exercise. Mr. Jones disclaims beneficial ownership of 62,350 shares held by FedEx Corporation. The address for the FedEx Corporation and Mr. Jones is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(14)	Includes (a) 1,642,645 shares held of record by The Goldman Sachs Group, Inc. and (b) 174,288 shares held of record by Stone Street Fund 1999, L.P. The address for The Goldman Sachs Group, Inc. and Stone Street Fund 1999, L.P. is 85 Broad Street, New York, New York 10004.

(15)	Includes (a) 1,928,567 shares held of record by Dell USA L.P. and (b) 522,899 shares held by affiliates of Dell USA L.P. The address for Dell USA L.P. is One Dell Way, Round Rock, Texas 78682.

(16)	Includes (a) 14,816,735 shares held of record by current webMethods directors and executive officers as a group and (b) 391,520 shares subject to options exercisable within 60 days of June 6, 2000 held by current directors and executive officers as a group.

CERTAIN TRANSACTIONS RELATING TO WEBMETHODS

      Since its incorporation in June 1996, webMethods has not been a party to any transaction or series of transactions involving $60,000 or more and in which any director, executive officer or holder of more than 5% of its capital stock had a material interest other than those described below. Upon the completion of its initial public offering in February 2000, webMethods instituted policies requiring that any transactions, including loans, between the company and any of its officers, directors, principal stockholders or affiliates of any of these parties to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors serving on the Board. In addition, these transactions must be on terms no less favorable to webMethods than could be obtained from an unaffiliated party.

Common stock issuances

      On June 13, 1996, in connection with the organization of webMethods, the company acquired the technology for the Web Automation Toolkit from Phillip Merrick, the Chairman of the Board, President and Chief Executive Officer of webMethods, and Caren DeWitt, the Vice President of Marketing, in exchange for 4,089,217 shares of common stock valued at $150,000 or approximately $.04 per share.

      In January 1997, webMethods sold shares of common stock to eight investors, including Jack Lewis, a member of the Board of Directors and the Corporate Secretary, and Robert Cook and Robert Vasan, members of the Board of Directors. The purchase price for these shares was approximately $.27 per share.

Preferred stock issuances

      Series A Preferred Stock. In October 1997, those stockholders who purchased common stock in January 1997, including Mr. Lewis, Mr. Cook and Mr. Vasan, exchanged their shares of common stock for 47,174 shares of Series A preferred stock. At the completion of webMethods’ initial public offering, the shares held by these affiliated parties converted into an aggregate of 1,448,396 shares of common stock.

      Series B Preferred Stock. In November and December 1997, webMethods sold shares of Series B preferred stock to 31 investors, including FBR Technology Venture Partners, L.P., whose Managing Director Gene Riechers is a member of the Board of Directors, Robert Cook and an affiliate of Jack Lewis. The purchase price for the Series B preferred stock was $20.00 per share. At the completion of webMethods’ initial public offering, the shares held by these affiliated parties converted into an aggregate of 5,560,603 shares of common stock.

      Series C Preferred Stock. In September 1998, webMethods sold shares of Series C preferred stock to five investors, including Mayfield IX and Mayfield Associates Fund IV with whom two members of the webMethods Board of Directors, Michael Levinthal and Robert Vasan, are affiliated, the Robert T. Vasan Trust, for which Mr. Vasan is the trustee, and FBR Technology Venture Partners, L.P. The purchase price for the Series C preferred stock was $33.20 per share. At the completion of webMethods’ initial public offering, the shares held by these affiliated parties converted into an aggregate of 6,023,547 shares of common stock.

      Series D Preferred Stock. In May and June 1999, webMethods sold shares of Series D preferred stock to 47 investors, including Mayfield IX and Mayfield Associates Fund IV, affiliates of Jack Lewis, Robert Cook, Chase Bailey, the Robert T. Vasan Trust and FBR Technology Venture Partners, L.P. The purchase for the Series D preferred stock was $88.40 per share. At the completion of webMethods’ initial public offering, the shares held by these affiliated parties converted into an aggregate of 4,131,521 shares of common stock.

      Series E Preferred Stock. In November 1999, webMethods sold shares of Series E preferred stock to five investors, including Fedex Corporation, for which Dennis Jones, a member of the webMethods Board of Directors, is an Executive Vice President and Chief Information Officer. The purchase price for the Series E preferred stock was $247.20 per share. At the completion of webMethods’ initial public offering, the shares held by these affiliated parties converted into an aggregate of 2,119,622 shares of common stock.

Other transactions

      Jack L. Lewis, a director of webMethods, is affiliated with a professional corporation that is a member of Shaw Pittman, webMethods’ legal counsel. Shaw Pittman received fees of $909,000 during the year ended March 31, 2000 and $249,000 of unpaid invoices were outstanding on March 31, 2000. Shaw Pittman will receive professional fees in connection with the merger.

      webMethods has granted options to some of its directors and executive officers. See “webMethods’ Management” beginning on page 129 and “Principal Stockholders of webMethods” beginning on page 136 for more information about option grants to the directors and executive officers of webMethods.

      webMethods has entered into indemnification agreements with each of its directors. In these agreements, among other things, webMethods agrees to indemnify its directors and executive officers for expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by any person in any action or proceeding, including any action by webMethods arising out of that person’s services as a director or executive officer of webMethods or any of its subsidiaries or any other company or enterprise to which the person provides services at the request of webMethods. webMethods believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

BUSINESS OF ACTIVE SOFTWARE

      The information in this section relates to the business of Active Software as it is currently conducted without giving effect to the merger.

Overview

      Active Software is a provider of eBusiness infrastructure software products that provides its customers with a platform to automate end-to-end business processes inside their enterprise, with business-to-business (B2B) trading partners and with customers over the Internet. The ActiveWorks™ Integration System enables Active Software’s customers to accelerate their time to market for products and services, enhance their relationships with customers, suppliers and partners and substantially reduce their operating and information technology costs. Active Software’s customers use this platform to automate business processes without costly and time-consuming custom programming, enabling them to quickly and cost-effectively compete in today’s rapidly changing network economy. Active Software has designed the ActiveWorks Integration System to provide a highly flexible and adaptable eBusiness infrastructure that can be deployed quickly and changed easily in response to evolving business requirements. In addition, Active Software partners with a broad range of system integrators and hardware, software and service providers in order to offer its customers a comprehensive eBusiness solution.

Recent developments

      Initial Public Offering. In August 1999, Active Software completed the initial public offering of its common stock, which resulted in net proceeds of approximately $40 million. In the offering, Active Software issued and sold an aggregate of 4,025,000 shares of common stock at an initial public offering price of $11.00 per share.

      Acquisitions. In February 2000, Active Software completed the acquisition of Alier, Inc., a worldwide provider of enterprise application integration (EAI) solutions to financial institutions. In connection with this transaction, pursuant to which Alier became a wholly owned subsidiary of Active Software, all outstanding shares of capital stock of Alier were exchanged for 390,875 shares of Active Software common stock and cash of $2.0 million. In addition, the outstanding options to purchase Alier capital stock were converted into options to purchase 158,277 shares of Active Software common stock.

      In April 2000, Active Software acquired TransLink Software, Inc., a provider of high performance mainframe integration solutions for eBusiness. In connection with this transaction, Active Software made a cash payment of $4.5 million (less certain amounts related to professional fees) and issued 796,363 shares of its common stock. In addition, the outstanding options to purchase TransLink capital stock were converted into options to purchase 43,041 shares of Active Software common stock.

      In April 2000, Active Software acquired Premier Software Technologies, Inc., a provider of integration products and services for eCommerce. In connection with this transaction, Active Software issued 121,308 shares of its common stock and cash in the amount of $500,000 in exchange for all of the outstanding shares of capital stock of Premier. In addition, Active Software issued options to purchase 11,548 shares of its common stock to employees of Premier.

      Partnerships. In January 2000, Active Software announced a partnership with NTT Software Corporation to increase its presence in the Japanese market. Under terms of the agreement, NTT Software will be the sole distributor of Active Software’s ActiveWorks Integration System in Japan.

Industry background

      Over the past decade, enterprise computing environments have undergone a significant transformation. This transformation has been driven by accelerating organizational demands for flexibility, efficiency, and speed in order to more effectively respond to a rapidly changing business environment and increasingly global marketplace. In parallel, there has been a shift from in-house, custom development of mission-critical applications to the purchase of these applications and related services from third-party vendors.

Packaged applications have spread throughout the enterprise to address many highly strategic business functions, including resource planning, management of supply and distribution networks, customer relationship management, sales force automation, business decision support and eCommerce. In this new corporate environment, a single business process can require access to data and information from many distinct applications, none of which are designed to communicate seamlessly and in real time with the others.

      Companies have invested an enormous amount of financial and technical resources in developing and deploying a broad range of packaged and custom applications. To take full advantage of these investments, it has become critical for companies to efficiently integrate these applications. META Group estimates that the average Fortune 1000 company maintains 49 distinct enterprise applications and spends from one-quarter to one-third of its total information technology budget on integration-related efforts. The complexity of this integration challenge has historically required time-consuming, expensive, custom-developed in-house solutions or third-party specialized consulting and system integration services. More recently, the market for third-party enterprise application integration, or EAI, software has emerged to provide this integration capability as a packaged solution. Driven by the increasingly business-critical need for integration, the application and data integration software market is projected by the Yankee Group to reach a total size of $5 billion by 2001. In addition, the Gartner Group has reported that the total volume of B2B transactions exceeded $145 billion in 1999, and predicts that this volume will grow to more than $7 trillion by 2004, a sustained annual growth rate of 120%. Active Software cannot assure you that these estimates will be achieved.

      Against this backdrop, the explosive emergence of the Internet has further changed the nature and pace of business operations and competition. Companies are now able to conduct business electronically through an Internet-enabled real-time network of customers, suppliers and partners. As a result, the ability to operate as an eBusiness has become a critical strategic objective. Companies need to integrate all aspects of their enterprises, including back-office operations and processing, front-office applications, such as sales, marketing and customer service, and supplier management systems, such as planning, sourcing, purchasing, fulfillment and inventory control. For example, a company can now give suppliers and partners real-time electronic access to its scheduling, billing and inventory information, thereby enhancing communication, reducing operating costs and creating a networked organization that takes advantage of supplier and partner strengths in ways not previously possible. To compete successfully, a company needs an integration platform that allows it to adapt quickly to changing market conditions, accelerate time to market, enhance relationships with customers, suppliers and partners, and reduce operating costs.

      Active Software believes that traditional integration and EAI solutions fail to fully capitalize on the benefits of Internet technologies and do not adequately address the challenges of this eBusiness environment. These solutions are often inflexible and rigid, lack key functionality, such as security and integration management and monitoring, and do not offer the speed of implementation and time-to-market benefits required in today’s business environment. As a result, Active Software believes that there is a significant opportunity for a vendor who can provide a platform that enables seamless, real-time and efficient integration across the extended enterprise of B2B trading partners. This platform needs to provide the following key capabilities:

•	Comprehensive, Robust Solution: a comprehensive, end-to-end solution for eBusiness integration inside the enterprise and with B2B trading partners and customers over the Internet that does not require substantial custom programming;

•	Dynamic Adaptability: a system designed to adapt quickly and efficiently to changing business operations, rules and processes, and to accommodate change without additional programming;

•	Scalability: a system that easily accommodates a wide range of transaction and data flow volumes across locally and globally-distributed networks;

•	Extensibility: flexibility to allow for the efficient incorporation of and integration with evolving technologies;

•	Security: inherent state-of-the-art security and administrative capabilities designed for an enterprise operating in an eBusiness environment with its customers, suppliers and partners; and

•	Management and Monitoring: efficient, easy-to-use and centralized management and monitoring of the integration platform and all of its components.

The Active Software solution

      Active Software develops, markets and supports eBusiness infrastructure software products that enable its customers to more quickly expand and capitalize upon greater business opportunities. Active Software’s ActiveWorks Integration System connects a wide range of enterprise and B2B applications and systems and provides a comprehensive software platform for integrating these applications with minimal custom programming.

      Active Software believes the ActiveWorks platform provides the following compelling and strategic business benefits to its customers:

•	Accelerates Time to Market. The ActiveWorks platform enables Active Software’s customers to accelerate time to market for new products and services by integrating and synchronizing the entire end-to-end information flow between enterprise applications and B2B partners in an eBusiness environment. By enabling the close interaction of customers, suppliers and partners, the ActiveWorks solution provides the integration platform for the seamless exchange of relevant information internally and across the enterprise’s network of customers, suppliers and partners. In addition, the platform is readily adaptable to changing business and computing environments, providing the business flexibility to respond in real time to changes in the market. The architecture, intelligent adapter portfolio and management and monitoring functionality all provide an enhanced level of adaptability to changes in business processes and rules in an evolutionary manner with minimal disruption to business operations.

•	Improves Customer and Supplier Interaction. The ActiveWorks platform, by enabling scalable and secure eBusiness, can enhance Active Software’s customers’ business relationships with their customers and B2B partners. Active Software offers a comprehensive, robust solution for integration across traditional business boundaries, providing the information link to customers and suppliers and greatly enhancing an organization’s ability to respond quickly, accurately and effectively to customer and supplier needs.

•	Reduces Operational Costs. The ActiveWorks platform is designed to enable Active Software’s customers to operate in a more efficient and streamlined manner. Active Software’s customers are able to take advantage of the capabilities of the ActiveWorks platform to interact electronically with customers, suppliers and partners, significantly reducing their operational costs. In addition, Active Software’s platform minimizes the need for time-consuming and expensive custom programming, reducing the number of highly skilled programmers required to implement and maintain its system. The ActiveWorks solution is not only designed for rapid initial deployment, but also can be efficiently altered in response to an upgrade or replacement of a specific application or an internal or external business process change. As a result, Active Software’s solution substantially reduces the installation and maintenance costs associated with other integration approaches.

      In addition to these business benefits, Active Software’s platform is differentiated from other integration solutions through the following core competencies, which Active Software believes enables it to deliver faster time to integration than the solutions offered by its competitors:

•	Comprehensive and Robust Platform. Active Software’s platform, the ActiveWorks Integration System, provides an integration architecture upon which its customers can develop strategic eBusiness initiatives. Active Software offers a comprehensive platform for eBusiness integration, including base integration functionality, a broad set of intelligent adapters for integrating a wide variety of applications across multiple operating systems, and management and monitoring capabilities. In addition, in order to provide the security capabilities critical to operating an effective eBusiness, Active Software embeds security features throughout its platform, rather than merely layering them on top. Active Software’s platform is designed to provide the reliability required for mission-critical operations, even against network, hardware or software failures. Active Software believes that the comprehensive and robust nature of its platform approach assures its customers that their eBusiness needs can be met today and in the future.

•	Intelligent Adapters. Active Software maintains and continues to expand its portfolio of Intelligent Adapters for integrating a wide variety of applications across multiple operating systems. These Adapters, which connect individual software applications to the ActiveWorks platform, are readily configurable and easily reconfigurable to meet constantly changing application requirements and specifications. This broad portfolio of Intelligent Adapters substantially reduces the need for the custom programming often required with other integration solutions. Active Software’s development and production efforts are supported by third parties that build Active Software-certified Adapters, which facilitates the pervasive adoption of the ActiveWorks Integration System as a standard integration platform.

•	Flexibility and Adaptability to Change. Because its customers’ needs are not static, Active Software has designed its solution to be dynamic. Since little or no custom programming is required, the ActiveWorks platform provides the flexibility to respond quickly and effectively to changes in business operations, rules and processes both inside the company and across its network of customers, suppliers and partners. In addition, the ActiveWorks platform is designed to allow the efficient incorporation of, and integration with, evolving technologies and standards.

•	Scalability. Active Software provides global information sharing, guaranteed delivery and transparent information routing across geographic regions. Active Software’s platform is designed to be expandable not only across a customer’s existing organization, but throughout its network of customers, suppliers and B2B partners. As a result, Active Software’s architecture not only scales to match the number of transactions, but also scales across geographies.

•	Embedded Security. Security is a high priority for Internet and eBusiness needs and will become increasingly important in a global economy. Active Software’s implementation of security mechanisms allows integration to be safely extended to applications running at customer, supplier or partner sites and can be selected to fit current needs and then adjusted to fit future requirements.

•	Management and Monitoring Capabilities. The ActiveWorks solution allows systems administrators to view business event transmissions, both in real time and historically. Active Software’s graphical management and monitoring capabilities provide a unified view of the interactions among the applications, which reduces the cost and time required for system-wide maintenance.

The Active Software strategy

      Active Software’s mission is to establish the ActiveWorks Integration System as the leading platform for eBusiness integration worldwide. Key elements of this strategy include:

Facilitate broad acceptance and deployment of Active Software’s eBusiness Integration platform

      Active Software’s objective is to establish the ActiveWorks Integration System as the eBusiness integration platform of choice across multiple industries. To facilitate this broad acceptance, Active Software has designed its platform to be open, extensible and broadly applicable to many different markets. For example, Active Software has licensed the ActiveWorks Integration System to leading enterprises in the financial services, technology, telecommunications, government, utilities, retail, manufacturing and transportation industry sectors. Active Software intends to continue leveraging its existing customers to serve as reference accounts in order to further penetrate these markets, as well as to expand into other markets. An important aspect of Active Software’s strategy has been to develop partnerships with organizations that extend its market reach and supplement and complement its capabilities, particularly in providing expertise with respect to specific large markets. By working together to meet its customers’ needs, Active Software can become an integral part of its customers’ eBusiness strategy, which provides significant additional opportunities for Active Software to grow with its customers going forward.

Enhance Active Software’s technological leadership through ongoing investment and innovation

      Active Software expects to continually add to the depth and breadth of the ActiveWorks Integration System, always with the ultimate objective of making eBusiness integration faster and easier for its customers. Active Software believes that ongoing innovation will be critical to realizing this objective and building technological barriers to entry. Active Software’s key technical personnel have been recognized as innovators in integration, middleware and networking technologies. Active Software believes that the recognition by industry analysts and the media of its technical achievements is important in increasing market awareness and generating business referral opportunities.

Provide a complete eBusiness Integration solution

      Active Software recognizes that solving the integration challenges facing its customers is critical to the continued success of their businesses. Active Software’s approach is designed to help them meet those challenges by offering a comprehensive eBusiness integration solution. Active Software intends to continue to enhance and expand the capabilities of its products in order to continue to provide its customers with a comprehensive eBusiness integration platform. The ActiveWorks Integration System incorporates the Information Broker, intelligent Adapters and management facilities necessary to provide a robust platform for eBusiness integration. In addition, Active Software has developed a methodology that enables its customers to develop a focused integration strategy and implementation plan. This methodology is accompanied by pre-built standard integration processes that can be readily customized and deployed. Finally, Active Software understands that its customers’ success is paramount and Active Software partners with a variety of third parties whose capabilities both complement and augment its own in order to assist its customers in rapidly delivering successful business results.

Leverage Active Software’s partnerships with system integrators and service, distribution and marketing partners

      Active Software intends to expand and strengthen its partnerships with system integrators and service, distribution and marketing partners in order to provide services and sales leverage to its software product-based business model. Active Software has established a series of partnerships and alliances with system integrators, such as American Management Systems, Inc., Cambridge Technology Partners, Inc. and Electronic Data Systems, and service, distribution and marketing partners, such as BroadVision, Inc., Cisco Systems, Inc., Hewlett-Packard Company, Siebel Systems, Inc. and Sun Microsystems, Inc. These partnerships and alliances provide an extension of Active Software’s direct sales force through its joint promotional and selling efforts and enable Active Software to reach a broader range of customers than would be possible through its sales force alone. These relationships also enable Active Software to focus on being the provider of eBusiness integration software, leveraging its unique capabilities and technologies while providing its customers with a comprehensive solution and enabling Active Software to scale its business more quickly, effectively and inexpensively.

Continue Active Software’s commitment to customer satisfaction

      Active Software understands that in order for it to be successful, its customers must be successful. Active Software is committed to customer satisfaction throughout its organization and endeavors to provide its customers with the highest quality products and services, directly and through its partners. Active Software also intends to continue leveraging its existing customers to serve as reference accounts for prospective customers. In order to accomplish this, Active Software invests substantial time and effort in testing its products and working closely with its customers to quickly address any issues that arise. Active Software’s in-house professional services efforts are focused on providing both its customers and its partners with the technical assistance and capabilities required to ensure smooth implementation of Active Software’s eBusiness integration solution. Active Software carefully selects partners who share its commitment to high quality work and outstanding customer service.

Products and services

      Active Software markets the ActiveWorks Integration System and professional services that support its customers’ and partners’ use of Active Software’s products. In addition, Active Software’s Active Integration Methodology provides a framework for accelerating integration projects implemented by its customers and system integrator partners.

ActiveWorks Integration System

      The ActiveWorks Integration System consists of a number of products that work together to provide Active Software’s customers with a comprehensive integration platform. These products include the ActiveWorks Visual Integrator for graphically designing integration projects; the Information Broker, which provides the underlying technology for integrating different sources of data in real time; Intelligent Adapters, which provide connectivity to applications and systems; Integration Agents, which provide a mechanism for extending integration projects with specialized code; and Graphical Management and Monitoring Tools, which make the integration platform easy to deploy, manage and maintain.

•	ActiveWorks Visual Integrator. The ActiveWorks Visual Integrator is a visual design tool that automates the design, development and deployment of reusable integration processes. Once the design for integration is complete, the ActiveWorks Visual Integrator automatically generates the underlying code and configuration information, enabling customers to focus on data and business process issues, not technical complexities. The ActiveWorks Visual Integrator implements the Active Integration Methodology and eliminates much of the custom programming involved in integrating complex systems.

•	ActiveWorks Information Broker. The Information Broker is the central component of the ActiveWorks Integration System. The Information Broker resides on a server and mediates requests to and from applications, providing essential queuing, filtering, routing and storage of information in a secure manner. The Information Broker ensures that events are delivered once, and only once. ActiveWorks’ scalable architecture simplifies systems integration because all collaborating applications communicate through the Information Broker, rather than in a more complex point-to-point fashion.

•	Information Broker Options. Active Software’s customers may choose the following Information Broker options, which increase functionality and enhance the ability of ActiveWorks to support mission-critical eBusiness integration projects:

•	The Multi-Broker Option enables an unlimited number of Information Brokers to be configured to provide information sharing and automatic information delivery throughout the enterprise, including its network of customers, suppliers and partners. Multiple Information Brokers collaborate to provide a single integrated system that efficiently delivers information among applications.

•	The High Availability Option ensures uninterrupted availability without data loss through server outages.

•	The Secure Socket Layer, or SSL, Option enables customers to send encrypted data with digital signature authentication.

•	ActiveWorks Intelligent Adapters. Intelligent Adapters connect individual software applications to the ActiveWorks platform. Active Software and its partners have developed a large number of Intelligent Adapters that work with many enterprise applications and systems, including:

•	front-office and eCommerce applications, including those from Clarify, Inc., Siebel Systems, Inc. and InterWorld Corporation;

•	back office enterprise applications, including those from PeopleSoft, Inc. and SAP;

•	relational databases, including those from IBM (DB2), Informix Corporation, Microsoft Corporation (SQL Server), Oracle Corporation and Sybase, Inc.;

•	mainframe and other data sources, such as IBM 3270, CICS and MQ Series; and

•	custom applications developed using ActiveX, C, C++, CORBA, Java and XML Languages.

      Active Software’s breadth of Intelligent Adapters enables easier and faster integration of additional applications to an eBusiness integration solution or project. The wide range of Intelligent Adapters available from Active Software and its partners give ActiveWorks a scope of integration not available from other integration solution providers. Active Software believes that its ActiveWorks Intelligent Adapters are also more configurable and adaptable than approaches available from other vendors. ActiveWorks Intelligent Adapters enable new functionality in the integrated application to become immediately and automatically available to the rest of the system.

•	ActiveWorks Adapter Development Kit. The ActiveWorks Adapter Development Kit enables customers, partners and independent software vendors to create their own custom Adapters for the ActiveWorks platform, which further extend the capabilities of the ActiveWorks Integration System. Virtually any application can be integrated through the use of custom Adapters created with the Adapter Development Kit, thereby ensuring that customers can successfully integrate their current applications, as well as applications which may be developed or acquired in the future.

•	ActiveWorks Integration Agents. ActiveWorks Integration Agents provide additional integration logic and data transformation to meet demanding integration requirements. The Integration Logic Agent extends the processing capabilities of the integrated system by providing a framework for managing and executing custom code written in the Java language. The Business Rule Agent monitors events and specifies the processing of these events based on the application of business rules. The Data Transformation Agent performs complex transformations to enable incompatible data types to be exchanged across applications using complex data formats such as Electronic Data Interchange, or EDI, and Extensible Markup Language, or XML.

The Active Integration Methodology

      Designed to rapidly deliver successful business results, the Active Integration Methodology involves project planning, integration analysis and design, best practices mentoring and quality assurance testing. The Active Integration Methodology consists of standard business integration processes and an integration framework, all of which help customers and partners complete integration projects more quickly.

•	Integration Processes are pre-built standard business integration solutions that synchronize information and coordinate business processes across multiple enterprise applications. Integration processes have been developed for common business requirements, including customer synchronization, customer support billing, account status, bill of materials and order/inventory status. All of these pre-built integration processes can be used as provided or customized to fit the particular business requirements.

•	The Integration Framework consists of templates for creating custom integration processes as quickly as possible. With Active Software’s expertise built-in, the Integration Framework enables customers to focus on developing the content of their business processes, rather than the underlying technology formats. The Integration Framework is typically used when there is no pre-built integration process available or when it is necessary to develop a customer-specific process for the integration project.

Professional services

      Active Software’s professional services include training, consulting, support and maintenance. Support and maintenance services are provided to Active Software’s customers through agreements under which Active Software provides technical support by telephone, fax, email and the Web during business hours and provide updates and upgrades to Active Software’s software products. In addition, customers can elect optional services such as emergency coverage on a 24 hours per day, seven days per week basis and dedicated technical account managers. Active Software also provides customer training at its Santa Clara, California facility and other locations, with coursework related to various aspects of Active Software’s eBusiness integration solution.

      While Active Software generally partners with system integrators to provide services such as project implementation and management to its customers, Active Software’s professional services organization also directly supports Active Software’s customers by providing services related to eBusiness integration mentoring, integration process design and custom Adapter development.

Strategic partners

      System Integrators. Active Software has a software product-based business model that leverages system integrator partners who jointly or separately provide a range of services to its customers, including first-line technical support and project implementation services. Accordingly, Active Software has established a series of partnerships with system integrators worldwide. These partnerships allow Active Software to maintain its focus as a product company while simultaneously obtaining sales, technical and service leverage through its partners to provide its customers with a comprehensive eBusiness integration solution. The following is a representative list of Active Software’s system integrator partners:

• Alodar Systems, Inc.	• Fort Point Partners
• American Management Systems, Inc.	• Inventa Corporation
• Cambridge Technology Partners, Inc.	• Inffinix Software
• Catapult Technology	• KPMG
• Deloitte Consulting	• ObTech, Inc.
• DMR Consulting Group	• Primix Solutions, Inc.
• Electronic Data Systems Corporation	• Siemens Business Services
• Ernst & Young

      Solution and Complementary Partners. An important part of Active Software’s strategy is to work with solution and complementary partners who have capabilities that can complement and augment Active Software’s eBusiness integration solution and extend its market reach. Many of these partners package or incorporate Active Software’s products with their products or solutions, enabling Active Software to create combined offerings that address specific problems, reach specific markets and provide more complete and tailored offerings. The following is a representative list of Active Software’s solution and complementary partners:

• Aspect Telecommunications Corp.	• InterWorld Corporation
• Art Techology Group, Inc.	• LongView Solutions
• Baan Company, N.V	• PeopleSoft, Inc.
• BroadVision, Inc.	• Perot Systems Corporation
• Calico Commerce, Inc.	• Pivotal Software Inc.
• Cisco Systems, Inc.	• Portal Software
• Clarify, Inc	• Siebel Systems, Inc.
• Corio, Inc.	• Sun Microsystems, Inc
• Hewlett-Packard Company	• Technology House

Technology

      The ActiveWorks Integration System is based on an innovative architecture that enables the integration of disparate enterprise applications, such as custom and packaged applications, databases and eCommerce applications. As a result, these applications can exchange information in real time, enabling a business to operate faster and more efficiently and to use intranets and the Internet to conduct electronic transactions internally and with customers, suppliers and B2B partners. This new way of implementing business processes across applications minimizes the need for expensive custom programming.

Customers

      As of December 31, 1999, Active Software had licensed its ActiveWorks Integration System to over 150 companies. Active Software’s typical customers are medium to large businesses, particularly Global 2000 companies, a term used to describe the world’s largest 2000 companies in terms of revenues. In 1999, repeat customers accounted for approximately 48% of total revenues and Warburg Dillon Read accounted for 12% of Active Software’s total revenues. In 1998, no customer accounted for more than 10% of Active Software’s total revenues. In 1997, The Boeing Company accounted for 33% of Active Software’s total revenues. Active Software expects that a small number of customers will continue to account for a substantial portion of its revenues for the foreseeable future.

      The following is a representative list of Active Software’s customers by industry:

Financial Services	Technology	Manufacturing and Other
Automatic Data Processing, Inc.
American Management Systems, Inc.
Citibank
Fidelity Investments
Warburg Dillon Read

Government and Utilities
AEP Energy Services
CTX Corporation
Idaho Power Company
Lockheed Martin Missiles & Space
  Company Corp.
State of California, San Diego County
U.S. Dept. of Defense
U.S. Dept. of Transportation	Calico Technology, Inc.
Comdisco, Inc.
Creo Products Inc.
Hewlett-Packard Company
IntraWare, Inc.
Intuit, Inc.
Juniper Networks, Inc.
Motorola, Inc.
Order Trust
Redback Networks
Sun Microsystems
Technology House
VeriFone, Inc.	The Boeing Company
Herman Miller, Inc.

Telecommunications
Level 3 Communications, Inc.
MediaOne Group, Inc.
RCN Corporation
Teligent
Telecel

Other
Federal Express Corporation
Homepoint.com
Starbucks Corporation
VitaminShoppe.com
W.W. Grainger

      The customers listed above accounted for 64% and 66% of total revenues in 1999 and 1998, respectively. All of the above customers have generated at least $70,000 in revenues to Active Software since it introduced its software products in August 1996.

Sales and marketing

      Active Software promotes and sells its products through its direct sales organization in North America and Europe, as well as through system integrators and value added resellers in countries where Active Software has no direct sales operations. As of December 31, 1999, Active Software had 66 people in its sales and marketing organization, of which 54 were in the United States and 12 were in Europe. Active Software intends to increase the size of its direct sales force and to establish additional sales offices domestically and internationally. Currently, Active Software believes it will need to expand its sales organization significantly over the next year.

      Active Software’s system integrator partners and service, distribution and marketing partners have capabilities that complement and augment Active Software’s own eBusiness integration solution and extend its market reach. In particular, Active Software’s system integrator partners often contribute industry-specific and application-specific expertise as well as large scale project management capabilities that enable Active Software to address a broad range of markets. Many of Active Software’s service, distribution and marketing partners package or incorporate Active Software’s products with their products or solutions, enabling Active Software to create combined offerings with these partners that address specific problems, focus on specific markets and provide more complete and tailored offerings. Active Software’s current relationships with its partners typically are structured as co-marketing arrangements in which the customer is referred by the partner to license the software directly from Active Software. As a result, there is no revenue sharing arrangement between the partner and Active Software. Active Software’s current arrangements with these partners generally do not impose any limitations on Active Software’s ability to sell its products. In addition, Active Software has entered into a limited number of reseller arrangements in which its products are embedded in the reseller’s products, for which Active Software receives a royalty from the reseller. To date, revenues from these reseller arrangements have been insignificant.

      Active Software’s marketing efforts are focused on developing greater awareness among target customers for the ActiveWorks Integration System and the benefits it provides. Active Software markets its products and services through targeted events including tradeshows, conferences and seminars. Active Software also regularly promotes its products through a variety of public relations activities and industry analyst briefings, and Active Software’s executives are frequent speakers at industry conferences and forums in many of the markets Active Software serves. Active Software has developed a wide range of collateral materials and sales and promotional tools that are used by its direct sales organization, as well as by its system integrators and value added reseller partners. These materials include brochures, data sheets, technical and business white papers, case studies, press releases and Active Software’s web site.

Research and development

      Active Software believes that strong product development capabilities are essential to its strategy of continuing to enhance and expand the capabilities of its products in order to continue to provide its customers with a comprehensive eBusiness integration platform. Active Software has invested significant time and resources in creating a structured process for undertaking all product development. This process involves several functional groups at all levels within Active Software’s organization and is designed to provide a framework for defining and addressing the activities required to bring product concepts and development projects to market successfully. In addition, Active Software has recruited key engineers and software developers with experience in the application integration, networking and Internet software markets.

      Active Software’s research and development expenses were $6.8 million in 1999, $4.0 million in 1998 and $2.8 million in 1997. As of December 31, 1999, approximately 40 employees were engaged in research and development activities.

Competition

      The eBusiness integration market is extremely competitive and subject to rapid change. Active Software believes that the competitive factors affecting the market for its products and services include product functionality and features, availability of global support, incumbency of vendors, ease of product implementation, quality of customer support services and vendor and product reputation. The relative importance of each of these factors depends upon the specific customer environment. Active Software believes that it has a strong competitive position with respect to factors such as product features and functionality, quality of customer support services and the ease of implementation of Active Software’s products. Because many of Active Software’s competitors have longer operating histories and greater resources, Active Software believes that it does not compete as favorably with respect to factors that involve the establishment of long-standing relationships, such as incumbency of vendors and reputation of vendor and products, or extensive resources, such as the availability of global support.

      Active Software competes with various providers of application integration solutions, including CrossWorlds, New Era of Networks, Software Technologies Corporation and Vitria. In addition, a number of other companies are offering products and services that address specific aspects of application integration, including IBM, BEA Systems, Inc. and TIBCO Software Inc. Active Software also faces competition for some aspects of its product and service offerings from major system integrators, both independently and in conjunction with in-house corporate information technology departments, which have traditionally been the prevalent resource for application integration. Active Software expects additional competition from other established and emerging companies. Furthermore, Active Software’s competitors may combine with each other, or other companies may enter its markets by acquiring or entering into strategic relationships with its competitors. For more information regarding Active Software’s competition, see “Risk Factors — Risks related to Active Software’s business — Competition in the eBusiness integration software market is intense, and, if Active Software is unable to compete effectively, the demand for, or the prices of, its products may be reduced.”

Proprietary rights

      Active Software relies primarily on a combination of copyrights, trademarks, trade secret laws and contractual obligations with employees and third parties to protect its proprietary rights. Active Software does not currently own any issued patents, and other protection of its intellectual property is limited. Despite Active Software’s efforts to protect its proprietary rights, unauthorized parties may copy aspects of its products and obtain and use information that Active Software regards as proprietary. In addition, other parties may breach confidentiality agreements or other protective contracts Active Software has entered into, and Active Software may not be able to enforce its rights in the event of these breaches. Furthermore, Active Software expects that it will increase its international operations in the future, and the laws of many foreign countries do not protect Active Software’s intellectual property rights to the same extent as the laws of the United States. For more information regarding Active Software’s proprietary rights, see “Risk Factors — Risks related to Active Software’s business — Active Software’s intellectual property could be used by others without its consent because protection of its intellectual property is limited.”

      The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of other intellectual property rights. Although Active Software attempts to avoid infringing known proprietary rights of third parties in its product development efforts, Active Software expects that it may be subject to legal proceedings and claims for alleged infringement by Active Software or its licensees of third party proprietary rights, such as patents, trademarks or copyrights, by it or its licensees from time to time in the ordinary course of business. Any claims relating to the infringement of third party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, or require Active Software to enter into royalty or license agreements, which are not advantageous to it. In addition, parties making these claims may be able to obtain an injunction, which could prevent Active Software from selling its products in the United States or abroad. Any of these results could harm Active Software’s business.

Active Software may increasingly be subject to infringement claims as the number of products and competitors in its industry grows and functionalities of products overlap. Furthermore, former employers of Active Software’s current and future employees may assert that their employees have improperly disclosed confidential or proprietary information to Active Software. For more information regarding Active Software’s proprietary rights, see “Risk Factors — Risks related to Active Software’s business — Active Software’s products may infringe the intellectual property rights of others, and resulting claims against Active Software could be costly and require Active Software to enter into disadvantageous license or royalty arrangements.”

      In addition, Active Software licenses technology that is incorporated into its products from third parties, including security software from SPYRUS, and any significant interruption in the supply or support of any licensed software could adversely affect Active Software’s sales, unless and until Active Software can replace the functionality provided by this licensed software. For more information regarding Active Software’s proprietary rights, see “Risk Factors — Risks related to Active Software’s business — Because Active Software’s products incorporate technology licensed from third parties, the loss of its right to use this licensed technology could harm Active Software’s business.”

Employees

      As of December 31, 1999, Active Software had a total of 163 employees, of which 40 were in research and development, 66 were in sales and marketing, 39 were in professional services and product support, and 18 were in finance and administration. Active Software’s future performance depends in significant part upon its ability to attract new personnel and the continued service of existing personnel in key areas including engineering, technical support and sales. Competition for these personnel is intense and there can be no assurance that Active Software will be successful in attracting or retaining these personnel in the future. None of Active Software’s employees are subject to a collective bargaining agreement. Active Software considers its relations with its employees to be good.

ACTIVE SOFTWARE’S MANAGEMENT

Executive officers

      Active Software’s executive officers and their ages as of April 1, 2000 are as follows:

Name	Age	Position

R. James Green	49	Chief Executive Officer, President and Chairman of the Board of Directors

Rafael Bracho	44	Chief Technology Officer, Executive Vice President and Director

Jon A. Bode	43	Chief Financial Officer and Vice President, Finance and Administration

Edwin C. Winder	53	Senior Vice President, Worldwide Sales

Sydney Springer	53	Vice President, Engineering

John M. Dempsey	47	Vice President, Professional Services

M. Zack Urlocker	37	Vice President, Marketing

      R. James Green co-founded Active Software in September 1995, and has served as President and Chief Executive Officer since October 1997 and as a Director since November 1995. Mr. Green has also served as Chairman since April 1996. Prior to founding Active Software, Mr. Green established and managed the distributed objects program at Sun Microsystems, Inc., a provider of network computing products, where he was Director of Engineering from 1988 to 1995. Mr. Green holds a B.A. degree from Hanover College, an M.S. degree from North Carolina State University and an M.S. degree in Computer Science from San Jose State University.

      Rafael Bracho co-founded Active Software and has served as Chief Technology Officer and Executive Vice President since November 1995. Dr. Bracho also has served as a Director from November 1995 to April 1996 and from March 1997 to present. Prior to founding Active Software, Dr. Bracho held various positions at Sun Microsystems, Inc., where he was Senior Staff Engineer from January 1993 to September 1995 and Manager, NeWS Technology Department from April 1990 to January 1993. Dr. Bracho holds a B.S. degree in Biomedical Engineering from Universidad Iberoamericana (Mexico), an M.S. degree in Electrical Engineering from the University of Washington and a Ph.D. degree in Electrical and Computer Engineering from Carnegie Mellon University.

      Jon A. Bode has served as Chief Financial Officer and Vice President of Finance and Administration since joining Active Software in August 1997. Prior to joining Active Software, Mr. Bode was Acting Chief Financial Officer of NVIDIA Corporation, a provider of video graphics processors, and of PharmaSonics, Inc., a medical device company. From February 1996 to January 1997, Mr. Bode was Chief Financial Officer at Internet Profiles Corporation, a provider of Internet traffic analysis and research services. From October 1992 to November 1995, Mr. Bode held various financial management positions, including Vice President, Finance and Administration, at ArcSys Inc., a developer of automation software for physical layout of semiconductors. Mr. Bode holds a B.A. degree from Calvin College and an M.B.A. degree from the University of Michigan.

      Edwin C. Winder has served as Senior Vice President, Worldwide Sales since joining Active Software in August 1997. Prior to joining Active Software, Mr. Winder held a variety of sales management positions at Informix Corporation, a database software company, where he was Senior Vice President, Japan Operations from January 1996 to March 1997, Senior Vice President, Intercontinental from April 1994 to December 1995, and Senior Vice President, Americas from January 1991 to March 1994. Mr. Winder holds a B.S. degree in Electrical Engineering from Southern University and is a graduate of the Stanford University Executive Program.

      Sydney Springer has been Vice President, Engineering of Active Software since October 1997, and served as Active Software’s Director of Engineering from February 1997 through October 1997. Prior to joining Active Software, Ms. Springer held a variety of senior engineering and management positions at

Sun Microsystems, Inc. from February 1986 to January 1997, including Senior Staff Engineer, Manager, NEO Technology Services, Project Lead — Integrated Multimedia Group, and Manager, NeWS Technology Department. Ms. Springer holds a B.S. degree in Applied Behavioral Sciences from the University of California at Davis.

      John M. Dempsey has served as Vice President, Professional Services since joining Active Software in July 1998. Prior to joining Active Software, Mr. Dempsey held a variety of executive management positions at Computer Sciences Corporation, a system integrator, including Vice President, Communications Industry Services from September 1996 to June 1998, and Vice President, Consulting and Systems Integration from January 1990 to September 1996. Mr. Dempsey holds a B.S. degree in Computer Science from University of Massachusetts and an M.S. degree in Engineering Management from Northeastern University.

      M.  Zack Urlocker has served as Vice President, Marketing since joining Active Software in February 1999. Prior to joining Active Software, Mr. Urlocker held a variety of management positions with Inprise Corporation (formerly Borland International), a software company, from August 1990 to January 1999, including Vice President, Marketing from December 1997 to February 1999 and Vice President, Product Management from February 1997 to November 1997. Mr. Urlocker attended the J. L. Kellogg Graduate School of Management at Northwestern University and holds a B.S. degree in Computer Science from Concordia University (Montreal, Canada) and an M.A. degree in Mathematics from University of Waterloo (Canada).

PRINCIPAL STOCKHOLDERS OF ACTIVE SOFTWARE

      The following table sets forth certain information regarding beneficial ownership of Active Software’s common stock as of July 11, 2000, except as otherwise indicated, by:

•	each person who is known by Active Software to beneficially own more than five percent of its common stock;

•	each of its directors;

•	the chief executive officer and each of the other four most highly compensated executive officers of Active Software for the fiscal year ended December 31, 1999; and

•	all of Active Software’s directors and executive officers as a group.

	Shares
	Beneficially
Name of Beneficial Owner(1)	Owned	Percent(2)

Principal Stockholders:
Entities affiliated with Kleiner Perkins Caufield & Byers

2750 Sand Hill Road Menlo Park, CA 94025(3)	1,188,735	4.5%
Entities affiliated with Lehman Brothers Inc.

3 World Financial Center New York, NY 10285(4)	2,163,057	8.2

Directors and Named Executive Officers:

R. James Green(5)	1,215,000	4.6

Rafael Bracho(6)	670,500	2.5

Edwin C. Winder(7)	347,400	1.3

John M. Dempsey(8)	140,000	*

M. Zack Urlocker(9)	243,000	*

Kevin R. Compton(10)	1,212,470	4.6

James P. Gauer(11)	327,707	1.2

Michael J. Odrich(12)	2,168,057	8.3

Todd Rulon-Miller(13)	72,500	*

Roger S. Siboni(14)	61,500	*

All directors and executive officers as a group (12 persons)(15)	6,833,134	25.3

*	Less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. This table does not reflect the effect of voting agreements and, in some cases, irrevocable proxies executed by each of these stockholders in favor of webMethods as described in “The Merger Agreement and Related Agreements — The Stockholder Agreement.”

(2)	Applicable percentage ownership is based on 26,257,889 shares of common stock outstanding as of July 11, 2000. Shares of common stock subject to options or other conversion that are exercisable or convertible within 60 days of July 11, 2000 are deemed to be beneficially owned by the person holding those options or conversion rights for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing any other person’s percentage ownership.

(3)	Includes 358,777 shares held by Kleiner Perkins Caufield & Byers VII, L.P., 825,853 shares held by KPCB Java Fund, L.P., and 4,105 shares held by KPCB Information Sciences Zaibatsu Fund II,

L.P. Kevin R. Compton, a director of Active Software, is a general partner of KPCB VII, L.P. Associates, L.P., the general partner of Kleiner Perkins Caufield & Byers VII, L.P. and KPCB Information Sciences Zaibatsu Fund II, L.P. Mr. Compton disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.

(4)	Includes 1,993,479 shares held by LB I Group Inc. LB I Group Inc. is a subsidiary of Lehman Brothers Holdings Inc., a publicly-traded corporation, 144,837 shares held by Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P., 21,850 shares held by Lehman Brothers MBG Venture Capital Partners 1998, (A), L.P., 403 shares held by Lehman Brothers MBG Venture Capital Partners 1998 (B), L.P., and 2,488 shares held by Lehman Brothers MBG Venture Capital Partners 1998 (C), L.P. Michael Odrich, a director of Active Software, is a vice president of LB I Group Inc., which is the general partner of each of the Lehman Brothers MBG Venture Capital Partners funds described above. In addition, Mr. Odrich is a limited partner of Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P. and Lehman Brothers MBG Venture Capital Partners 1998 (A), L.P. Mr. Odrich disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.

(5)	Includes 1,065,000 shares held by R. James Green and Carol E. Green, Trustees of the Green Family Trust U/ D/ T dated August 23, 1996. Does not include a total of 510,000 shares held in trusts for the benefit of Mr. Green’s children and for which Mr. Green has neither voting nor dispositive power.

(6)	Includes 550,500 shares held by the Rafael Bracho or Laraine Dietz Peterson 1999 Inter Vivos Trust. Does not include a total of 225,000 shares held in trusts for the benefit of Mr. Bracho’s children and over which Mr. Bracho has neither voting nor dispositive power.

(7)	Includes 30,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(8)	Represents 140,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(9)	Includes 182,250 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(10)	Includes 1,188,735 shares of common stock held by KPCB Java Fund, L.P. Mr. Compton is a general partner of Kleiner Perkins Caufield & Byers. Also includes 5,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(11)	Includes 302,743 shares held by Ocean Park Ventures, L.P. Mr. Gauer is a general partner of Ocean Park Ventures, L.P. Also includes 5,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(12)	Includes 2,163,057 shares of common stock held by Lehman Brothers. Mr. Odrich is a limited partner of Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P and Lehman Brothers MBG Venture Capital Partners 1998 (A), L.P. Mr. Odrich disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares. Also includes 10,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(13)	Includes 5,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(14)	Includes 59,000 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

(15)	Includes an aggregate of 801,250 shares of common stock issuable under options exercisable within 60 days of July 11, 2000.

CERTAIN TRANSACTIONS RELATING TO ACTIVE SOFTWARE

      Active Software has entered into indemnification agreements with its officers and directors containing provisions requiring Active Software to, among other things, indemnify its officers and directors against liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

      In April 2000, Active Software purchased $1.0 million of Series A Preferred Stock and a $1.0 million convertible promissory note issued by LMNJ, Inc., an applications service provider. In addition, entities affiliated with Palomar Ventures and Kleiner Perkins Caufield & Byers each purchased $2.0 million of Series A Preferred Stock in such company. Directors James P. Gauer and Kevin R. Compton, who are general partners of Palomar Ventures and Kleiner Perkins Caufield & Byers, respectively, also serve as directors of LMNJ, Inc.

DESCRIPTION OF WEBMETHODS STOCK

      webMethods’ authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

      As of July 11, 2000, there were 32,065,420 shares of common stock outstanding held of record by 385 stockholders.

      The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board may determine from time to time. Upon the liquidation, dissolution or winding up of webMethods, the holders of webMethods common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of the merger will be fully paid and nonassessable.

Preferred Stock

      Under the terms of the certificate of incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to issue the preferred stock in one or more series. Each series shall have the rights, preferences, privileges and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the right to increase or decrease the number of shares of any series, as the Board of Directors shall determine. The Board of Directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of webMethods and could adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. webMethods currently has no plans to issue any of the preferred stock.

Registration Rights

      As of June 30, 2000, the holders of 19,389,603 shares of outstanding common stock are entitled to rights with respect to the registration of shares of common stock under the Securities Act. The holders of at least 50% of the registrable securities may require on one occasion that webMethods file, at its expense, a registration statement under the Securities Act after August 10, 2000, and webMethods will be required to use reasonable efforts to effect the registration. Further, holders of 25% or more of the registrable securities may require webMethods on two occasions to file additional registration statements on Form S-3 at webMethods’ expense. In addition, in the event that it decides to register its securities, with certain exceptions, webMethods is required to include in its registration the registrable securities of any holder who so requests. These rights are subject to webMethods right not to effect a requested registration within six months following the effective date of an offering of webMethods securities pursuant to a Form S-1 and to underwriter cutbacks. webMethods is required to pay the expenses of all such registrations.

Transfer Agent

      The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

COMPARISON OF STOCKHOLDERS’ RIGHTS

      This section of the Joint Proxy Statement/ Prospectus describes certain differences between webMethods common stock and Active Software common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you, including the certificates of incorporation and bylaws of each company. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the differences between webMethods common stock and Active Software common stock.

      After the merger, the holders of Active Software common stock will become stockholders of webMethods. Because webMethods and Active Software are both Delaware corporations, the Delaware General Corporation Law, or the DGCL, will continue to govern the rights of the stockholders. The Active Software certificate of incorporation and the Active Software bylaws currently govern the rights of the stockholders of Active Software. As stockholders of webMethods after the merger, the webMethods certificate of incorporation and the webMethods bylaws will govern their rights following the merger. The following paragraphs summarize certain differences between the rights of webMethods stockholders and Active Software stockholders under the certificates of incorporation and bylaws of webMethods and Active Software, as applicable.

Voting

      Each stockholder of Active Software and webMethods has the right to one vote for each share of common stock held by the stockholder.

Special meeting of stockholders

      The webMethods bylaws provide that only the Chairman of the Board, the president, or a majority of the authorized number of directors may call special meetings of the stockholders.

      The Active Software bylaws provide that only the Chairman of the Board, the president or the Board of Directors may call special meetings of the stockholders.

Action by written consent in lieu of a stockholders’ meeting

      Neither Active Software stockholders nor webMethods stockholders have the ability to take action by written consent in lieu of a stockholders’ meeting.

Voting by written ballot

      The webMethods bylaws contain a provision requiring written ballots for the election of directors.

      The Active Software bylaws contain a provision that written ballots are not required for the election of directors.

Record date for determining stockholders

      The webMethods bylaws provide that the Board of Directors may fix a record date that will not be more than 60 nor less than 10 days before the date of the stockholder meeting, nor more than 60 days prior to any other action. The webMethods bylaws further provide that if the Board of Directors does not fix a record date in the manner described above, then:

•	the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day of the meeting; and

•	the record date for determining stockholders for any other purpose will be at the close of business on the same day on which the Board of Directors adopts the related resolution.

      The Active Software bylaws provide that the Board of Directors may fix a record date that will not be more than 60 nor less than 10 days before the date of the stockholder meeting, nor more than 60 days prior to any other action. The Active Software bylaws further provide that if the Board of Directors does not fix a record date in the manner described above, then:

•	the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day of the meeting; and

•	the record date for determining stockholders for any other purpose shall be at the close of business on the same day on which the Board of Directors adopts the related resolution.

Notice of board nomination and other stockholder business — annual meetings

      The webMethods bylaws require that nominations of persons for election to the Board of Directors and the proposal of business to be considered at an annual meeting of stockholders must be generally made by or on behalf of webMethods or its Board of Directors or by a stockholder of record who was a stockholder of record at the record date and who is entitled to vote at the meeting. If made by a stockholder, the proposal or nomination must be made by advance written notice given to webMethods between 45 and 75 days prior to the first anniversary of the date webMethods first mailed the proxy materials for the preceding year’s annual meeting of stockholders. However, if webMethods did not mail proxy materials in the preceding year, or if the date of the annual meeting at which the nomination or business is proposed by a stockholder is more than 30 days before or more than 30 days after the anniversary of the previous year’s annual meeting, then the notice may be given by the stockholder no earlier than the 90th day prior to the meeting and not later than the 10th day following the first public announcement of the meeting. These notice provisions are subject to certain exceptions with respect to electing directors to fill board seats resulting from increases in the size of the Board of Directors not publicly announced at least 55 days prior to the annual meeting.

      Notices must include the following information:

•	With respect to any nominees, all information required to be disclosed about such nominees under Regulation 14A of the Securities Exchange Act of 1934 in a proxy solicitation, and the nominee’s written consent to serve as a director;

•	With respect to stockholder business, a brief description of such business, the reasons for conducting such business at the meeting and any material interest of the proposing stockholder in such business, and the beneficial owner on whose behalf the proposal is submitted; and

•	The name and address of the proposing stockholder and the beneficial owner on whose behalf the proposal is submitted, if any, the number of shares held by the proposing stockholder and beneficial owner, and whether the stockholder intends to deliver a proxy statement to holders of enough shares to carry the proposal or elect the nominees.

      The Active Software bylaws require that nominations for election to the Board of Directors at an annual meeting may be made on behalf of the Board or by any stockholder entitled to vote for the election of directors at that meeting. Nominations submitted by a stockholder must be made by notice in writing delivered or mailed to and received by the Secretary at the principal executive offices of Active Software not less than 60 days, nor more than 90 days prior to the meeting of stockholders, and not less than 20 days, nor more than 90 days prior to the anniversary of the previous year’s annual meeting. However, in the event less than 60 days notice or prior public disclosure of the date of the annual meeting is given, a stockholder making a nomination must deliver notice no later than 10 days after notice or public disclosure of the annual meeting was made. In the event the date of the annual meeting is more than 30 days prior to or 60 days after the anniversary of the previous year’s annual meeting, a stockholder must deliver the notice no more than 90 days prior to the annual meeting and no later than the later of 20 days prior to the annual meeting or 10 days after public announcement of the meeting.

      This notice must include:

•	With respect to each nominee, the nominee’s name, age, principal occupation or employment, and business and residence addresses, and the class and number of shares of Active Software beneficially owned by the nominee, as well as all other information required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934 in a proxy solicitation; and

•	With respect to stockholder giving the notice, the name and address of the stockholder and the number of shares of Active Software held by the stockholder.

      The Active Software bylaws require that the proposal of stockholder business at an annual meeting may be made by Active Software, by or on behalf of the Board of Directors or by any stockholder of Active Software who was a stockholder of record at the time of giving notice and entitled to vote at that meeting. A stockholder must make proposals for business to be transacted at the meeting by notice in writing delivered or mailed to and received by the Secretary at the principal executive offices of Active Software not less than 20 days, nor more than 90 days prior to the anniversary of the previous year’s annual meeting. However, in the event the date of the annual meeting is more than 30 days prior to or 60 days after the anniversary of the previous year’s annual meeting, a stockholder must deliver the notice no more than 90 days prior to the annual meeting and no later than the later of 20 days prior to the annual meeting or 10 days after public announcement of the meeting.

      This notice must include, as to each matter the stockholder proposes to bring before the annual meeting:

•	A brief description of such business, the reasons for conducting such business at the meeting and any material interest of the proposing stockholder in such business, and the beneficial owner on whose behalf the proposal is submitted; and

•	The name and address of the proposing stockholder and beneficial owner on whose behalf the proposal is submitted, if any, and the number of shares held by the proposing stockholder and beneficial owner.

Notice of board nomination and other stockholder business — special meetings

      The webMethods bylaws provide that, at special meetings of stockholders, the only business that may be conducted will be the items of business set forth in the notice of the special meeting. The bylaws also provide that nominations of candidates for directors at a special meeting at which directors are to be elected may be made by or at the direction of the Board of Directors or by a stockholder of record who was a stockholder of record at the date notice was given and who is entitled to vote at the meeting. Nominations by stockholders must be made by delivery of the same notice required for nominations at annual meetings, except that the notice must be delivered to the secretary of webMethods no later than the later of 90 days before the special meeting or 10 days after the day notice or public announcement of the meeting and of the nominees proposed by the Board is made.

      The Active Software bylaws provide that, at special meetings of stockholders, the only business that may be conducted are the items of business set forth in a notice of the special meeting which complies with the requirements of notices for an annual meeting. The bylaws also provide that nominations of persons for directors at a special meeting at which directors are to be elected may be made by or at the direction of the Board of Directors or by a stockholder of record who was a stockholder of record at the date notice was given and who is entitled to vote at the meeting. Nominations submitted by a stockholder must be made by notice in writing delivered or mailed to and received by the Secretary at the principal executive offices of Active Software not less than 60 days, nor more than 90 days prior to the meeting of stockholders. However, in the event less than 60 days notice or prior public disclosure of the date of the special meeting is given, a stockholder making a nomination must deliver notice no later than 10 days after notice or public disclosure of the special meeting was made.

Number of directors

      The webMethods bylaws provide that the number of directors on the webMethods Board is be determined by the vote of a majority of the authorized number of webMethods directors.

      The Active Software bylaws provide that the Board of Directors will consist of seven directors, until changed by an amendment to the bylaws adopted by the Board of Directors or the stockholders.

Election of directors

      The holders of webMethods common stock elect all members of webMethods’ Board of Directors, and the holders of Active Software common stock elect all members of Active Software’s Board of Directors.

      The webMethods certificate of incorporation and bylaws provide for a staggered Board of Directors divided into three classes. The term of office of the first class, Class I, expires at the annual meeting of the stockholders held in 2000. The term of office of the second class, Class II, expires at the annual meeting of stockholders held in 2001. The term of office of the third class, Class III, expires at the annual meeting of stockholders held in 2002. Thereafter, each term expires at each third succeeding annual meeting of stockholders after the corresponding election.

      The Active Software certificate of incorporation provides for a staggered Board of Directors divided into three classes. The term of office of the first class, Class I, expires at the annual meeting of the stockholders held in 2000. The term of office of the second class, Class II, expires at the annual meeting of stockholders held in 2001. The term of office of the third class, Class III, expires at the annual meeting of stockholders held in 2002. Thereafter, each term expires at each third succeeding annual meeting of stockholders after the corresponding election.

Removal of directors

      The webMethods certificate of incorporation provides that directors may only be removed with cause and only by the holders of two-thirds of the shares of capital stock then entitled to vote at an election of directors.

      The Active Software certificate of incorporation provides:

•	Any director or the entire Board of Directors may be removed with cause by the holders of a majority of the shares then entitled to vote at an election of directors of Active Software; and

•	Any director or the entire Board of Directors may be removed without cause by the holders of two-thirds of the shares then entitled to vote at an election of directors of Active Software.

Board of directors vacancies

      The webMethods certificate of incorporation and bylaws provide that vacancies may only be filled by a majority of the directors then in office, even if less than a quorum. Directors elected to fill vacancies serve until the annual meeting of stockholders at which the term of the class to which such directors have been elected expires.

      The Active Software bylaws provide that vacancies arising from newly created directorships must be filled by the vote of a majority of the directors then in office, even if less than a quorum, unless otherwise determined by the board of directors. Vacancies arising for other reasons may be filled by the vote of a majority of the directors then in office, even if less than a quorum, or by the holders of a majority of the shares then entitled to vote at an election of directors of Active Software. Directors elected to fill vacancies serve until the end of the term of the class to which such directors have been elected.

Notice of special meetings of the board of directors

      The webMethods bylaws provide that the Chairman of the Board, the president or a majority of the directors then in office may call a special meeting of the Board of Directors. The bylaws require that notice of these meetings be given at least five days before the meeting if the notice is mailed, at least 24 hours before the meeting if notice is given by telegram or telecopy, or at least 12 hours before the meeting if notice is given by telephone, unless all directors are present or this notice requirement is waived in writing by each member of the Board of Directors not present.

      The Active Software bylaws provide that the Chairman of the Board, the president, any vice president, the secretary or any two directors may call a special meeting of the Board of Directors. The bylaws require that notice of the time, date and place of the meeting be given at least four days before the meeting if the notice is mailed, or at least 48 hours before the meeting if notice is given personally or by telephone or telegram.

Board action — generally

      The webMethods bylaws provide that the act of a majority of the directors present at a meeting at which a quorum is present, or a written consent to action executed by all members of the Board of Directors, will be the act of the Board of Directors of webMethods.

      The Active Software bylaws provide that, except as required by the DGCL or by the certificate of incorporation, the act of a majority of the directors present at a meeting at which a quorum is present, or a written consent to action executed by all members of the Board of Directors, will be the act of the Board of Directors of Active Software.

Action by committees

      Both the webMethods bylaws and the Active Software bylaws authorize their respective Boards of Directors to establish committees by resolution setting forth the powers and duties of these committees.

Preferred stock

      Both the webMethods and Active Software certificates of incorporation authorize the respective Board of Directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, powers and rights of the shares to be included in each series. The webMethods certificate of incorporation authorizes the issuance of 50,000,000 shares of preferred stock, and the Active Software certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock.

Indemnification

      The webMethods bylaws and the Active Software certificate of incorporation and bylaws provide that their respective directors and officers will be indemnified to the fullest extent authorized by Delaware law against all expenses, liabilities and losses reasonably incurred by that person in connection with any action, proceeding or suit brought against that person by reason of the fact that he or she is or was a director or officer of webMethods or Active Software, as the case may be, or is or was serving at the request of webMethods or Active Software, as the case may be, as a director or officer of another corporation, partnership, joint venture, trust or similar entity.

      The webMethods bylaws and the Active Software bylaws require the respective corporations to pay all expenses incurred by a director or officer in defending any proceeding within the scope of the indemnification provisions as these expenses are incurred in advance of the proceeding’s final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to indemnification.

Limitation on liability

      Both the webMethods certificate of incorporation and Active Software certificate of incorporation provide that a director of the respective corporation will not be personally liable to the respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the respective corporation and its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) under section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.

Interested directors

      No transaction between webMethods and a webMethods director or officer or an entity in which any webMethods director or officer has an interest, and no transaction between Active Software and an Active Software director or officer or an entity in which any Active Software director or officer has an interest, will be void or voidable solely because of that interest or because the interested director or officer is present or votes in favor of the transaction at a meeting to authorize the transaction, if:

•	The material facts as to the interest in the transaction are disclosed to or known by the board of directors and the board in good faith authorizes the transaction by a majority of the disinterested directors, even though the disinterested directors may be less than a quorum;

•	The material facts as to the interest in the transaction are disclosed to or known by the stockholders entitled to vote on the transaction and the stockholders specifically vote to authorize the transaction in good faith; and

•	The transaction is fair to webMethods or Active Software, as the case may be, as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board, or the stockholders.

Dividends

      webMethods and Active Software stockholders are entitled to receive dividends, subject to preferences of any outstanding preferred stock, out of assets legally available for dividend distribution at times and in amounts as the respective boards of directors may from time to time determine.

Liquidation

      In the event of a liquidation, dissolution or winding up of either webMethods or Active Software, after payment of any amounts owed to creditors, subject to preferences of any outstanding preferred stock, the remaining assets of webMethods or Active Software will be divided equally, on a share for share basis, to the holders of the common stock of webMethods or Active Software, respectively.

Amendment of charter

      The webMethods certificate of incorporation provides that, in addition to approval of the Board of Directors, the affirmative vote of the holders of two-thirds of the voting shares of webMethods is required to amend or repeal provisions of the certificate of incorporation, except for the provisions of the certificate of incorporation setting forth webMethods’ corporate name, registered office and general corporate purpose, which may be amended or repealed by the vote of a majority of the shares.

      The Active Software certificate of incorporation may be amended or repealed by the approval of the Active Software Board of Directors, together with the vote of a majority of the outstanding shares of Active Software.

Amendment of bylaws

      The webMethods certificate of incorporation and bylaws provide that stockholders holding two thirds of webMethods’ outstanding voting stock may adopt, amend or repeal the bylaws. The webMethods certificate of incorporation and bylaws also provide that the Board of Directors has the power to adopt, amend or repeal the bylaws.

      The Active Software certificate of incorporation and bylaws provide that the stockholders or the Board of Directors of Active Software may adopt, amend or repeal the bylaws.

ADDITIONAL MATTERS BEING SUBMITTED TO A

VOTE OF WEBMETHODS STOCKHOLDERS ONLY

Proposal No. 1

Issuance of Shares in the Merger

Please refer to the section titled “The Merger.”

Proposal No. 2

Approval of Amendment to Certificate of Incorporation

      webMethods’ Certificate of Incorporation currently authorizes webMethods to issue up to 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. This proposal would amend the certificate of incorporation to authorize webMethods to issue an additional 300,000,000 shares, for a total of 500,000,000 shares of common stock and 50,000,000 shares of preferred stock. See Annex G to this Joint Proxy Statement/ Prospectus for the form of the proposed amendment to the webMethods certificate of incorporation. The larger number of authorized shares of common stock provided for in this proposal will provide webMethods with the certainty and flexibility to undertake various types of transactions, including stock splits in the form of stock dividends, financings, increases in the shares reserved for issuance under stock incentive plans or other corporate transactions not yet determined.

      In order for the webMethods Board to be able to respond to future circumstances with a reasonable degree of flexibility, webMethods must have a sufficient number of authorized shares to cover any stock dividends or other transactions. There are 200,000,000 shares authorized and as of July 11, 2000, there were approximately 32,000,000 issued and outstanding shares of webMethods’ common stock and approximately 12,231,000 shares reserved for issuance under webMethods’ employee benefit plans (prior to the adoption of proposal no. 4). Under the proposed amendment to the certificate of incorporation, the additional shares of common stock would be available for issuance without further stockholder action, unless stockholder action is otherwise required by Delaware law or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. webMethods has no current plans to issue the remainder of the additional authorized shares other than shares that could be issued in connection with any additional stock options granted as a result of any approved increase in the number of shares reserved for issuance under the Stock Option Plan.

      Upon issuance of approximately 13,700,000 shares of webMethods common stock in connection with the merger, webMethods would have approximately 46,000,000 shares of common stock issued and outstanding. This number does not include approximately 22,231,000 shares reserved for issuance under webMethods’ employee benefit plans, (assuming that proposal no. 4 is approved) and approximately 3,900,000 shares reserved for issuance under options or other grants being assumed in the merger under Active Software employee benefit plans. Furthermore webMethods has agreed to grant options to certain employees of Active Software after the merger in accordance with webMethods’ policy and current practice. Although webMethods currently has no agreements or understandings with respect to any other material acquisitions, the increase in the authorized number of shares of webMethods common stock will provide webMethods with additional flexibility with regard to any future acquisitions.

      The additional shares of webMethods common stock that would become available for issuance if the proposed amendment were adopted could also be used by webMethods to oppose a hostile takeover attempt or delay or prevent changes of control of webMethods or changes in or removal of management of webMethods. For example, without further stockholder approval, the webMethods Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations, not by the threat of any attempt to accumulate shares or otherwise gain control of webMethods, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by webMethods to deter or prevent changes of control of webMethods, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

      webMethods’ certificate of incorporation and bylaws contain provisions that could have an anti-takeover effect, including the following:

•	webMethods’ stockholders may only take action at a meeting and not by written consent;

•	webMethods’ Board must be given advance notice regarding stockholder-sponsored proposals for consideration at annual meetings and for stockholder nominations for the election of directors;

•	webMethods has a classified Board of Directors, with the board being divided into three classes that serve staggered three-year terms;

•	directors may be removed from office only for cause and by a vote of two-thirds of the stockholder shares;

•	amendment of webMethods’ certificate of incorporation requires the affirmative vote of two-thirds of voting power of the outstanding common stock;

•	vacancies on the board may be filled only by majority vote of the directors then in office; and

•	special meetings of stockholders may only be called by the Chairman of the Board, the President or the Board, not by webMethods’ stockholders.

      In addition, the authority granted by webMethods’ certificate of incorporation to the Board to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of webMethods’ preferred stock could be used for anti-takeover purposes.

      Approval of the amendment to webMethods’ certificate of incorporation requires the affirmative vote of two-thirds of the outstanding shares of webMethods common stock. Abstentions and broker non-votes have the same effect as a vote against the proposal.

The Board Recommends a Vote “FOR” the Amendment

to webMethods’ Certificate of Incorporation.

Proposal No. 3

Election of Directors

      webMethods’ Board of Directors is currently comprised of eight directors. The bylaws divide the board into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until its successors are duly elected and qualified. The Class I directors nominees, Robert Cook, Robert Vasan and Chase Bailey, are standing for reelection at this meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for a substitute nominee as the proxy holder may determine. webMethods is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors nominees

      The names of the nominees for election as Class I directors at the webMethods Annual Stockholders’ Meeting and of the incumbent Class II and Class III directors, and some information about them, are included below.

Name	Age	Position

Nominees for election as Class I directors for a term expiring in 2003:
Robert Cook	58	Director
Robert Vasan	34	Director
Chase Bailey(1)	53	Director

Incumbent Class II directors with terms expiring in 2001:
Gene Riechers(1)(2)	44	Director
Jack L. Lewis	55	Director, Secretary

Incumbent Class III directors with terms expiring in 2002:
Phillip Merrick	37	Chairman of the Board, President and Chief Executive Officer
Michael Levinthal(1)(2)	45	Director
Dennis Jones	47	Director

(1)	Member of the compensation committee

(2)	Member of the audit committee

      Robert Cook has served as a director of webMethods since January 1997. Mr. Cook was Chairman of the Board of Roadshow International, Inc., a transportation software company, from July 1996 to November 1997. He has been Executive Vice President of Pitchfork Development, Inc., a privately held Utah-based real estate development company since July 1992. In addition, Mr. Cook has been a Managing Director of Royal Wulff Ventures, a technology venture capital company since 1998. From 1981 until June 1993, Mr. Cook was Chairman of the Board of Systems Center, Inc., a systems software company. Mr. Cook holds a BS in Mathematics from Indiana University of Pennsylvania and an MBA from George Washington University.

      Robert Vasan has been a director of webMethods since September 1998. He has been a Venture Partner of Mayfield Fund, a venture capital fund, since June 1998. In 1996 and 1997, Mr. Vasan was a private investor focusing on information technology companies. In 1997 and 1998, Mr. Vasan attended Harvard Business School. From 1994 to 1996, Mr. Vasan was Director of Technology for Risk Management Solutions, a software company. Mr. Vasan also serves as a director of Aether Systems, Inc. Mr. Vasan holds a BAS dual degree in Industrial Engineering and Economics from Stanford University, and has an MBA from the Harvard Business School.

      Chase Bailey has served as a director of webMethods since April 1998. He was a Principal Technologist at Cisco Systems, Inc. in San Jose, California from May 1996 to November 1999. From January 1993 to January 1996, Mr. Bailey was founder, chairman of the board and chief technical officer of Efficient Networks, an ATM technology and ADSL supplier of chips, modems and adapters. He is an adjunct professor at Santa Clara University in the graduate program, School of Computer Engineering, teaching networking and network security. Mr. Bailey holds a BS in Engineering from Albany State College and an MBA from the New Mexico College of Business.

      Gene Riechers has been a director of webMethods since November 1997. Since 1996, Mr. Riechers has served as a Managing Director of FBR Technology Venture Partners L.P., a venture capital fund. From December 1995 to December 1996, Mr. Riechers served as the Chief Financial Officer of CyberCash, Inc., an Internet transaction processing company. From September 1993 to December 1995, he served as Chief Financial Officer and Vice President, Business Development of Online Resources &

Communications Corp., an online banking company. Mr. Riechers also serves as a director of LifeMinders.com, Inc., an Internet online direct marketing company, and of Varsity Group, Inc., an online retailer of college textbooks. He has a BS in Accounting from Pennsylvania State University and an MBA from Loyola College.

      Jack Lewis has been a director of webMethods since January 1997. Mr. Lewis has also served as our secretary since January 1998. He has been a partner in the law firm of Shaw Pittman since January 1999. Prior to joining Shaw Pittman, Mr. Lewis was a stockholder in the law firm of Tucker, Flyer & Lewis, P.C., which he co-founded in 1975. Mr. Lewis holds an AB in History from Brown University and a JD from Cornell Law School.

      Phillip Merrick, the founder of webMethods, has served as Chairman of the Board, President and Chief Executive Officer since its inception in June 1996. Before founding webMethods, he served from December 1994 to February 1996 as Vice President of Engineering at Open Software Associates, an Internet and graphic user interface tools company. From 1990 to 1994, Mr. Merrick was Director of Development at Magna Software Corporation. Mr. Merrick holds a BS in Computer Science from the University of Melbourne in Australia.

      Michael Levinthal has been a director of webMethods since September 1998. Since 1984, he has been partner or director of various entities associated with the Mayfield Fund, a venture capital fund. He is a director of Concur Technologies, Inc., a workplace e-commerce software company. Mr. Levinthal holds an MBA, an MS in Industrial Engineering and a BS in Engineering from Stanford University.

      Dennis Jones has served as a director of webMethods since November 1999. Mr. Jones has been Executive Vice President of Information Technology and Chief Information Officer of FedEx Corporation, the corporate parent of the Federal Express Corporation, since January 1998. From December 1991 to January 1998, he was Senior Vice President of Information and Telecommunications and Chief Information Officer for Federal Express Corporation, an express transportation company. Mr. Jones also serves as a director of Federal Express Corporation. Mr. Jones has a BBA and an MS in Accounting and Finance from the University of Memphis.

Active Software designated directors

      The webMethods Board of Directors has voted to expand the size of the Board by two members upon consummation of the merger so that, following the merger, the Board will consist of ten directors. Pursuant to the terms of the merger agreement, upon consummation of the merger, the Board intends to appoint the following two persons to fill the vacancies on the webMethods Board:

      R. James Green, 49, co-founded Active Software in September 1995, and has served as President and Chief Executive Officer since October 1997 and as a Director since November 1995. Mr. Green has also served as Chairman since April 1996. Prior to founding Active Software, Mr. Green established and managed the distributed objects program at Sun Microsystems, Inc., a provider of network computing products, where he was Director of Engineering from 1988 to 1995. Mr. Green holds a B.A. degree from Hanover College, an M.S. degree from North Carolina State University and an M.S. degree in Computer Science from San Jose State.

      James P. Gauer, 48, has been a director of Active Software since January 1996. Since April 1999, he has served as a general partner of Palomar Ventures, a venture capital investment firm, and from December 1992 to April 1999, he was a general partner of Enterprise Partners. Mr. Gauer serves on the Board of Directors of Efficient Networks, Inc. and is also a director of several privately-held companies.

      Mr. Green has entered into a letter agreement with webMethods regarding employment after the merger is completed. Following completion of the merger, Mr. Green will receive options to purchase 200,000 shares of webMethods common stock in accordance with webMethods policy and standard practice for option grants to executive officers. These options will vest over four years, at an exercise price based on the trading price of webMethods common stock on the date of grant.

Board committees

      The Board of Directors has an audit committee and a compensation committee.

      Audit Committee. The audit committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by webMethods’ independent accountants and reviews and evaluates the audit and control functions. On June 7, 2000, the Board of Directors approved and adopted a charter for the audit committee, which is attached as Annex H to this Joint Proxy Statement/ Prospectus. The audit committee currently consists of two independent directors, Mr. Levinthal and Mr. Riechers.

      The audit committee met once during the past twelve months to review and discuss the audited financial statements with management. Based on such review and discussions, the audit committee recommended to the webMethods Board that the audited financial statements be included in webMethods’ annual report on Form 10-K for the fiscal year ended March 31, 2000.

      Compensation Committee. The compensation committee reviews and makes recommendations regarding webMethods’ stock plans and makes decisions concerning salaries and incentive compensation for management. The compensation committee met nine times during the last twelve months. The compensation committee currently consists of Mr. Bailey, Mr. Levinthal and Mr. Riechers.

Compensation Committee Interlocks and Insider Participation

      None of webMethods’ executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or compensation committee.

Director Compensation

      Directors currently do not receive any cash compensation from webMethods for their services as members of the board of directors, although members are reimbursed for expenses in connection with attendance at board of directors and committee meetings. Directors are eligible to participate in webMethods’ stock option plan. In November 1999, the board of directors granted each of its directors an option to purchase 55,188 shares of common stock at an exercise price of $6.05 per share. These options vest ratably over three years.

      The nominees must be approved by the plurality of votes of the shares of common stock present in person or by proxy at the annual meeting to be elected as directors. Abstentions or broker non-votes will not be counted as voted for or against any nominee or director.

The Board Recommends a Vote “FOR” the election of

each nominee to serve as a director of webMethods.

Proposal No. 4

Approval of the Amended and Restated Stock Option Plan

      In November 1996, the Board adopted, and in January 1997, the stockholders approved, the webMethods, Inc. Stock Option Plan. The plan provides for a grant of stock options and stock appreciation rights, which the plan calls Awards, to employees, directors, consultants and advisers of webMethods and its subsidiaries. The plan is designed to enable webMethods to attract and retain qualified people, provide an equity participation incentive to these people and reward those who contribute to the operating progress and earning power of webMethods. As of July 11, 2000, 10,731,000 shares were reserved for issuance under the plan and options to purchase 8,958,364 shares of common stock had been granted under the plan, 6,841,559 of which remain outstanding.

Proposed amended and restated stock option plan

      In July 2000, the Board approved an amendment to the plan to increase the number of shares reserved and authorized for issuance under the plan by 10,000,000 shares from 10,731,000 shares to an aggregate minimum of 20,731,000 shares, subject to adjustment to reflect stock split and other similar events. On July 11, 2000, the closing price of webMethods common stock was $153.38. The Board believes that the increase in the number of shares reserved under the plan is necessary in order to enable webMethods to grant stock options and stock appreciation rights to retain and attract qualified employees, which number of employees will increase substantially upon completion of the merger, and also to encourage stock ownership by plan participants, thereby aligning their interests with those of webMethods’ stockholders.

      Upon approval of the increase in number of shares of common stock available under the plan, Section 162(m) of the Internal Revenue Code may limit webMethods’ tax deduction for compensation paid to executive officers unless the compensation qualifies as “performance-based compensation.” Grants of options and stock appreciation rights with exercise prices equal to or greater than the fair market value of the common stock on the date of grant may qualify as performance-based compensation. However, in order to comply with Section 162(m) following approval of the increase in the number of shares available under the plan, the plan must also include a stated maximum number of shares that may be awarded to any employee during a specified time period. The amended plan limits the number of shares subject to options or stock appreciation rights that may be awarded to any employee during a calendar year to 1,000,000 shares. This annual limit is also subject to adjustment to reflect stock splits and similar corporate events. In addition, in compliance with Section 162(m), the amended plan requires that the committee administering the plan with respect to persons who are or are reasonably expected to be “covered employees” for purposes of Section 162(m) be composed of two or more “outside directors” within the meaning of Section 162(m).

      In order to increase the number of shares available under the plan and permit awards of options and stock appreciation rights to qualify under Section 162(m), the stockholders are being asked to approve the plan as amended by the Board.

Shares subject to the stock option plan

      An aggregate of 10,731,000 shares of webMethods’ common stock has been reserved by the Board for issuance under the plan, which will increase to 20,731,000 shares after approval of the amended and restated plan. If any Award granted pursuant to the plan expires or terminates for any reason without being exercised in whole or in part, the shares subject to the expired or terminated Award will again become available for grant and purchase under the plan. This number of shares is subject to appropriate adjustment to reflect stock dividends and other similar events.

Administration

      The plan may be administered by the Board or a committee appointed by the Board. Under the amended plan, the committee administering the plan with respect to persons who are or are reasonably expected to be “covered employees” for purposes of Section 162(m) must be composed of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The plan is currently administered by the compensation committee, the members of which are appointed by the Board. The compensation committee currently consists of Mr. Levinthal, Mr. Riechers and Mr. Bailey, all of whom are “outside directors.”

      Subject to the terms of the plan, the committee administering the plan determines the persons who are to receive awards, the number of shares subject to each award and the terms and conditions of each award. The committee may also amend the terms of an outstanding award.

      The committee administering the plan has the authority to construe and interpret any of the provisions of the plan or any awards granted under the plan.

Eligibility

      Employees, directors, consultants and advisers of webMethods, and any subsidiaries are eligible to receive Awards under the plan. As of July 11, 2000 approximately 280 persons were eligible to receive awards under the plan.

Stock options

      The plan provides for the grant of both incentive stock options, or ISOs, that are intended to qualify under section 422 of the Internal Revenue Code, and nonqualified stock options, or NQSOs. ISOs may be granted only to employees of webMethods or of a parent or subsidiary of webMethods. All Awards other than ISOs may be granted to employees, directors, consultants and advisers. The exercise price of ISOs must be at least equal to the fair market value of the common stock on the date of grant, except for those granted to certain stockholders owning 10% or more of webMethods outstanding stock, which must have an exercise price at least equal to 110% of the fair market value on the date of grant. The maximum term of options granted under the plan is ten years although the maximum term of ISO’s granted to certain ten percent owners is five years.

      The exercise price of options granted under the plan may be paid as approved by the compensation committee at the time of grant in cash or by such other means as are specified in the stock option agreement relating to such options.

Stock appreciation rights

      The plan allows grants of stock appreciation rights. A stock appreciation right entitles the person to whom it is granted to, upon exercise of the stock appreciation right, to receive cash or other consideration equal to the difference between the fair market value on the date of grant and the date of exercise. To date, webMethods has not granted any stock appreciation rights.

Amendment of the plan

      The Board may at any time amend or terminate the plan, except for amendments that increase the number of shares subject to issuance under the plan, which also requires stockholder approval.

Term of the plan

      The plan will terminate in November 2006, unless terminated sooner in accordance with its terms.

New plan benefits

      As of July 11, 2000, no option grants have been made under the plan using the 10,000,000 additional shares reserved under the plan that stockholders are being asked to approve. Because participation under the plan is subject to the discretion of the compensation committee, the numbers of option grants to be made under the plan in fiscal year 2001 to the individuals or groups of individuals listed in the table below, and the prices at which these grants will be made, are not currently determinable. The following table sets forth the option grants that were made during the fiscal year ended March 31, 2000 under the plan to:

•	webMethods’ executive officers;

•	all current webMethods executive officers, as a group;

•	all current webMethods directors who are not executive officers, as a group; and

•	all employees including officers who are not executive officers, as a group.

	Weighted
	Average	Number of
Name and Position	Exercise Price	Shares

Phillip Merrick Chairman of the Board, President and Chief Executive Officer	$6.05	55,188

David Mitchell Chief Operating Officer	12.00	99,999

Charles Allen Vice President of Product Marketing	9.19	107,310

Mary Dridi Chief Financial Officer	2.88	183,960

All current executive officers as a group (4 persons)	6.83	446,457

All current directors who are not executive officers as a group (7 persons)	6.05	386,316

All employees, including officers who are not executive officers, as a group	8.06	4,327,199

Federal income tax information

      The following is a general summary as of the date of this document of the federal income tax consequences to webMethods and participants under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

      Incentive stock options. A participant will not recognize income upon grant of an ISO and will not pay regular income tax on its exercise. The amount by which the fair market value of stock received on the date of exercise of an ISO exceeds the exercise price is, however, included in determining the participant’s liability for the alternative minimum tax. If the participant sells or disposes of the stock acquired upon exercise of an ISO, following the later of one year after the date the option was exercised and two years after the date the option was granted, the participant generally will realize capital gain or loss, rather than ordinary income or loss, upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon that disposition and the amount paid for the ISO shares.

      If the participant sells or disposes of ISO shares prior to the expiration of either required holding period, which is called a disqualifying disposition, then gain realized upon the disposition, up to the difference between the fair market value of the ISO shares on the dates of exercise, or, if less, the amount realized on a sale of the shares, and the option exercise price, generally will be treated as ordinary income. Any additional gain will be capital gain; taxed at a rate that depends upon the amount of time the ISO shares were held by the participant.

      Nonqualified stock options. A participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the participant will normally include in income as ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

      Stock appreciation rights. A participant exercising a stock appreciation right will normally recognize the amount of money or fair market value of other consideration received upon exercise as ordinary compensation income.

      Tax treatment of webMethods. Subject to compliance with Section 162(m) of the Internal Revenue Code, webMethods will be entitled to a deduction in connection with the exercise of a NQSO or stock appreciation right by a participant to the extent that the participant recognizes ordinary income. webMethods will be entitled to a deduction in connection with the disposition of ISO shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO shares.

      Section 162(m) of the Internal Revenue Code would render non-deductible to webMethods certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company unless such excess compensation is “performance-based compensation” (as defined in the Code) or is otherwise exempt from Section 162(m). Options and stock appreciation rights granted under the plan, as amended, with exercise prices at not less than the fair market value on the date of grant are intended to qualify as performance-based compensation.

ERISA

      The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 or “ERISA” and is not qualified under section 401(a) of the Internal Revenue Code.

Required Vote

      Approval of the amended and restated webMethods, Inc. Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of webMethods common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results. In the event that the amended and restated Stock Option Plan is not approved, the proposed increase in the number of shares reserved under the plan and the technical amendments will not be effective and webMethods will be unable to issue any additional options under the plan.

The Board Recommends a Vote “FOR” approval of the Amended and Restated Stock Option Plan.

Proposal No. 5

Ratification of Selection of Independent Auditors

      webMethods has selected PricewaterhouseCoopers LLP as its independent auditors to perform the audit of its financial statements for the year ending March 31, 2001, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

      The affirmative vote of a majority of the shares of webMethods common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required to approve the ratification of PricewaterhouseCoopers LLP as webMethods’ independent auditors. Abstentions will be treated as votes against the ratification of PricewaterhouseCoopers LLP as webMethods’ independent auditors and broker non-votes will have no effect on the voting results.

The Board Recommends a vote “FOR” the Ratification

of the Selection of PricewaterhouseCoopers LLP.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF WEBMETHODS

      The compensation of webMethods’ executive officers is determined by the compensation committee of the Board of Directors. The compensation committee is composed entirely of directors who are not, and have never been, officers or employees of webMethods and its members are designated by the Board of Directors. Current members of the compensation committee are Chase Bailey, Michael Levinthal and Gene Riechers.

      The following report summarizes the philosophies and methods that the compensation committee uses to establish and administer webMethods’ executive compensation programs.

Compensation philosophy

      webMethods’ executive compensation programs are designed to attract and retain qualified executives and allow webMethods flexibility to respond to changes in its business environment. webMethods believes that achievement in its competitive and rapidly changing business environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of webMethods’ compensation programs are to align compensation with webMethods’ business objectives and performance, to foster teamwork and to enable webMethods to attract, retain and reward employees who contribute to webMethods long-term success.

Compensation components

      Each executive officer’s compensation package is comprised of three components: base salary; bonus; and stock-based incentive awards. The summary below describes each of these components and the factors considered by the Compensation Committee in determining awards under each.

      Base salary. Base salary reflects individual performance and personal expertise. The level of base salary is based primarily upon the individual qualifications and relevant experience of each officer, the strategic goals for which the officer has primary responsibility, the compensation levels at similar companies and, based on market comparisons, the incentives necessary to attract and retain qualified management. Base salaries are adjusted each year to allow webMethods to maintain a competitive salary structure and to reward individual performance and growth.

      Bonus. Bonuses are tied to the achievement of certain performance standards or to reward outstanding service or achievement, are paid in cash and are variable in amounts. Cash bonuses are awarded on a discretionary basis based on achievement of departmental team goals and company-wide goals.

      Stock-based incentive awards. Stock-based incentive awards are designed to align the interests of the executive officers with that of the stockholders. Officers are awarded options to purchase shares of webMethods common stock under the company’s stock option plans. The compensation committee considers the officer’s position with webMethods, his or her responsibilities and performance and the practices at similar companies, as well as the officer’s existing level of equity ownership in webMethods. Each option grant allows an officer to acquire shares of webMethods common stock over a period of time, up to ten years, at a fixed price per share, which is the fair market value of a share of common stock on the date of the grant. Options typically vest at the rate of 25% on the first anniversary of the date of grant and in equal monthly installments thereafter over a three-year period, so long as the officer continues to be employed by webMethods.

Compensation of the Chief Executive Officer

      Phillip Merrick has been webMethods’ Chief Executive Officer since its inception in June 1996. His base salary and bonus for the year ended March 31, 2000 were $175,000 and $87,500, respectively. In addition, the Board granted Mr. Merrick options to purchase 55,188 shares of webMethods common stock in November 1999. The compensation committee evaluates a number of factors to determine the compensation received by Mr. Merrick, including salaries for chief executive officers of similar companies, the achievement of team-based goals and webMethods’ performance.

Deductibility of executive compensation

      The compensation committee has considered the impact of Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and the four other highly compensated executive officers, respectively, unless such compensation meets the requirements for a “performance-based” exception to Section 162(m). The compensation committee believes that, because the cash compensation paid to webMethods’ executive officers is expected to be below $1.0 million and the options granted to them will meet the requirements for performance-based exceptions, Section 162(m) will not affect the tax deductions available to webMethods with respect to the compensation of its executive officers.

      The compensation committee tries, to the extent reasonable, to qualify its executive officers’ compensation for deductibility under applicable tax laws. However, webMethods may pay non-deductible compensation to its executive officers from time to time.

Compensation Committee:

/s/ CHASE BAILEY

/s/ MICHAEL LEVINTHAL

/s/ GENE RIECHERS

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for webMethods’ common stock since February 11, 2000 (the date on which webMethods’ common stock was first registered under Section 12 of the Securities Exchange Act of 1934 and traded in the public markets) to the cumulative return over such period of The Nasdaq Composite Index and Standard & Poor’s Computer Software and Service Index. The graph assumes that $100 was invested on February 11, 2000, in each of the common stock of webMethods, The Nasdaq Composite Index and Standard & Poor’s Computer Software and Service Index. The graph further assumes that such amount was initially invested in the common stock of webMethods at a per share price of $35, the price at which the common stock was first offered to the public on the date the stock first traded in the public markets. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*

AMONG WEBMETHODS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX

*	$100 INVESTED ON 2/11/00 IN STOCK OR ON 1/31/00 IN INDEXES, INCLUDING REINVESTMENT OF DIVIDENDS

	Cumulative Total Return

	2/11/00	3/31/00	5/31/00

WEBMETHODS INC.	100.00	689.64	238.93
NASDAQ STOCK MARKET (U.S.)	100.00	116.52	86.88
S & P COMPUTERS (SOFTWARE & SERVICES)	100.00	115.78	82.57

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE UNDER SECTION 16(a)

      Section 16 of the Securities Exchange Act of 1934, as amended, requires webMethods’ directors, officers and persons who own more than 10% of webMethods’ common stock to file initial report of ownership and reports of changes in ownership. Based solely on its review of copies of these reports furnished to webMethods, webMethods believes that, except for the initial filings of Forms 3 for the directors and officers of the company, which were filed later than the day of effectiveness of the registration statement but shortly thereafter, all filings required by Section 16(a) were timely made.

LEGAL MATTERS

      The validity of the shares of webMethods common stock offered in connection with the merger and the federal income tax consequences of the merger will be passed upon by Shaw Pittman, a law partnership including professional corporations, McLean, Virginia. Jack L. Lewis, whose professional corporation is a member of Shaw Pittman, serves as a member of webMethods’ Board of Directors and is the corporate secretary. Mr. Lewis beneficially owns 464,656 shares of webMethods common stock. Other individuals, whose professional corporations are members of Shaw Pittman, beneficially own an aggregate of 7,309 shares of webMethods common stock. Certain legal matters in connection with the merger will be passed upon for Active Software by Venture Law Group, A Professional Corporation, Menlo Park, California.

EXPERTS

      The consolidated financial statements of webMethods as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The Active Software consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, the Alier, Inc. consolidated financial statements as of December 31, 1998 and 1999 and for each of the two years in the period ended December 31, 1999, the TransLink Software, Inc. financial statements as of December 31, 1998 and 1999 and for each of the two years in the period ended December 31, 1999 and the Premier Software Technologies, Inc. financial statements as of and for the year ended December 31, 1999 included in this Joint Proxy Statement/Prospectus and the related consolidated financial statement schedule included elsewhere in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this Joint Proxy Statement/Prospectus, and have been so included in the reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

FUTURE STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be included in the proxy statement for the next annual meeting of webMethods stockholders should be sent to the Secretary of webMethods at 3930 Pender Drive, Fairfax, Virginia 22030. Under the webMethods bylaws, notice of any stockholder proposal to be made at an annual meeting of stockholders must be received no less than 45 days nor more than 75 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. A copy of the current bylaws may be obtained from the Secretary of webMethods. The provision of the bylaws relating to stockholder proposals will remain unchanged after the merger.

      Proposals of stockholders intended to be included in Active Software’s proxy statement for the 2001 Annual Meeting of Stockholders must be received by the Chief Financial Officer of Active Software at 3333 Octavius Drive, Santa Clara, California 95054, no later than January 5, 2001. For business to be brought before an annual meeting by a stockholder at the 2001 Annual Meeting of Stockholders, the stockholder must give notice of such matter in the manner prescribed in Active Software’s bylaws not less than 20 days nor more than 90 days prior to June 14, 2001; provided, however, that in the event that the date of the 2001 Annual Meeting is more than 30 days prior to or more than 60 days after June 14, 2001, notice by the stockholder must be so delivered not earlier than the 90th day prior to the 2001 Annual Meeting and not later than the close of business on the later of the 20th day prior to the 2001 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2001 Annual Meeting is first made. For a stockholder to nominate persons for election to the Board of Directors, in addition to the requirements of the previous sentence, the stockholder must provide notice in the manner prescribed in Active Software’s bylaws not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2001 Annual Meeting was mailed or such public disclosure was made.

WHERE YOU CAN FIND MORE INFORMATION

      webMethods has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to webMethods common stock to be issued to stockholders of Active Software in the merger. This Joint Proxy Statement/ Prospectus is a part of that registration statement and constitutes a prospectus of webMethods in addition to a proxy statement of webMethods and Active Software for their respective Special Stockholders’ Meetings. This Joint Proxy Statement/ Prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as allowed under the rules and regulations of the Securities and Exchange Commission. Stockholders may inspect and copy the registration statement at the public reference facilities maintained by the Commission listed below.

      webMethods and Active Software file annual, quarterly and special reports, proxy statements and other information with the Commission. Stockholders may read and copy any reports, statements or other information the companies file, including the registration statement, at the Commission’s public reference rooms at:

Judiciary Plaza Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661	Seven World Trade Center 13th Floor New York, New York 10048

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy statements and other information regarding each company, including the registration statement. The address of the Commission’s website is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

      Some of the statements made under “Summary,” “The Merger,” “Business of webMethods,” “Business of Active Software,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of webMethods” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Active Software” and elsewhere in this Joint Proxy Statement/ Prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of webMethods, Active Software or the combined company to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those contained in the section titled “Risk Factors” and elsewhere in this Joint Proxy Statement/ Prospectus.

      This Joint Proxy Statement/ Prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, these statements can be identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, among others:

•	the possibility that the value of the webMethods common stock to be issued in the merger will increase or decrease prior to completion of the merger;

•	the possibility that the merger will not be consummated;

•	the possibility that the anticipated benefits from the merger will not be fully realized;

•	the possibility that costs or difficulties related to the integration of our businesses and infrastructure will be greater than expected;

•	our dependence on the timely development, introduction and customer acceptance of new products and services;

•	the impact of competition on revenues and margins;

•	rapidly changing technology and shifting demand requirements and Internet usage patterns;

•	other risks and uncertainties, including the risks and uncertainties involved in continued acceptance of the combined company’s products and services, Active Software’s customer acceptance of webMethods’ products and services, increased use of the Internet for electronic commerce, the impact of competitive services, products and prices, the unsettled conditions in the Internet and other high-technology industries and the ability to attract and retain key personnel; and

•	other risk factors as may be detailed from time to time in webMethods’ and Active Software’s public announcements and filings with the Securities and Exchange Commission.

      In evaluating the merger, you should carefully consider the discussion of these and other factors in the section titled “Risk Factors” beginning on page 12.

      None of webMethods, Active Software or the combined company can guarantee future results, levels of activity, performance or achievements. Moreover, none of these companies assumes responsibility for the accuracy and completeness of such statements. None of webMethods, Active Software or the combined company are under any duty to update any of the forward-looking statements after the date of this Joint Proxy Statement/ Prospectus to conform such statements to actual results.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of
webMethods, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows present fairly, in all material respects, the financial position of webMethods, Inc. and its subsidiaries at March 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

May 1, 2000, except for
Note 17, as to which the
date is May 20, 2000

WEBMETHODS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,

	2000	1999

ASSETS

Current assets:

Cash and cash equivalents	$156,778,409	$3,128,500

Marketable securities available for sale	8,339,660	254,850

Accounts receivable, net of allowances of $801,000 and $117,000, respectively	6,782,822	2,497,589

Prepaid expenses and other current assets	4,984,428	339,838

Total current assets	176,885,319	6,220,777

Marketable securities available for sale	32,637,889	1,269,408

Property and equipment, net	3,746,783	398,403

Other assets	3,029,940	541,692

Total assets	$216,299,931	$8,430,280

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:

Accounts payable	$2,041,323	$304,989

Accrued expenses	4,653,664	561,912

Accrued salaries and commissions	5,152,392	504,872

Deferred revenue	10,475,945	886,394

Current portion of capital lease obligations	148,026	—

Line of credit	153,054	247,275

Total current liabilities	22,624,404	2,505,442

Capital lease obligations, net of current portion	426,145	—

Long term deferred revenue	5,515,103	380,744

Total liabilities	28,565,652	2,886,186

Commitments and contingencies

Mandatorily redeemable preferred stock:

Convertible preferred stock, $0.01 par value, 650,477 shares authorized, issued and outstanding at March 31, 1999	—	11,117,728

Stockholders’ equity (deficit):

Common stock, $0.01 par value; 200,000,000 shares authorized; 32,386,987 and 5,850,879 shares issued and outstanding	323,869	58,509

Additional paid-in capital	228,908,883	—

Deferred stock compensation	(9,312,305)	—

Accumulated deficit	(32,095,877)	(5,630,943)

Accumulated other comprehensive loss	(90,291)	(1,200)

Total stockholders’ equity (deficit)	187,734,279	(5,573,634)

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity (deficit)	$216,299,931	$8,430,280

The accompanying notes are an integral part of these consolidated financial statements.

WEBMETHODS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended March 31,

	2000	1999	1998

Revenue:

License	$15,495,446	$3,707,224	$98,483

Professional services	5,176,567	581,245	57,420

Maintenance	2,329,971	173,182	9,991

Total revenue	23,001,984	4,461,651	165,894

Cost of revenue:

License	983,451	172,020	—

Professional services and maintenance (exclusive of amortization of deferred stock compensation of $428,864 at March 31, 2000)	7,717,049	481,196	—

Total cost of revenue	8,700,500	653,216	—

Gross profit	14,301,484	3,808,435	165,894

Operating expenses:

Sales and marketing (exclusive of amortization of deferred stock compensation of $855,014 at March 31, 2000)	20,366,194	4,551,381	696,187

Research and development (exclusive of amortization of deferred stock compensation of $303,746 at March 31, 2000)	6,418,546	1,654,734	569,214

General and Administrative (exclusive of amortization of deferred stock compensation of $179,605 at March 31, 2000)	5,940,165	1,031,884	287,036

Amortization of deferred stock compensation	1,767,229	—	—

Total operating expenses	34,492,134	7,237,999	1,552,437

Operating loss	(20,190,650)	(3,429,564)	(1,386,543)

Interest income, net	2,079,807	133,288	23,869

Loss before income taxes	(18,110,843)	(3,296,276)	(1,362,674)

Deferred tax provision	(46,647)	—	—

Net loss	(18,157,490)	(3,296,276)	(1,362,674)

Accretion and accrued dividends related to mandatorily redeemable preferred stock	(10,222,510)	(605,453)	(112,792)

Net loss attributable to common shareholders	$(28,380,000)	$(3,901,729)	$(1,475,466)

Basic and diluted net loss per common share	$(3.00)	$(0.71)	$(0.24)

Shares used in computing basic and diluted net loss per common share	9,448,201	5,526,588	6,268,627

Comprehensive loss:

Net loss	$(18,157,490)	$(3,296,276)	$(1,362,674)

Other comprehensive loss:

Unrealized loss on securities available for sale	(74,679)	(1,200)	—

Foreign currency cumulative translation adjustment	(14,412)	—	—

Total comprehensive loss	$(18,246,581)	$(3,297,476)	$(1,362,674)

The accompanying notes are an integral part of these consolidated financial statements.

WEBMETHODS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

for the years ended March 31, 1998, 1999 and 2000

						Accumulated
	Common Stock		Additional			Other
			Paid	Deferred Stock	Accumulated	Comprehensive
	Shares	Amount	in Capital	Compensation	Deficit	Loss	Total

Balance, March 31, 1997	6,898,684	$68,987	$486,120	—	$(434,215)	—	$120,892

Exchange of common stock for Series A preferred stock	(1,446,355)	(14,464)	(371,891)	—	—	—	(386,355)

Accretion of preferred stock	—	—	(2,184)				(2,184)

Accrued dividends on preferred stock	—	—	(110,608)	—	—	—	(110,608)

Net loss	—	—	—	—	(1,362,674)	—	(1,362,674)

Balance, March 31, 1998	5,452,329	54,523	1,437	—	(1,796,889)	—	(1,740,929)

Stock options exercised	398,550	3,986	66,238	—	—	—	70,224

Accretion of preferred stock	—	—	(13,166)	—	—	—	(13,166)

Accrued dividends on preferred stock	—	—	(54,509)	—	(537,778)	—	(592,287)

Other comprehensive loss	—	—	—	—	—	(1,200)	(1,200)

Net loss	—	—	—	—	(3,296,276)	—	(3,296,276)

Balance, March 31, 1999	5,850,879	58,509	—	—	(5,630,943)	(1,200)	(5,573,634)

Stock options and warrants exercised	2,019,377	20,193	390,886	—	—	—	411,079

Fair value of options issued to non-employees	—	—	235,461	—	—	—	235,461

Deferred compensation related to stock option grants	—	—	11,079,534	(11,079,534)	—	—	—

Amortization of deferred stock compensation	—	—	—	1,767,229	—	—	1,767,229

Deemed dividend in connection with the beneficial conversion feature in Series E preferred stock	—	—	8,307,444	—	(8,307,444)	—	—

Accretion to redemption	—	—	(43,573)	—	—	—	(43,573)

Accrued dividends on preferred stock	—	—	(1,871,493)	—	—	—	(1,871,493)

Issuance of common stock pursuant to the initial public offering	4,715,000	47,150	164,977,850	—	—	—	165,025,000

Issuance of common stock pursuant to the concurrent private placement	518,058	5,181	17,494,819				17,500,000

Initial public offering and concurrent private placement issuance costs	—	—	(13,158,338)	—	—	—	(13,158,338)

Conversion of preferred stock to common stock	19,283,673	192,836	41,496,293	—	—	—	41,689,129

Other comprehensive loss		—	—			(89,091)	(89.091)

Net loss	—	—	—	—	(18,157,490)	—	(18,157,490)

Balance, March 31, 2000	32,386,987	$323,869	$228,908,883	$(9,312,305)	$(32,095,877)	$(90,291)	$187,734,279

The accompanying notes are an integral part of these consolidated financial statements.

WEBMETHODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,

	2000	1999	1998

Cash flows from operating activities:

Net loss	$(18,157,490)	$(3,296,276)	$(1,362,674)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	535,456	108,260	21,963

Provision for bad debts and returns	523,343	105,000	13,708

Provision for warranty	204,737	—	—

Provision for deferred income taxes	46,647	—	—

Expense related to fair value of options issued to non-employees	235,461	—	—

Amortization of deferred stock compensation	1,767,229	—	—

Loss on buyout of capital leases	—	10,226	—

Increase (decrease) in cash resulting from changes in assets and liabilities:

Accounts receivable	(4,842,125)	(2,557,575)	(95,205)

Prepaid expenses and other current assets	(4,662,799)	(290,770)	(36,402)

Other assets	(1,490,786)	(532,936)	(5,775)

Accounts payable	1,757,513	127,043	116,902

Accrued expenses	3,885,669	599,918	15,788

Accrued salaries and commissions	4,670,567	434,172	10,526

Deferred revenue	14,742,352	1,249,242	15,951

Net cash used in operating activities	(784,226)	(4,043,696)	(1,305,218)

Cash flows from investing activities:

Purchases of property and equipment	(3,200,304)	(384,949)	(81,293)

Net purchases of marketable securities available for sale	(39,578,582)	(1,525,458)	—

Purchase of other assets	(999,999)	—	—

Net cash used in investing activities	(43,778,885)	(1,910,407)	(81,293)

Cash flows from financing activities:

Payments on capital leases	(111,897)	(45,918)	(8,274)

Borrowings under line of credit	—	282,664	—

Repayments under line of credit	(94,221)	(35,389)	—

Proceeds from exercise of stock options	404,457	70,224	—

Proceeds from exercise of warrants	6,622	—	—

Proceeds from issuance of common stock	—	—	—

Proceeds from initial public offering	165,025,000	—	—

Proceeds from concurrent placement	17,500,000	—	—

Issuance costs related to common stock offering	(13,158,338)	—	—

Proceeds from issuance of preferred stock	28,852,174	6,499,996	3,615,000

Issuance costs related to preferred stock offerings	(195,839)	(63,545)	(38,324)

Net cash provided by financing activities	198,227,958	6,708,032	3,568,402

Effect of the exchange rate on cash	(14,938)	—	—

Net increase in cash and cash equivalents	153,649,909	753,929	2,181,891

Cash and cash equivalents at beginning of period	3,128,500	2,374,571	192,680

Cash and cash equivalents at end of period	$156,778,409	$3,128,500	$2,374,571

The accompanying notes are an integral part of these consolidated financial statements

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization

      webMethods, Inc. (the Company) is a leading provider of infrastructure software and services for achieving business-to-business integration. The Company’s products enable companies to work more closely with their customers, suppliers and other business partners through the real-time exchange of information over the Internet and to complete transactions electronically. The Company was incorporated in Delaware on June 12, 1996 and changed its name from TransactNet, Inc. to webMethods, Inc. on January 21, 1997. During the fiscal year ended March 31, 2000, the Company established wholly-owned subsidiaries: webMethods Germany GmbH, webMethods B.V., and webMethods UK Limited. These subsidiaries provide technical support, marketing and distribution support in their geographic regions.

      The Company’s operations are subject to certain risks and uncertainties, including, among others, rapid technological changes, success of the Company’s product marketing and product distribution strategies, the need to manage growth, the need to retain key personnel and protect intellectual property, and the availability of additional capital financing on terms acceptable to the Company.

2.  Summary of significant accounting policies

  Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of webMethods, Inc. and all wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

  Use of estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

  Fair value information

      The carrying amount of current assets and current liabilities approximates fair value because of the short maturity of these instruments. The carrying amount of the Company’s line of credit approximates market based on the floating interest rates.

  Cash and cash equivalents

      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Marketable securities

      The Company’s marketable securities consist of corporate bonds with maturities of less than two years. Securities are classified as available for sale since management intends to hold the securities for an indefinite period and may sell the securities prior to their maturity. The marketable securities are carried at aggregate fair value based generally on quoted market prices. Gains and losses are determined based on the specific identification method. Available for sale securities that are reasonably expected by management to be sold within one year from the balance sheet date are classified as current assets.

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.  Summary of significant accounting policies — (Continued)

  Property and equipment

      Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leased property or equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease. Repairs and maintenance are expensed as incurred. At the time of retirement or other disposal of property and equipment, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in operations.

  Software development costs

      Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical performance requirements. Under the Company’s definition, establishing technological feasibility is considered complete only after the majority of customer testing and customer feedback has been incorporated into product functionality. To date, the period between technological feasibility and general availability has been short, and thus all software development costs qualifying for capitalization are insignificant.

  Impairment of long-lived assets

      The Company periodically evaluates the recoverability of its long-lived assets. This evaluation consists of a comparison of the carrying value of the assets with the assets’ expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, undiscounted and without interest charges, exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value, based on discounted future cash flows of the related asset.

  Income taxes

      Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences and income tax credits. Temporary differences are primarily the result of the differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has provided a full valuation allowance against its net deferred tax asset as of March 31, 2000 and 1999.

  Foreign Currency Translations

      The functional currency for the Company’s foreign subsidiaries is the local currency. Assets and liabilities of the Company’s foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; revenues and expenses are translated using the average exchange rates in effect during the period. The cumulative translation adjustments are included in accumulated other

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.  Summary of significant accounting policies — (Continued)

comprehensive income or loss, which is a separate component of stockholders’ equity (deficit). Foreign currency transaction gains or losses are included in the results of operations.

  Revenue recognition

      Revenue from the sale of software licenses is recognized upon shipment of product, provided that the fee is fixed and determinable, persuasive evidence of an arrangement exists and collection of the resulting receivable is considered probable. The Company does not offer exchanges of its products and historically has not experienced significant returns. The Company recognizes software license revenue over the term of the license if the license requires delivery of unspecified products during its term. Revenue related to customer support agreements is deferred and recognized ratably over the term of the respective agreements. When the Company provides a software license and the related customer support arrangement for one bundled price, the fair value of the customer support, based on the price charged for that element separately, is deferred and recognized ratably over the term of the respective agreement. If the license agreement contains extended payment terms, revenue is recognized as the payments become due, assuming that all other revenue recognition criteria are met. Professional services revenue, which includes training and consulting, is recognized at the time the service is performed.

  Stock-based compensation

      The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense. Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the fair value of the underlying stock on the grant date, compensation expense is recognized over the applicable vesting period.

  Net loss per share

      Basic loss per share is computed based on the weighted average number of outstanding shares of common stock. Diluted loss per share adjusts the weighted average for the potential dilution that could occur if stock options or warrants or convertible securities were exercised or converted into common stock. Diluted loss per share is the same as basic loss per share for all periods presented because the effects of such items were anti-dilutive given the Company’s losses.

  Segment reporting

      The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations. See Note 15 for required geographic segment information.

  Recent accounting pronouncements

      In December 1999, the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements,” which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently, the SEC released SAB 101A, which delayed the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. The Company is required to be in conformity with the provisions of SAB 101, as amended by SAB 101A, no later than April 1, 2000 and does not expect a material effect on the Company’s financial position, results of operations or cash flows as a result of SAB 101.

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.  Summary of significant accounting policies — (Continued)

      In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, which delays the effective date of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which will be effective for the Company’s fiscal year 2001. This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company has not entered into derivative contracts and does not have near term plans to enter into contracts, accordingly the adoption of SFAS No. 133 and SFAS No. 137 is not expected to have a material effect on the financial statements.

      In March 2000, FASB issued Interpretation (FIN) No. 44, “Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APB Opinion No. 25.” FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on its financial position or results of operations.

3.  Related-party transactions

      An individual who is a director, corporate secretary and stockholder of the Company is associated with a law firm that has rendered various legal services for the Company. For the years ended March 31, 2000, 1999 and 1998, the Company has paid the firm approximately $909,000, $178,000, and $64,000 respectively. As of March 31, 2000 and 1999, the aggregate amount due for these services was approximately $249,000 and $137,000 respectively.

      For the year ended March 31, 2000 the Company has entered into certain contractual arrangements with several third parties that invested in the Company through the purchase of Series D and Series E mandatorily redeemable, cumulative, convertible preferred stock (see Note 12). Revenue generated from these related parties was $6,100,000 for the year ended March 31, 2000. Accounts receivable from these related parties as of March 31, 2000 was $241,000. Additionally, the Company paid $432,000 for services and equipment from related parties for the year ended March 31, 2000. Accounts payable to these related parties was $113,000 as of March 31, 2000.

4.  Concentrations of credit risk

      Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents, marketable securities and accounts receivable. The Company maintains its cash and cash equivalents in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts. Accounts receivable consists principally of amounts due from large, credit-worthy companies. The Company monitors the balances of individual accounts to assess any collectibility issues. The Company has not experienced significant losses related to receivables in the past.

      For the year ended March 31, 2000, one organization individually accounted for approximately 22% of total revenue, and one organization individually accounted for approximately 15% of accounts receivable as

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.  Concentrations of credit risk — (Continued)

of March 31, 2000. For the year ended March 31, 1999, two organizations individually accounted for approximately 13% and 10% of total revenue, and three organizations individually accounted for approximately 33%, 22% and 11% of accounts receivable as of March 31, 1999. For the year ended March 31, 1998, four organizations individually accounted for approximately 20%, 17%, 14% and 12% of total revenue.

5.  Marketable Securities

      The cost and estimated fair value of marketable securities, all of which are corporate bonds, by contractual maturity are as follows:

	March 31, 2000		March 31, 1999

	Cost	Fair Value	Cost	Fair Value

Due in one year or less	$8,349,240	$8,339,660	$255,129	$254,850

Due after one year through two years	32,754,800	32,637,889	1,271,129	1,269,408

	$41,104,040	$40,977,549	$1,526,258	$1,524,258

      The gross unrealized holding losses were $126,491 and $2,000 for the years ended March 31, 2000 and 1999, respectively. There were no gross unrealized holding gains for the years ended March 31, 2000 and 1999. The unrealized holding losses have been included, net of the related tax effect, in accumulated other comprehensive loss which is a separate component of stockholders’ equity (deficit), net of the related tax effect.

6.  Property and equipment

      Property and equipment consisted of the following:

	March 31,

	2000	1999

Equipment	$1,396,809	$404,029

Software	1,250,999	88,219

Furniture	851,435	38,972

Leasehold improvements	899,387	1,470

	4,398,630	532,690

Accumulated depreciation and amortization	(651,847)	(134,287)

	$3,746,783	$398,403

      During the year ended March 31, 2000, the Company acquired certain equipment and software under capital leases. Included in equipment as of March 31, 2000 is $428,225 in assets under capital leases, and included in software as of March 31, 2000 is $257,843 in assets under capital leases. As of March 31, 2000, there was $90,440 of accumulated amortization under these capital leases.

7.  Income taxes

      The Company has recorded a provision for income taxes of $47,000 for the year ended March 31, 2000, which relates to the write-off of the deferred tax asset recorded in connection with the unrealized holding losses on marketable securities available for sale, no other provisions for income taxes has been recorded as the Company has incurred operating losses since its inception. Net operating loss carryforwards

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.  Income taxes — (Continued)

(NOLs) as of March 31, 2000 and 1999 are approximately $12,100,000 and $3,100,000 respectively, both of which begin to expire in 2012. The realization of the benefits of the NOLs is dependent on sufficient taxable income in future years. Lack of future earnings, a change in the ownership of the Company, or the application of the alternative minimum rules could adversely affect the Company’s ability to utilize the NOLs. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effect of each temporary difference as of March 31, 2000 and 1999 is as follows:

	March 31,

	2000	1999

Net operating loss carryforwards	4,600,000	$1,203,000

Accrued expenses	3,543,000	425,000

Deferred revenue	—	121,000

Accounts receivable	218,000	25,000

Property and equipment	4,000	4,000

Research and development credit	171,000	104,000

Stock Option Compensation	252,000	—

Other	10,000	—

Valuation allowance	(8,798,000)	(1,882,000)

Net Deferred Tax Assets	$—	$—

      Though management believes that future taxable income of the Company may be sufficient to utilize a substantial amount of the benefits of the Company’s net operating loss carryforwards and to realize its deferred tax assets, a valuation allowance has been recorded to completely offset the carrying value of the deferred tax assets as the realizability of the deferred tax assets is not currently predictable.

      The provision for income taxes differs from the amount of taxes determined by applying the U.S. Federal statutory rate to income before income taxes as a result of the following:

	March 31,

	2000	1999	1998

U.S. Federal statutory rate	34.0%	34.0%	34.0%

State and local taxes, net of Federal income tax benefit	4.5	4.5	4.5

Change in valuation allowance	(38.1)	(40.2)	(40.7)

Change in research and development credit	0.4	2.4	2.2

Other	(0.8)	(0.7)	—

Provision for income taxes	—%	—%	—%

8.  Line of credit

      The Company has a loan agreement with a bank providing borrowings up to $500,000 for working capital purposes and equipment advances. The Company was able to borrow under this agreement through March 31, 1999, and the unpaid principal balance as of that date is payable in 36 equal monthly installments that commenced shortly thereafter. As of March 31, 2000 and 1999 the balance under this line was $153,054 and $247,275, respectively. Interest is payable at the bank’s prime rate plus 1.5% per annum. The line of credit is collateralized by substantially all of the Company’s assets. The related agreement contains restrictive covenants which require the Company to maintain, among other things, a

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.  Line of credit — (Continued)

ratio of quick assets to current liabilities, net of deferred revenue, of at least 2 to 1. The Company was in compliance with all covenants as of March 31, 2000 and 1999. Of the total line of credit amount, $200,000 has been designated for the issuance of letters of credit relating to an office lease agreement. On March 31, 1999, $100,000 in letters of credit were outstanding. The Company expects to repay all outstanding balances under this loan agreement within one year from the balance sheet date.

      In connection with this line of credit, the Company issued the bank options to purchase 46,788 shares of the Company’s common stock at approximately $0.27 per share. The fair value of these options was determined using the Black Scholes valuation model and was insignificant to the overall financial statements.

      In December 1999, the Company entered into a new revolving promissory note with the same bank to borrow up to a maximum principal amount of $3,000,000 with a maturity date of December 2, 2000. Borrowings under this note are limited to a borrowing base equal to 75% of eligible accounts receivable. Interest is payable on the unpaid principal balance at a rate of the bank’s prime rate plus 1% per annum. This note is collateralized by substantially all of the Company’s assets. The related agreement includes restrictive covenants which require the Company to maintain, among other things, a ratio of quick assets to current liabilities, less deferred revenue of at least 1.5 to 1.0 and a quarterly revenue covenant such that total revenue for each fiscal quarter must be equal to or greater than total revenue for the immediately preceding fiscal quarter. As of March 31, 2000, the Company had not borrowed against this revolving promissory note. In connection with the revolving promissory note, the Company obtained a letter of credit totaling $750,000 related to a new office lease. The letter of credit expires in June 2001.

9.  Lease commitments

      In August 1999, the Company entered into an equipment line of credit with a leasing company for the purchase of equipment and software. Under this arrangement, the Company can enter into leases for equipment and software for a period of one year from the date of the arrangement. The interest rate under these leases is fixed at the date of each individual lease, based on the 36 month treasury yield plus 547 basis points. Principal and interest is payable under each lease in 36 monthly installments. At expiration of the lease term, the lessee will have the option to purchase the equipment at fair market value not to exceed 10% of the original cost. This arrangement includes a restrictive covenant that requires the Company to maintain a minimum of $2,500,000 of cash and marketable securities. The Company was in compliance with this covenant as of March 31, 2000.

      The Company leases office space in various locations under operating leases expiring through fiscal 2002. Total rent expense was approximately $803,000, $153,000, and $48,000 for the years ended March 31, 2000, 1999 and 1998, respectively. In May 1999, the Company entered into a lease for office space in Virginia expiring in May 31, 2001. In December 1999, the Company entered into a new five year lease agreement for office space for the Company’s new headquarters in Virginia. The Company occupied the new facility in March 2000 and also turned its previous premises over to a sublessee through the end

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.  Lease commitments — (Continued)

of the lease term. Future minimum lease payments under the Company’s capital and operating leases, net of expected sublease income, are as follows:

	Operating	Capital

Years ending March 31,

2001	$2,133,049	$212,520

2002	1,726,455	265,173

2003	1,567,140	185,239

2004	1,567,140	—

2005	1,567,140	—

	$8,560,924	662,932

less amounts representing interest		(88,760)

		574,172

less current portion		(148,027)

capital lease obligation, net of current portion		$426,145

      During the year ended March 31, 1999, the Company issued a warrant to purchase 6,132 shares of the Company’s common stock at an exercise price of $1.08 per share to the landlord of one of their leased facilities. The fair value of this warrant on the grant date was determined using the Black-Scholes valuation model and was insignificant to the overall financial statements.

10.  Stockholders’ equity (deficit)

      The Company completed an initial public offering of 4,715,000 of its $.01 par value common stock, priced at $35.00 per share on February 10, 2000 (the IPO) including 615,000 shares sold in connection with the exercise of the underwriters’ over-allotment. Concurrent with the IPO, the Company sold an additional 518,058 shares of its common stock in a private placement transaction at a price per share equal to $33.78 (the IPO price less one-half of the underwriting discounts and commissions). In preparation for the IPO, on October 22, 1999, the board of directors and stockholders approved an increase in the number of authorized shares of common stock from 20,000,000 shares to 200,000,000 shares. On February 10, 2000 in connection with the IPO, the Company consummated a 1.533 for one stock split. All references to the number of shares authorized, issued and outstanding and per-share information for all periods presented have been adjusted to reflect the effects of the stock split and share authorization.

      On October 10, 1997, the Company’s Board of Directors approved a stock split in the form of a stock dividend at a rate of an additional 7.9 shares of common stock for each share of common stock outstanding as of October 10, 1997. On March 5, 1998, the Board approved a stock split in the form of a stock dividend at a rate of an additional 19 shares of common stock for each share of common stock outstanding as of March 5, 1998. All share and per share data in these financial statements have been retroactively restated to reflect the March 5, 1998 split and the October 10, 1997 split.

11.  Stock based compensation

  Stock incentive plan

      On November 1, 1996, the Company adopted the 1996 Stock Incentive Plan (the Plan). The Plan is administered by a Committee appointed by the Board of Directors, which has the authority to determine which officers, directors and key employees are awarded options pursuant to the Plan and to determine the

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.  Stock based compensation — (Continued)

terms and option exercise prices of the stock options. At March 31, 2000, the Company had reserved 10,731,000 shares of the Company’s common stock for issuance upon the exercise of options granted under the Plan. At March 31, 2000, options to purchase 6,609,421 shares were outstanding and 1,725,114 shares were available for future grants.

      Qualified incentive stock options granted pursuant to the Plan have an exercise price equal to the fair value of the underlying common stock at the date of grant, vest at either the rate of 33.3% or 25% per year, beginning one year after the date of award, and have a term of ten years. Prior to the Company’s initial public offering, the Board of Directors determined the fair value of the underlying common stock on the date of grant based on contemporaneous sales of the Company’s preferred stock for cash to third party investors.

      The following table summarizes the Company’s activity for all of its stock option awards:

		Range of	Weighted average
	Stock options	exercise price	exercise price

Outstanding March 31, 1997	693,376	$0.05— 0.27	$0.22

Granted	1,803,207	0.27	0.27

Exercised	—	—	—

Forfeited	(92,072)	0.27	0.27

Outstanding March 31, 1998	2,404,511	0.05— 0.27	0.25

Granted	3,902,264	0.11— 0.33	0.12

Exercised	(383,220)	0.11— 0.27	0.16

Cancelled	(2,062,376)	0.05— 0.27	0.25

Forfeited	(176,201)	0.11— 0.27	0.13

Outstanding March 31, 1999	3,684,978	0.11— 0.33	0.12

Granted	5,207,495	2.17— 35.00	7.91

Exercised	(2,013,245)	0.11— 6.06	0.20

Forfeited	(269,807)	0.11— 6.05	2.46

Outstanding March 31, 2000	6,609,421	$0.11—35.00	$6.14

      Certain options granted during the year ended March 31, 2000 resulted in deferred stock compensation as the estimated fair value (derived by reference to contemporaneous sales of convertible preferred stock) was greater than the exercise price on the date of grant. The total deferred stock compensation associated with these options was approximately $11.1 million. This amount is being amortized over the respective vesting periods of these options, ranging from three to four years. Approximately $1,767,000 was amortized during the year ended March 31, 2000.

      Included in the above table are options to purchase 46,788 shares of the Company’s common stock granted to the Company’s bank during the year ended March 31, 1998 (see Note 8) and options to purchase an aggregate of 45,990 shares of the Company’s common stock granted to three non-employees during the year ended March 31, 2000. The options granted to non-employees were granted in exchange for services provided. Options to purchase 15,330 of these shares have an exercise price of $2.17 per share and the options to purchase the remaining 30,660 shares have an exercise price of $2.88 per share. All of these options granted to non-employees were fully exercisable and non-forfeitable on September 30, 1999. These options were recorded at their aggregate fair value on September 30, 1999 of $235,461 and amortized over the terms of the respective consulting agreements. As of March 31, 2000, they have been fully amortized. The Company valued these options using the Black-Scholes valuation model with the

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.  Stock based compensation — (Continued)

following assumptions: Risk-free interest rate of 5.50%; expected life of 6 years; no anticipated dividends; expected volatility of 85%; and a fair market value of the underlying common stock on the date of grant equal to the exercise price.

      Options to purchase 367,318, 909,284, and 193,546 shares of the Company’s common stock were exercisable at March 31, 2000 and 1999, and 1998, respectively, at a weighted average exercise price of $0.94, $0.15, and $0.20, per share, respectively.

      Had compensation expense for the Plan been determined based on the fair value of the related options at the grant dates, consistent with SFAS No. 123, the Company’s net loss and net loss per share would have increased by the pro forma amounts indicated below:

	Year ended March 31,

	2000	1999	1998

Net loss attributable to common shareholders, as reported	$(28,380,000)	$(3,901,729)	$(1,475,466)

Net loss attributable to common shareholders, pro forma	(29,582,153)	(3,930,687)	(1,492,474)

Basic and diluted net loss per common share, as reported	(3.00)	(0.71)	(0.24)

Basic and diluted net loss per common share, pro forma	(3.13)	(0.71)	(0.24)

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes valuation model with the following weighted average assumptions: Risk-free interest rates of 6.10%, 4.69%, and 5.50% for the years ended March 31, 2000, 1999 and 1998, respectively; expected volatility of 90%, 0% and 0% for the years ended March 31, 2000, 1999 and 1998, respectively; expected life of 4 years; and no anticipated dividends.

      The weighted average fair value per share for stock option grants that were awarded during the years ended March 31, 2000, 1999 and 1998 was $3.97, $0.02, and $0.05, respectively.

  Employee Stock Purchase Plan

      In January 2000, the Board of Directors approved the Company’s 2000 Employee Stock Purchase Plan (the ESPP). The ESPP became effective upon the completion of the initial public offering on February 10, 2000. A total of 1,500,000 shares of common stock are initially available for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP will be increased on the first day of each calendar year during the remaining nine year term of the ESPP by 750,000 shares of common stock.

      The ESPP, which is intended to qualify under Section 423 of the IRS Code, will be implemented by a series of overlapping offering periods of 24 months’ duration, with new offering periods, other than the first offering period, commencing on or about January 1 and July 1 of each year. Each offering period will consist of four consecutive purchase periods of approximately six months’ duration, and at the end of each offering period, an automatic purchase will be made for participants. The initial offering period commenced on February 10, 2000 and ends on December 31, 2001; the initial purchase period began on February 10, 2000 and ends on June 30, 2000. Participants generally may not purchase more than 1,000 shares on any purchase date or stock having a value measured at the beginning of the offering period greater than $25,000 in any calendar year.

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.  Stock based compensation — (Continued)

      The purchase price per share will be 85% of the lower of (1) the fair market value of the Company’s common stock on the purchase date and (2) the fair market value of a share of the Company’s common stock on the last trading day before the offering date, or, in the case of the first offering period under the plan, the price at which one share of the Company’s common stock is offered to the public in the Company’s initial public offering.

12.  Mandatorily redeemable, convertible preferred stock

      On October 23, 1997, the Company entered into a Share Exchange Agreement whereby certain stockholders of the Company exchanged an aggregate of 1,446,355 shares of common stock for 47,174 shares of mandatorily redeemable, convertible Series A Preferred Stock. Each share of Series A Preferred Stock had cumulative dividends at a rate equal to 8% per annum payable on a liquidation value of $8.19 per share, as adjusted for stock splits, stock dividends, stock combinations and recapitalizations.

      Also on October 23, 1997, the Board of Directors authorized the issuance of up to 180,750 shares of mandatorily redeemable, convertible Series B Preferred Stock at a purchase price of $20.00 per share. The Company issued 180,750 shares of Series B Preferred Stock for gross proceeds to the Company of $3,615,000 and incurred $38,324 in direct issuance costs. Each share of Series B Preferred Stock had cumulative dividends at a rate equal to 8% per annum payable on a liquidation value of $20 per share, as adjusted for stock splits, stock dividends, stock combinations and recapitalizations.

      On September 16, 1998, the Board of Directors authorized the issuance of up to 195,783 shares of mandatorily redeemable, convertible Series C Preferred Stock at a purchase price of $33.20. The Company issued 195,783 shares of Series C Preferred Stock for gross proceeds of $6,499,996 and incurred $63,545 in direct issuance costs. Each share of Series C Preferred Stock had cumulative dividends at a rate equal to 8% per annum payable on a liquidation value of $33.20 per share, as adjusted for stock splits, stock dividends, stock combinations and recapitalizations.

      On March 17, 1999, the Board of Directors authorized the issuance of up to 158,000 shares of mandatorily redeemable, convertible Series D Preferred Stock and on May 12, 1999, the Company issued 134,075 shares of Series D Preferred Stock for gross proceeds of $11,852,230 and incurred $119,370 in direct issuance costs. Each share of Series D Preferred Stock had cumulative dividends at a rate equal to 8% per annum payable on a liquidation value of $88.40 per share, as adjusted for stock splits, stock dividends, stock combinations and recapitalizations. One of the investors in the round of mandatorily redeemable, convertible Series D Preferred Stock had the right to purchase the number of common shares equal to $2.5 million at the initial public offering price per share less one-half of the underwriting discount and commission, concurrent with an underwritten initial public offering. Such right was exercised in connection with the concurrent private placement.

      On November 4, 1999, the Company authorized the issuance of up to 68,770 shares of mandatorily redeemable, convertible Series E Preferred Stock for gross proceeds of $16,999,944 and incurred $76,469 in direct issuance costs. Each share of Series E Preferred Stock had cumulative dividends at a rate equal to 8% per annum payable on a liquidation value of $247.20 per share, as adjusted for stock splits, stock dividends, stock combinations and recapitalizations.

      Based on the short period of time elapsed between the issuance of the Series E Preferred Stock on November 4, 1999 and the initial filing of the Company’s Registration Statement on Form S-1 on November 19, 1999, the Company had recorded a deemed dividend of $8.3 million. The deemed dividend has been included in the accretion and accrued dividends related to mandatorily redeemable preferred stock for purposes of determining basic and diluted net loss per common share.

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.  Mandatorily redeemable, convertible preferred stock — (Continued)

      Each outstanding share of Series A, Series B, Series C, Series D and Series E Preferred Stock was automatically converted into 30.66 shares of the Company’s common stock immediately upon the closing of the initial public offering. In addition, at the time of the initial public offering common stock was issued for accrued and unpaid dividends based on the $35.00 fair market value of the stock at the time of the offering.

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.  Mandatorily redeemable, convertible preferred stock — (Continued)

      The mandatorily redeemable, convertible Series A, Series B, Series C, Series D and Series E Preferred Stock activity is summarized as follows:

	Series A		Series B		Series C		Series D		Series E

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Balance, June 12, 1996	—	$—	—	$—	—	$—	—	$—	—

Balance, March 31, 1997.	—	—	—	—	—	—	—	—	—
Exchange of common Stock for Series A

Preferred stock	47,174	386,355	—	—	—	—	—	—	—
Sale of Series B

Preferred stock, Net of issuance Costs of $38,324	—	—	180,750	3,576,676	—	—	—	—	—

Accretion to Redemption price	—	—	—	2,184	—	—	—	—	—

Accrued dividends	—	14,736	—	95,872	—	—	—	—	—

Balance, March 31, 1998	47,174	401,091	180,750	3,674,732	—	—	—	—	—

Sale of Series C preferred stock, net of issuance costs of $63,545	—	—	—	—	195,783	6,436,451	—	—	—

Accretion to redemption price	—	—	—	6,589	—	6,577	—	—	—

Accrued dividends	—	33,828	—	289,200	—	269,260	—	—	—

Balance, March 31, 1999	47,174	434,919	180,750	3,970,521	195,783	6,712,288	—	—	—

Sale of Series D preferred stock, net of issuance costs of $119,370.	—	—	—	—	—	—	134,075	11,732,860

Sale of Series E preferred stock, net of issuance costs of $76,469									68,770

Accretion to redemption price	—	—	—	5,827	—	11,225	—	20,982

Accrued dividends	—	29,655	—	256,844	—	461,822	—	732,989

Conversion to common stock	(47,174)	(464,574)	(180,750)	(4,233,192)	(195,783)	(7,185,335)	(134,075)	(12,486,831)	(68,770)

Balance, March 31, 2000	—	$—	—	$—	—	$—	—	$—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

Series E

Amount

Balance, June 12, 1996	$—

Balance, March 31, 1997.
Exchange of common Stock for Series A

Preferred stock	—
Sale of Series B

Preferred stock, Net of issuance Costs of $38,324	—

Accretion to Redemption price

Accrued dividends	—

Balance, March 31, 1998	—

Sale of Series C preferred stock, net of issuance costs of $63,545	—

Accretion to redemption price	—

Accrued dividends	—

Balance, March 31, 1999	—

Sale of Series D preferred stock, net of issuance costs of $119,370.

Sale of Series E preferred stock, net of issuance costs of $76,469	16,923,475

Accretion to redemption price	5,539

Accrued dividends	390,183

Conversion to common stock	(17,319,197)

Balance, March 31, 2000	$—

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.  Employee benefit plan

      As of April 1, 1997, the Company adopted a contributory 401(k) plan covering all full-time employees who meet prescribed service requirements. There are no required Company matching contributions. The plan provides for discretionary contributions by the Company. The Company made no contributions during the years ended March 31, 2000, 1999 and 1998.

14.  Supplemental disclosures of cash flow information:

	Year Ended March 31,

	2000	1999

Cash paid during the period for interest	$26,689	$15,651

Non-cash investing and financing activities:

Accrual of preferred stock dividends	$1,871,493	$592,287

Preferred stock accretion	$43,573	$13,166

Equipment purchased under capital lease	$686,068	$—

Conversion of preferred stock to common stock	$41,689,129	$—

Deemed discount in connection with the beneficial conversion feature on Series E preferred stock	$8,307,444	$—

Change in net unrealized loss of marketable securities	$126,941	$2,000

Fair value of options issued to non-employees	$235,461	$—

15.  Segment Information

      The Company markets it products in the United States and in foreign countries. Information regarding geographic areas for the years ended March 31, 2000, 1999 and 1998 are as follow:

	Year Ended March 31,

Revenues	2000	1999	1998

North America	$21,962,484	$4,461,651	$165,894

Europe	1,039,500	—	—

Total	$23,001,984	$4,461,651	$165,894

Long Lived Assets	March 31,

	2000	1999

North America	$6,634,911	$940,095

Europe	141,812	—

Total	$6,776,723	$940,095

17.  Subsequent Events

      On May 20, 2000, the Company entered into a plan of merger, by and among the Company, Wolf Acquisition, Inc., a Delaware corporation that is a wholly owned subsidiary of the Company, and Active Software, Inc., (“Active Software”). Subject to the terms and conditions of the merger agreement, the Company will merge with Active Software, and Active Software will become a wholly owned subsidiary of the Company. Per the merger agreement, each issued and outstanding share of Active Software common

WEBMETHODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.  Subsequent Events — (Continued)

stock, will be converted into 0.527 fully paid and non-assessable shares of the Company’s common stock. All outstanding options to purchase Active Software common stock, as well as the plans under which the options were granted, will be assumed by the Company.

      The merger is intended to be treated as a tax-free reorganization for federal income tax purposes and to be accounted for using the pooling-of-interests method.

      The closing of the merger is subject to a number of conditions, including adoption of the merger agreement by the stockholders of Active Software, approval of the issuance of the shares of the Company’s common stock pursuant to the merger by the stockholders of the Company and expiration of applicable waiting periods or obtaining approvals under the Hart-Scott-Rodino Antitrust Improvements Act.

      In addition, the Company and Active Software have also entered into a Strategic Relationship Agreement dated May 20, 2000, pursuant to which Active Software grants to the Company the right to use, reproduce, and distribute Active Software’s technology.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Active Software, Inc.:

      We have audited the accompanying consolidated balance sheets of Active Software, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders’ equity (deficiency) and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Active Software, Inc. and subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

January 21, 2000
(February 27, 2000 as to Note 12)

ACTIVE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31,

	1999	1998

ASSETS

Current assets:

Cash and cash equivalents	$17,299	$7,461

Short-term investments	19,906	—

Accounts receivable (net of allowances of $493 and $200)	9,486	3,362

Prepaid expenses and other current assets	953	495

Total current assets	47,644	11,318

Property and equipment, net	1,951	796

Convertible subordinated promissory note receivable	2,000	—

Other assets	227	180

Total assets	$51,822	$12,294

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:

Accounts payable	$1,424	$739

Accrued compensation and related benefits	3,039	1,115

Deferred revenues	4,006	1,154

Accrued royalties	400	375

Other accrued liabilities	1,617	335

Current portion of notes payable	109	107

Total current liabilities	10,595	3,825

Notes payable, less current portion	—	108

Commitments (Notes 8 and 11)

Convertible redeemable preferred stock:

Series A convertible redeemable preferred stock; $0.001 par value; designated and outstanding — 1999, none; 1998, 6,022,500 shares	—	3,995

Series B convertible redeemable preferred stock; $0.001 par value; designated and outstanding — 1999, none; 1998, 3,915,000 shares	—	7,013

Series C convertible redeemable preferred stock; $0.001 par value; designated — 3,467,832 shares: outstanding — 1999, none; 1998, 3,467,832 shares	—	14,109

Stockholders’ equity (deficiency):

Preferred stock, $0.001 par value: authorized 5,000,000 shares; none outstanding	—	—

Common stock, $0.001 par value; authorized — 1999, 100,000,000 shares; 1998, 30,000,000 shares; outstanding — 1999, 24,069,853 shares; 1998, 5,874,725 shares	71,900	3,934

Deferred stock compensation	(3,530)	(2,939)

Notes receivable from stockholders	(2)	(9)

Accumulated other comprehensive loss	(32)	—

Accumulated deficit	(27,109)	(17,742)

Total stockholders’ equity (deficiency)	41,227	(16,756)

Total liabilities and stockholders’ equity (deficiency)	$51,822	$12,294

See notes to consolidated financial statements.

ACTIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended December 31,

	1999	1998	1997

Revenues:

License	$20,491	$5,900	$2,625

Service	6,952	1,699	568

Total revenues	27,443	7,599	3,193

Costs of revenues:

License	1,376	477	30

Service (exclusive of deferred stock compensation expense of $128 and $44)	6,409	2,290	623

Total cost of revenues	7,785	2,767	653

Gross profit	19,658	4,832	2,540

Operating expenses:

Research and development (exclusive of deferred stock compensation expense of $329 and $110, respectively)	6,780	3,971	2,830

Sales and marketing (exclusive of deferred stock compensation expense of $586 and $156, respectively)	18,821	8,669	2,896

General and administrative (exclusive of deferred stock compensation expense of $127 and $26, respectively)	3,076	2,069	1,796

Amortization of deferred stock compensation	1,170	336	—

Total operating expenses	29,847	15,045	7,522

Loss from operations	(10,189)	(10,213)	(4,982)

Other income (expense):

Interest income	960	313	179

Interest and other expense, net	(138)	(42)	(50)

Total other income, net	822	271	129

Net loss	$(9,367)	$(9,942)	$(4,853)

Basic and diluted net loss per share	$(0.79)	$(3.21)	$(2.50)

Shares used in calculating basic and diluted net loss per share	11,851	3,096	1,945

See notes to consolidated financial statements.

ACTIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

AND COMPREHENSIVE LOSS
(In thousands)

				Notes	Accumulated
			Deferred	Receivable	Other
			Stock	from	Comprehensive	Accumulated
	Shares	Amount	Compensation	Stockholders	Income	Deficit	Total

Balances, January 1, 1997	4,139	$105	—	$(49)	$—	$(2,947)	$(2,891)

Net loss	—	—	—	—	—	(4,853)	(4,853)

Issuance of common stock	7	1	—	—	—	—	1

Balances, December 31, 1997	4,146	106	—	(49)	—	(7,800)	(7,743)

Net loss	—	—	—	—	—	(9,942)	(9,942)

Issuance of common stock	2,397	297	—	—	—	—	297

Repurchase of common stock	(669)	(45)	—	29	—	—	(16)

Repayments of note receivable	—	—	—	11	—	—	11

Issuance of warrants	—	301	—	—	—	—	301

Deferred stock compensation	—	3,275	(3,275)	—	—	—	—

Amortization of deferred stock compensation	—	—	336	—	—	—	336

Balances, December 31, 1998	5,874	3,934	(2,939)	(9)	—	(17,742)	(16,756)

Net loss	—	—	—	—	—	(9,367)	(9,367)

Other comprehensive loss, net of tax — Change in net unrealized loss from short-term investments	—	—	—	—	(32)	—	(32)

Total comprehensive loss

Issuance of common stock in connection with the Company’s initial public offering, net of issuance costs of $3,881	4,025	39,990	—	—	—	—	39,990

Issuance of common stock	678	651	—	—	—	—	651

Issuance of common stock upon exercise of warrants	178	455	—	—	—	—	455

Repurchase of common stock	(90)	(8)	—	—	—	—	(8)

Conversion of preferred stock	13,405	25,117	—	—	—	—	25,117

Deferred stock compensation	—	1,761	(1,761)	—	—	—	—

Amortization of deferred stock compensation	—	—	1,170	—	—	—	1,170

Repayments of note receivable	—	—	—	7	—	—	7

Balances, December 31, 1999	24,070	$71,900	$(3,530)	$(2)	$(32)	$(27,109)	$41,227

[Additional columns below]

[Continued from above table, first column(s) repeated]

Comprehensive
Loss

Balances, January 1, 1997

Net loss	$(4,853)

Issuance of common stock

Balances, December 31, 1997

Net loss	(9,942)

Issuance of common stock

Repurchase of common stock

Repayments of note receivable

Issuance of warrants

Deferred stock compensation

Amortization of deferred stock compensation

Balances, December 31, 1998

Net loss	(9,367)

Other comprehensive loss, net of tax — Change in net unrealized loss from short-term investments	(32)

Total comprehensive loss	$(9,399)

Issuance of common stock in connection with the Company’s initial public offering, net of issuance costs of $3,881

Issuance of common stock

Issuance of common stock upon exercise of warrants

Repurchase of common stock

Conversion of preferred stock

Deferred stock compensation

Amortization of deferred stock compensation

Repayments of note receivable

Balances, December 31, 1999

See notes to consolidated financial statements.

ACTIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,

	1999	1998	1997

Cash flows from operating activities:

Net loss	$(9,367)	$(9,942)	$(4,853)

Adjustments to reconcile net loss to net cash used in operating activities:

Loss on disposal of property and equipment	3	—	—

Depreciation and amortization	713	461	318

Amortization of deferred stock compensation	1,170	336	—

Issuance of warrants for services	455	301	—

Changes in assets and liabilities:

Accounts receivable	(6,124)	(1,827)	(1,475)

Prepaid expenses and other current assets	(458)	(437)	(12)

Accounts payable	685	433	75

Accrued compensation and related benefits	1,924	533	582

Accrued royalties	25	375	—

Other accrued liabilities	1,282	322	(58)

Deferred revenues	2,852	432	606

Net cash used in operating activities	(6,840)	(9,013)	(4,817)

Cash flows from investing activities:

Property and equipment additions	(1,910)	(606)	(588)

Proceeds from sale of fixed assets	39	—	—

Purchase of short-term investments	(19,938)	—	—

Issuance of convertible subordinated promissory note receivable	(2,000)	—	—

Other assets	(47)	(105)	(54)

Net cash used in investing activities	(23,856)	(711)	(642)

Cash flows from financing activities:

Sale of common stock	40,641	297	1

Repurchase of common stock	(8)	(16)	—

Sale of convertible redeemable preferred stock	—	14,109	7,013

Repayment of notes receivable from stockholders	7	11	—

Repayment of notes payable	(106)	(92)	(72)

Net cash provided by financing activities	40,534	14,309	6,942

Net increase in cash and cash equivalents	9,838	4,585	1,483

Cash and cash equivalents — beginning of year	7,461	2,876	1,393

Cash and cash equivalents — end of year	$17,299	$7,461	$2,876

Supplemental disclosure of cash flow information — Cash paid during the period for interest	$67	$42	$50

Noncash financing activities:

Repurchase of common stock by cancellation of note Receivable	$—	$29	$—

Deferred stock compensation	$1,761	$3,275	$—

Redeemable preferred stock converted into common stock	$25,117	$—	$—

See notes to consolidated financial statements.

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 1999, 1998 and 1997

1.  Business and Significant Accounting Policies

      Business — Active Software, Inc. (the Company), reincorporated in Delaware in June 1999, develops and markets software products for businesses that allow users to integrate incompatible software applications across their extended enterprises of customers, suppliers and partners.

      Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

      Cash Equivalents — The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

      Short-term investments represent highly liquid debt instruments purchased with a maturity date at purchase of greater than 90 days and are stated at fair value. The differences between amortized cost (cost adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income) and fair value representing unrealized holding gains or losses are recorded as accumulated other comprehensive loss within stockholders’ equity. While the Company’s intent is to hold debt securities to maturity, they are classified as available-for-sale because the sale of such securities may be required prior to maturity. Any gains and losses on the sale of debt securities are determined on a specific identification basis.

      Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three years. Leasehold improvements are amortized over the shorter of the lease term or their useful life.

      Long-Lived Assets — The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

      Software Development Costs — Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

      Notes Receivable from Stockholders — The notes receivable from stockholders were issued in exchange for common stock, bear interest at 5.73% per annum, and are due on January 15, 2000.

      Revenue Recognition — Active Software’s revenue recognition policy is consistent with Statement of Position (SOP) 97-2, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable, collectibility is probable and vendor-specific objective evidence exists to allocate a portion of the total fee to any undelivered elements of the arrangement. For electronic delivery, the software is considered to have been delivered when the Company has provided the customer with the access codes that allow for immediate possession of the software. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Service revenues are comprised of revenue from support arrangements, consulting fees and training. Support arrangements do not provide for specified upgrade rights and provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as services revenue over the life of the related agreement, which is typically one year. If support or consulting services are included in an arrangement that includes a license agreement, amounts related to support or consulting are allocated based on vendor-specific objective evidence. Vendor-specific objective evidence for support and professional services is based on the price when such elements are sold separately, or, when not sold separately, the price established by management having the relevant authority. Where discounts are offered on multiple element arrangements, a proportionate amount of that discount is applied to each element included in the arrangement based on each element’s fair value. Consulting and training revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

      Income Taxes — Income taxes are provided for using an asset and liability approach which requires recognition of deferred tax liabilities and assets, net of valuation allowances, for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss and tax credit carryforwards.

      Research and development expenses are charged to operations as incurred. Such expenses include product development costs and costs related to the Company’s internally developed software systems. To date, these costs which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use have not been significant.

      Foreign Currency Transactions — The functional currency of the Company’s foreign subsidiaries is the U.S. dollar. Accordingly, all monetary assets and liabilities are translated at the current exchange rate at the end of the year, nonmonetary assets and liabilities are translated at historical rates and revenues and expenses are translated at average exchange rates in effect during the period. Transaction gains and losses have not been significant to date.

      Stock Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB No. 25), Accounting for Stock Issued to Employees.

      Net Loss per Common Share — Basic net loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase). Diluted net loss per common share was the same as basic net loss per common share for all periods presented since the effect of any potentially dilutive securities is excluded as they are anti-dilutive because of the Company’s net losses.

      Concentration of Credit Risk — Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company primarily sells its products to companies in North America. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers’ financial condition. The Company maintains allowances for potential credit losses.

      Financial Instruments — The Company’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, notes receivable and long-term debt. For cash and accounts receivable, the carrying amount is a reasonable estimate of the fair value. The carrying amount for cash equivalents and short-term investments approximates fair value because of the short maturity of those investments. The fair value of long-term debt approximates the carrying amount.

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Certain Significant Risks and Uncertainties — The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; loss of significant customers; adverse changes in international market conditions; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

      Recently issued Accounting Standards — In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company’s fiscal year ending December 31, 2001. Although the Company has not fully assessed the implications of SFAS No. 133, management does not believe the adoption of this statement will have a significant impact on the Company’s consolidated financial position, results of operations or cash flows.

2.  Short-term Investments

      Short term investments include the following available-for-sale securities at December 31, 1999 (in thousands):

			Unrealized	Unrealized
	Amortized	Market	Holding	Holding
	Cost	Value	Gains	Losses

Commercial Paper	$10,045	$10,042	$—	$(3)

Corporate bonds	6,093	6,075	—	(18)

U.S. Government and agencies securities	3,800	3,789	—	(11)

	$19,938	$19,906	$—	$(32)

3.  Property and Equipment

      Property and equipment consist of (in thousands):

	December 31,

	1999	1998

Equipment	$3,107	$1,523

Software	237	72

Leasehold improvements	199	102

	3,543	1,697

Accumulated depreciation and amortization	(1,592)	(901)

	$1,951	$796

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.  Convertible Note Receivable

      In December 1999, the Company was issued a $2.0 million convertible subordinated promissory note receivable (the “note”) by another company (the “investee”). The note bears interest at a rate of 6% per annum. The note is automatically convertible into shares of the investee’s capital stock upon a qualified equity financing by the investee. If the investee does not complete a qualified equity financing by June 30, 2000, the unpaid principal and accrued interest will be due upon demand.

5.  Debt Obligations

      In 1999, the Company entered into a $3.0 million secured revolving line of credit agreement expiring in June 2000 and a $2.0 million equipment line of credit expiring in June 2003. There were no borrowings under these agreements as of December 31, 1999. Borrowings bear interest at the bank’s prime rate (8.5% at December 31, 1999) plus 1.0%. The Company is required to comply with certain restrictive covenants under this agreement. The Company was in compliance with all such covenants at December 31, 1999.

      In 1996, the Company borrowed $401,000 at an effective rate of 17%, payable in monthly installments through July 2000 and is collateralized by all of the Company’s equipment. As of December 31, 1999, a principal balance of $109,000 was outstanding.

6.  Stockholders’ Equity

  Initial Public Offering

      In August 1999, the Company completed its initial public offering (“IPO”) of 4,025,000 shares of its common stock at an initial public offering price of $11 per share. The net proceeds to the Company from the offering, after deducting underwriting discounts and commissions and offering expenses incurred by the Company, were approximately $40 million. In conjunction with the IPO, all outstanding shares of the Company’s preferred stock automatically converted into common stock on a one-to-one basis.

  Stock Split

      On August 2, 1999, the Company effected a three-for-two stock split of the outstanding shares of common and convertible redeemable preferred stock. All shares and per share amounts in these consolidated financial statements have been adjusted to give effect to the stock split.

  Convertible Redeemable Preferred Stock

      Upon completion of the Company’s initial public offering in August 1999, all shares of Series A, B, and C convertible preferred stock were converted to common stock in accordance with their existing terms. All shares were converted on a one-to-one basis.

  Preferred Stock

      In August 1999, the Company’s Board of Directors authorized the issuance of up to 5,000,000 shares of $0.001 par value preferred stock. At December 31, 1999, no shares were issued and outstanding.

  Stock Plans

      As of December 31, 1999, a total of 9,846,000 shares of common stock were reserved for issuance under the Company’s equity incentive plans (the “Plans”), comprising 3,000,000 shares authorized under the 1999 Stock Option Plan and 6,846,000 shares authorized under the 1996 and 1996A Stock Option Plan. In addition, the number of shares reserved under the 1999 plan will automatically be increased on July 1 of each of the following years: 2000, 2001, 2002, 2003 and 2004, in an amount equal to the lesser of

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(a) 1,500,000 shares, or (b) four percent of the shares outstanding on the last day of the preceding fiscal year.

      Options under the Plan are generally granted at fair market value of the common stock on the date of grant, vest over 50 months and expire ten years from the date of grant.

      In February 1998, the Company amended the stock option agreements under the 1996 and 1996A Plans to allow employees to exercise their stock options immediately. All unvested shares are placed in escrow and continue to vest according to the employee’s normal stock option vesting schedule. The unvested shares are subject to repurchase at the option of the Company at the original purchase price upon termination of the employee. In 1999, 90,450 shares were repurchased at the weighted average original cost of $0.09 per share and returned to the Plans. At December 31, 1999, 2,593,459 shares are available for future issuance and 723,843 shares are subject to repurchase.

      In addition to shares issued under the Stock Plans, the Company had issued 2,304,000 shares pursuant to individual restricted stock purchase agreements. Upon termination of employment, the Company had the right to repurchase any unvested shares at the original purchase price. This right expires generally over four years. At December 31, 1999, shares were subject to such repurchase rights.

      Additional information with respect to outstanding options under the Plans is as follows:

		Weighted
	Number of	Average
	Options	Exercise Price

Outstanding, January 1, 1997 (none exercisable)	1,588,500	$0.07

Granted (weighted average fair value of $0.03)	1,681,125	0.17

Exercised	(6,600)	0.07

Cancelled	(99,300)	0.14

Outstanding, December 31, 1997 (1,127,580 exercisable at a weighted average exercise price of $0.07)	3,163,725	0.12

Granted (weighted average fair value of $0.27)	1,969,500	0.90

Exercised	(2,397,375)	0.13

Cancelled	(143,100)	0.18

Outstanding, December 31, 1998 (298,722 exercisable at a weighted average exercise price of $0.11)	2,592,750	0.70

Granted (weighted average fair value of $9.87)	1,991,875	13.54

Exercised	(655,010)	0.99

Cancelled	(234,860)	6.67

Outstanding, December 31, 1999.	3,694,755	$7.27

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Additional information regarding options outstanding as of December 31, 1999 is as follows:

	Options Outstanding
				Options Vested
	Number of	Weighted
	Options	Average	Weighted		Weighted
	Outstanding at	Remaining	Average		Average
Range of	December 31,	Contractual	Exercise	Number	Exercise
Exercise Prices	1999	Life (Years)	Price	Vested	Price

$ 0.07–$ 0.18	642,050	7.18	$0.13	384,296	$0.10

$ 0.27–$ 0.67	125,400	8.21	$0.34	47,700	$0.35

$ 0.77–$ 1.33	1,143,500	8.76	$1.12	308,375	$1.10

$ 2.67–$ 4.00	622,805	9.13	$2.97	3,900	$2.67

$10.67–$11.00	425,500	9.39	$10.76	10,000	$11.00

$12.00–$21.13	512,000	9.58	$12.27	—	—

$22.38–$36.19	81,500	9.76	$27.50	—	—

$66.00–$94.00	142,000	9.93	$73.99	—	—

$ 0.07–$94.00	3,694,755	8.78	$7.27	754,271	$0.68

  1999 Director Option Plan

      In June 1999, the Company approved the 1999 Director Option Plan (the Director Plan) whereby the Company has reserved a total of 300,000 shares of common stock for the grant of nonstatutory stock options to nonemployee directors of the Company. Under the terms of the Director Plan, each newly elected director will be granted an option to purchase 20,000 shares of common stock. In addition, commencing with the 2000 annual meeting of the stockholders and for every annual meeting of stockholders thereafter, each non employee director of the Company will be granted an option to purchase 5,000 shares of common stock. Options granted under the Directors’ Plan shall be immediately vested and expire ten years from the date of grant. In 1999, no options have been granted under the plan.

  1999 Employee Stock Purchase Plan

      In June 1999, the Company approved the 1999 Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, eligible employees may purchase common stock through payroll deductions, which may not exceed 20% of any employee’s compensation subject to an annual limitation. A total of 750,000 shares of common stock have been reserved for issuance under the ESPP. The number of shares reserved for issuance under the ESPP will automatically increase on July 1 of each of the following years: 2000, 2001, 2002, 2003 and 2004, by an amount equal to the lesser of 350,000 shares or one percent of the total shares outstanding on the last day of the immediately preceding fiscal year. Each participant is granted an option to purchase the Company’s common stock on the first day of each 24 month offering period and such option is automatically exercised on the last day of each six month purchase period during the offering period. The purchase price for the Company’s common stock under the Purchase Plan is 85% of the lesser of the fair market value of the Company’s common stock on the first day of the applicable offering period and the last day of the applicable purchase period. The first offering period began on August 13, 1999. Offering periods thereafter will begin on May 1 and November 1 of each year. In 1999, no shares of common stock have been issued under the Purchase Plan.

  Stock Compensation

      During the years ended December 31, 1999 and 1998, in connection with the grant of certain stock options, the Company recorded deferred stock compensation of $1,761,000 and $3,275,000, respectively, representing the difference between the exercise price of the options and the estimated fair value of the

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s common stock on the date of grant. Such amount is being amortized over the vesting period of the related options, generally fifty months. For the years ended December 31, 1999 and 1998, amortization of deferred stock compensation was $1,170,000 and $336,000, respectively. At December 31, 1999, $3,530,000 of unamortized deferred stock compensation remains.

  Additional Stock Plan Information

      As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expenses has been recognized in the accompanying consolidated financial statements for employee stock arrangements.

      SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net loss and net loss per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company’s fair value calculations on stock-based awards under the Plan and the Director Plan were made using Black Scholes option pricing model with the following weighted average assumptions: expected life, 24 months following vesting in 1999, 1998 and 1997; stock volatility of 116% in 1999, 0% in 1998 and 1997; risk free interest rate, 6% in 1999, 1998 and 1997; and no dividends during the expected term. The Company’s calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1999, 1998 and 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been $11,246,000 ($(0.95) per share, basic and diluted) in 1999, $10,004,000 ($(3.23) per share, basic and diluted) in 1998 and $4,876,000 ($(2.51) per share, basic and diluted) in 1997.

  Common Stock Warrants

      In September 1996, in conjunction with a note payable, the Company issued a warrant to purchase 42,000 shares of common stock at $0.67 per share. The warrant was exercised in September 1999 under net issuance method which resulted in a total of 40,833 shares of common stock issued to the warrant holder.

      In June and July 1998, the Company issued warrants to system integrators in connection with services rendered to purchase up to 136,912 shares of common stock at $0.77 per share. An expense of $300,600 was recorded in 1998 related to the issuance of such warrants which was based on the warrants’ estimated fair market value at the date of issuance. All 136,912 warrants were exercised in July 1999.

      In October 1998, the Company issued a warrant to a strategic partner to purchase 36,764 shares of common stock at $4.08 per share which expire in October 2005. In August 1999, the warrant to purchase 36,764 shares of common stock issued to the strategic partner became exercisable based on achievement of certain software performance improvements. Accordingly, the Company recorded a research and development expense of approximately $350,000 in 1999, representing the fair value of the warrant at the time the contingency was resolved.

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

Issuances under the Stock Plans	7,338,214

Exercise of common stock warrants	36,764

7,374,978

7.  Net Loss per Share

      The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share (in thousands):

	Years Ended December 31,

	1999	1998	1997

Net loss (numerator), basic and diluted	$(9,367)	$(9,942)	$(4,853)

Shares (denominator):

Weighted average common shares outstanding	13,517	5,118	4,140

Weighted average common shares outstanding subject to repurchase	(1,666)	(2,022)	(2,195)

Shares used in computation, basic and diluted	11,851	3,096	1,945

Net loss per share, basic and diluted	$(0.79)	$(3.21)	$(2.50)

      For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. Such outstanding securities consist of the following:

	December 31,

	1999	1998	1997

Convertible redeemable preferred stock	—	13,405,332	9,937,500

Shares of common stock subject to repurchase	723,843	1,446,188	1,823,998

Outstanding options	3,694,755	2,592,750	3,163,725

Warrants	36,764	215,676	42,000

Total	4,455,362	17,659,946	14,967,223

Weighted average exercise price of options	$7.27	$0.70	$0.12

Weighted average exercise price of warrants	$4.08	$1.31	$0.67

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.  Income Taxes

      The Company’s net deferred tax assets are comprised of the following at December 31 (in thousands):

	1999	1998

Net deferred tax assets and liabilities:

Net operating loss carryovers	$7,570	$6,379

General business credits	1,229	491

Other timing differences	128	(251)

Deferred revenue	1,278	13

Accrued expenses	996	417

	11,201	7,049

Valuation Allowance	(11,201)	(7,049)

Net Deferred Tax Assets	—	—

      Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards. Due to the uncertainty surrounding the realization of its deferred tax assets, as of December 31, 1999 and 1998, the Company has fully reserved its net deferred tax assets of $11,201,000 and $7,049,000, respectively.

      The Company’s effective tax rate differs from the expected benefit at the federal statutory tax rate at December 31 as follows:

	1999	1998	1997

Federal statutory tax rate	(35.0)%	(35.0)%	(35.0)%

State taxes, net of federal benefit	(6.0)	(6.0)	(6.0)

Other	1.0	1.0	1.3

Valuation allowance	40.0	40.0	39.7

Effective tax rate	—%	—%	—%

      Substantially all of the Company’s loss from operations for all prior periods presented is generated from domestic operations.

      At December 31, 1999, the Company had net operating loss (NOL) carryforwards of approximately $19,285,000 and $13,035,000 for federal and state income tax purposes, respectively. The federal NOL carryforwards expire through 2019, while the state NOL carryforwards expire through 2004.

      At December 31, 1999, the Company had NOL carryforwards of approximately $126,000 for foreign income tax purposes. The foreign NOL carryforwards expiration is determined by foreign jurisdictions.

      Included in deferred assets are approximately $407,000 of cumulative tax deductions related to equity transactions, the benefit of which will be credited to stockholders’ equity, if and when realized after the other tax deductions in the carryforwards have been realized.

      Undistributed earnings of the Company’s foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both US income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to the various foreign countries. It is not practicable to estimate income tax liability that might be incurred on the remittance of such earnings.

      At December 31, 1999, the Company also has research and development credit carryforwards of approximately $789,000 and $440,000 available to offset future federal and state income taxes, respectively. The federal credit carryforward expires through 2019, and the state credit carryforward has no expiration.

      The extent to which the loss and credit carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

9.  Commitments

      The Company leases its facilities under noncancelable operating leases expiring through November 2003. Rent expense was $840,000, $323,000 and $191,000 in 1999, 1998 and 1997, respectively. Future minimum rent payments are $725,000, $610,000, $586,000 and $550,000 in 2000, 2001, 2002 and 2003, respectively.

10.  Segment Information, Operating by Geographic Area and Significant Customers

      The Company operates in one reportable segment, the development and marketing of software products for businesses that allow integration of incompatible software applications across their extended enterprises of customers, suppliers and partners. The Company principally operates in the U.S. with small European offices to support sales and marketing. The following is a summary of operations within geographic areas (in thousands):

	Years Ended December 31,

	1999	1998	1997

Revenues(1):

United States	$24,317	$7,296	$3,193

Europe	3,126	303	—

Total revenues	$27,443	$7,599	$3,193

(1) Revenues are broken out geographically by the ship-to location of the customer.

      The Company has no significant long-lived assets deployed outside of the U.S.

      During 1999, one customer accounted for 12% of the Company’s total revenues. During 1998, no customers accounted for more than 10% of the Company’s total revenues. During 1997, one customer accounted for 33% of the Company’s total revenues

      At December 31, 1999, one customer accounted for 11% and two customers accounted for 13%, of accounts receivable. At December 31, 1998, two customers accounted for 22% and 21% of accounts receivable, respectively.

11.  Employee Benefit Plan

      In January 1997, the Company established a 401(k) tax-deferred savings plan, whereby eligible employees may contribute a percentage of their eligible compensation (presently from 1% to 15% up to the maximum allowed under IRS rules). Company contributions are discretionary. No such Company contributions have been made since inception of this plan.

ACTIVE SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.  Subsequent Events

      In February 2000, the Company acquired Alier Inc. (Alier), a provider of enterprise application integration software by issuing 390,875 shares of common stock valued at approximately $32.7 million and cash of $2.0 million. In addition, the outstanding options to purchase Alier capital stock were converted into options to purchase 158,277 shares of common stock valued at approximately $13.3 million. The merger will be accounted for as a purchase transaction.

      In February 2000, the Company agreed to acquire TransLink Software, Inc. (TransLink), a provider of high performance mainframe integration solutions. In connection with this transaction, the Company expects to make a cash payment of approximately $4.5 million (less certain amounts related to professional fees) and issue shares of the Company’s common stock equal to approximately $67.0 million (less certain amounts related to professional fees) divided by $82.45104 (the average closing price of our common stock during the 30-day period prior to signing the agreement). In addition, the outstanding options to purchase TransLink capital stock will be converted into options to purchase shares of the Company’s common stock.

      Additionally, in February 2000, the Company agreed to acquire Premier Software Technologies, Inc. (Premier), a provider of integration products and services. In connection with this transaction, the Company expects to issue 121,308 shares of common stock and cash totalling $500,000 in exchange for all of the outstanding shares of capital stock of Premier.

      In February 2000, the convertible subordinated promissory note of $2.0 million (see note 4) was converted into an aggregate of 856,385 shares of Series C Preferred Stock of the investee.

ACTIVE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited)

	March 31,	December 31,
	2000	1999(1)

ASSETS

Current assets:

Cash and cash equivalents	$14,938	$17,299

Short-term investments	16,916	19,906

Accounts receivable (net of allowances of $593 and $493)	9,336	9,486

Prepaid expenses and other current assets	1,631	953

Total current assets	42,821	47,644

Property and equipment, net	2,563	1,951

Convertible subordinated promissory note receivable	—	2,000

Long-term marketable securities	4,500	—

Goodwill and acquired intangibles, net	44,651	—

Other assets	2,281	227

Total assets	$96,816	$51,822

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$2,166	$1,424

Accrued compensation and related benefits	2,883	3,039

Deferred revenues	6,220	4,006

Accrued royalties	558	400

Other accrued liabilities	2,111	1,617

Current portion of long-term obligations	609	109

Total current liabilities	14,547	10,595

Long-term obligations, less current portion	267	—

Stockholders’ equity:

Preferred stock, $0.001 par value: authorized 5,000,000 shares; none outstanding	—	—

Common stock, $0.001 par value; authorized, 100,000,000 shares; outstanding — 2000, 24,768,168 shares; 1999, 24,069,853 shares	118,173	71,900

Deferred stock compensation	(3,228)	(3,530)

Notes receivable from stockholders	—	(2)

Accumulated other comprehensive loss	(39)	(32)

Accumulated deficit	(32,904)	(27,109)

Total stockholders’ equity	82,002	41,227

Total liabilities and stockholders’ equity	$96,816	$51,822

(1)	Derived from December 31, 1999 audited balance sheet included elsewhere in the Joint Proxy Statement/ Prospectus.

ACTIVE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,

	2000	1999

Revenue:

License	$10,170	$2,364

Service	3,425	1,198

Total revenue	13,595	3,562

Cost of revenue:

License	404	152

Service (exclusive of deferred stock compensation expense of $33 and $30)	2,566	1,227

Total cost of revenue	2,970	1,379

Gross profit	10,625	2,183

Operating expenses:

Research and development (exclusive of deferred stock compensation expense of $83 and $78, respectively)	2,640	1,060

Sales and marketing (exclusive of deferred stock compensation expense of $154 and $124, respectively)	7,991	3,146

General and administrative (exclusive of deferred stock compensation expense of $32 and $31, respectively)	1,212	476

Amortization of deferred stock compensation	302	263

Amortization of Goodwill and acquired intangibles	2,018	—

Purchased in-process technology	2,737	—

Total operating expenses	16,900	4,945

Loss from operations	(6,275)	(2,762)

Other income (expense):

Interest income	533	62

Interest expense and other	(53)	(41)

Total other income, net	480	21

Net loss	$(5,795)	$(2,741)

Basic and diluted net loss per share	$(0.25)	$(0.60)

Shares used in calculating basic and diluted net loss per share	23,560	4,542

See notes to condensed consolidated financial statements.

ACTIVE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	Three Months Ended
	March 31,

	2000	1999

Cash flows from operating activities:

Net loss	$(5,795)	$(2,741)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	350	135

Amortization of Goodwill and acquired intangibles	2,018	—

Amortization of deferred stock compensation	302	263

Purchased in-process technology	2,737	—

Changes in assets and liabilities, net of effects of acquisition:

Accounts receivable	452	697

Prepaid expenses and other current assets	(647)	(142)

Accounts payable	625	495

Accrued compensation and related benefits	(263)	(44)

Accrued royalties	158	(130)

Other accrued liabilities	403	(177)

Deferred revenue	2,050	89

Net cash provided by (used in) operating activities	2,390	(1,555)

Cash flows from investing activities:

Property and equipment additions	(938)	(258)

Purchase of short-term and long-term investments	(13,319)	—

Maturities & sales of short-term investments	11,802	—

Acquisition of a business, net of cash acquired	(2,091)	—

Other assets	(354)	(123)

Net cash used in investing activities	(4,900)	(381)

Cash flows from financing activities:

Sale of common stock	273	244

Repayment of notes receivable from stockholders	2	—

Repayment of long-term obligations	(126)	(24)

Net cash provided by financing activities	149	220

Net increase in cash and cash equivalents	(2,361)	(1,716)

Cash and cash equivalents — beginning of period	17,299	7,461

Cash and cash equivalents — end of period	$14,938	$5,745

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$53	$9

Supplemental schedule of noncash investing and financing transactions:

Issuance of common stock and options for business acquisitions	$46,000	—

See notes to condensed consolidated financial statements.

ACTIVE SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2000
(Unaudited)

1.  BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial statements. In the opinion of management, the statements include all adjustments necessary for interim financial statements (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The results of operations for such periods are not necessarily indicative of results to be expected for the entire current year or other future interim periods.

      The condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the interim financial information have read or have access to the audited consolidated financial statements for the preceding fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The consolidated results of operations for the three months ended March 31, 2000, are not necessarily indicative of the results to be expected for any subsequent period or for the entire fiscal year ending December 31, 1999.

2.  ACQUISITION

      In February 2000, the Company acquired Alier, Inc. (Alier) a provider of enterprise application integration solutions to financial institutions. In connection with this transaction, all outstanding shares of capital stock of Alier were exchanged for 390,875 shares of our common stock and cash of $2.0 million. In addition, the outstanding options to purchase Alier capital stock were converted into options to purchase 158,277 shares of our common stock. The company assumed certain liabilities of Alier and incurred $316,000 in transaction costs. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Alier have been included in the Company’s financial statements from the date of acquisition. In connection with the acquisition, the purchase price was allocated, based on an independent valuation, to goodwill and acquired intangibles of $46.7 million and purchased in-process technology of $2.7 million. For the first quarter of fiscal 2000, the Company recorded $2.0 million for amortization of goodwill and acquired intangibles, which are amortized over their useful lives of one to three years, and $2.7 million for the purchased in-process technology.

      In connection with the acquisition, net assets acquired were as follows (in thousands):

Current assets	$259

Property and equipment, net	24

Intangible assets	46,669

Current liabilities assumed	(1,373)

Transaction costs	(316)

Purchased in-process technology	2,737

Net assets acquired	$48,000

      The following unaudited pro forma summary results of operations data have been prepared assuming that the Alier acquisition had occurred as of the first day of fiscal year 1998. The consolidated results are not necessarily indicative of results of future operations nor of results that would have occurred had the

ACTIVE SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisitions been consummated as of the beginning of the periods presented. The pro forma information excludes the impact of the one-time charges related to purchased in-process technology of $2.7 million recorded in the first quarter of fiscal 2000 (in thousands, except per share amount):

	1999	1998

	(unaudited)

Net revenue	$29,051	$9,407

Net loss	$(28,656)	$(26,374)

Basic and diluted net loss per share	$(2.34)	$(7.56)

3.  NET LOSS PER SHARE

      Basic and diluted net loss per share are computed using the weighted average number of common shares outstanding. Options, warrants and shares subject to repurchase were not included in the computation of diluted net loss per share because the effect would be anti-dilutive.

      The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except per share amounts):

	Three Months Ended
	March 31,

	2000	1999

Net loss	$(5,795)	$(2,741)

Basic and diluted

Weighted average shares of common stock outstanding	24,206	5,986

Less: weighted average common shares subject to Repurchase	(646)	(1,444)

Denominator for diluted net loss per share	23,560	4,542

Basic net loss per share	$(0.25)	$(0.60)

4.  COMPREHENSIVE INCOME

      In June 1997, the Financial Accounting Standards Board issued Statement No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. The only item included in other comprehensive loss is unrealized loss on investments.

      The following is a calculation of comprehensive loss (in thousands):

	Three Months Ended
	March 31

	2000	1999

Net loss	$(5,795)	$(2,741)

Other comprehensive loss:

Unrealized loss on investments	(39)	—

Comprehensive loss	$(5,834)	$(2,741)

ACTIVE SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.  INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION

      The Company operates in one reportable segment, the development and marketing of software products for businesses that allow integration of incompatible software applications across their extended enterprises of customers, suppliers and partners. The Company principally operates in the U.S. with small European offices to support sales and marketing. The following is a summary of operations within geographic areas (in thousands):

	Three months ended
	March 31,

	2000	1999

Revenues(1):

United States	$12,475	$3,370

Europe	1,120	192

Total revenues	$13,595	$3,562

(1)	Revenues are broken out geographically by the ship-to location of the customer.

      The Company has no significant long-lived assets deployed outside of the U.S.

6.  SUBSEQUENT EVENTS

      In February 2000, the Company agreed to acquire Premier Software Technologies, Inc. (Premier), a provider of integration products and services for eCommerce. In connection with this transaction, the Company issued 121,308 shares of common stock and paid cash of $500,000 in exchange for all of the outstanding shares of capital stock of Premier.

      In February 2000, the Company agreed to acquire TransLink Software, Inc. (Translink), a provider of high performance mainframe integration solutions for eBusiness. In connection with this transaction, the Company issued 796,363 shares of the Company’s common stock and paid cost of $4.5 million. In addition, the outstanding options to purchase TransLink capital stock were converted into options to purchase an aggregate of 43,041 shares of the Company’s common stock.

      Both acquisitions of Premier and Translink were completed in April 2000.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

and Shareholders of Alier, Inc.:

      We have audited the accompanying balance sheets of Alier, Inc. (the “Company”) as of December 31, 1999 and 1998 and the related statements of operations, shareholders’ equity (deficiency) and comprehensive loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 3, 2000

ALIER, INC.

BALANCE SHEETS

	December 31,

	1999	1998

ASSETS

Current assets:

Cash and cash equivalents	$108,078	$71,351

Accounts receivable (net of allowances of $100,000 and $0)	135,265	455,985

Prepaid expenses and other current assets	36,662	22,397

Total current assets	280,005	549,733

Property and equipment, net	32,155	50,119

Total assets	$312,160	$599,852

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:

Line of credit	$258,136	$—

Accounts payable	146,224	51,368

Accrued liabilities	313,249	220,690

Deferred revenue	132,209	139,412

Current portion of long-term debt	100,000	—

Notes payable — shareholders	52,348	9,998

Lease obligation — current	11,406	6,956

Total current liabilities	1,013,572	428,424

Long-term debt	275,000	—

Notes payable — shareholders	46,068	47,654

Lease obligation	14,062	17,577
Commitments (Note 8)

Shareholders’ equity (deficiency):

Common stock, par value none, 25,000,000 shares authorized; shares issued and outstanding: 15,015,000 in 1999 and 14,920,000 in 1998.	7,549,583	24,000

Deferred stock compensation	(5,511,142)	—

Accumulated other comprehensive income	2,695	—

Retained earnings (accumulated deficit)	(3,077,678)	82,197

Total shareholders’ equity (deficiency)	(1,036,542)	106,197

Total liabilities and shareholders’ equity (deficiency)	$312,160	$599,852

See notes to financial statements.

ALIER, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,

	1999	1998

Revenues:

License	$420,503	$851,500

Service	1,187,007	956,522

Total revenues	1,607,510	1,808,022

Total costs and expenses:

Cost of license revenues	195,899	40,499

Cost of service revenues (exclusive of deferred stock compensation expense of $376,979 at December 31, 1999)	1,048,692	589,549

Research and development (exclusive of deferred stock compensation expense of $88,908 at December 31, 1999)	174,534	484,884

Sales and marketing (exclusive of deferred stock compensation expense of $794,339 as of December 31, 1999)	540,132	360,913

General and administrative (exclusive of deferred stock compensation expense of $650,665 as of December 31, 1999)	793,926	622,672

Amortization of deferred stock compensation	1,910,891	—

Total costs and expenses	4,664,074	2,098,517

Loss from operations	(3,056,564)	(290,495)

Other income (expense):

Interest income	2,239	2,337

Interest expense	(59,841)	(7,634)

Other expense, net	(25,303)	(413)

Total other expense, net	(82,905)	(5,710)

Loss before income taxes	(3,139,469)	(296,205)

Income tax provision	20,406	6,731

Net loss	$(3,159,875)	$(302,936)

See notes to financial statements.

ALIER, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY) AND COMPREHENSIVE LOSS

				Accumulated	Retained	Total
	Common Stock		Deferred	Other	Earnings	Shareholders’
			Stock	Comprehensive	(Accumulated	Equity
	Shares	Amount	Compensation	Income	Deficit)	(Deficiency)

BALANCES, January 1, 1998	14,880,000	$18,000	$—	$—	$385,133	$403,133

Net loss and comprehensive loss	—	—	—	—	(302,936)	(302,936)

Exercise of stock options	40,000	6,000	—	—	—	6,000

BALANCES, December 31, 1998	14,920,000	24,000	—	—	82,197	106,197

Components of comprehensive loss:

Net loss	—	—	—	—	(3,159,875)	(3,159,875)

Foreign currency translation adjustment	—	—	—	2,695	—	2,695

Total comprehensive loss	—	—	—	—	—	(3,157,180)

Exercise of stock options, net of repurchases	95,000	14,250	—		—	14,250

Accelerated vesting of options	—	89,300	—	—	—	89,300

Deferred stock compensation	—	7,422,033	(7,422,033)	—	—	—

Amortization of deferred stock compensation	—	—	1,910,891	—	—	1,910,891

BALANCES, December 31, 1999	15,015,000	$7,549,583	$(5,511,142)	$2,695	$(3,077,678)	$(1,036,542)

See notes to financial statements.

ALIER, INC.

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,

	1999	1998

Cash flows from operating activities:

Net loss	$(3,159,875)	$(302,936)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	27,240	27,033

Amortization of deferred stock compensation	1,910,891	—

Accelerated vesting of options	89,300	—

Loss on disposal of property	—	413

Change in assets and liabilities:

Accounts receivable	320,720	112,568

Prepaid expenses and other	(14,510)	(10,345)

Accounts payable	96,936	(9,171)

Accrued liabilities	93,785	108,510

Deferred revenue	(7,203)	84,896

Net cash provided by (used in) operating activities	(642,716)	10,968

Cash flows from investing activities:

Purchase of property and equipment	—	(14,572)

Cash flows from financing activities:

Proceeds from exercise of stock options, net of repurchases	14,250	6,000

Proceeds from line of credit, net	258,136	—

Proceeds from long term loan	400,000	—

Repayments of long term loan	(25,000)	—

Proceeds from notes payable — shareholders	51,663	60,000

Repayments of notes payable — shareholders	(10,899)	(2,348)

Repayments of capital lease obligations	(8,525)	(16,751)

Net cash provided by financing activities	679,625	46,901

Effect of exchange rate changes on cash and cash equivalents	(182)	—

Net increase in cash and cash equivalents	36,727	43,297

Cash and cash equivalents — beginning of year	71,351	28,054

Cash and cash equivalents — end of year	$108,078	$71,351

Supplemental cash flows information:

Cash paid for income taxes	$6,731	$—

Cash paid for interest	$48,014	$7,634

Equipment acquired under capital leases	$9,450	$24,755

See notes to financial statements.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 1999 and 1998

1.  Summary of Significant Accounting Policies

      Organization — Alier, Inc. (the Company), was incorporated in January 1995 in California. The Company is a worldwide provider of Enterprise Application Integration solutions for financial institutions.

      Basis of Presentation — The financial statements include the Company and its U.K. operations. All significant intercompany balances and transactions have been eliminated.

      Cash Equivalents — The Company considers all highly liquid financial instruments purchased with a remaining maturity of three months or less to be cash equivalents.

      Concentration of Credit Risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents consist of checking, savings and money market accounts with several financial institutions. The Company sells its products primarily to companies outside the United States. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition.

      The following individual customers accounted for 10% or more of total revenue:

	Years Ended
	December 31,

	1999	1998

Company A	39%	—

Company B	14%	24%

Company C	14%	—

Company D	—	37%

      The following individual customers accounted for 10% or more of total accounts receivable:

	Years Ended
	December 31,

	1999	1998

Company A	43%	—

Company B	28%	14%

Company C	13%	23%

Company D	—	45%

      Financial Instruments — The Company’s financial instruments include cash and cash equivalents and accounts receivable. At December 31, 1999 and 1998, the fair value of these financial instruments approximated their financial statement carrying amounts.

      Property and Equipment — Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to seven years.

      Long-Lived Assets — The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

      Software Development Costs — Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

1.  Summary of Significant Accounting Policies — (Continued)

Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

      Income Taxes — The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

      Certain Significant Risks and Uncertainties — The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; ability to obtain additional financing; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; loss of significant customers; adverse changes in international market conditions; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

      Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition — The Company’s revenue recognition policy is consistent with Statement of Position (SOP) 97-2, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable and collectibility is probable. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

      Service revenues are comprised of revenue from support arrangements, consulting fees and training. Support arrangements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as service revenue over the life of the related agreement, which is typically one year. Consulting and training revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

      Research and Development — Research and development expenses are charged to operations as incurred. Such expenses include costs associated with the design and development of new products and costs related to the Company’s internally developed software systems. To date, these costs which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, have not been significant.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

1.  Summary of Significant Accounting Policies — (Continued)

      Foreign Currency Translation — Assets and liabilities of the foreign operations are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date, and results of operations are translated using average rates in effect for the period presented. Translation adjustments have been included within shareholder’s equity as part of accumulated other comprehensive income.

      Stock-Based Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

      The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

      Comprehensive Loss — SFAS No. 130, Reporting Comprehensive Income requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. In 1998, comprehensive loss was equal to net loss. In 1999, accumulated other comprehensive loss is comprised of foreign currency translation adjustments of $2,695.

      Recently Issued Accounting Standard — In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company’s fiscal year ending December 31, 2001. The Company believes that this statement will not have a significant impact on the Company’s financial position, results of operations or cash flows.

2.  Property and Equipment

      Property and equipment at December 31 consist of:

	1999	1998

Furniture and fixtures	$4,004	$4,004

Computers and software	102,100	110,734

Total	106,104	114,738

Accumulated depreciation and amortization	(73,949)	(64,619)

Property and equipment, net	$32,155	$50,119

      Equipment with a net book value of $21,085 and $23,018 at December 31, 1999 and 1998, respectively (net of accumulated amortization of $16,048 and $4,665, respectively), is leased under capital leases.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

3.  Accrued Liabilities

      Accrued liabilities at December 31 consist of:

	1999	1998

Accrued payroll and related benefits	$225,574	$207,144

VAT payable	74,719	13,546

Other	12,956	—

	$313,249	$220,690

4.  Related Party Transactions

      The following transactions were entered into with shareholders of the Company:

•	In September 1998, the Company issued notes payable to two shareholders totaling $60,000. The notes bear interest at 10% and are payable in twenty equal quarterly installments of principal and interest through September 2003.

•	In May 1999, the Company issued a note payable to a shareholder for $36,500. The note bears interest at 10% and is payable on demand.

•	In June 1999, the Company issued a non-interest bearing loan to a shareholder for $3,004, payable on demand.

•	In November 1999, the Company issued a note payable to two shareholders totaling $12,159. The notes bear interest at 10% and are payable in twenty equal quarterly installments of principal and interest of through September 2004.

      Future minimum payments under notes payable from shareholders are $52,348 in 2000, $14,437 in 2001, $15,937 in 2002, $13,743 in 2003 and $1,951 in 2004.

5.  Line of Credit

      Under a revolving line of credit with no expiration date, the Company can borrow a maximum of $75,000. Borrowings under the line of credit bear interest at 17% per annum.

      In August 1999, the Company entered into a second line of credit agreement expiring in July 2000. The Company may borrow up to 80% of its eligible accounts receivable to a maximum of $800,000. Borrowings bear interest at 10% and are collateralized by a commercial guaranty from two shareholders. The Company was in compliance with all financial covenants at December 31, 1999.

      The Company had a total of $258,136 outstanding under these lines of credit at December 31, 1999.

6.  Debt Obligations

      In September 1999, the Company entered into loan agreement for $400,000. The loan bears interest at the Wall Street Journal Prime rate (8.50% at December 31, 1999) plus 2.50% per annum and is payable in 48 monthly installments through September 2003. The loan is secured by property of the Company and personal guarantees and assignment of life insurance of two shareholders. The Company was in compliance with all financial covenants at December 31, 1999. At December 31, $375,000 was outstanding under the loan. Future minimum payments under the loan are $100,000 in 2000, $100,000 in 2001, $100,000 in 2002 and $75,000 in 2003.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

7.  Shareholders’ Equity

Common Stock

      At December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

Issuance under the option plan	6,143,500

Stock Option Plan

      Under the Company’s 1996 Stock Option Plan and the 1997 Stock Option Plan (the Plans), the Board of Directors is authorized to grant to employees, officers, directors and consultants up to 6,283,500 shares of common stock at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options as determined by the Board of Directors. These options generally expire ten years from the date of grant and are immediately exercisable with unvested shares subject to repurchase. At December 31, 1999, 16,875 shares were subject to repurchase.

      During 1999, the Company repurchased 5,000 unvested shares of common stock from an employee.

      Option activity under the Plans is as follows:

		Weighted
	Number	Average
	of	Exercise
	Shares	Price

Outstanding, January 1, 1998 (537,500 vested at a weighted average exercise price of $0.09,	2,051,500	$0.11

Granted (weighted average fair value of $0.03 per share,	1,226,500	0.15

Exercised	(40,000)	0.15

Canceled	(160,000)	0.15

Outstanding, December 31, 1998 (1,404,325 vested at a weighted average exercise price of $0.11,	3,078,000	0.13

Granted (weighted average fair value of $1.81 per share,	4,147,000	0.15

Exercised	(100,000)	0.15

Canceled	(1,395,000)	0.09

Outstanding, December 31, 1999.	5,730,000	$0.15

      At December 31, 1999, 413,500 shares were available for future grant under the Option Plan.

      Additional information regarding options outstanding as of December 31, 1999 is as follows:

Options Outstanding
Options Vested
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Price	Outstanding	(Years)	Price	Exercisable	Price

$0.15	5,730,000	9.20	$0.15	3,149,219	$0.15

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

7.  Shareholders’ Equity — (Continued)

Stock Compensation

      During 1999, the Company issued 3,917,000 common stock options to employees at an estimated exercise price of $0.15 per share, which were at prices less than the fair value of its common stock. The fair value of the common stock was $2.03 per share. Accordingly, the Company recorded approximately $7,363,960 as the value of such options in 1999. Stock compensation of $1,852,818 was amortized to expense in 1999 and at December 31, 1999, the Company had $5,511,142 in deferred stock compensation related to such options.

      During 1999, the Company issued nonstatutory common stock options to a consultant to purchase 30,000 shares of common stock which were all outstanding at December 31, 1999. Accordingly, the Company recognized the fair value of $58,073 as stock compensation expense in 1999. The fair values of these options were determined at the date of vesting using the methods specified by SFAS 123 with the following weighted average assumptions during 1999: expected life, ten years; risk free interest rate, 6.0%; volatility, 100%; and no dividends during the expected term. Forfeitures are recognized as they occur.

Additional Stock Plan Information

      As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

      SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro forma net income or loss had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the minimum value method with the following weighted average assumptions: expected life, four years in 1999 and 1998; risk-free interest rate, 6% in 1999 and 1998; and no dividends during the expected term. The Company’s calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the awards under the fair value method as required under SFAS No. 123, pro forma net loss would approximately $3,239,000 and $332,000 for 1999 and 1998, respectively.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

8.  Lease Commitments

      The Company leases its principal facilities under a noncancelable operating lease expiring in 2001. Future minimum rental payments under operating and capital leases are as follows:

Year Ending	Capital	Operating
December 31,	Leases	Leases

2000	$19,245	$61,000

2001	15,984	3,000

2002	1,210	—

Total future minimum payments	36,439	$64,000

Amounts representing interest	(10,971)

Present value of future minimum payments	25,468

Current portion	(11,406)

	$14,062

      Rent expense was approximately $149,000 and $84,000 for 1999 and 1998, respectively.

9.  Income Taxes

      The provision for income taxes for the years ended December 31 consists of the following:

	1999	1998

Currently payable:

Federal	$—	$265

State	800	1,959

Foreign	19,606	4,507

Total	$20,406	$6,731

      The tax provision in 1999 and 1998 relates primarily to foreign operations.

      Loss before income taxes is as follows:

	1999	1998

Domestic	$(642,016)	$(296,205)

Foreign	(2,497,453)	—

Total	$(3,139,469)	$(296,205)

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

9.  Income Taxes — (Continued)

      Significant components of the Company’s net deferred tax assets for federal and state income taxes at December 31, 1999 consist of:

Deferred tax assets:

Accruals and reserves recognized in different periods	$155,000

Net operating loss carryforwards	260,000

Credit carryforwards	20,000

Total deferred tax assets	435,000

Deferred tax liabilities — excess tax over book depreciation	(7,000)

Total net deferred tax assets	428,000

Valuation allowance	(428,000)

Net deferred tax asset	$—

      At December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $685,000 and $342,000, respectively, expiring through 2019 and 2004, respectively.

      At December 31, 1999, the Company had federal foreign tax credits of approximately $20,000 available to offset future federal income taxes. The credit expires in 2004.

      The extent to which the loss and credit carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

10.  Employee Benefit Plan

Money Purchase Pension Plan and Trust

      The Company sponsors a Money Purchase Pension Plan and Trust (the Money Plan) for all employees who meet certain eligibility requirements. Under the Money Plan, the employer, for each plan year, must contribute an amount equal to 4% of employees’ compensation for the plan year and 4% of the amount of employees’ excess compensation for the plan year. Excess compensation is a participant’s compensation in excess of the 100% of the taxable wage base in effect at the beginning of the plan year. The Plan does not permit nor require employee contributions to the trust fund. The Company contributed approximately $31,000 and $24,000 in 1999 and 1998, respectively.

Profit Sharing Plan and Trust

      The Company sponsors a Profit Sharing Plan and Trust (the Profit Plan) for all employees who meet certain eligibility requirements. Each plan year, the employer may contribute to the Profit Plan an amount determined by the employer at its discretion. The employer may choose not to contribute to the Profit Plan for a particular plan year. The Profit Plan does not permit nor require employee contributions to the trust fund. The Company made no contributions in 1999 and 1998.

ALIER, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)
Years Ended December 31, 1999 and 1998

11.  Subsequent Events

      In February 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 390,875 shares of common stock, options to purchase 158,277 shares of common stock, and paid approximately $2.0 million in cash in exchange for all capital stock of the Company.

* * * * *

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

TransLink Software, Inc.:

      We have audited the accompanying balance sheets of TransLink Software, Inc. (the “Company”) as of December 31, 1999 and 1998 and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 10, 2000

TRANSLINK SOFTWARE, INC.

BALANCE SHEETS

	December 31,

	1999	1998

ASSETS

Current assets:

Cash and cash equivalents	$713,705	$234,548

Accounts receivable	1,326	31,500

Prepaid expenses and other current assets	36,680	1,983

Total current assets	751,711	268,031

Property and equipment, net	196,272	169,304

Other assets	54,349	35,455

Total assets	$1,002,332	$472,790

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$29,280	$20,240

Accrued liabilities	42,064	7,514

Deferred revenue	264,386	—

Total current liabilities	335,730	27,754

Deferred rent	9,693	8,942
Commitments (Note 6)

Shareholders’ equity:

Series A convertible preferred stock, par value $1.00, 1,500,000 shares authorized; shares issued and outstanding: 1,500,000 in 1999 and none in 1998 (liquidation preference of $1,500,000)	1,500,000	—

Common stock, no par value, 100,000,000 shares authorized; shares issued and outstanding: 12,310,449 in 1999 and 1998	2,574,621	1,877,408

Notes receivable from shareholders	(28,000)	(28,000)

Deferred stock compensation	(270,602)	—

Accumulated deficit	(3,119,110)	(1,413,314)

Total shareholders’ equity	656,909	436,094

Total liabilities and shareholders’ equity	$1,002,332	$472,790

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,

	1999	1998

Revenues:

License	$119,625	$177,208

Service	73,176	46,443

Total revenues	192,801	223,651

Costs and expenses:

License cost of revenues	12,734	23,149

Service cost of revenues (exclusive of deferred stock compensation expense of $274 at December 31, 1999)	40,800	26,300

Sales and marketing (exclusive of deferred stock compensation expense of $1,714 at December 31, 1999)	363,305	361,177

Research and development (exclusive of deferred stock compensation expense of $3,598 at December 31, 1999)	679,940	542,643

General and administrative (exclusive of deferred stock compensation expense of $36,823 at December 31, 1999)	375,550	218,844

Amortization of deferred stock compensation	42,409	—

Total costs and expenses	1,514,738	1,172,113

Loss from operations	(1,321,937)	(948,462)

Other income (expense):

Interest income and other, net	32,681	12,620

Interest expense	(416,540)	—

Total other income (expense), net	(383,859)	12,620

Net loss	$(1,705,796)	$(935,842)

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Series A					Notes
	Preferred Stock		Common Stock			Receivable
					Preferred Stock	From	Accumulated
	Shares	Amount	Shares	Amount	Compensation	Shareholders	Deficit

BALANCES, January 1, 1998	—	$—	12,020,193	$1,587,152	$—	$(721,938)	$(477,472)

Issuance of common stock			290,256	290,256
Repayments of note receivable						693,938

Net loss							(935,842)

BALANCES, December 31, 1998	—	—	12,310,449	1,877,408	—	(28,000)	(1,413,314)

Issuance of Series A preferred stock	1,500,000	1,500,000

Issuance of warrants				384,202

Deferred compensation				313,011	(313,011)
Amortization of deferred compensation					42,409

Net loss							(1,705,796)

BALANCES, December 31, 1999	1,500,000	$1,500,000	12,310,449	$2,574,621	$(270,602)	$(28,000)	$(3,119,110)

[Additional columns below]

[Continued from above table, first column(s) repeated]

Total
Shareholders’
Equity

BALANCES, January 1, 1998	$387,742

Issuance of common stock	290,256
Repayments of note receivable	693,938

Net loss	(935,842)

BALANCES, December 31, 1998	436,094

Issuance of Series A preferred stock	1,500,000

Issuance of warrants	384,202

Deferred compensation	—
Amortization of deferred compensation	42,409

Net loss	(1,705,796)

BALANCES, December 31, 1999	$656,909

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,

	1999	1998

Cash flows from operating activities:

Net loss	$(1,705,796)	$(935,842)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	51,304	34,870

Loss on disposal of property and equipment	5,440	—

Noncash interest expense	384,202	—

Amortization of deferred compensation	42,409	—

Changes in assets and liabilities:

Accounts receivable	30,174	(31,500)

Prepaid expenses and other current assets	(34,697)	12,182

Accounts payable	9,040	(11,688)

Accrued liabilities and deferred rent	35,301	9,163

Deferred revenues	264,386	—

Net cash used in operating activities	(918,237)	(922,815)

Cash flows from investing activities:

Purchases of property and equipment	(84,152)	(71,290)

Proceeds from disposal of property and equipment	440	—

Other assets	(18,894)	1,943

Net cash used in investing activities	(102,606)	(69,347)

Cash flows from financing activities:

Repayment of note receivable from shareholders	—	693,938

Proceeds from sale of convertible preferred stock, net	1,500,000	—

Proceeds from sale of common stock	—	290,256

Proceeds from notes payable	450,000	—

Repayment of notes payable	(450,000)	—

Net cash provided by financing activities	1,500,000	984,194

Net increase (decrease) in cash and cash equivalents	479,157	(7,968)

Cash and cash equivalents — beginning of year	234,548	242,516

Cash and cash equivalents — end of year	$713,705	$234,548

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION —

Cash paid for interest	32,338	—

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 1999 and 1998

1.  Summary of Significant Accounting Policies

      Organization — TransLink Software, Inc. (the Company), was incorporated in Washington in February 1997. The Company is a provider of high performance mainframe integration solutions.

      Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Concentration of Credit Risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents consist of checking and savings accounts with one financial institution. The Company sells its products to companies within the United States. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition.

      Cash Equivalents — The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

      Property and Equipment — Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to seven years. Leasehold improvements are amortized over the shorter of the lease term or their useful lives.

      Long-Lived Assets — The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

      Software Development Costs — Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

      Notes Receivable from Shareholders — The notes receivable from shareholders were issued in exchange for common stock, bear interest at 9% per annum and are due in monthly installments through February 2004.

      Income Taxes — The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, and net operating loss carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

      Certain Significant Risks and Uncertainties — The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; ability to obtain additional

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

1.  Summary of Significant Accounting Policies — (Continued)

financing; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; loss of significant customers; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

      Revenue Recognition — The Company’s revenue recognition policy is consistent with Statement of Position (SOP) 97-2, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable and collectibility is probable. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

      Service revenues are comprised of revenue from support arrangements, consulting fees and training. Support arrangements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as service revenue over the life of the related agreement. Consulting and training revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

      Research and Development — Research and development expenses are charged to operations as incurred. Such expenses include costs associated with the design and development of new products and costs related to the Company’s internally developed software systems. To date, these costs which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use have not been significant.

      Stock Compensation — The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

      The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

      Comprehensive Loss — SFAS No. 130, Reporting Comprehensive Income requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. For the years ended December 31, 1999 and 1998, comprehensive loss was equal to net loss.

      Recently Issued Accounting Standard — In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company’s fiscal year ending December 31, 2001. The Company believes that this statement will not have a significant impact on the Company’s financial position, results of operations or cash flows.

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

2.  Property and Equipment

      Property and equipment at December 31 consist of (in thousands):

	1999	1998

Equipment and furniture	$58,726	$50,978

Computers and software	239,102	164,980

Leasehold improvements	—	5,004

Total	297,828	220,962

Accumulated depreciation and amortization	(101,556)	(51,658)

Property and equipment, net	$196,272	$169,304

3.  Accrued Liabilities

      Accrued liabilities at December 31 consist of (in thousands):

	1999	1998

Accrued compensation and related benefits	$7,806	$3,032

Deferred rent	8,942	4,482

Other	25,316	—

Total	$42,064	$7,514

4.  Notes Payable

      In February 1999, the Company issued notes payable to various shareholders for a total of $423,774 for working capital purposes. In May 1999, the Company issued a note payable to an individual for a total of $26,226. The entire principal balance and accrued interest of $482,338 was repaid during 1999.

      In consideration for these financing arrangements, the Company issued warrants to purchase 450,000 shares of common stock at $0.25 per share. As described in Note 5, the estimated fair value of such warrants of $384,202 was recorded as additional interest expense in 1999.

5.  Shareholders’ Equity

Convertible Preferred Stock

      The significant terms of the convertible preferred stock are as follows:

•	Each share is convertible into one share of common stock (subject to adjustments for events of dilution) and has no voting rights.

•	If and when declared by the Board of Directors, the holders of Series A convertible preferred stock are entitled to receive the payment of dividends if a dividend is declared on common shares on the same per share basis.

•	Holders of Series A convertible preferred stock have a liquidation preference of $1.00 per share, plus any declared but unpaid dividends.

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

5.  Shareholders’ Equity — (Continued)

Common Stock

      At December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

Conversion of preferred stock	1,500,000

Issuance under stock option plan	940,000

Exercise of common stock warrants	950,000

3,390,000

Stock Option Plan

      Under the Company’s 1997 Stock Option Plan (the Plan), the Board of Directors is authorized to grant to employees, officers, directors and consultants up to 940,000 shares of common stock at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options as determined by the Board of Directors. These options generally expire ten years from the date of grant and become exercisable ratably over a four-year period.

      Option activity under the Plan is as follows:

		Weighted
	Number	Average
	of	Exercise
	Shares	Price

Outstanding, January 1, 1998 (100,000 shares exercisable at a weighted average exercise price of $2.63 per share)	460,000	$0.83

Granted (weighted average fair value of $0.12 per share)	250,000	0.58

Canceled	(135,000)	0.35

Outstanding, December 31, 1998 (156,500 shares exercisable at a weighted average exercise price of $1.79 per share)	575,000	0.83

Granted (weighted average fair value of $1.76 per share)	197,000	1.00

Canceled	(50,000)	0.35

Outstanding, December 31, 1999.	722,000	$0.91

      Information regarding stock option grants during the years ended December 31, 1999 and 1998 is summarized as follows:

	Year ended			Year ended
	December 31, 1999			December 31, 1998

		Weighted	Weighted		Weighted	Weighted
		Average	Average		Average	Average
		Exercise	Fair		Exercise	Fair
	Shares	Price	Value	Shares	Price	Value

Exercise price equals market price	113,000	$1.00	$0.46	250,000	$0.58	$0.12

Exercise price is less then market price	84,000	$1.00	$3.50	—	$—	$—

      At December 31, 1999, 218,000 shares were available for future grant under the Option Plan.

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

5.  Shareholders’ Equity — (Continued)

      Additional information regarding options outstanding as of December 31, 1999 is as follows:

Options Outstanding				Options Exercisable

		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Price	Outstanding	(Years)	Price	Exercisable	Price

$0.27	102,000	7.29	$0.27	63,750	$0.27

$0.35	198,000	8.05	0.35	83,375	0.35

$0.75	95,000	8.38	0.75	35,625	0.75

$1.00	227,000	9.42	1.00	47,500	1.00

$2.63	100,000	7.17	2.63	100,000	2.63

$0.27-$2.63	722,000	8.29	$0.91	330,250	$1.16

Stock Compensation

      During the last half of 1999, the Company issued 84,000 common stock options to employees at an exercise price of $1.00 per share, which were at prices less than the fair value of its common stock. The fair value of the common stock was $4.29 per share. Accordingly, the Company recorded approximately $276,360 as the value of such options in 1999. Stock compensation of $5,758 was amortized to expense in fiscal 1999, and at December 31, 1999, the Company had $270,602 in deferred stock compensation related to such options.

      During 1999, the Company issued nonstatutory common stock options to consultants to purchase 40,000 shares of common stock which were all outstanding at December 31, 1999. Accordingly, the Company recognized the fair value of $36,651 as stock compensation expense in 1999 as the options were fully vested at the date of grant. The fair values of these options were determined at the date of vesting using the methods specified by SFAS 123 with the following weighted average assumptions during 1999: expected life, ten years; risk free interest rate, 6.0%; volatility, 100%; and no dividends during the expected term. Forfeitures are recognized as they occur.

Additional Stock Plan Information

      As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

      SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro forma net income or loss had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the minimum value method with the following weighted average assumptions: expected life, five years in 1999 and 1998; risk-free interest rate, 6% in 1999 and 1998; and no dividends during the expected term. The Company’s calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the awards under the fair

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

5.  Shareholders’ Equity — (Continued)

value method as required under SFAS No. 123, pro forma net loss would approximately $1,724,000 and $943,000 for 1999 and 1998, respectively.

Common Stock Warrants

      In 1997, the Company issued warrants to an investor, in connection with the issuance of common stock, to purchase 500,000 shares of common stock at an exercise price of $0.35 per share. These warrants are immediately exercisable and expire in September 2000. No warrants had been exercised as of December 31, 1999.

      In 1999, the Company issued warrants, in connection with certain debt obligations (see Note 4), to purchase 450,000 shares of common stock at an exercise price of $0.25 per share. These warrants are immediately exercisable and expire in February through May 2002. No warrants had been exercised as of December 31, 1999. The estimated fair value of such warrants of $384,202 was recorded as additional interest expense in the accompanying statement of operations for 1999.

6.  Lease Commitments

      The Company leases its principal facilities under a noncancelable operating lease expiring in February 2004. Future minimum rental payments under operating leases are as follows:

Year Ending
December 31,

2000	$204,000

2001	230,000

2002	242,000

2003	242,000

2004	40,000

$958,000

      Rent expense was approximately $68,000 and $59,000 and for 1999 and 1998.

7.  Income Taxes

      Due to the Company’s loss position, there was no provision for federal income taxes for 1999 and 1998.

TRANSLINK SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Years Ended December 31, 1999 and 1998

7.  Income Taxes — (Continued)

      Significant components of the Company’s net deferred tax assets for federal income taxes at December 31 consist of:

	1999	1998

Deferred tax assets:

Net operating loss carryforwards	$1,046,000	$482,000

Accruals and reserves recognized in different periods	33,000	—

Total deferred tax assets	1,079,000	482,000
Deferred tax liabilities -

Excess tax depreciation over book	(13,000)	(10,000)

	1,066,000	472,000

Valuation allowance	(1,066,000)	(472,000)

Net deferred tax asset	$—	$—

      Due to the uncertainty surrounding the realization of benefits of its favorable tax attributes in future tax returns, as of December 31, 1999 and 1998, the Company has fully reserved its net deferred tax assets of approximately $1,066,000 and $472,000, respectively.

      For all periods presented, the Company’s effective rate differs from the expected benefit at the federal statutory tax rate due primarily to state taxes offset by a valuation allowance against deferred tax assets.

      At December 31, 1999, the Company has federal net operating loss carryforwards of approximately $2,988,000, expiring through 2019.

      The extent to which the loss carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

8.  Employee Benefit Plan

      The Company sponsors a 401(k) Saving and Retirement Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the periods presented.

9.  Subsequent Events

      In April 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 796,363 shares of common stock, options to purchase 43,041 shares of common stock, and paid approximately $4.5 million in cash in exchange for all capital stock of the Company.

* * * * *

TRANSLINK SOFTWARE, INC

CONDENSED BALANCE SHEET

(unaudited)

March 31,
2000

ASSETS

Current assets:

Cash and cash equivalents	$250,955

Accounts receivable	—

Prepaid expenses and other current assets	58,743

Total current assets	309,698

Property and equipment, net	225,053

Other assets	29,960

Total assets	$564,711

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$20,045

Accrued liabilities	29,897

Deferred revenue	247,911

Total current liabilities	297,853

Deferred rent	68,238
Commitments (Note 6)

Shareholders’ equity:

Series A convertible preferred stock, par value $1.00, 1,500,000 shares authorized; shares issued and outstanding: 1,500,000 in 1999 and none in 1998 (liquidation preference of $1,500,000)	1,500,000

Common stock, no par value, 100,000,000 shares authorized; shares issued and outstanding: 12,310,449 in 1999 and 1998.	2,593,621

Notes receivable from shareholders	(28,000)

Deferred stock compensation	(253,329)

Accumulated deficit	(3,613,672)

Total shareholders’ equity	198,620

Total liabilities and shareholders’ equity	$564,711

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2000	1999

Revenues:

License	$30,893	$30,244

Service	33,559	9,960

Total revenues	64,452	40,204

Costs and expenses:

License cost of revenues	1,217	3,950

Service cost of revenues (exclusive of deferred stock compensation expense of $823 at March 31, 2000)	6,657	5,577

Sales and marketing (exclusive of deferred stock compensation expense of $5,141 at March 31, 2000)	110,047	83,919

Research and development (exclusive of deferred stock compensation of $10,795 at March 31, 2000)	230,909	145,586

General and administrative (exclusive of deferred stock compensation of $514 at March 31, 2000)	199,873	84,970

Amortization of deferred stock compensation	17,273	—

Total costs and expenses	565,976	324,002

Loss from operations	(501,524)	(283,798)

Other income (expense):

Interest income and other, net	6,962	2,699

Interest expense	—	(361,811)

Total other income (expense), net	6,962	(359,112)

Net loss	$(494,562)	$(642,910)

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2000	1999

Cash flows from operating activities:

Net loss	$(494,562)	$(642,910)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	19,824	11,253

Noncash interest expense	—	361,811

Amortization of deferred compensation	17,273	—

Changes in assets and liabilities:

Accounts receivable	1,326	13,000

Prepaid expenses and other current assets	(22,063)	(10,376)

Accounts payable	(9,235)	(12,646)

Accrued liabilities and deferred rent	46,378	8,488

Deferred revenue	(16,475)	—

Net cash used in operating activities	(457,534)	(271,380)

Cash flows from investing activities:

Purchases of property and equipment	(48,605)	(899)

Other assets	24,389	(621)

Net cash used in investing activities	(24,216)	(1,520)

Cash flows from financing activities:

Proceeds from note payable to shareholders	—	423,774

Sale of common stock	16,500	—

Proceeds from exercise of common stock warrants	2,500	—

Net cash provided by financing activities	19,000	423,774

Net increase (decrease) in cash and cash equivalents	(462,750)	150,874

Cash and cash equivalents — beginning of period	713,705	234,548

Cash and cash equivalents — end of period	$250,955	$385,422

See notes to financial statements.

TRANSLINK SOFTWARE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.  Basis of Presentation

      The financial statements at March 31, 2000, for the three months ended March 31, 2000 and 1999 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and operating results. Operating results for the three month period ended March 31, 2000 and 1999 are not necessarily indicative of results that may be expected for any future periods.

      The accompanying unaudited interim financial statements have been prepared with the assumption that users of the interim financial information have read TransLink Software, Inc. audited financial statements for the years ended December 31, 1999 and 1998. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in these audited financial statements have been omitted from these unaudited interim financial statements. While management believes the disclosures presented are adequate to make these financial statements not misleading, these financial statements should be read in conjunction with TransLink’s audited financial statements and related notes.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

2.  Acquisition by Active Software, Inc.

      In April 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 796,363 shares of common stock, options to purchase 43,041 shares of common stock, and paid approximately $4.5 million in cash in exchange for all capital stock of the Company, net liabilities assumed of approximately $345,000 and other costs of approximately $248,000.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Premier Software Technologies, Inc.:

      We have audited the accompanying balance sheet of Premier Software Technologies, Inc. (the “Company”) as of December 31, 1999 and the related statements of operations, shareholders’ deficiency and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 31, 2000
(April 25, 2000 as to Note 8 and the third paragraph of Note 6)

PREMIER SOFTWARE TECHNOLOGIES, INC.

BALANCE SHEET

December 31,
1999

ASSETS

Current assets:

Cash and cash equivalents	$131,371

Accounts receivable	274,484

Prepaid expenses and other current assets	34,069

Total current assets	439,924

Property and equipment, net	14,084

Deferred income taxes	1,778

Total assets	$455,786

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:

Accounts payable	$33,014

Accrued liabilities	176,488

Deferred revenue	84,586

Deferred tax liability	1,969

Total current liabilities	296,057

Stock compensation liability	2,636,592

Shareholders’ deficiency:

Common stock, no par value, 10,000,000 shares authorized; 53,354 shares issued and outstanding	200

Accumulated deficit	(2,477,063)

Total shareholders’ deficiency	(2,476,863)

Total liabilities and shareholders’ deficiency	$455,786

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

Year Ended
December 31, 1999

Revenues:

License	$128,750

Service	1,380,931

Total revenues	1,509,681

Cost of revenues:

License	109,210

Service (exclusive of deferred stock compensation expense of $859,130 at December 31, 1999)	646,109

Total cost of revenues	755,319

Gross profit	754,362

Operating expenses:

Research and development (exclusive of deferred stock compensation expense of $418,957 at December 31, 1999)	103,802

Sales and marketing	349,310

General and administrative	243,352

Amortization of deferred stock compensation	1,278,087

Total operating expenses	1,974,551

Operating loss	(1,220,189)

Interest income	9,360

Loss before income taxes	(1,210,829)

Income tax provision	25,292

Net loss	$(1,236,121)

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIENCY

Year Ended December 31, 1999

	Common Stock			Total
			Accumulated	Shareholders’
	Shares	Amount	Deficit	Deficiency

BALANCES, January 1, 1999	60,001	$—	$(1,146,148)	$(1,146,148)

Stock repurchase (Note 4)	(6,667)	—	(94,794)	(94,794)

Issuance of common stock	20	200	—	200

Components of comprehensive loss — net loss	—	—	(1,236,121)	(1,236,121)

BALANCES, December 31, 1999	53,354	$200	$(2,477,063)	$(2,476,863)

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

Year Ended
December 31, 1999

Cash flows from operating activities:

Net loss	$(1,236,121)

Adjustments to reconcile net income to net cash provided by operating activities:

Deferred income taxes	19,223

Depreciation	6,721

Stock compensation expenses	1,278,087

Change in assets and liabilities:

Accounts receivable	(148,304)

Prepaid expenses and other	(31,112)

Accounts payable	33,014

Accrued liabilities	48,738

Deferred revenue	39,778

Net cash provided by operating activities	10,024

Cash flows from investing activities:

Purchase of property and equipment	(9,615)

Net cash used in investing activities	(9,615)

Cash flows from financing activities:

Issuance of common stock	200

Repurchase of common stock	(94,794)

Net cash used in financing activities	(94,594)

Net decrease in cash and cash equivalents	(94,185)

Cash and cash equivalents — beginning of year	225,556

Cash and cash equivalents — end of year	$131,371

Supplemental cash flows information —

Cash paid for income taxes	$41,306

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 1999

1.  Summary of Significant Accounting Policies

      Organization — Premier Software Technologies, Inc. was incorporated in November 1994 in Wisconsin. Thomas Dayton, Inc. was incorporated in July 1999 in California, by the shareholders of the Premier Software. In September 1999, the two companies entered into an Agreement of Merger and Plan of Reorganization. The merged company changed its name to Premier Software Technologies, Inc. (the Company).

      The Company is a developer of business oriented web applications with web development services in marketing, corporate collaboration, e-commerce, business-to-business, infrastructure and education.

      Cash Equivalents — The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

      Concentration of Credit Risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company’s cash equivalents consist of checking and money market accounts with financial institutions. The Company sells its products primarily to companies in the United States. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition. During the year ended December 31, 1999, one customer accounted for 91% of the Company’s total revenue and 96% of total accounts receivable at December 31, 1999.

      Property and Equipment — Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to seven years.

      Software Development Costs — Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

      Income Taxes — The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

      Certain Significant Risks and Uncertainties — The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; ability to obtain additional financing; fundamental changes in the technology underlying software products; market acceptance of the Company’s products under development; development of sales channels; loss of significant customers; adverse changes in international market conditions; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

      Financial Statement Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the

PREMIER SOFTWARE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

1.  Summary of Significant Accounting Policies — (Continued)

reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition — The Company’s revenue recognition policy is consistent with Statement of Position 97-2, as amended. License revenues are comprised of fees for the Company’s software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable and collectibility is probable. For electronic delivery, the software is considered to have been delivered when the Company has provided the customer with the access codes that allow for immediate possession of the software. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

      Service revenues are comprised of revenue from support arrangements and consulting fees. Support arrangements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as service revenue over the life of the related agreement, which is typically one year. Consulting revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

      Research and Development — Research and development expenses are charged to operations as incurred. Such expenses include costs associated with the design and development of new products and costs related to the Company’s internally developed software systems. To date, these costs, which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, have not been significant.

      Stock-Based Compensation — The Company accounts for stock-based awards (Stock Appreciation Rights) to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

      Comprehensive Loss — SFAS No. 130, Reporting Comprehensive Income requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. For the year ended December 31, 1999, comprehensive loss was equal to net loss.

      Recently Issued Accounting Standard — In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company’s fiscal year ending December 31, 2001. The Company believes that this statement will not have a significant impact on the Company’s financial position, results of operations or cash flows.

PREMIER SOFTWARE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.  Property and Equipment

      Property and equipment at December 31, 1999 consist of:

Furniture and fixtures	$1,200

Computers and software	27,966

29,166

Accumulated depreciation	(15,082)

Property and equipment, net	$14,084

3.  Accrued Liabilities

      Accrued liabilities at December 31, 1999 consist of:

Accrued payroll and related benefits	$162,817

Other	13,671

$176,488

4.  Related Party Transactions

      The Company has transactions with related parties in the ordinary course of business. Related party transactions were as follows:

•	In April 1999, the Company repurchased 6,667 shares from a shareholder and officer for $94,794.

•	During the year ended December 31, 1999, the Company paid $36,000 for administrative services and $24,000 for marketing services to related parties of a shareholder.

•	During the year ended December 31, 1999, the Company sold software products with maintenance service for a period of one year, totaling to $75,225 to Active Software, Inc. (Note 8). At December 31, 1999, the Company established a deferred revenue of $6,633 for the remaining service period.

5.  Income Taxes

      The provision for income taxes for the years ended December 31, 1999 consists of the following:

Currently payable:

Federal	$4,046

State	2,023

Total	6,069

Deferred:

Federal	16,820

State	2,403

Total deferred	19,223

Total	$25,292

PREMIER SOFTWARE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.  Income Taxes — (Continued)

      Significant components of the Company’s net deferred tax assets for federal and state income taxes at December 31, 1999 consist of:

Deferred tax asset — basis difference in fixed assets	$1,778

Deferred tax liability — accrual to cash adjustment	(1,969)

Net deferred tax liability	$(191)

      For all periods presented, the Company’s effective rate differs from the expected tax expense at the federal statutory rate due primarily to state taxes offset by a valuation allowance against deferred tax assets.

6.  Stock Compensation

      The Company, since 1996, has offered a compensatory equity participation plan to employees which, at December 31, 1999, represented approximately 25% of the outstanding common stock of the Company.

      In connection with these arrangements, the Company recognized $1,278,087 in compensation expense in 1999. As of December 31, 1999, the stock compensation liability is $2,636,592, which is the estimated value of such rights, and is subject to adjustment based upon the future value of the Company’s common stock.

      Subsequent to year end, concurrent with the sale of the Company (see Note 8), the employees signed a Settlement and Release Agreement which released the Company and its shareholders from the compensatory equity participation arrangement in exchange for a future cash payment from the shareholders.

7.  Employee Benefit Plan

      The Company participates in a Savings Incentive Match Plan, whereby the Company matches the lesser of 3% of compensation or $6,000 for each employee. In 1999, the Company contributed $17,960.

8.  Subsequent Events

      In April 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 121,308 shares of common stock and paid $500,000 in cash in exchange for all capital stock of the Company.

PREMIER SOFTWARE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEET

(unaudited)

March 31,
2000

ASSETS

Current assets:

Cash and cash equivalents	$8,166

Accounts receivable	302,725

Prepaid expenses and other current assets	41,920

Total current assets	352,811

Property and equipment, net	22,393

Total assets	$375,204

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:

Accounts payable	$21,621

Accrued liabilities	9,919

Deferred revenue	91,614

Income taxes payable	27,830

Total current liabilities	150,984

Stock compensation liability	2,767,549
Commitments (Note 6)

Shareholders’ deficiency:

Common stock, no par value, 10,000,000 shares authorized; 53,354 shares issued and outstanding	200

Accumulated deficit	(2,543,529)

Total shareholders’ deficiency	(2,543,329)

Total liabilities and shareholders’ equity	$375,204

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2000	1999

Revenues:

License	$43,300	$—

Service	399,382	275,363

Total revenues	442,682	275,363

Costs of revenues:

License	27,189	24,327

Service (exclusive of deferred stock compensation expense of $115,363 and $198,797, respectively)	166,685	126,021

Total cost of revenues	193,874	150,348

Gross profit	248,808	125,015

Operating expenses:

Research and development (exclusive of deferred stock compensation expense of $15,594 and $104,739, respectively)	27,670	25,634

Sales and marketing	87,837	51,384

General and administrative	41,925	53,944

Amortization of deferred stock compensation	130,957	303,536

Total operating expenses	288,389	434,498

Operating loss	(39,581)	(309,483)

Interest income	754	2,074

Loss before income taxes	(38,827)	(307,409)

Income tax provision	(27,639)	(4,806)

Net loss	$(66,466)	$(312,215)

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2000	1999

Cash flows from operating activities:

Net loss	$(66,466)	$(312,215)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	2,182	1,680

Deferred income taxes	27,639	4,806

Stock compensation expenses	130,957	303,536

Changes in assets and liabilities:

Accounts receivable	(28,241)	(69,832)

Prepaid expenses and other current assets	(7,851)	739

Accounts payable	(11,393)	71,605

Accrued liabilities	(166,569)	8,634

Deferred revenues	7,028	(1,079)

Net cash provided by (used in) operating activities	(112,714)	7,874

Cash flows from investing activities:

Purchases of property and equipment	(10,491)	—

Net increase (decrease) in cash and equivalents	(123,205)	7,874

Cash and cash equivalents — beginning of period	131,371	225,787

Cash and cash equivalents — end of period	$8,166	$233,661

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for income taxes	$14,300	$13,395

See notes to financial statements.

PREMIER SOFTWARE TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.  Basis of Presentation

      The financial statements at March 31, 2000, for the three months ended March 31, 2000 and 1999 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of financial position and operating results. Operating results for the three month period ended March 31, 2000 and 1999 are not necessarily indicative of results that may be expected for any future periods.

      The accompanying unaudited interim financial statements have been prepared with the assumption that users of the interim financial information have read Premier Software Technologies, Inc. audited financial statements for the year ended December 31, 1999. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in these audited financial statements have been omitted from these unaudited interim financial statements. While management believes the disclosures presented are adequate to make these financial statements not misleading, these financial statements should be read in conjunction with Premier’s audited financial statements and related notes.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

2.  Acquisition by Active Software, Inc.

      In February 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 121,308 shares of common stock, options to purchase 11,548 shares of common stock, and paid $500,000 in cash in exchange for all capital stock of the Company, net liabilities assumed of approximately $296,000 and other costs of approximately $166,000.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG
WEBMETHODS, INC.
WOLF ACQUISITION, INC. AND
ACTIVE SOFTWARE, INC.
DATED AS OF MAY 20, 2000

EXHIBITS

Exhibit A	Form of Company Stockholders’ Agreement
Exhibit B	Form of Parent Voting Agreement
Exhibit C	Form of Strategic Relationship Agreement
Exhibit D	Form of the Surviving Company’s Certificate of Incorporation
Exhibit E	Form of Company Affiliate Pooling Agreement
Exhibit F	Form of Parent Affiliate Pooling Agreement

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of May 20, 2000 (the “Agreement”), among WEBMETHODS, INC., a Delaware corporation (“Parent”), WOLF ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and ACTIVE SOFTWARE, INC., a Delaware corporation (the “Company”).

      WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the “Merger”) of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and have approved and declared this Agreement advisable and in the best interests of their respective stockholders;

      WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders’ Agreement and Irrevocable Proxy dated as of the date hereof (the “Company Stockholders’ Agreement”) in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

      WHEREAS, as a condition to the willingness of, and an inducement to, Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Parent Common Stock (as defined herein), are entering into a Voting Agreement dated as of the date hereof (the “Parent Voting Agreement”) in the form of Exhibit B attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

      WHEREAS, as a condition to the willingness of, and an inducement to, Parent and the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company and Parent are entering into a Strategic Relationship Agreement dated as of the date hereof (the “Strategic Relationship Agreement”) in the form of Exhibit C attached hereto in order to initiate a strategic relationship between the Company and Parent in the event that the Merger could be delayed or not consummated;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

      WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for “pooling of interests” treatment.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

      1.1  The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the DGCL, (a) Merger Sub shall merge with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by Delaware law as a wholly owned subsidiary of Parent and (c) the separate corporate existence of the Company with all of its assets, property rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I.

      1.2  Effective Time. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by (i) executing and filing on the Closing Date (as hereinafter defined) a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL and (ii) making such other filings and taking such other actions as may be required by Law to make the Merger effective hereinafter. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company (the date and time the merger becomes effective being the “Effective Time”).

      1.3  Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4  Certification of Incorporation; Bylaws. At the Effective Time and without any further action on the part of the parties hereto, (a) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit D attached hereto until thereafter amended as provided by the DGCL and (b) the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL.

      1.5  Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

      1.6  Conversion of Company Common Stock, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

      (a)  Subject to the provisions of this Article I, each share of Common Stock, par value $.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of the Company Common Stock to be canceled pursuant to Section 1.6(c) and subject to Section 1.8) will be converted automatically into the right to receive 0.527 fully paid and nonassessable shares (the “Exchange Ratio”) of the Common Stock, par value $0.01 per share (the “Parent Common Stock”), of Parent (the “Merger Consideration”).

      (b)  Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.10 hereof, without interest.

      (c)  Each share of Company Common Stock, if any, owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

      (d)  Each share of Common Stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares of Merger Sub

Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      1.7  Stock Options and Warrants.

      (a)  The Company and Parent shall take all requisite action such that, at the Effective Time, all options to purchase Company Common Stock then outstanding under the Company’s 1996 Stock Plan (the “1996 Plan”), the Company’s 1996A Stock Plan (the “1996A Plan”), the Company’s 1999 Stock Plan (the “1999 Stock Plan”), the TransLink Stock Option Plan (the “TransLink Plan”), the Alier 1996 Stock Option Plan (the “Alier 1996 Plan”), the Alier 1997 Stock Option Plan (the “Alier 1997 Plan”), and the Company’s 1999 Director’s Stock Option Plan (the “1999 Director’s Plan”, together with the 1996 Plan, 1996A Plan, the 1999 Plan, the TransLink Plan, the Alier 1996 Plan and the Alier 1997 Plan, the “Option Plans”) by virtue of the Merger and, shall be assumed by Parent in accordance with Section 5.6, without any action on the part of the holder thereof.

      (b)  The Company and its Board of Directors shall promptly take all actions necessary to ensure that following the Effective Time no holder of any options or other rights pursuant to, nor any participant in or party to, the Option Plans or any other Employee Plan (as defined herein) or other plan, program, arrangement, agreement or other commitment providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company will have any rights thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of Parent, the Company, or the Surviving Corporation or any of their Subsidiaries, except as provided herein.

      1.8  Adjustments to Exchange Ratio. Without limiting any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

      1.9  Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of the issuance of fractional shares, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6 who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to have been otherwise received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent and without interest) equal to the product of such fractional part of a share of Parent Common Stock multiplied by the average closing price per share of Parent Common Stock (rounded to the nearest cent) on the Nasdaq National Market (“NASDAQ”) (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source selected by Parent) for the 20 trading days ending on the third trading day immediately prior to (and excluding the date of) the Effective Time.

      1.10  Surrender of Certificates.

      (a)  Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the Exchange Agent in the Merger.

      (b)  Parent to Provide Common Stock. When and as needed, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, sufficient shares of Parent Common Stock to be exchanged pursuant to Section 1.6.

      (c)  Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock to be exchanged pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 1.6 and 1.9, after giving effect to any required Tax (as defined herein) withholdings, and the Certificate so surrendered shall forthwith be canceled. At any time following the first anniversary of the Effective Time, all or any number of shares of Parent Common Stock (and any or all cash payable in lieu of fractional shares of Parent Common Stock) deposited with or made available to the Exchange Agent pursuant to Section 1.10(b), which remain undistributed to the holders of the Certificates representing shares of Company Common Stock, shall be delivered to Parent upon demand, and thereafter such holders of unexchanged shares of Company Common Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the shares of Parent Common Stock for payment upon due surrender of their Certificates.

      (d)  Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 1.9 until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 1.10(c). Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which the holder is entitled pursuant to Section 1.9 and the amount of dividends or other distributions with a record date after the Effective Time and payable between the Effective Time and the time of such surrender with respect to such whole shares of Parent Common Stock.

      (e)  Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than the name in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and accompanied by all other documents required to evidence and effect such transfer and (ii) either (x) that the Person requesting such exchange will have paid any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in a name other than the name of the registered holder of the Certificate surrendered or (y) established to the satisfaction of Parent, or any agent designated by Parent, that such Tax has been paid or is not applicable.

      (f)  No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, the Merger Sub or the Surviving Corporation shall be liable to a holder of a Certificate for any Parent Common Stock (and any cash payable for fractional shares of Parent Common Stock or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

      (g)  Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent (or any Affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent.

      (h)  Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by Law, no certificates representing shares of Parent Common Stock or cash shall be delivered to a Person who may be deemed an “affiliate” of the Company in accordance with Section 5.8 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board (“APB 16”) and applicable rules and regulations (“Regulations”) of the Securities and Exchange Commission (the “SEC”) until such Person has executed and delivered a Company Affiliate Pooling Agreement (as defined in Section 5.11) to Parent.

      (i)  Unvested Shares. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock shall also be unvested to the same extent and in accordance with such agreement and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      1.11  Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Surviving Corporation. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.12  Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Eastern time) on a date (the “Closing Date”) to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/ or date is agreed by the parties hereto. The Closing shall take place at the offices of Shaw Pittman, 1676 International Drive, McLean, Virginia 22102 or such other place as the parties hereto otherwise agree.

      1.13  Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.9; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.14  Tax Consequences. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. Unless otherwise required by Law, the parties shall not take a position on any

Tax Return (as defined herein) or in any proceeding relating to the Tax consequences of the Merger inconsistent with this Section 1.14.

      1.15  Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a “pooling-of-interests” transaction under APB 16 and the Regulations of the SEC.

      1.16  Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record of otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Merger Sub or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically set forth in writing in the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”) (each Section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), as follows:

      2.1  Organization and Qualification; Subsidiaries.

      (a)  The Company is a corporation duly organized, validly existing and in good standing under Delaware law. The Company has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders (as defined herein) and approvals (collectively, “Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b)  Section 2.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary. The Company owns one hundred percent (100%) of the outstanding capital stock of each of its Subsidiaries.

      (c)  Each Subsidiary of the Company is a legal entity, duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (d)  Section 2.1(d) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment or similar investment interest made by the Company or any of its Subsidiaries in any Person other than the Company’s Subsidiaries (“Other Interests”). Except as described in Section 2.1(d) of the Company Disclosure Schedule, the Other Interests are owned by the Company, by one or more of the Company’s Subsidiaries, or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens.

      2.2  Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a true, accurate and complete copy of each of its and each of its Subsidiaries’ Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

      2.3  Capitalization.

      (a)  The authorized capital of the Company consists of 105,000,000 shares, divided into 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the “Company Preferred Stock”). As of May 16, 2000, (i) 25,937,281 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) no shares of Company Common Stock were held by any Subsidiary of the Company; (v) 4,177,869 shares of Company Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the Option Plans (the “Outstanding Employee Options”); (vi) 641,515 shares of Company Common Stock were duly reserved for future issuance pursuant to the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”); and (vii) 36,764 shares of Company Common Stock were reserved for issuance upon exercise of the warrant to purchase the Company Common Stock dated October 28, 1998 held by Intel Corporation. None of the outstanding shares of Company Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by the Company or to which the Company is or was a party, nor does the Company have knowledge of any such right. Except as set forth above and in Section 2.3(a) of the Company Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as described in Section 2.3(a) of the Company Disclosure Schedule, all outstanding options to purchase Company Common Stock were granted under Company’s Option Plans. In connection with the execution of this Agreement, the Company has provided to Parent a complete list of all outstanding options and warrants to purchase Company Common Stock as of the date hereof, the record holder thereof and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

      (b)  Section 2.3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock, and ownership thereof, of each of the Company’s Subsidiaries. All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company’s Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

      (c)  Except as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Company or its Subsidiaries. Except as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, “phantom” stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, “Stock-Based Rights”) or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company. Except as set forth in Section 2.3(c) of the Company Disclosure Schedule or the Company Stockholders’ Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound or, to the Knowledge (as defined herein) of the Company, any of the Company’s stockholders is a party or by which any of them is bound, in each case, with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Company or any of its Subsidiaries.

      2.4  Authority; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement, each Related Agreement (as defined herein) to which it is a party and each instrument required to be executed and delivered by it at the Closing, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions so contemplated (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Common Stock in accordance with Delaware law and the Company’s Certificate of Incorporation and Bylaws) herein or therein. Each of this Agreement and Related Agreements to which it is a party has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      2.5  Required Vote. As of the date hereof and, except as permitted by Section 5.2(c), as of the Effective Time, the Board of Directors of the Company has, at a meeting duly called and held, (i) unanimously approved and declared advisable this Agreement and each Related Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Company Common Stock, (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company and (iv) directed that this Agreement be submitted to the stockholders of the Company for their adoption. The Board of Directors has not withdrawn, rescinded or modified and will not, except in accordance with Section 4.2 hereof, withdraw, rescind or modify such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock for the adoption of this

Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement or to approve or authorize the Merger, the Related Agreements and the other transactions contemplated hereby and thereby. As of May 19, 2000, the holders of the Company Common Stock that are parties to the Company Stockholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 5,991,884 shares of Company Common Stock.

      2.6  No Conflict; Required Filings and Consents.

      (a)  The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws (ii) conflict with or violate any Law or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except (A) as set forth in Section 2.6(a) of the Company Disclosure Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b)  The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, any Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, require the Company or any of its Subsidiaries to, except as set forth in Section 2.6(b) of the Company Disclosure Schedule, obtain any Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws (“Blue Sky Laws”), the pre-Merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with Delaware law or (C) where the failure to obtain such Approvals, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      2.7  Material Agreements.

      (a)  Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all Contracts material to the business, financial condition, prospects or commercial relationships of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which any of them or their properties or assets are bound as of the date hereof and the following types of agreements (collectively, “Material Agreements”):

(i) employment Contracts with officers of the Company and other Contracts with current or former officers, directors or stockholders of the Company, and all severance, change in control (except pursuant to the Option Plans) or similar Contracts with any current or former stockholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former stockholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(ii) labor Contracts (if any);

(iii) Contracts involving annual revenues, expenditures or liabilities in excess of $100,000 per annum or $250,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

(iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $100,000;

(v) Contracts containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world;

(vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

(vii) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

(viii) Contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options or warrants listed in Section 2.3(a) of the Company Disclosure Schedule or agreements for the repurchase of Company Common Stock upon the termination of status as an employee or consultant governed by a Stock Option Plan;

(ix) Contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

(x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

(xi) Contracts for the license or supply of any geographic or similar data to the Company or any of its Subsidiaries.

True and complete copies of all written Material Agreements have been delivered or been made available to Parent by the Company. Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list of all Contracts that would purport to bind Parent or any of its Affiliates (other than the Company or its Subsidiaries) following the consummation of the Merger.

      (b)  Other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or is alleged to be and, to the best Knowledge of the Company, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the best Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 2.7 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms “material” and “Material Adverse Effect” as otherwise referenced and used in this Agreement.

      2.8  Compliance. The Company and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and Bylaws of the Company or the equivalent organizational documents of such Subsidiary, (ii) any Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.8 of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material to the Company or any of its Subsidiaries.

      2.9  SEC Filings; Financial Statements.

      (a)  The Company has filed all forms, reports, schedules, statements and documents required to be filed with the SEC since August 13, 1999 (collectively, as such forms, reports, schedules, statements and documents have been amended since the time of their filing, the “Company SEC Reports”) pursuant to the federal securities Laws and the Regulations of the SEC promulgated thereunder, and all Company SEC Reports have been filed in all material respects on a timely basis. The Company SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Securities Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

      (b)  Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company’s Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company.

      2.10  Absence of Certain Changes or Events.

      (a)  Except as described in Section 2.10(a) of the Company Disclosure Schedule, since December 31, 1999, the Company and its Subsidiaries have conducted their, businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (b)  Except as described in Section 2.10(b) of the Company Disclosure Schedule, during the period from December 31, 1999 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, and (ii) there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

      2.11  No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof, (ii) disclosed in Section 2.11 of the Company Disclosure Schedule, or (iii) incurred in the ordinary course of business since December 31, 1999 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      2.12  Litigation. Except as described in Section 2.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties or rights before or subsequent to any Court or Governmental Authority where the amount in controversy could exceed $100,000; provided, that such amount in controversy shall not be construed or utilized to expand, limit or define the terms “material” or “Material Adverse Effect” as otherwise referenced and used in this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

      2.13  Employee Benefit Plans.

      (a)  Section 2.13(a) of the Company Disclosure Schedule describes all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including without limitation multiemployer plans within the meaning of Section 3(37) of ERISA, and all bonus, stock option, stock purchase, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance agreements, written or otherwise, which is or has been entered into, contributed to, established by, participated in and/or maintained by the Company, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company (an “ERISA Affiliate”) within the meaning of Section 414 of the Code, or any Subsidiary of the Company, whether or not such plan is terminated, for the benefit of, or relating to, any present or former employee or director of the Company or any of its ERISA Affiliates (together, the “Employee Plans”). The Company has provided to Parent correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans (b) the most recent determination letters received from the IRS, (c) the three most recent Form 5500 Annual Reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all related agreements, insurance Contracts and other Contracts which implement each such Employee Plan. Except with regard to outstanding options, there are no restrictions on the ability of the sponsor of each Employee Plan (which is currently the Company or a Subsidiary of the Company) to amend or terminate any Employee Plan, and sponsorship of each Employee Plan may be transferred by the Company or any of its Subsidiaries to Parent or the Merger Sub, as the case may be.

      (b)  There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code which is not exempt under Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened Liens on the assets of any Employee Plan; all Employee Plans conform to, and in their operation and administration are in all material respects in compliance with, the terms thereof and requirements prescribed by any and all statutes (including ERISA and the Code), orders, and governmental Regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor, Internal Revenue Service or Secretary of the Treasury); the Company and each of its Subsidiaries and ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan and are not in default under or violation of, and have no Knowledge of any default or violation by any other Person with respect to, any of the Employee Plans; to the Knowledge of the Company, each Employee Plan intended to qualify under Section 401(a) of the Code is so qualified, and each corresponding trust is exempt under Section 501 of the Code, and nothing has occurred or failed to occur which would cause the loss of such qualification or exemption; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code or otherwise, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as required under Code section 411(d)(3) or disclosed in Section 2.13(b) of the Company Disclosure Schedule; each Employee Plan, if any, that is a voluntary employee beneficiary association intended to be exempt under Section 501(c)(9) of the Code has been submitted and approved or exempted by the Internal Revenue Service and nothing has occurred or failed to occur which would cause the loss of such exemption; and each Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable Laws relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States.

      (c)  No Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither the Company nor any Subsidiary or ERISA Affiliate has ever partially or fully withdrawn from any such plan. No Employee Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any Subsidiary or ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any multiemployer plan.

      (d)  Each Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except as disclosed in Section 2.13(d) of the Company Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee’s or former employee’s termination of employment with the Company or any Subsidiary, other than COBRA Coverage.

      (e)  In connection with the execution of this Agreement, the Company has provided to Parent a true and complete list of each current or former employee, officer, director and investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock or Company Preferred Stock, if any, together with the number of shares of Company Common Stock or Company Preferred Stock, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.13(e) of the Company Disclosure Schedule sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished or made available to Parent.

      (f)  Except as set forth in Schedule 2.13(f) of the Company Disclosure Schedule, (i) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other liability imposed by ERISA; (ii) no “reportable event” (as such term is defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan; and (iii) all awards, grants or bonuses made pursuant to any Employee Plan have been, or will be, fully deductible by the Company or its Subsidiaries notwithstanding the provisions of Sections 162(m) and 280G of the Code and the Regulations promulgated thereunder.

      2.14  Employment and Labor Matters.

      (a)  Section 2.14(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar Contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company’s or Subsidiary’s employees, nor is any such Contract presently being negotiated. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan or any of the agreements set forth in Section 2.14(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Time (except to the extent such terminations may be aggregated with terminations following the Effective Time for purposes of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”)). None of the Company’s or any Subsidiary’s employment policies or practices is currently being audited or investigated by any Governmental Authority or Court. There is no pending or, to the Knowledge of the Company, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company’s or Subsidiary’s employee, or other individual or any Governmental Authority with respect to employment practices brought by or before any Court or Governmental Authority.

      (b)  Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, there are no material controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, material disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, there are no grievances pending or, to the Knowledge of the Company or any Subsidiary, threatened, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement, by Law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

      2.15  Registration Statement; Proxy Statement/ Prospectus. None of the information supplied by the Company for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company for inclusion in the Joint Proxy Statement/ Prospectus shall, on the date the Joint Proxy Statement/ Prospectus is first mailed to the Company stockholders or Parent stockholders, at the time of the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement/ Prospectus shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder. The Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or Joint Proxy Statement/ Prospectus.

      2.16  Absence of Restrictions on Business Activities. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there is no agreement or Order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Except as set forth in Section 2.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

      2.17  Title to Assets; Leases.

      (a)  Except as described in Section 2.17(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to or the legal right to use all of their real or personal properties (whether owned or leased) and assets, free and clear of all Liens.

      (b)  Section 2.17(b) of the Company Disclosure Schedule contains a list of all of the real property and interests in real property owned by the Company or any of its Subsidiaries and all leases of real property to which the Company or any Subsidiary is a party or by which any of them holds a leasehold interest (collectively, “Real Property”). Except as set forth in Section 2.17(b) of the Company Disclosure

Schedule, (i) each Real Property lease to which the Company or any of its Subsidiaries is a party is in full force and effect in accordance with its terms, (ii) all rents and additional rents due to date from the Company or a Subsidiary on each such lease have been paid, (iii) neither the Company nor any Subsidiary has received written notice that it is in material default thereunder, and (iv) there exists no default by the Company or any Subsidiary under such lease. There are no leases, subleases, licenses, concessions or any other agreements or commitments to which the Company or a Subsidiary is a party granting to any Person other than the Company or a Subsidiary any right to possession, use occupancy or enjoyment of any of the Real Property or any portion thereof. None of the Company nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Real Property or any other interest in any Real Property.

      2.18  Taxes. For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.18 of the Company Disclosure Schedule:

      (a)  All material Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

      (b)  All material Taxes payable by or with respect to the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid when due, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the respective company’s Balance Sheet for any material Taxes not yet due. All assessments for material Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

      (c)  No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

      (d)  Except as set forth in Section 2.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested which has not since expired.

      (e)  Except as set forth in Section 2.18(e) of the Company Disclosure Schedule, other than with respect to its Subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations

Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise.

      (f)  Except as disclosed in Section 2.18(f) of the Company Disclosure Schedule, the Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments, that will not be deductible under Section 280G of the Code.

      (g)  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (h)  The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

      (i)  Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

      (j)  None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

      2.19  Environmental Matters.

      (a)  Except as described on Section 2.19 of the Company Disclosure Schedule, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by the Company now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries, or result in costs to the Company or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the Knowledge of the Company will be, named as a party, or affecting their business, is pending or, to the Knowledge of the Company, threatened; nor is the Company or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is a party or affecting their business; (v) to the Knowledge of the Company, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of: (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the Knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

      (b)  The Company has furnished to Parent true and complete copies of all Environmental Reports in the possession or control of the Company or any of its Subsidiaries.

      (c)  For purposes of this Agreement, the terms below are defined as follows:

“Environmental Laws” shall mean any and all Laws, Orders, guidelines, codes, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

“Environmental Permits” shall mean, with respect to a Person, any and all permits, licenses, registrations, notifications, exemptions and any other Approvals required of a Person under any Environmental Law.

“Environmental Report” shall mean, with respect to a Person, any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect such Person or any entity for which it may be liable or any Subsidiary of such Person.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

      2.20  Intellectual Property.

      (a)  The Company or its Subsidiaries has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property used or proposed to be used in the conduct of the Company’s or any of its Subsidiaries’ businesses as currently conducted and proposed to be conducted (the “Company Intellectual Property”), and neither the Company nor any of its Subsidiaries has misappropriated, is conflict with or is infringing upon the Intellectual Property of others. The Company (or, where applicable, its Subsidiaries) is the sole and exclusive owner of the Company Intellectual Property free and clear of any Liens or other rights or claims of others, except for Intellectual Property specifically designated as not owned by the Company or its Subsidiaries (“Third Party Intellectual Property”) in Section 2.20(a)(i) of the Company Disclosure Schedule. Section 2.20(a) of the Company Disclosure Schedule lists all material items of Company Intellectual Property, including, without limitation:

(i) all licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party Intellectual Property, including, without limitation, Intellectual Property that is (or is intended to be) incorporated in, embedded in or included with any Product or service of the Company or any of its Subsidiaries, or any product or service currently under development (“Embedded Third-Party Components”);

(ii) all applications and registrations relating to the Company Intellectual Property, including, without limitation, all patents and patent applications (including provisional applications, continuations and continuations-in-part) and all trademarks, service marks, trade names, fictitious names, service marks and copyright registrations owned by, or licensed exclusively to, the Company or any of its Subsidiaries and which are currently used in connection with the business of the Company or any of its Subsidiaries, including the jurisdictions in which each item of such Company Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed. Each such registration was properly registered and is in good standing and enforceable under applicable Laws and regulations, and, except as set forth in Section 2.20(a)(ii) of the Company Disclosure Schedule, no renewal, fee payment or other actions are required to be taken with respect to any registration within six (6) months after the date hereof. Section 2.20(a)(ii) of the Company Disclosure Schedule lists, for each application, the current status of each application and the next steps required to be taken in connection with such application;

(iii) all agreements or other arrangements under which the Company or any of its Subsidiaries has provided or agreed to provide or make available source code to any Product to any third party, including, without limitation, to end-users; and

(iv) all other material items of Company Intellectual Property.

The Company has made available to Parent correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements relating to the Company Intellectual Property, each as amended to date. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or other agreement which, if reduced to written form, would be required to be listed in Section 2.20(a) of the Company Disclosure Schedule under the terms of this Section 2.20(a).

      (b)  Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, with respect to each item of Third Party Intellectual Property: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company and its Subsidiaries, and, to the Company’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereunder, and, to the Company’s Knowledge, no other party to such license, sublicense or other agreement is in material breach or default thereunder, and, to the Company’s Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration thereunder by the other party thereto; (iii) to the Company’s Knowledge, the underlying item of Third Party Intellectual Property is not subject to any Lien that materially interferes with or may reasonably be expected to materially interfere with the rights granted to the Company or any of its Subsidiaries with respect to such item; and (iv) there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item.

      (c)  Except as set forth in Section 2.20(c) of the Company Disclosure Schedule, no action, suit, proceeding or investigation with respect to the Company Intellectual Property has ever been instituted, is pending or, to the Company’s Knowledge, threatened. The Company has made available to Parent correct and complete copies of all such suits, actions or proceedings or written notices. To the Knowledge of the Company, neither the development, manufacturing, marketing, licensing or sale of the Products, the performance of the services offered by the Company nor the conduct of the business of the Company or any of its Subsidiaries infringe, conflict with or misappropriate, and have not infringed, conflicted with or misappropriated, any Intellectual Property right of any third party. To the Knowledge of the Company, none of the Company Intellectual Property is being infringed by activities, products or services of, or is being misappropriated by, any third party.

      (d)  Except as set forth in Section 2.20(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or any of its Subsidiaries to be in violation or default under any license, sublicense or other agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way the Company’s or any Subsidiary’s ability to conduct its business or use or provide the use of Company Intellectual Property or any Intellectual Property of others, which violation, default, termination, modification or limitation would reasonably be expected, individually or in the aggregate, to result in a material loss of benefits or material loss to the Company.

      (e)  Except for Embedded Third-Party Components for which the Company (or, as applicable, any of its Subsidiaries) has valid non-exclusive licenses which are disclosed in Section 2.20(e) of the Company

Disclosure Schedule, the Company (or, as applicable, its Subsidiaries) is the sole and exclusive owner of, with all right, title and interest in and to all Company Intellectual Property (free and clear of any Liens), and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used.

      (f)  The Company has made available to Parent copies of the Company’s and its Subsidiaries’ standard forms of end-user license agreements (“End-User Licenses”). Except as disclosed in Section 2.20(f) of the Company Disclosure Schedule (which describes the material variations from the standard form of End-User License), as of the date hereof, neither the Company nor any of its Subsidiaries has entered into any End-User Licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Parent.

      (g)  The Company has in effect a comprehensive trade secrets and confidential information protection program (“Trade Secrets Program”), a description of which has been supplied to Parent. The Company has used reasonable efforts to enforce its Trade Secrets Program and otherwise to safeguard and maintain the secrecy and confidentiality of all Company Intellectual Property. All officers, employees and consultants of the Company and its Subsidiaries who have had access to proprietary information or Company Intellectual Property have executed and delivered to the Company agreements (copies of which have been provided to Parent) to maintain the confidentiality of the Company Intellectual Property and to assign to the Company all Intellectual Property arising from the services performed for the Company by such persons. No current or prior officers, employees or consultants of the Company or any of its Subsidiaries have claimed any ownership interest in any Company Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company or any of its Subsidiaries, or otherwise. To the Knowledge of the Company, there has been no violation of the Trade Secrets Program or any confidentiality or nondisclosure agreement relating to the Company Intellectual Property. Except as set forth in Section 2.20(g) of the Company Disclosure Schedule and except for the Embedded Third-Party Components, all Company Intellectual Property have been developed by employees of the Company and its Subsidiaries, within the course and scope of their employment.

      (h)  No third party has claimed or, to the best of the Company’s Knowledge, has reason to claim, that any person employed by or affiliated with the Company or any of its Subsidiaries has (i) violated or, may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company, which suggests that such a claim might be contemplated. To the best of the Company’s Knowledge, no person employed by or affiliated with the Company or any of its Subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the best of the Company’s knowledge, no other person employed by or affiliated with the Company or any of its Subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company or its Subsidiaries as officers, employees or agents by any officer, director or key employee of the Company or its Subsidiaries, or the conduct or proposed conduct of the business of the Company and its Subsidiaries, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated, except where such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      (i)  Except as set forth in Section 2.20(i) of the Company Disclosure Schedule (i) to the Knowledge of the Company, there are no material errors, omissions, issues or defects in the Products, (ii) the occurrence in or use by Products of dates on or after January 1, 2000 (the “Millennial Dates”) will not adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and the Products create, process output data related to or including Millennial Dates without errors, omissions or ambiguities, and (iii) none of the Products contains or includes Malicious Code.

      (j)  No Federal, state, local or other government funding or university or college facilities were used in the development of the Products and such software was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in Section 2.20(j) of the Company Disclosure Schedule.

      (k)  Section 2.20(k) of the Company Disclosure Schedule lists all unresolved warranty and support claims (including any pending claims) related to the products of the Company and its Subsidiaries and the nature of such claims, except for claims arising in the ordinary course of business pursuant to customary product support and maintenance obligations of Company. Except as set forth in Section 2.20(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any material oral or written representations or warranties with respect to its products or services.

      (l)  Except as set forth in Section 2.20(l) of the Company Disclosure Schedule (i) the Company has been and is in compliance with the U.S. Export Administration Act of 1979, as amended, and all regulations promulgated thereunder, and (ii) neither the Products nor any other Company Intellectual Property were conceived or developed outside of the United States.

      (m)  The Company and its Subsidiaries have taken reasonable actions to maintain, protect and police the integrity and security of their Software, including the protection and policing against all unauthorized use of, access to, or “hacking” into the Software or the introduction into the Software of viruses or other unauthorized, damaging or corrupting elements.

      2.21  Insurance. Section 2.21 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries and reasonable in light of the assets of the Company and its Subsidiaries. To the Knowledge of the Company, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

      2.22  No Restrictions on the Merger; Takeover Statutes. The Board of Directors of the Company has, unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and such approval is sufficient to render inapplicable to this Agreement, the Merger and any other transactions contemplated hereby, the restrictions on business combinations of Section 203 of the DGCL. No Delaware law or other takeover statute or similar Law and no provision of the Certificate of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, the Company Stockholders’ Agreement or the Strategic Relationship Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement, the Company Stockholders’ Agreement or the Strategic Relationship Agreement or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub (i) would or would purport to restrict or impair the ability of Parent to vote or otherwise exercise the rights of a stockholder with respect to securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or (ii) would or would purport to entitle any Person to acquire securities of the Company.

      2.23  Pooling; Tax Matters.

      (a)  The Company intends that the Merger be accounted for under the “pooling of interests” method under the requirements of APB 16 and the Regulations of the SEC.

      (b)  To the Company’s Knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent (i) the Merger from being treated for financial accounting purposes as a “pooling of interests” in accordance with GAAP and the Regulations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

      (c)  The Company has no Knowledge of any reason why it may not receive a letter from Deloitte and Touche LLP (the “Company’s Accountants”) dated as of the Closing Date and addressed to the Company in which the Company’s Accountants will concur with the Company management’s conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a “pooling of interests.”

      (d)  Section 2.24(d) of the Company Disclosure Schedule contains a true and complete list of all Persons who may be deemed to be Affiliates of the Company, excluding all of its Subsidiaries but including all directors and executive officers of the Company.

      2.24  Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except for Goldman Sachs & Co. and Thomas Weisel Partners (the “Company Financial Advisors”). The Company has heretofore furnished to Parent a true and complete copy of, all agreements between the Company and the Company Financial Advisors pursuant to which such Person would be entitled to any payment relating to the transactions contemplated hereunder.

      2.25  Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

      2.26  Interested Party Transactions. Except as disclosed in the Company’s filings with the SEC under the Exchange Act filed prior to the date hereof or in Section 2.26 of the Company Disclosure Schedule, (i) there are no existing, and since December 31, 1999 there has been no Contract, transaction, indebtedness or other arrangement, or any related series thereof, between the Company and any of its Subsidiaries, on the one hand, and any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, on the other (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and (ii) except for the Outstanding Employee Options, at the Closing or as indicated in Section 2.26 of the Company Disclosure Schedule, all such Contracts, transactions, indebtedness and other arrangements shall be terminated (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

      2.27  Opinion of Financial Advisor. The Board of Directors of the Company has received the oral opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock and will receive their written opinion promptly after the date hereof. The Company shall provide copies of such written opinion to Parent promptly after receipt. The Board of Directors of the Company has received the oral opinion of Thomas Weisel Partners LLP to the effect that as of the date hereof the

Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock and will receive their written opinion promptly after the date hereof. The Company shall provide copies of such written opinion to Parent promptly after receipt.

      2.28  Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to Parent or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company, subject to the exceptions specifically set forth in writing in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”) (each Section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), as follows:

      3.1  Organization and Qualification.

      (a)  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Delaware law. Parent has all the requisite corporate power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Merger Sub is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger and has not carried on any business or engaged in any activities other than those reasonably related to the Merger.

      (b)  Section 3.1(b) of the Parent Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of Parent’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by Parent or another Subsidiary of Parent.

      (c)  Each Subsidiary of Parent is a legal entity, duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (d)  Section 3.1(d) of the Parent Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of $300,000 or more or that represents a 5% or greater ownership interest in the subject of such investment made by Parent or any of its Subsidiaries in any person other than the Parent’s Subsidiaries (the “Parent Other Interests”). Except as described in Section 3.1(d) of the Parent

Disclosure Schedule, the Parent Other Interests are owned by Parent, by one or more of the Parent’s Subsidiaries, or by Parent and one or more of its Subsidiaries, in each case free and clear of all Liens.

      (e)  Parent has heretofore furnished to the Company a true, accurate and complete copy of each of its and each of its Subsidiaries’ Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of Parent and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon Parent or its Subsidiaries.

      3.2  Capitalization.

      (a)  As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share. As of May 15, 2000, (i) 32,482,297 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued or outstanding; (iii) no shares of Parent Common Stock were held in the treasury of the Company; (iv) no shares of Parent Common Stock were held by any Subsidiary of Parent; (v) 6,595,138 shares of Parent Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the option plans; (vi) 1,500,000 shares of Parent Common Stock were duly reserved for future issuance pursuant to Parent’s Employee Stock Purchase Plan; and (vii) no shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Parent Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by Parent or to which Parent is or was a party, nor does Parent have Knowledge of any such right. Except as set forth above and in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of Parent with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of Parent may vote.

      (b)  Except as described in this Section 3.2(b) or in Section 3.2(b) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of Parent or its Subsidiaries. Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule and the Parent Voting Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent or any of its Subsidiaries or, to the Knowledge (as defined herein) of Parent, any of Parent’s stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of Parent or any of its Subsidiaries.

      (c)  As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, of which 100 shares of Merger Sub Common Stock are outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent.

      3.3  Authority; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, each Related Agreement to which it is a party, and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement, each Related Agreement to which it is a party, and each instrument required hereby to be executed and delivered by Parent and Merger Sub at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. Except for filing of the Certificate of Merger and obtaining the approval and authorization of this Agreement and the transactions contemplated hereby by votes of the holders of a majority of the then outstanding Parent Common Stock, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

      3.4  Required Vote. As of the date hereof and as of the Effective Time, the Board of Directors of Parent has, at a meeting duly called and held, (i) by a unanimous vote of the members present, approved and declared advisable this Agreement and each Related Agreement to which Parent is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Parent Common Stock, (iii) resolved to recommend approval of the issuance of shares of Parent Common Stock in connection with the Merger pursuant to the terms of this Agreement. The Board of Directors has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of capital stock of Parent necessary to approve and authorize such issuance of Parent Common Stock. As of May 20, 2000, the holders of the Parent Common Stock that are parties to the Parent Voting Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 14,996,724 shares of Parent Common Stock.

      3.5  No Conflict; Required Filings and Consents.

      (a)  The execution and delivery by Parent and Merger Sub of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by Parent or any of its Subsidiaries at the Closing do not, and the performance of this Agreement and any such Related Agreement or instrument by Parent or Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) conflict with or violate any Law or Order in each case applicable to Parent or its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except (A) as set forth in Section 3.5(a) of the Parent Disclosure Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b)  The execution and delivery by Parent and Merger Sub of this Agreement the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance by Parent and Merger Sub of this Agreement and any such Related Agreement or instrument shall not, require Parent or Merger Sub to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, or the pre-Merger notification requirements of the HSR Act or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with the DGCL, (C) the filing of a listing application or other documents as required by NASDAQ or (D) where the failure to obtain such Approvals, or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.6  Material Agreements. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, Parent is not party to or bound by (a) Contracts containing a covenant limiting or purporting to limit the freedom of Parent or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world; (b) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person; (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $100,000; or (d) Contracts involving the issuance or repurchase of any capital stock of Parent or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Parent Common Stock, the options or warrants described in Section 3.2. The Contracts required to be disclosed in the Parent Disclosure Schedule pursuant to the foregoing clauses (a) through (d) or required to be filed with any Parent SEC Report (“Parent Contracts”) are in full force and effect and are valid and binding obligations of Parent and are enforceable, in accordance with its terms, against Parent, in each case except that the enforcement thereof may be limited by (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors’ rights generally, and (B) general principles of equity (whether in a proceeding in equity or at law). Parent is not and is not alleged to be and, to the best Knowledge of Parent, no other party is or is alleged to be in default under, or in breach or violation of, any Parent Contract and, to the best Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation.

      3.7  Compliance. Parent and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and Bylaws of Parent or the equivalent organizational documents of such Subsidiary, (ii) any Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.7 of the Parent Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Parent nor any of its Subsidiaries has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material Parent or any of its Subsidiaries.

      3.8  SEC Filings; Financial Statements.

      (a)  Parent has filed all forms reports, schedules, statements and documents required to be filed with the SEC since February 10, 2000 (collectively, as such forms, reports, schedules, statements and documents have been amended since the time of their filing, the “Parent SEC Reports”) pursuant to the federal securities Laws and Regulations of the SEC promulgated thereunder, and all Parent SEC Reports have been filed in all material respects on a timely basis. The Parent SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act, the Securities Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

      (b)  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company’s Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to Parent.

      3.9  Absence of Certain Changes or Events.

      (a)  Except as described in Section 3.9(a) of the Parent Disclosure Schedule, since March 31, 2000 Parent has conducted its, businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (b)  Except as described in Section 3.9(b) of the Parent Disclosure Schedule, during the period from March 31, 2000 to the date hereof there has not been any change by Parent in its accounting methods, principles or practices, any revaluation by Parent of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable.

      (c)  Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Parent SEC Reports filed and publicly available prior to the date hereof or in Parent’s March 31, 2000 financial statements, (ii) disclosed in Section 3.9(c) of the Parent Disclosure Schedule, (iii) incurred in the ordinary course of business since March 31, 2000, or (iv) which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      3.10  Absence of Litigation. Except as described in Section 3.10 of the Parent Disclosure Schedule or expressly described in the Parent SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any Court or Governmental Authority where the amount in controversy could exceed $100,000; provided, that such amount in controversy shall not be construed or utilized to expand, limit or define the terms “material” or “Material Adverse Effect” as otherwise referenced and used in this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

      3.11  Registration Statement; Proxy Statement/ Prospectus. None of the information supplied by Parent for inclusion in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Parent for inclusion in the Joint Proxy Statement/ Prospectus shall, on the date the Joint Proxy Statement/ Prospectus is first mailed to the Company’s stockholders or Parent’s stockholders, at the time of the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in the Registration Statement or Joint Proxy Statement/ Prospectus.

      3.12  Taxes. Except as set forth in Section 3.12 of the Parent Disclosure Schedule:

      (a)  All material Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

      (b)  All material Taxes payable by or with respect to Parent and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid when due, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the respective company’s Balance Sheet for any material Taxes not yet due. All assessments for material Taxes due and owing by or with respect to Parent and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither Parent nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

      (c)  No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to Parent or any of its Subsidiaries or any group of corporations of which any of Parent and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

      (d)  Neither Parent nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, Parent or any of its Subsidiaries has been granted or requested which has not since expired.

      (e)  Other than with respect to its Subsidiaries, Parent is not and has never been (nor does Parent have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither Parent nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise.

      (f)  Parent and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments as a result of the transactions contemplated by this Agreement, that will not be deductible under Section 280G of the Code.

      (g)  Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (h)  Parent and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

      (i)  Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

      (j)  None of Parent and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

      3.13  Environmental Matters. Except as described on Section 3.13 of the Parent Disclosure Schedule, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Parent and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by Parent now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from Parent or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of Parent or any of its Subsidiaries, or result in costs to Parent or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is, or to the Knowledge of Parent will be, named as a party, or affecting their business, is pending or, to the Knowledge of Parent, threatened; nor is Parent or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is a party or affecting their business; (v) to the Knowledge of Parent, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent Parent from, or materially increase the burden on Parent of: (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the Knowledge of Parent, each of the foregoing representations and warranties is true and correct with respect to any entity for which Parent or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

      3.14  Pooling; Tax Matters.

      (a)  Parent intends that the Merger be accounted for under the “pooling of interests” method under the requirements of APB 16 and the Regulations of the SEC.

      (b)  To Parent’s Knowledge, neither Parent and Merger Sub nor any of their Affiliates has taken or agreed to take any action or failed to take any action that could reasonably be expected to prevent (a) the Merger from being treated for financial accounting purposes as a “pooling of interests” in accordance with APB 16 and the Regulations of the SEC or (b) the Merger from constituting a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

      (c)  Parent has no Knowledge of any reason why it may not receive a letter from PricewaterhouseCoopers, LLP (the “Parent’s Accountants”) dated as of the Closing Date and addressed to Parent in which the Parent’s Accountants will concur with Parent’s management’s conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a “pooling of interests.”

      (d)  Section 3.14(d) of the Parent Disclosure Schedule contains a true and complete list of all Persons who may be deemed to be Affiliates of Parent, excluding all of its Subsidiaries but including all directors and executive officers of Parent.

      3.15  Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, except for Morgan Stanley & Co. Incorporated (the “Parent’s Financial Advisors”).

      3.16  Opinion of Financial Advisor. The Board of Directors of Parent has received the oral opinion of the Parent’s Financial Advisors. to the effect that as of the date hereof the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Parent Common Stock and will receive their written opinion promptly after the date hereof. Parent shall provide copies of such written opinion to the Company promptly after receipt.

      3.17  Absence of Restrictions on Business Activities. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, there is no agreement or Order binding upon Parent or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted or as proposed to be conducted by Parent or any of its Subsidiaries. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE MERGER

      4.1  Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing in advance, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable Laws. The Company shall use its reasonable best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect its Contracts and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

      (a)  amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

      (b)  issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class (common or preferred), or any options (other than stock options under the 1999 Stock Option Plan granted to new employees consistent with past practice in order to continue the employee recruitment efforts of the Company as mutually and reasonably determined by Parent and the Company) warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest or Stock-Based Rights of the Company or any of its Subsidiaries (except for the issuance of Company Common Stock issuable pursuant to the Outstanding Employee Options); adopt, ratify or effectuate a stockholders’ rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary (except for the repurchase of a stockholder’s Company Common Stock upon termination of such stockholder’s status as an employee or consultant pursuant to existing repurchase agreements and the Option Plans);

      (c)  declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

      (d)  sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Company or any of its Subsidiaries (including any Intellectual Property), except for the sale of goods, licenses of Intellectual Property involving annual revenue, payments or liabilities of less than $100,000 or having a term of less than one year, and dispositions of other immaterial assets, in any case, in the ordinary course of business and in a manner consistent with past practice;

      (e)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company of any of its Subsidiaries (other than the Merger);

      (f)  acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments; or authorize or make any capital expenditures which are, in the aggregate, in excess of $1,000,000 for the Company and its Subsidiaries taken as a whole;

      (g)  hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practice, or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Employee Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, provided that nothing in this Section 4.1(g) shall restrict the ability of the Company’s Board of Directors to adopt appropriate resolutions, with respect to persons who are officers or directors of the Company, to cause the transactions relating to the Merger that may be considered dispositions under Section 16 of the Exchange Act for such persons to be exempt from such Section;

      (h)  change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP used by it;

      (i)  revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

      (j)  (v) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 2.7(a) of the Company Disclosure Schedule (excluding any confidentiality agreements permitted pursuant to Section 4.2); (w) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder; (x) enter into or extend any lease with respect to Real Property with any third party; (y) modify, amend or transfer in any way or terminate any Material Agreement, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or claims thereto or thereunder; or (z) enter into, modify or amend any Contract to provide exclusive rights or obligations;

      (k)  make any material Tax election other than an election in the ordinary course of business consistent with the past practices of the Company or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

      (l)  fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause Tax Returns when filed to be complete and accurate in all material respects;

      (m)  fail to pay any Taxes or other material debts when due;

      (n)  pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $500,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

      (o)  engage in, enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for (i) amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses and (ii) those items existing as of the date hereof and listed in Section 4.1(o) of the Company Disclosure Schedule;

      (p)  fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

      (q)  take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) could reasonably be expected to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a “pooling of interests” or (ii) the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

      (r)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; or

      (s)  authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any Contract or arrangement to do any of the foregoing.

      4.2  Solicitation of Other Proposals.

      (a)  From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that notwithstanding the foregoing, prior to the adoption of this Agreement by the Company’s stockholders, this Section 4.2(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, or entering into discussions or negotiations with, any person or group who has submitted (and not withdrawn) to the Company an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of the

Company reasonably concludes (based on the written advice of a financial advisor of national standing) may constitute a Superior Offer (as hereinafter defined) if (1) neither the Company nor any representative of the Company and its Subsidiaries shall have materially violated any of the restrictions set forth in this Section 4.2, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company’s stockholders under applicable Law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company’s confidential information as the Confidentiality Agreement (as defined in Section 5.4), (4) the Company gives Parent at least two business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director, employee, agent or consultant of the Company or any of its Subsidiaries or any investment banker, attorney, agent or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.2 by the Company.

      (b)  In addition to the obligations of the Company set forth in paragraph (a) of this Section 4.2, the Company as promptly as reasonably practicable shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Parent informed as promptly as reasonably practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

      (c)  For the purposes of this Agreement, “Acquisition Proposal” means any offer or proposal by a third party (other than the Merger) relating to: (A) any acquisition or purchase from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 67% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

      4.3  Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date hereof and the Effective Time, Parent shall use its reasonable best efforts to preserve intact the business organization and assets of Parent and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets, to keep available the services of the present officers, employees and consultants of Parent and each of its Subsidiaries, to maintain in effect its contracts and to preserve the present relationships of Parent and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which Parent or any of its Subsidiaries has business relations. Neither Parent nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

      (a)  amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of Parent or any of its Subsidiaries;

      (b)  declare, set aside or pay any cash dividend or cash distribution in respect of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent);

      (c)  take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) could reasonably be expected to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a “pooling of interests” or (ii) the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; or

      (d)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder.

ARTICLE V

ADDITIONAL AGREEMENTS

      5.1  Registration Statement; Proxy Statement/ Prospectus.

      (a)  As promptly as reasonably practicable following the date hereof, the Company and Parent shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/ Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/ Prospectus”) and Parent shall prepare and file the Registration Statement. The Joint Proxy Statement/ Prospectus will be included in and will constitute a part of the Registration Statement as Parent’s prospectus. The Registration Statement and the Joint Proxy Statement/ Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby.

      (b)  Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/ Prospectus received from the SEC. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the SEC, and will provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/ Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or the Joint Proxy Statement/ Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations.

      (c)  Parent will use reasonable best efforts to cause the Joint Proxy Statements/ Prospectus to be mailed to Parent’s stockholders, and the Company will use reasonable best efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to the Company’s stockholders, in each case after the Registration Statement is declared effective under the Securities Act.

      (d)  Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/ Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/ Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

      5.2  Company Stockholders’ Meeting.

      (a)  Promptly after the date hereof, the Company shall take all action necessary in accordance with the applicable Law and its Certificate of Incorporation and Bylaws and the rules of NASDAQ to call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon adoption of this Agreement. Subject to Section 5.2(c), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) may adjourn or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/ Prospectus is provided to the Company’s stockholders in advance of a vote on this Agreement or (ii) shall (unless Parent otherwise consents in writing) adjourn or postpone the Company Stockholders’ Meeting, if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Joint Proxy Statement/ Prospectus ) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting. The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders’ Meeting are solicited, in compliance with applicable Law, the Company’s Certificate of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements. The Company’s obligation to call, give notice of, convene and hold the Company Stockholders’ Meeting in accordance with this Section 5.2(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or Superior Offer (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to this Agreement or the Merger.

      (b)  Subject to Section 5.2(c): (i) the Board of Directors of the Company shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders’ Meeting; (ii) the Joint Proxy Statement/ Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company’s stockholders vote in favor of and adoption of this Agreement at the Company Stockholders’ Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company’s stockholders vote in favor of adoption of this Agreement.

      (c)  Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a “Notice of Superior Offer”) advising Parent that the Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Parent shall not have, within three business days of Parent’s receipt of the Notice of Superior Offer, made an offer that the Company’s Board of Directors by a majority vote determines in its good faith judgment (after having received the written advice of a financial advisor of national standing) to be at least as favorable to the Company’s stockholders as such Superior Offer (it being agreed that the Board of Directors of the Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary duties to the Company’s stockholders under applicable Law and (v) the Company shall not have violated any of the restrictions set forth in Section 4.2 or this Section 5.2. The Company shall provide Parent with at least two business days prior notice of any meeting of the Company’s Board of Directors at which the Company’s Board of Directors is to consider any Acquisition Proposal to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this Section 5.2(c) shall limit the Company’s obligation to hold and convene the Company Stockholders’ Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified).

      (d)  For the purposes of this Agreement, “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the fair market value of the Company’s business immediately prior to such sale; or (iii) the acquisition by any person or group (including, without limitation, by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving the Company), directly or indirectly, of ownership of 51% or more of the then outstanding shares of capital stock of the Company, on terms that the Board of Directors of the Company determines, in its reasonable judgment (based on the written advice of a financial advisor of national standing) to be more favorable to the Company stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a “Superior Offer” unless the Company or such third party has obtained bona fide firm commitment letters for any financing required to consummate the transaction contemplated by such offer.

      (e)  Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

      5.3  Parent Stockholders Meeting.

      (a)  Promptly after the date hereof, Parent will take all action necessary in accordance with the applicable Law and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders’ Meeting”) to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of approving the issuance of shares of Parent Common Stock in connection with the Merger. Parent will use its reasonable best efforts to solicit from its stockholders proxies in favor of approving the issuance of Parent Common Stock in connection with the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/ Prospectus is provided to Parent’s stockholders in advance of a vote on the approval of the issuance of shares of Parent Common Stock in connection with the Merger or, if as of the time for which Parent Stockholders’ Meeting is originally scheduled (as set forth in the Joint Proxy Statement/ Prospectus ) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting. Parent shall ensure that the Parent Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders’ Meeting are solicited, in compliance with applicable Law, its Certificate of Incorporation and Bylaws and the rules of NASDAQ.

      (b)  (i) The Board of Directors of Parent shall recommend that Parent’s stockholders approve the issuance of shares of Parent Common Stock in connection with the Merger at the Parent Stockholders’ Meeting; (ii) the Joint Proxy Statement/ Prospectus shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent’s stockholders approve such issuance of shares at the Parent Stockholders’ Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent’s stockholders approve such issuance of shares.

      (c)  Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

      5.4  Access to Information; Confidentiality.

      (a)  Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of Parent (collectively “Parent Representatives”), reasonable access, during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, Contracts, commitments, record and personnel as Parent may reasonably request. The Company shall (and shall cause each of its Subsidiaries to) make available to the other party the appropriate individuals for discussion of such entity’s business, properties and personnel as Parent or the Parent Representatives may reasonably request. No investigation pursuant to this Section 5.4(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

      (b)  Upon reasonable notice, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of the Company (collectively “Company Representatives”), reasonable access, during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, Contracts, commitments, record and personnel as the Company may reasonably request. Parent shall (and shall cause each of its Subsidiaries to) make available to the other party the appropriate individuals for discussion of such entity’s business, properties and personnel as the Company or the Company Representatives may reasonably request. No investigation pursuant to this Section 5.4(b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

      (c)  The parties hereto shall keep all information obtained pursuant to Section 5.4(a) and (b) confidential in accordance with the terms of the Confidential Non-Disclosure Agreement (the “Confidentiality Agreement”), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.14.

      5.5  Reasonable Best Efforts; Further Assurances.

      (a)  Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, and by the Related Agreements. The Company and Parent shall use its reasonable best efforts to (i) as promptly as practicable, obtain all Approvals (including those referred to in Sections 2.6(a) and 2.6(b) and Sections 2.6(a) and 2.6(b) of the Company Disclosure Schedule), and the Company and Parent shall make all filings under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (ii) furnish all information required for any application or other filing to be made pursuant to the DGCL or any other Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement/ Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement and the Related Agreements; and (iii) lift, rescind or mitigate the effects of any injunction or other Order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened or such injunction or other Order, the issuance or entry thereof, provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, including its Subsidiaries, the Company or the holding separate of the Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its Affiliates, including its Subsidiaries, to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of Company Common Stock, or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent’s Affiliates, including its Subsidiaries. Neither party hereto will take any action which could reasonably be expected to result in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

      (b)  The parties hereto shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      (c)  The Company and Parent shall cooperate with one another:

(i) in connection with the preparation of the Registration Statement and the Joint Proxy Statement/ Prospectus ;

(ii) in connection with the preparation of any filing required by the HSR Act or any Foreign Competition Laws;

(iii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby;

(iv) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Registration Statement or the Joint Proxy Statement/ Prospectus , and seeking timely to obtain any such Approvals, or making any filings;

(v) in connection with the admission to NASDAQ of the Parent Common Stock to be issued in the Merger; and

(vi) in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

      (d)  The Company shall use its reasonable best efforts to cause its Affiliates and other Persons to transfer and assign all rights necessary for the Company to continue to conduct its business consistent with historical operations and as currently conducted, pursuant to documentation and in a manner reasonably acceptable to Parent.

      5.6  Stock Options and Stock Plan; Options.

      (a)  At the Effective Time, each Outstanding Employee Option, whether vested or unvested, shall be assumed by Parent. Each such Outstanding Employee Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans, option agreements thereunder and other relevant documentation immediately prior to the Effective Time (including, without limitation, any restrictions on transfer, vesting provisions and restrictive covenants), except that such Outstanding Employee Option shall be exercisable solely for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Outstanding Employee Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Outstanding Employee Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Outstanding Employee Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; provided, further, that in the case of any Outstanding Employee Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code (“ISOs”), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. The parties intend that the assumption of options provided for under this Section 5.6 shall meet the requirements of Section 424(a) of the Code, and this Section 5.6 shall be interpreted in a manner consistent with such intent.

      (b)  Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Employee Options assumed by Parent under this Agreement.

      (c)  The vesting of each Outstanding Employee Option shall not accelerate as a result of, or in connection with, the transactions contemplated hereby, except to the extent required by the existing terms of the Option Plan or option agreement pursuant to which it was granted. The Company shall take no action, and shall ensure that no discretion is exercised by the Board of Directors or any committee thereof or any other body or Person so as to cause the vesting of any Outstanding Employee Option or any other warrant or right to acquire shares of Company Common Stock to accelerate.

      (d)  The parties shall use their reasonable best efforts to mutually agree with respect to the treatment of the Purchase Plan in the Merger on terms not inconsistent with the Purchase Plan or the terms of this Agreement; provided, however, that in no event may Company Common Stock be purchased under the Purchase Plan after the Effective Time.

      5.7  Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Outstanding Employee Options as soon as is reasonably practicable after the Effective Time (and in any event within 30 days thereof).

      5.8  Employee Benefits.

      (a)  The Company agrees to provide Parent with, and to cause each of its Subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, provide information about Parent to such employees. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company’s efficient and orderly operation of its business.

      (b)  All employees of the Company shall be eligible to participate in the health, vacation and other employee benefit plans of Parent or a Subsidiary of the Parent to substantially the same extent as such benefits are provided to employees of Parent in similar positions and at similar grade levels (it being understood that such employees shall be eligible to begin to participate (i) in Parent’s employee stock purchase plan upon the commencement of the first new offering period after the Effective Time and in accordance with the eligibility provisions of such plan, and (ii) in the other Parent Employee Benefit Plans in accordance with the terms of such plans; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent or its Subsidiary until the corresponding plan of the Company ceases to be available after the Effective Time). A Parent Employee Benefit Plan may, if so continued by Parent or its Subsidiaries, include continuation of a Benefit Plan of the Company. As soon as administratively feasible following the Effective Time, Parent agrees to take all reasonable actions necessary to transition the Company’s employees into Parent’s or its Subsidiaries’ employee benefit plans as contemplated by the first sentence of this Section 5.8(b). Further, until such time that the Company’s employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company plan that offers the same type of benefit. Parent also agrees to provide each Company employee with full credit under any Parent Plan which is an Employee Benefit Plan for services as an employee of the Company prior to the Effective Time for purposes of eligibility, vesting and the determination of the level of benefits under any Parent plan which is an Employee Benefit Plan (including vacation, but excluding benefit accruals under a defined benefit pension plan) and shall receive credit under any Parent health plan for any deductible, copayment or out-of-pocket limits applicable to such employee to the extent such amounts have been paid by such employee during the calendar year in which such employee first becomes eligible for coverage under a Parent plan.

      (c)  The Company agrees to take all actions necessary to amend, merge, freeze or terminate any or all compensation and benefit plans, effective at and contingent upon the Closing Date, as requested in writing by Parent. Without limiting the generality of the foregoing, if requested by Parent in writing at least 10 days prior to the Effective Time, the Company shall cause to be adopted prior to the Effective Time resolutions of the Company’s Board of Directors to cease all contributions to the Company 401(k) Plan (the “401(k) Plan”), and to terminate the 401(k) Plan at least one day prior to the Effective Time. Such resolutions shall provide (to the extent required under Section 411 of the Code) that all participants shall be fully vested in their account balances under the 401(k) Plan. Such resolutions shall also authorize distributions of 401(k) Plan balances to participants (to the extent permitted under Section 401(k)(10) of the Code) as soon as practicable following the Effective Time and following the Company’s receipt from the Internal Revenue Service of a favorable determination letter regarding the tax-qualified status of the 401(k) Plan following its termination.

      (d)  The Company shall deliver to Parent an executed copy of such resolutions as soon as practicable following their adoption by Company’s Board of Directors and shall fully comply with such resolutions. To the extent permitted by Parent’s 401(k) plan, Parent shall (i) cause a tax-qualified defined contribution plan maintained by Parent or a subsidiary of Parent (the “Parent 401(k) Plan”) to accept rollovers (including direct rollovers) from the 401(k) plan maintained for the benefit of employees of the Company and its Affiliates in respect of distributions made on account of the transactions contemplated by this Agreement and (ii) allow loan balances of participants who have borrowed from the Parent 401(k) Plan, if any, to be rolled over without requiring that the participant first repay the loan. In the event that the Parent 401(k) Plan does not permit such loans, Parent shall use commercially reasonable efforts to amend such plan to permit rollovers of such loans in a direct transfer from the 401(k) Plan.

      (e)  The Board of Directors of Parent shall, to the extent permitted by applicable Law, take or cause to be taken all actions necessary to obtain approval in the form required by Rule 16b-3 of the Exchange Act so that, with respect to persons who will or may become officers or directors of Parent, the transactions relating to the Merger that may be considered acquisitions under such Rule for such persons will be exempt from Section 16 of the Exchange Act.

      5.9  Parent Option Pool. As is reasonably practicable after the Effective Time, subject to the approval of its Board of Directors, Parent will grant such number of stock options to purchase shares of Parent Common Stock to the employees of the Company (the “Company Option Grant”) as mutually agreed by the Company and Parent prior to the Effective Time in order to reasonably provide incentives for, and to retain, such employees after the Effective Time, and as described in a letter to be delivered to Parent prior to the Closing Date and approved by Parent promptly after the Effective Time and consistent with standard Parent practices.

      5.10  Parent Board of Directors. The Board of Directors of Parent will take all actions reasonably necessary, such that, effective upon the Effective Time, R. James Green (“Mr. Green”) and one other person, as determined by Parent’s Board of Directors and the Company, shall be appointed to Parent’s Board of Directors.

      5.11  Pooling; Reorganization.

      (a)  The Company shall not take, or permit any controlled Affiliate of the Company to take, any action that could reasonably be expected to prevent the Merger from being treated (i) for financial accounting purposes as a “pooling of interests” under GAAP; it being understood and agreed that if the Company’s Accountants advise the Company in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.11 or (ii) as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

      (b)  The Company shall use its reasonable best efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit E (each, a “Company Affiliate Pooling Agreement”) from each of the Persons identified in Section 2.24(d) of the Company Disclosure Schedule concurrently with the execution of this Agreement and thereafter from any other person who may be deemed an affiliate of the Company regarding compliance with Rule 145 under the Securities Act and the requirements for accounting treatment of the Merger as a “pooling of interests” under APB 16, and the Regulations of the SEC.

      (c)  Parent shall not take or permit any controlled Affiliate of Parent to take, any action that could reasonably be expected to prevent the Merger from being treated (i) for financial accounting purposes as a “pooling of interests” under GAAP; it being understood and agreed that if Parent’s Accountants, advises Parent in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.11; or (ii) as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

      (d)  Parent shall use its reasonable efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit F (each, a “Parent Affiliate Pooling Agreement”) from each of the Persons identified in Section 5.11(d) of the Parent Disclosure Schedule regarding compliance with the requirements for accounting treatment of the Merger as a “pooling of interests.”

      5.12  Notification of Certain Matters.

      (a)  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      (b)  Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the Merger or the Related Agreements, (ii) any notice or other communication from any Governmental Authority in connection with the Merger or the Related Agreements, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or Parent that relates to the

Merger or the Related Agreements; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Agreement of the Company; and (v) any change that could reasonably be expected to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or the Related Agreements or to fulfill their respective obligations set forth herein or therein.

      (c)  Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any Contracts in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use its reasonable best efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

      5.13  Listing on NASDAQ. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be admitted for trading on NASDAQ, subject to official notice of issuance.

      5.14  Public Announcements. Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties have agreed on the form of a joint press release announcing the execution of this Agreement.

      5.15  Takeover Laws. If any form of anti-takeover statute, Regulation or charter provision or Contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Related Agreements, the Company, Merger Sub and Parent and their respective Boards of Directors shall grant such Approvals and take such actions as are necessary under such Laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such Law, provision or Contract on the transactions contemplated hereby or thereby.

      5.16  Accountant’s Letters.

      (a)  The Company shall use its reasonable best efforts to cause to be delivered to Parent a “comfort” letter of the Company’s Accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      (b)  Parent shall use its reasonable best efforts to cause to be delivered to the Company a “comfort” letter of Parent’s Accountants dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      5.17  Indemnification; Directors and Officer Insurance.

      (a)  From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the “Indemnified Parties”) and any indemnification or expense advancement provisions under the Company’s Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification and expense advancement that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by Law.

      (b)  Parent shall cause to be maintained for a period of six (6) years from the Effective Time the Company’s current directors and officers insurance policy (the “Company’s D&O Insurance”) to the extent that it provides coverage for events occurring prior to the Effective Time for all Persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (such amount, the “Maximum Premium”). Upon request by Parent, the Company shall use its reasonable best efforts to extend coverage under the Company’s D&O Insurance by obtaining a six-year “tail” policy (provided, that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such “tail” policy shall satisfy Parent’s obligations under this Section 5.14(a). Parent’s obligations under this Section 5.14(a) shall also be satisfied if Parent’s directors and officers insurance provides (or is amended to provide) substantially similar coverage and coverage levels for events occurring prior to the Effective Time for Persons who are directors and officers of the Company on the date of this Agreement. If the Company’s existing directors and officers insurance expires, is terminated or canceled during such six-year period or a “tail” policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this Section 5.14(a) pursuant to the preceding sentence, Parent shall use its reasonable best efforts to cause to be obtained as much directors and officers insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the Company’s D&O Insurance.

      (c)  The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to the benefits hereof and the heirs and representatives of such Person.

      5.18  Company Stockholders’ Agreement. The Company shall use its reasonable best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each stockholder of the Company named on the signature pages to the Company Stockholders’ Agreement to execute and deliver to Parent, concurrently with the execution of this Agreement, and to comply with, the Company Stockholders’ Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Company Stockholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Company Stockholders’ Agreement.

      5.19  Strategic Relationship Agreement. Contemporaneously with the execution and delivery of this Agreement, the Company shall deliver to Parent an executed version of the Strategic Relationship Agreement. The Company agrees to fully perform to the fullest extent permitted under applicable Law its obligations under the Strategic Relationship Agreement.

ARTICLE VI

CONDITIONS OF MERGER

      6.1  Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a)  Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the use of the Joint Proxy Statement/ Prospectus shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

      (b)  Stockholder Approval. (i) This Agreement shall have been adopted by the requisite vote of the stockholders of the Company, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company; and (ii) the issuance of shares of Parent Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent in accordance with the DGCL, the Certificate of Incorporation and Bylaws of Parent and the rules of NASDAQ.

      (c)  NASDAQ Listing. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been admitted for trading on NASDAQ subject to official notice of issuance.

      (d)  HSR Act and Foreign Competition Laws. All applicable waiting periods or approvals under the HSR Act and Foreign Competition Laws shall have expired or been terminated or received.

      (e)  No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein illegal.

      (f)  Tax Opinions. Parent and the Company shall have received written opinions of, respectively, Shaw Pittman and Venture Law Group, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The issuance of each of such opinions shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      6.2  Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

      (a)  Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Related Agreements, shall be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), except for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, for purposes of this Section 6.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality; and Parent and Merger

Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (b)  Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it in all material respects on or prior to the Effective Time and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (c)  Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties set forth in Section 2.6(a) or (b) of the Company Disclosure Schedule (or not described in Section 2.6(a) or (b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (d)  Letter from Parent’s Accountants; Pooling of Interests. Parent shall have received a letter from Parent’s Accountants in form and substance reasonably satisfactory to Parent, dated the Closing Date, concurring with management’s conclusions that the transactions contemplated by this Agreement, including the Merger, will qualify as a “pooling of interests” business combination in accordance with GAAP and the criteria of APB 16 and the Regulations of the SEC.

      (e)  Company Affiliate Pooling Agreements. Each of the Persons identified in Section 2.24(d) of the Company Disclosure Schedule shall have executed and delivered Company Affiliate Pooling Agreement with Parent which shall be in full force and effect.

      (f)  Related Agreements. Each of the Company Stockholders’ Agreement, the Strategic Relationship Agreement, and the Company Affiliate Pooling Agreements (collectively, the “Related Agreements”) shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement, except actions required under the Company Stockholders’ Agreement which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on or materially impede the ability of the parties to consummate the Merger as contemplated herein.

      (g)  Employment Agreements. The option agreements and employment offer letters between Parent and Mr. Green shall be in full force and effect and shall not have been anticipatorially breached or repudiated by the individuals party thereto.

      (h)  Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries.

      6.3  Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

      (a)  Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct on and as of such particular date), except for any failure of such representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; provided, however, for purposes of this Section 6.3(a), the representations and warranties of Parent and Merger Sub shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality; and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent.

      (b)  Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them in all material respects on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent.

      (c)  Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on Parent or its Subsidiaries.

      (d)  Board of Directors. The Board of Directors of Parent shall have taken all such actions, such that, effective upon the Effective Time, Mr. Green and one other person designated by the Company, who shall be reasonably satisfactory to Parent’s Board of Directors, shall have been appointed to Parent’s Board of Directors.

      (e)  Parent Affiliate Pooling Agreements. Each of the Parent Affiliate Pooling Agreements shall be in full force and effect as of the Effective Time.

      (f)  Employment Agreements. The option agreements and employment offer letters between Parent and Mr. Green shall be in full force and effect and shall not have been anticipatorially breached or repudiated by Parent.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

      7.1  Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

      (a)  By mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

      (b)  By either Parent or the Company if the Merger shall not have been consummated on or before November 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

      (c)  By either Parent or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

      (d)  By either Parent or the Company, if, (i) at the Company Stockholders’ Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to adopt this Agreement shall not have been obtained; or (ii) at the Parent Stockholders’ Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Parent to approve the issuance of shares of Parent Common Stock in connection with the Merger shall not have been obtained;

      (e)  By Parent, if the Company or Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the adoption of this Agreement by the stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Joint Proxy Statement/ Prospectus to the stockholders of the Company when the Joint Proxy Statement/ Prospectus was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement), (iv) upon a request by Parent to publicly reaffirm the approval and recommendation of the Merger, this Agreement and the transactions contemplated hereby, failed to do so within ten days after such request is made, (v) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vi) materially breached any provision of Section 4.2 or Section 5.2, (vii) materially breached the Strategic Relationship Agreement or (viii) resolved or announced its intention to do any of the foregoing;

      (f)  By Parent, if (i) any Person (other than Parent or an Affiliate of Parent) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Company or any Subsidiary in a transaction or series of transactions that has been approved by the Board of Directors of the Company; or (ii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten Business Days after such tender or exchange offer is first published, sent or given, a statement that the Company recommends rejection of such tender or exchange offer.

      (g)  By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

      (h)  By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)) or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and such breach (if curable) has not been cured within 30 days after notice to Parent; or

      (i)  By Parent, if any of the stockholders of the Company that is a party to the Company Stockholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to materially impede the ability of the parties to consummate the Merger as contemplated herein.

      7.2  Effect of Termination. Except as provided in this Section 7.2 and Section 7.3, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2, Sections 5.4(c), 5.14, and 7.3 and Article VIII, which shall survive such termination) shall forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

      7.3  Fees and Expenses.

      (a)  Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in relation to the printing and filing of the Joint Proxy Statement/ Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act or Foreign Competition Laws.

      (b)  In the event that Parent terminates this Agreement pursuant to (x) Section 7.1(e), Section 7.1(f), or Section 7.1(i), then the Company shall pay to Parent, no later than the second Business Day after such termination of this Agreement, a fee in cash equal to $50,000,000 plus the amount of Parent Expenses (as defined below), or (y) Section 7.1(d)(i), then (A) the Company shall pay to Parent no later than the second Business Day after such termination of this Agreement, a fee in cash equal to $10,000,000 plus the amount of Parent Expenses and (B) if, and only if, within twelve months following termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with a third party with respect to a Business Combination, then the Company shall pay to Parent, not later than two Business Days after the date of consummation of the transaction pursuant to such definitive agreement or a successor agreement, $40,000,000 (such amounts in either (x) or (y), the “Termination Fee”) which Termination Fee and Parent Expenses shall be payable by wire transfer of immediately available funds to an account specified by Parent. As used in this Agreement, the term “Parent Expenses” shall mean those fees and expenses actually incurred by Parent in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Parent Representatives. As used in this Section 7.2, “Business Combination” mean any of the following transactions (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

      (c)  The Company acknowledges that the agreements contained in Section 7.3(b) is an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies any party may have hereunder or under any Related Agreement or at law or in equity for any breach of this Agreement or any of the Related Agreements.

      7.4  Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or as otherwise prohibited by the DGCL. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

      7.5  Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE VIII

GENERAL PROVISIONS

      8.1  Survival of Representations and Warranties. The representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. The representations and warranties in this Agreement will terminate at the Effective Time.

      8.2  Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a)	If to Parent or Merger Sub:

webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030
Attention: Phillip Merrick
President and CEO

With a copy to:

Shaw Pittman
1676 International Drive
McLean, Virginia 22102-5000
Attention: Lawrence T. Yanowitch

(b)	If to the Company:

Active Software, Inc.
3333 Octavius Drive
Santa Clara, California 95054
Attention: R. James Green,
           Chairman, CEO, and Founder

With a copy to:

Venture Law Group
2800 Sand Hill Road
Menlo Park, California 94025
Attention: Mark Medearis
           Steven J. Tonsfeldt

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

      8.3  Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party’s Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other Section of the Disclosure Schedule, be deemed to be disclosed with respect to such other section.

      8.4  Certain Definitions. For purposes of this Agreement, the term:

      “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including, with respect to the Company, any corporation, partnership, limited liability company or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 10% or more.

      “Balance Sheet” means the balance sheet of the Company contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

      “beneficial owner” (including the terms “beneficial ownership” and “to beneficially own”) with respect to a Person’s ownership of any securities means such Person or any of such Person’s Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act.

      “Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or the State of California.

      “Contract” means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

      “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or credit arrangement or otherwise.

      “Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

      “Exchange Agent” means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act as the exchange agent in the Merger.

      “Foreign Competition Laws” means any foreign statutes, rules, Regulations, Orders, administrative and judicial directives, and other foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

      “GAAP” means United States generally accepted accounting principles, consistently applied.

      “Governmental Authority” means any governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

      “Intellectual Property” means all (i) patents, patent applications, patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including, without limitation, source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, (viii) “technical data” as defined in 48 Code of Federal Regulations, Chapter 1, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

      “Knowledge” means (i) in the case an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) in the case of an entity (other than an individual) such entity will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (A) above) of such fact or other matter.

      “Law” means all laws, statutes, ordinances and Regulations of any Governmental Agency including all decisions of Courts having the effect of law in each such jurisdiction.

      “Lien” means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term “Lien” shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

      “Litigation” means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority, any arbitrator or other tribunal.

      “Malicious Code” means (i) any virus, Trojan horse, worm, or other software or data designed to permit unauthorized access, or to disable, erase, modify, deactivate or otherwise harm software, hardware, or data and (ii) any back door, time bomb, drop dead device, protect code, data destruct key, or other software or data designed to disable a computer program automatically with the passage of time or under the control of any person or entity other than the licensee.

      “Material Adverse Effect” means, with respect to a Person, any fact, event, change, development, circumstance or effect that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) in the event such Person is a party to this Agreement, would materially impair or delay the ability of the Company to perform its obligations hereunder or under the Related Agreements, including the consummation of the Merger; provided that, a Material Adverse Effect shall not include (x) changes in general economic conditions, (y) changes affecting the industry generally in which such Person operates (provided that such changes do not affect such Person in a substantially disproportionate manner), or (z) changes in the trading prices or volume of such Person’s capital stock.

      “Order” means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

      “Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

      “Products” means the software, hardware or firmware now or within the past three (3) years offered for sale or license by the Company, together with all user documentation, data, scripts, macros, modules and other files and information supplied, sold or licensed with such software, hardware and firmware.

      “Regulation” means any rule or regulation of any Governmental Authority having the effect of Law.

      “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable, on paper or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting, and the contents and audiovisual displays of any Internet site(s) operated by or on behalf of Company or any of its Subsidiaries, and (v) all documentation and other works of authorship, including user manuals and training materials, relating to any of the foregoing.

      “Subsidiary” or “Subsidiaries” of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company or other legal entity.

      8.5  Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.6  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      8.7  Entire Agreement. This Agreement and the Related Agreements (including all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

      8.8  Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent and Merger Sub may assign all or any of the rights of Merger Sub hereunder to another wholly owned subsidiary of the Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

      8.9  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Section 5.17, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      8.10  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

      8.11  Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Related Agreement and to enforce specifically the terms and provisions of this Agreement or any Related Agreement in the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and Federal District Court for the District of Delaware in the event any dispute arises out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Related Agreement or any transaction contemplated hereby or thereby in any court other than the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or Related Agreement or any transaction contemplated hereby or thereby.

      8.12  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures Next Page]

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Webmethods, Inc.

By:	/s/ PHILLIP MERRICK

Name: Phillip Merrick
Title: President and CEO

Wolf Acquisition, Inc.

By:	/s/ PHILLIP MERRICK

_______________________________________ Name: Phillip Merrick
Title: President and CEO

Active Software, Inc.

By:	/s/ R. JAMES GREEN

_______________________________________ Name: R. James Green
Title: Chairman, CEO and Founder

ANNEX B

May 20, 2000

Board of Directors
webMethods, Inc.
3930 Pender Drive
Fairfax, VA 22030

Members of the Board:

      We understand that Active Software, Inc. (“Active” or the “Company”), webMethods, Inc. (“webMethods”) and Wolf Acquisition, Inc., a wholly owned subsidiary of webMethods (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 20, 2000 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into Active. Pursuant to the Merger, Active will become a wholly owned subsidiary of the Company and each outstanding share of common stock, par value $0.001 per share (the “Active Common Stock”), of Active, other than shares held in treasury or held by webMethods or Acquisition Sub, shall be converted into the right to receive 0.527 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of webMethods (the “webMethods Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and certain related documents.

      You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to webMethods.

      For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other information of Active and webMethods, respectively;
(ii)	reviewed certain internal financial statements and other financial and operating data concerning Active and webMethods prepared by the management of Active and webMethods, respectively;
(iii)	reviewed certain financial projections prepared by the management of Active;
(iv)	reviewed certain financial projections prepared by the management of webMethods;
(v)	discussed the past and current operations and financial condition and the prospects of Active, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Active and webMethods;
(vi)	discussed the past and current operations and financial condition and the prospects of webMethods, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of webMethods;
(vii)	reviewed the pro forma impact of the Merger on webMethods’ present and projected financial performance and other financial ratios;
(viii)	reviewed the reported prices and trading activity for the Active Common Stock and the webMethods Common Stock, respectively;
(ix)	compared the financial performance of Active and webMethods and the prices and trading activity of the Active Common Stock and the webMethods Common Stock with that of certain other comparable publicly-traded companies and their securities;
(x)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
(xi)	participated in discussions and negotiations among representatives of Active and webMethods and their financial and legal advisors;
(xii)	reviewed the draft Merger Agreement and certain related documents; and

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(xiii)	performed such other analyses and considered such other factors as we have deemed appropriate.

      We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Active and webMethods. We have relied upon the assessment by the management of Active and webMethods of their ability to retain key employees of Active We have also relied upon, without independent verification, the assessment by the management of Active and webMethods of Active’s technologies and products, the timing and risks associated with the integration of Active with webMethods and the validity of, and risks associated with, Active’s existing and future products and technologies. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a pooling of interests and it will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of Active, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

      We have acted as financial advisor to the Board of Directors of webMethods in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for webMethods and have received fees for the rendering of these services.

      It is understood that this letter is for the information of the Board of Directors of webMethods and may not be used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the prices at which webMethods Common Stock will trade at any time or following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Active and webMethods should vote at their respective shareholders’ meetings held in connection with the Merger.

      Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to webMethods.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:

Michael J. Boublik
Managing Director

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ANNEX C

May 20, 2000

Board of Directors
Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the “Shares”), of Active Software, Inc. (the “Company”) of the exchange ratio of 0.527 shares of Common Stock, par value $0.01 per share (the “webMethods Common Stock”), of webMethods, Inc. (“webMethods”) to be received for each Share (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of May 20, 2000, among webMethods, AW Acquisition, Inc., a wholly-owned subsidiary of webMethods, and the Company (the “Agreement”).

      Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as managing underwriter of a public offering of 3,500,000 Shares in August 1999, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or webMethods for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. and certain investment funds affiliated with Goldman, Sachs & Co. hold 1,816,758 shares of webMethods Common Stock.

      In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report on Form 10-K of the Company for the year ended December 31, 1999; the Registration Statement on Form S-1 of the Company, including the Prospectus contained therein dated August 12, 1999; the Registration Statement on Form S-1 of webMethods, including the Prospectus contained therein dated February 10, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company and webMethods to their respective stockholders; and certain internal financial analyses and forecasts for the Company and webMethods prepared by their respective managements, including certain operating synergies projected by the managements of the Company and webMethods to result from the transaction contemplated by the Agreement (the “Synergies”). We also have held discussions with members of the senior managements of the Company and webMethods regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations,

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financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the webMethods Common Stock, which like many Internet related stocks have been and are likely to continue to be subject to significant short-term price and trading volatility, compared certain financial and stock market information for the Company and webMethods with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

      We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and webMethods. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or webMethods or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling of interests under generally accepted accounting principles. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

      Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

(GOLDMAN, SACHS & CO.)

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ANNEX D

May 20, 2000

Board of Directors
Active Software, Inc.
3333 Octavius Drive
Santa Clara, California 90504

Gentlemen:

      We understand that Active Software, Inc., a Delaware corporation (“Seller”), webMethods, Inc., a Delaware corporation (“Buyer”) and Wolf Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Seller, which will be the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, par value $0.001 per share (“Seller Common Stock”), of Seller will be converted into the right to receive 0.527 (the “Exchange Ratio”) of a share of the common stock, par value $0.01 per share, of Buyer (“Buyer Common Stock”). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended and to be recorded as a “pooling of interests” under generally accepted accounting principles. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. You have requested our opinion as to whether the Exchange Ratio is fair from a financial point of view to the stockholders of Seller as of the date hereof.

      In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and for the most recent fiscal quarters for which published results are available and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of a draft of the Merger Agreement dated May 19, 2000 (the “Draft Merger Agreement”); (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies in the software industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of technology companies which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of each of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

      In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. We have also assumed that there have been no material changes in Seller’s or Buyer’s assets, financial condition,

Thomas Weisel Partners LLC, One Montgomery Street, San Francisco, CA 94104

Tel 415.364.2500 www.tweisel.com
San Francisco \ New York \ Boston \ London

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results of operations, business or prospects since the respective dates of their last financial statements made available to us and that neither Buyer nor Seller is currently involved in any material transaction other than the Merger, other publicly announced transactions, other preliminarily discussed transactions confidentially disclosed to us and those activities undertaken in the ordinary course of conducting their respective businesses. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

      As you are aware, we were not retained to nor did we advise Seller with respect to alternatives to the Merger or Seller’s underlying decision to proceed with or effect the Merger. Further, we were not requested to nor did we solicit or assist Seller in soliciting indications of interest from third parties for all or any part of Seller.

      We have further assumed with your consent that the Merger will be consummated substantially in accordance with the terms described in the Draft Merger Agreement, without any further material amendments thereto, and without waiver by Seller of any of the conditions to Buyer’s obligations thereunder.

      We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion. In the ordinary course of our business, we may actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Exchange Ratio is fair from a financial point of view to the stockholders of Seller (other than Buyer and its affiliates) as of the date hereof.

      We are not expressing an opinion regarding the price at which the shares of Buyer Common Stock may trade at any future time. The Exchange Ratio is a fixed exchange ratio and, accordingly, the market value of the shares of Buyer Common Stock to be received by the stockholders of Seller may vary significantly.

      This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Exchange Ratio to the stockholders and does not address the relative merits of the Merger and any alternatives to the Merger, Seller’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Joint Proxy Statement/ Prospectus to be filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

THOMAS WEISEL PARTNERS LLC

D-2

ANNEX E

VOTING AGREEMENT

      THIS VOTING AGREEMENT is dated as of May 20, 2000 (this “Agreement”), among Active Software, Inc., a Delaware corporation (the “Company”), and each other party who is a signatory hereto (each a “Stockholder” and collectively the “Stockholders”). Capitalized words not otherwise defined in this Agreement shall have the meaning set forth in the Merger Agreement.

      WHEREAS, each Stockholder desires that, the Company, Parent and Merger Sub enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), pursuant to which it is intended that the Company shall merge with Merger Sub (“Merger”);

      WHEREAS, as of the date hereof, each Stockholder is beneficial owner of, and has the right to vote and dispose of the number of shares of Parent Common Stock which is set forth opposite such Stockholder’s name in Schedule A hereto;

      WHEREAS, as the Company has solicited proxies from the individuals and entities as indicated on Schedule A hereto; and

      WHEREAS, each Stockholder is executing this Agreement as an inducement to the Company to enter into and execute the Merger Agreement;

      NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Merger Agreement and the representations, warranties, covenants, conditions and agreements contained herein and therein, the parties agree as follows:

      Section 1.  Representations and Warranties of Stockholders. Each Stockholder, severally, and not jointly, represents, warrants and covenants to the Company as of the date of this Agreement, as follows:

(a) Stockholder is the record holder and/or beneficial owner of the number of shares of Parent Common Stock set forth opposite such Stockholder’s name in Schedule A hereto, as such Schedule is amended or modified pursuant to Section 5 hereof (the “Stockholder’s Shares” or “Shares”). Except for the Stockholder’s Shares, Stockholder is not the record or beneficial owner of any other shares of Parent Common Stock.

(b) This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming due execution and delivery of this Agreement by the other parties hereto, shall constitute the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). Neither the execution and delivery of this Agreement nor the performance by the Stockholder of this Agreement will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder’s Shares are subject. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder’s Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such person in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). The execution and delivery of the Agreement by the Stockholder and performance of this Agreement will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder’s Shares.

(c) The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(d) Each Stockholder is acting individually and not part of a “group” in Section 13(d) of the Exchange Act.

      Section 2.  Representations and Warranties of the Company. The Company represents, warrants and covenants to each Stockholder, as of the date of this Agreement, as follows:

(a) This Agreement and the Merger Agreement have been duly and validly executed and delivered by the Company, as applicable, and assuming due execution and delivery of this Agreement by the other parties thereto, shall constitute the legal, valid and binding obligation of the Company, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the Merger or the transactions contemplated hereby will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or bound. Execution and delivery by the Company of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval, notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Certificate of Merger.

(b) The Company understands and acknowledge that each Stockholder is entering into this Agreement in reliance upon the covenant and agreement of the Company to perform their respective covenants and obligations under the Merger Agreement in accordance with its terms.

      Section 3.  Voting Agreement. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record of any Shares beneficially owned by such Stockholder on any applicable record date and stockholder meeting date or the date the Shares are voted by written consent (as the case may be) to, from time to time, at the request of the Company, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Parent, however called, or in connection with any written consent of the holders of Parent Common Stock, (a) if a meeting is held at which matters relating to approval of the issuance of shares of Parent Common Stock in connection with the Merger are considered, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the issuance of shares of Parent Common Stock in connection with the Merger.

      Section 4.  Grant of Proxy. Each Stockholder indicated on Schedule A as having its proxy solicited, hereby irrevocably appoints and constitutes the Company and R. James Green, in his capacity as an officer of the Company, agents, attorneys and proxies of the undersigned, from the date hereof until the earlier to occur of the termination of this Agreement or the Effective Time, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the Shares then held by such Stockholder on any applicable record date and stockholder meeting date or the date the Shares are voted by written consent (as the case may be), to vote such Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to such Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of the approval of the issuance of shares of Parent Common Stock in connection with the Merger.

      Section 5.  Transfer Restrictions.

(a) Each Stockholder, indicated on Schedule A as agreeing to the provisions of this Section 5, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, upon any sale, transfer, pledge, or other disposition of any shares to any person or entity, such person or entity shall agree to be bound by all of the terms and conditions of this Agreement and the Stockholder shall deliver a duly executed copy of the Agreement to the Company to evidence such Agreement prior to any such sale, transfer, pledge or other disposition.

(b) Except with respect to transfers permitted under Section 5(a), each Stockholder shall not request that the Parent or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and hereby consents to the entry of stop transfer instructions by the Parent of any transfer of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

      Section 6.  Further Assurances. Each Stockholder shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

      Section 7.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Parent.

      Section 8.  Documents Delivered. Each Stockholder acknowledges receipt of copies of the Merger Agreement and all exhibits and schedules thereto. Each Stockholder also acknowledges that such Stockholder possesses all the information which such Stockholder deems relevant or material to such Stockholder’s entering into this Agreement.

      Section 9.  No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

      Section 10.  Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) the date termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5 shall relieve or otherwise limit any party of liability for breach of this Agreement.

      Section 11.  Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by each Stockholder in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein).

      Section 12.  Remedies Cumulative. Prior to the Effective Time, the remedies set forth in this Agreement shall be cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the parties under any other agreement or pursuant to statutory or common law.

      Section 13.  Miscellaneous.

(a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in Section 8.2 of the Merger Agreement; and (ii) if to a Stockholder, to the address set forth in Schedule A hereto, or such other address as may be specified in writing by Stockholder.

(b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to a Stockholder when one or more counterparts have been signed by each of the Company and such Stockholder and delivered to each of them.

(d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent.

(g) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(h) The Company and each Stockholder agree that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches by Stockholder or the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States.

(i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. The Company agrees not to amend or modify the Merger Agreement unless each Stockholder shall have consented to such amendment or modification.

      Section 14.  Several Obligations; Capacity.

(a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

(b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Parent and not as directors or officers.

      IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

ACTIVE SOFTWARE, INC. By: /s/ R. JAMES GREEN Title: CEO

STOCKHOLDERS: /s/ CHARLES ALLEN Charles Allen

/s/ CHASE BAILEY Chase Bailey

/s/ ROBERT E. COOK Robert E. Cook

DELL USA L.P. By: /s/ ALEX C. SMITH Title: Vice President

/s/ CAREN DEWITT Caren DeWitt

/s/ MARY DRIDI Mary Dridi

FBR TECHNOLOGY VENTURE PARTNERS, L.P. By: /s/ GENE REICHERS Title: Managing Director

THE GOLDMAN SACHS GROUP, INC. By: Title:

/s/ DENNIS H. JONES Dennis H. Jones

/s/ MICHAEL J. LEVINTHAL Michael J. Levinthal

/s/ JACK L. LEWIS Jack L. Lewis

MAYFIELD ASSOCIATES FUND IV By: /s/ MICHAEL J. LEVINTHAL Title: General Partner

MAYFIELD IX By: /s/ MICHAEL J. LEVINTHAL Title: General Partner

/s/ PHILLIP MERRICK Phillip Merrick

/s/ DAVID MITCHELL David Mitchell

/s/ GENE RIECHERS Gene Riechers

/s/ ROBERT T. VASAN Robert T. Vasan

SCHEDULE A

	Number of		Agreed to
Name and Address of Stockholder	Stockholder Shares	Proxy Solicited	Section 5

Charles Allen	378,852	x	x
c/o webMethods, Inc. 3930 Pender Drive Fairfax, Virginia 22030

Chase Bailey	68,933		x
930 Tahoe Boulevard, No. 802 PMB 194 Incline Village, Nevada 89451

Robert E. Cook	1,178,197	x	x
P.O. Box 4137 572 Park Avenue Park City, Utah 84060

Dell USA L.P.	2,450,944	x

One Dell Way Round Rock, Texas 78682 Attn:

Caren DeWitt	3,315,296	x	x
c/o webMethods, Inc. 3930 Pender Drive Fairfax, Virginia 22030

Mary Dridi	37,921		x
c/o webMethods, Inc. 3930 Pender Drive Fairfax, Virginia 22030

FBR Technology Venture Partners, L.P.	2,746,822	x	x
11600 Sunrise Valley Drive Reston, Virginia 20191 Attn: Gene Riechers

The Goldman Sachs Group, Inc.	1,816,758

85 Broad Street 19th Floor New York, New York 10004 Attn:

Dennis H. Jones	68,464		x
c/o FDX Corporation 942 South Shady Grove Road Memphis, Tennessee 38120

Michael J. Levinthal	5,625,817		x
c/o Mayfield Fund 2800 Sand Hill Road Suite 250 Menlo Park, California 94025

Jack L. Lewis	1,163,776	x	x
c/o Shaw Pittman 1676 International Drive McLean, Virginia 22102

	Number of		Agreed to
Name and Address of Stockholder	Stockholder Shares	Proxy Solicited	Section 5

Mayfield Associates Fund IV c/o Mayfield Fund	5,608,978	x	x
2800 Sand Hill Road Suite 250 Menlo Park, California 94025 Attn: Michael Levinthal

Mayfield IX c/o Mayfield Fund	5,608,978	x	x
2800 Sand Hill Road Suite 250 Menlo Park, California 94025 Attn: Michael Levinthal

Phillip Merrick	3,315,296	x	x
c/o webMethods, Inc. 3930 Pender Drive Fairfax, Virginia 22030

David Mitchell	229,236	x	x
c/o webMethods, Inc. 3930 Pender Drive Fairfax, Virginia 22030

Gene Riechers	2,752,954		x
c/o FBR Technology Venture Partners, L.P. 11600 Sunrise Valley Drive Reston, Virginia 20191

Robert T. Vasan	5,786,256		x
c/o Mayfield Fund 2800 Sand Hill Road Suite 250 Menlo Park, California 94025

ANNEX F

STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY

      THIS STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY, dated as of May 20, 2000 (this “Agreement”), among WEBMETHODS, INC., a Delaware corporation (“Parent”), WOLF ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the several stockholders of ACTIVE SOFTWARE, INC., a Delaware corporation (the “Company”), that are parties hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement.

      WHEREAS, Parent, Merger Sub and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

      WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”) and the record and beneficial owner of options or warrants to purchase the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name;

      WHEREAS, as Parent has solicited proxies from the individuals and entities as indicated on Schedule A hereto;

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Stockholders enter into this Agreement; and

      WHEREAS, among other things, the Stockholders, Parent and Merger Sub desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Voting.

      1.1.  Agreement to Vote. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting in favor of adoption of the Merger Agreement and any action required in furtherance thereof.

      1.2.  Grant of Proxy. Each Stockholder indicated on Schedule A as having its proxy solicited, hereby irrevocably appoints and constitutes the Parent and each of Mary Dridi and Craig Chapman in their respective capacities as officers of Parent, agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the Shares, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to

F-1

termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of adoption of the Merger Agreement.

      1.3.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

      1.4.  Evaluation of Investment. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of Parent Common Stock contemplated by the Merger Agreement.

      1.5.  Documents Delivered. Each Stockholder acknowledges receipt of copies of the following documents: (a) the Merger Agreement and all exhibits and schedules thereto, (b) the Option Agreement, (c) the License Agreement, dated as of the date hereof, between Parent and the Company, (d) Parent’s prospectus dated February 20, 2000. Each Stockholder also acknowledges that such Stockholder possesses all the information relating to the Company which such Stockholder deems relevant or material to such Stockholder’s investment in Parent Common Stock should the Merger be consummated and its entering into this Agreement.

      1.6.  No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

2.  Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

      2.1.  Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

      2.2.  Consents and Approvals; No Violations. Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or Approval of, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any Order or Law applicable to it or any of its properties or assets.

F-2

      2.3.  Shares. Such Stockholder’s Existing Shares are, and all of its Shares on the Closing Date shall be, owned beneficially and of record by such Stockholder. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of such Stockholder’s Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and marketable title to its Existing Shares and at all times during the term hereof.

      2.4.  No Finder’s Fees. Except as previously disclosed to Parent in writing, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or the Merger based upon arrangements made by or on behalf of such Stockholder.

      2.5.  No Group. Each Stockholder is acting individually and not as part of a “group” as defined in the Exchange Act.

3.  Miscellaneous.

      3.1.  Further Agreements of Stockholders.

      (a)  Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, upon any sale, transfer, pledge, or other disposition of any shares to any person or entity, such person or entity shall agree to be bound by all of the terms and conditions of this Agreement and the Stockholder shall deliver a duly executed copy of the Agreement to Parent to evidence such Agreement prior to any such sale, transfer, pledge or other disposition.

      (b)  Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

      (c)  In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are canceled in the Merger or purchased hereunder.

      (d)  Each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the “Representatives”) to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. From and after the date hereof, each Stockholder shall and shall cause its Representatives to, immediately cease any and all

F-3

existing activities, discussions or negotiations with any parties conducted heretofore with respect to Acquisition Proposal.

      (e) Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

      (f)  Each Stockholder which holds any option to purchase Company Common Stock hereby consents to the treatment of such option as set forth in Section 1.7 and 5.6 of the Merger Agreement.

      3.2.  Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the Effective Time. Nothing in this Section 3.2 shall relieve or otherwise limit any party of liability for breach of this Agreement.

      3.3.  Several Obligations; Capacity.

      (a)  The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

      (b)  The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.

      3.4.  Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

      3.5.  Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

      (a)  If to Parent or Merger Sub:

webMethods, Inc.
3930 Pender Drive
Fairfax, Virginia 22030
Attention: Phillip Merrick
Facsimile: (703) 460-2599

With copies to:

Shaw Pittman
1676 International Drive
McLean, Virginia 22102
Attention: Lawrence T. Yanowitch
Facsimile: (703) 790-7901

      (b)  If to any of the Stockholders, to it at the address set forth under its name on the signature pages hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

      3.6.  Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references

F-4

mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      3.7.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      3.8.  Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement and the other Related Agreements constitute the entire agreement and supersedes all prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      3.9.  Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void; provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without such consent.

      3.10.  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

      3.11.  Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

      3.12.  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

F-5

      IN WITNESS WHEREOF, Parent, Merger Sub and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

WEBMETHODS, INC.

By:	/s/ Phillip Merrick

Name: Phillip Merrick
Title: President and CEO

WOLF ACQUISITION, INC.

By:	/s/ Phillip Merrick

Name: Phillip Merrick
Title: President and CEO

JON A. BODE

By:	/s/ Jon A. Bode

Name: Jon A. Bode
Title: CFO

Number of Existing Shares: 167,500
Shares subject to options or warrants: 45,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

RAFAEL BRACHO

By:	/s/ Rafael Bracho

Name: Rafael Bracho
Title:

Number of Existing Shares: 535,500
Shares subject to options or warrants: 135,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

F-6

KEVIN COMPTON

By:	/s/ Kevin Compton

Name: Kevin Compton
Title: General Partner

Number of Existing Shares: 1,207,470
Shares subject to options or warrants: 5,000
Notices Address:
Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

JOHN M. DEMPSEY

By:	/s/ John M. Dempsey

Name: John M. Dempsey
Title: VP

Number of Existing Shares: 0
Shares subject to options or warrants: 140,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

JAMES GAUER

By:	/s/ James Gauer

Name: James Gauer
Title: G.P.

Number of Existing Shares: 322,707
Shares subject to options or warrants: 0
Notices Address:
c/o Palomar Ventures
100 Wilshire Blvd, Suite 400
Santa Monica, CA 90401

F-7

R. JAMES GREEN

By:	/s/ R. James Green

Name: R. James Green
Title: CEO

Number of Existing Shares: 0
Shares subject to options or warrants: 150,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

R. JAMES GREEN AND CAROL E. GREEN,
TRUSTEES OF THE GREEN FAMILY TRUST
UTA DATED AUGUST 23, 1996

By:	/s/ R. James Green

Name: R. James Green
Title:

Number of Existing Shares: 1,065,000
Shares subject to options or warrants: 0
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

MICHAEL J. ODRICH

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title:

Number of Existing Shares: 0
Shares subject to options or warrants: 5,000
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

F-8

TODD RULON-MILLER

By:	/s/ Conway Rulon-Miller

Name:
Title:

Number of Existing Shares: 67,500
Shares subject to options or warrants: 0
Notices Address:
820 Hillsborough Blvd
Hillsborough, CA 94010

ROGER S. SIBONI

By:	/s/ Roger S. Siboni

Name:
Title:

Number of Existing Shares: 2,500
Shares subject to options or warrants: 54,000
Notices Address:
c/o Epiphany, Inc.
1900 South Norfolk Street
San Mateo, CA 94403

SYDNEY SPRINGER

By:	/s/ Sydney Springer

Name: Sydney Springer
Title: VP, Engineering

Number of Existing Shares: 132,500
Shares subject to options or warrants: 30,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

F-9

M. ZACK URLOCKER

By:	/s/ M. Zack Urlocker

Name: M. Zack Urlocker
Title: VP MKT.

Number of Existing Shares: 60,750
Shares subject to options or warrants: 182,250
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

EDWIN WINDER

By:	/s/ Edwin C. Winder

Name: Edwin C. Winder
Title: EVP Worldwide Sales

Number of Existing Shares: 317,400
Shares subject to options or warrants: 30,000
Notices Address:
c/o Active Software, Inc.
3333 Octavius Drive
Santa Clara, CA 95054

KLEINER PERKINS CAUFIELD &
BYERS VII, L.P.

By:	/s/ Kevin Compton

Name: Kevin Compton
Title: General Partner

Number of Existing Shares: 358,777
Shares subject to options or warrants: 0
Notices Address:
Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

F-10

KPCB INFORMATION SCIENCES ZAIBATSU FUND II, L.P.

By:	/s/ Kevin Compton

Name: Kevin Compton
Title: General Partner

Number of Existing Shares: 4,105
Shares subject to options or warrants: 0
Notices Address:
Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB JAVA FUND, L.P.

By:	/s/ Kevin Compton

Name: Kevin Compton
Title: General Partner

Number of Existing Shares: 825,853
Shares subject to options or warrants: 0
Notices Address:
Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

LBI GROUP INC.

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title: Vice President

Number of Existing Shares: 1,993,479
Shares subject to options or warrants: 0
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

F-11

LEHMAN BROTHER MBG VENTURE
CAPITAL PARTNERS 1997 (A), L.P.
by: LBI Group Inc., its GP

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title: Vice President

Number of Existing Shares: 144,837
Shares subject to options or warrants: 0
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

LEHMAN BROTHER MBG VENTURE
CAPITAL PARTNERS 1998 (A), L.P.
by: LBI Group Inc., its GP

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title: Vice President

Number of Existing Shares: 21,850
Shares subject to options or warrants: 0
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

LEHMAN BROTHER MBG VENTURE
CAPITAL PARTNERS 1998 (B), L.P.
by: LBI Group Inc., its GP

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title: Vice President

Number of Existing Shares: 403
Shares subject to options or warrants: 0
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

F-12

LEHMAN BROTHER MBG VENTURE
CAPITAL PARTNERS 1998 (C), L.P.
by: LBI Group Inc., its GP

By:	/s/ Michael J. Odrich

Name: Michael J. Odrich
Title: Vice President

Number of Existing Shares: 2,488
Shares subject to options or warrants: 0
Notices Address:
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, NY 10285

OCEAN PARK VENTURES, L.P.

By:	/s/ James Gauer

Name: James Gauer
Title: G.P.

Number of Existing Shares: 302,743
Shares subject to options or warrants: 0
Notices Address:
c/o Palomar Ventures
100 Wilshire Blvd, Suite 400
Santa Monica, CA 90401

F-13

ANNEX G

CERTIFICATE OF AMENDMENT OF THE

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF WEBMETHODS, INC.

(Under Section 242 of the General Corporation

Law of the State of Delaware)

      WEBMETHODS, INC. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does, by Phillip Merrick, its President, attested by Jack L. Lewis, its Secretary, under its corporate seal, hereby certify that:

      I.  The original Certificate of Incorporation of the Corporation (previously known as “TransactNet, Inc.”) was filed with the Secretary of State of the State of Delaware on June 12, 1996. Certificates of Amendment of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on January 21, 1997 and October 9, 1997. A Certificate of Designation of the Corporation was filed with the Secretary of State of the State of Delaware on October 21, 1997, and a Certificate of Amendment and Restatement of the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 1997. A Certificate of Amendment was filed with the Secretary of the State of Delaware on March 18, 1998. A Certificate of Second Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of the State of Delaware on September 18, 1998. A Certificate of Third Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of the State of Delaware on September 28, 1999. A Certificate of Fourth Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 3, 1999. A Certificate of Fifth Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 15, 2000.

      II.  This Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation further amends the Fifth Amended and Restated Certificate of Incorporation by deleting from such Fifth Amended and Restated Certificate of Incorporation Article FOURTH and substituting in lieu of such provisions the text of the following paragraphs:

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is five hundred million (500,000,000), par value $.01 per share, and the number of shares of preferred stock authorized to be issued is fifty million (50,000,000), par value $.01 per share.

The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

G-1

Except as otherwise expressly provided in any Preferred Stock Designation, any new series of Preferred Stock my be designated, fixed and determined as provided herein by the board of directors without approval of the holders of the Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, or any future class or series of Preferred Stock or Common Stock.

      III.  Pursuant to Sections 141 and 242 of the DGCL, at a meeting of the Board of Directors of the Corporation held on July 7, 2000, the Board of Directors of the Corporation deemed it advisable and in the best interests of the Corporation to amend the Fifth Amended and Restated Certificate of Incorporation as set forth in this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation and directed that this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation be submitted for consideration and action thereon by the Stockholders of the Corporation.

      IV.  Pursuant to Sections 211 and 242 of the DGCL, the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation, including the text set forth in Article II hereof.

      V.  The text of the Certificate of Amendment of the Fifth Amendment and Restated Certificate of Incorporation set forth in Article II hereof was duly adopted by the Board of Directors and by the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote thereon and in accordance with the provisions of Sections 141, 211 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation to be signed and executed in its corporate name by Phillip Merrick, its President, and attested to by Jack L. Lewis, its Secretary, who declare, affirm, acknowledge and certify under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true, as of the           day of           , 2000.

ATTEST:

Jack L. Lewis, Secretary

WEBMETHODS, INC.

By:

Phillip Merrick, President

G-2

ANNEX H

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF WEBMETHODS, INC.

I.  DEFINITIONS

      When used herein, the following terms shall have the meanings set forth below:

•	“Audit Committee” means that certain committee of the Board established at a meeting of Board held on February 17, 1999, having such attributes, duties and responsibilities as set forth in this Charter.

•	“Board” means the Board of Directors of the Corporation.

•	“Charter” means this Charter of the Audit Committee of the Board of Directors of webMethods, Inc., as amended from time to time.

•	“Committee” means the Audit Committee.

•	“Corporation” means webMethods, Inc., a Delaware corporation.

•	“Independent Director” means a director of the Corporation other than (i) an officer or employee of the Corporation or its subsidiaries or (ii) any other person having a relationship which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director or member of the Audit Committee.

II.  PURPOSE

      The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and improving, as necessary:

•	the financial reports and other financial information provided by the Corporation to the public or any governmental authority or agency;

•	the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics, as established by the Board and management of the Corporation; and

•	the Corporation’s auditing, accounting and financial reporting processes generally.

III.  DUTIES AND RESPONSIBILITIES

      Consistent with the foregoing purpose, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Corporation’s financial reporting processes and internal control system;

•	review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing personnel; and

•	provide an open channel of communication among the independent accountants, financial and senior management, the internal auditing personnel, and the Board.

      In furtherance of the foregoing duties and responsibilities, the Audit Committee is specifically authorized, empowered and directed to:

1. Review and update this Charter from time to time, but not less than annually, as conditions dictate.

2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental authority, or the public, including any certification, report, opinion, or review rendered by the Corporation’s independent accountants.

3. Review the regular internal reports to management prepared by the Corporation’s internal auditing personnel and management’s response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chairman of the Committee (if any) may represent the entire Committee for purposes of this review.

5. Recommend to the Board the selection or termination of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

8. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

9. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

15. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce such Code.

16. Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Conduct, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the Corporation’s counsel, any legal matter that could have significant impact on the Corporation’s financial statements.

20. Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV.  COMPOSITION

      The Audit Committee shall be composed of such number of Independent Directors as shall be determined by the Board from time to time. No person who is not an Independent Director shall be eligible to serve on the Audit Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may (but shall not be required to) designate a Chairman by majority vote of the full Committee membership.

V.  MEETINGS

      The Committee shall meet not less than two times annually, and shall fix its own rules of procedure. The Committee may act by written consent in lieu of meeting, except as set forth below. As part of its duty to foster open communication, the Committee shall meet at least annually with management, the director of internal auditing personnel and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each these groups believes should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with the provisions of this Charter.

* * * * *

ANNEX I

WEBMETHODS, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1.  PURPOSE.

      This Stock Option Plan (hereinafter referred to as this “Plan”) is intended to promote the best interests of the Corporation and its stockholders by (a) enabling the Corporation and any Parent or Subsidiary to attract and retain persons of ability as employees, directors, consultants and advisers, (b) providing an incentive to such persons by affording them an equity participation in the Corporation and (c) rewarding those employees, directors, consultants and advisers who contribute to the operating progress and earning power of the Corporation or any Parent or Subsidiary.

2.  DEFINITIONS.

      The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

      A.  “BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

      B.  “CODE” means the Internal Revenue Code of 1986, as amended, or any successor provisions.

      C.  “COMMON STOCK” means the Common Stock of the Corporation, par value One Cent ($0.01) per share.

      D.  “CONTROLLING PARTICIPANT” means any Eligible Person who, immediately before any Option is granted to that particular Eligible Person, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

      E.  “COMMITTEE” means any committee to which the Board of Directors delegates any responsibility for the implementation, interpretation or administration of this Plan.

      F.  “CORPORATION” means webMethods, Inc. a Delaware corporation.

      G.  “ELIGIBLE PERSON” means any employee or director of, or consultant or adviser to, the Corporation or any Parent or Subsidiary.

      H.  “EXERCISE PRICE” means the price at which a share of Incentive Stock may be purchased by a particular Participant pursuant to the exercise of an Option.

      I.  “FAIR MARKET VALUE” means the value of a share of Incentive Stock as determined by the Board of Directors in a manner that the Board of Directors believes to be in accordance with the Code.

      J.  “INCENTIVE STOCK” means shares of Common Stock issued pursuant to this Plan.

      K.  “ISO” means an Option (or a portion thereof) intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

      L.  “NQSO” means an Option (or a portion thereof) which is not intended to, or does not, qualify for any reason as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

      M.  “OPTION” means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Corporation.

      N.  “PARENT” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting of an Option, each of the corporations

(other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      O.  “PARTICIPANT” means any Eligible Person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

      P.  “SAR” means the right of a Participant to receive cash or other consideration equal to the difference between the Fair Market Value of the Incentive Stock covered by all or any unexercised portion of an Option on the date of exercise of the SAR and the Fair Market Value of such Incentive Stock on the date of grant of the SAR.

      Q.  “STOCK OPTION AGREEMENT” means an agreement by and between a Participant and the Corporation setting forth the specific terms and conditions of an Option and/or SAR, which shall establish the specific terms and conditions under which Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

      R.  “SUBSIDIARY” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  ADOPTION AND ADMINISTRATION OF PLAN.

      A.  This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that if the stockholders of the Corporation shall not approve this Plan, in accordance with applicable state law, within twelve (12) months before or after the adoption of this Plan by the Board of Directors, this Plan shall expire by its terms. No Option, SAR or other award hereunder shall be exercisable or payable in any respect prior to such approval of this Plan by the stockholders of the Corporation.

      B.  Any Option granted pursuant to this Plan shall be granted within ten (10) years from the date that this Plan is adopted by the Board of Directors or the date that this Plan is approved by the stockholders of the Corporation, whichever is earlier.

      C.  The Board of Directors shall implement, interpret (except as expressly provided in this Plan) and administer this Plan. Without limiting the powers and authority of the Board of Directors in any respect, the Board of Directors shall have authority (i) to construe and interpret this Plan and any Stock Option Agreement entered into hereunder; (ii) to determine the Fair Market Value of Incentive Stock; (iii) to select Eligible Persons to whom Options may from time to time be granted hereunder; (iv) to determine whether any Option or any portion thereof shall be an ISO or a NQSO; (v) to determine the number of shares of Incentive Stock to be covered by any Option and the Exercise Price applicable to any Option; (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option and to approve forms of Stock Option Agreement; (vii) to determine whether, and under what circumstances, an Option may be settled or paid in cash or other consideration; (viii) to amend, cancel, accept the surrender of, modify or accelerate the vesting of all or any portion of an Option, including amendments or modifications that may cause an ISO to become a NQSO; (ix) to authorize and implement any amendment, as required by the Code or with the consent of the Participant, to any Stock Option Agreement and the terms of any Option evidenced thereby; and (x) to establish policies and procedures for the exercise of Options and the satisfaction of withholding or other obligations arising in connection therewith.

      D.  To the extent not prohibited by the General Corporation Law of the State of Delaware or the charter or bylaws of the Corporation, the Board of Directors may delegate any or all of its responsibilities hereunder to the Committee, and all references herein or in any Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include the Committee.

      E.  The Committee shall consist solely of two (2) or more persons who qualify as Outside Directors (within the meaning of Treasury Regulations under Section 162(m) of the Code); provided, however, that the Board of Directors may delegate administrative authority with respect to Eligible Persons who are not reasonably expected to become covered employees within the meaning of Section 162(m) of the Code to a committee of other than Outside Directors.

      F.  Any action taken by the Board of Directors (or the Committee) with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

4.  TOTAL NUMBER OF SHARES OF INCENTIVE STOCK.

      The number of shares of Incentive Stock which (a) may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder and (b) may be covered by SARs granted hereunder which have not expired unexercised shall not be more than 20,731,000, which number may be increased only by a resolution adopted by the Board of Directors and approved within twelve (12) months after such adoption by the stockholders of the Corporation in accordance with applicable state law. Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option, SAR or portion thereof which expires or is terminated unexercised (unless by virtue of the exercise of an Option or SAR granted in tandem therewith) as to such shares may again be subject to an Option or SAR under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 9 hereof, the aforesaid number of shares shall be appropriately so adjusted.

5.  ELIGIBILITY AND AWARDS.

      A.  The Board of Directors shall determine, at any time and from time to time, (i) any Eligible Person to whom the award of an Option or SAR may further the purposes of this Plan in the view of the Board of Directors, (ii) whether any Option to be awarded to an Eligible Person shall be intended as an ISO or as a NQSO, the number of shares of Incentive Stock to be covered by such Option or a SAR, the Exercise Price of such Option or SAR, whether such Option contains a SAR and all other terms and conditions of such Option, (iii) the Fair Market Value on the date of grant of the Option or SAR and (iv) the terms and conditions of the Stock Option Agreement to evidence such Option or SAR, including the restrictions, if any, applicable to the shares of Incentive Stock that may be acquired upon exercise of any portion of such Option. The Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Stock Option Agreement evidencing any Option or SAR granted under this Plan; provided, however, that any such Stock Option Agreement shall be consistent with the terms and conditions of this Plan.

      B.  For any Option intended to qualify as an ISO, in whole or in part, (i) the Eligible Person shall then be an employee of the Corporation or a Parent or Subsidiary, as provided in the Code, (ii) the term during which such Option shall be in effect shall not be greater than ten (10) years provided, however, that the term shall not be greater than five (5) years for any Option granted to a Controlling Participant, (iii) the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted provided, however, that, if an ISO shall be granted to a Controlling Participant, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted and (iv) such Option is exercisable only by the Participant during his or her lifetime and shall be nontransferable by the Participant unless the Stock Option Agreement permits such Option to be transferred by will or the laws of descent and distribution.

      C.  Subject to adjustment in accordance with Section 9 hereof, no employee shall during any calendar year be granted Options or SARs for more than 1,000,000 shares of Common Stock.

      D.  As soon as practicable after the Board of Directors determines to award an Option or SAR pursuant to Section 5A hereof, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to each Eligible Person designated to be awarded an Option or SAR, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Person.

      E.  Upon receipt of the notice specified in Section 5D hereof, an Eligible Person shall have an Option or SAR, and shall thereby become and be a Participant, only after the due execution and delivery by such Eligible Person and the Corporation of a Stock Option Agreement (in such form and number as the officer or officers of the Corporation shall direct) by such date and time as shall be specified in such notice (unless waived by the Corporation).

      F.  In the event that the Corporation or any Parent or Subsidiary assumes an option granted by another entity, which option is to be covered by this Plan and upon the exercise of which shares of Incentive Stock are to be issued, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise thereof, which shall be adjusted appropriately in accordance with the Code, and references to such other entity, which shall be deemed to refer to the Corporation). In the event that the Board of Directors elects to grant an Option or SAR under this Plan to replace an option or SAR granted by another entity (rather than assume such option or SAR), the holder of such option or SAR shall be eligible to receive such replacement Option or SAR, which may be granted with a similarly-adjusted Exercise Price.

6.  EXERCISE AND TERMINATION OF OPTIONS.

      A.  An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected. An Option may be exercised only by (i) the Participant’s completion, execution and delivery to the Corporation of a notice of such Participant’s exercise of such Option and an “investment letter” (if required by the Corporation) as supplied by the Corporation and (ii) the payment to the Corporation of the aggregate Exercise Price, in accordance with Section 6 hereof and the Stock Option Agreement, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice). Except as specifically provided by a duly executed Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

      B.  Payment by each Participant for the shares of Incentive Stock purchased hereunder upon the exercise of an Option shall be made by good check or in accordance with the terms of any Stock Option Agreement executed by such Participant.

      C.  The Board of Directors at any time or from time to time may offer to buy out for a payment in cash or Incentive Stock all or a portion of an outstanding Option held by a Participant, based on such terms and conditions as the Board of Directors shall establish and communicate to the Participant at the time that such offer is made. The Board of Directors may provide for the surrender of all or any portion of an Option in satisfaction of specified obligations of a Participant, including tax withholding obligations.

      D.  As a condition to the exercise of any Option or SAR (for non-cash consideration), the Corporation shall have the right to require that the Participant (or the recipient of any shares of Incentive Stock or noncash consideration) remit to the Corporation or any Parent or Subsidiary an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements prior to the delivery of any stock certificate evidencing shares of Incentive Stock or other form of non-cash consideration; in lieu thereof, the Participant may satisfy applicable withholding tax requirements by electing to have the Corporation withhold from the Incentive Stock issuable upon exercise of an Option a number of whole shares having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld. Whenever any payments are to be made in cash (upon the exercise of a SAR or otherwise), the Corporation shall be entitled, in its sole discretion, to deduct from such payment such amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements thereon.

7.  COSTS AND EXPENSES.

      All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Corporation; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Corporation and a Participant, the Corporation shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option, SAR or Incentive Stock held by any Participant.

8.  NO PRIOR RIGHT OF AWARD.

      Nothing in this Plan shall be deemed to give any director, officer or employee of, or advisor or consultant to, the Corporation or any Parent or Subsidiary, or such person’s legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation or any Parent or Subsidiary shall continue to employ, retain or engage any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation and any Parent or Subsidiary to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position as a director or officer. No change of a Participant’s duties as an employee of the Corporation or any Parent or Subsidiary shall result in a modification of the terms of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.

9.  CHANGES IN CAPITAL STRUCTURE.

      Subject to any required action by the stockholders of the Corporation and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Incentive Stock represented by the unexercised portion of an Option or SAR and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option or SAR that expired, was cancelled, surrendered or terminated unexercised as to such shares), as well as the Exercise Price under the unexercised portion of an Option or SAR, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of Common Stock of the Corporation or (b) a dividend payable in shares of Common Stock of the Corporation.

10.  AMENDMENT OR TERMINATION OF PLAN.

      Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option, SAR or Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Corporation or its counsel) so that any Option intended to qualify as an ISO complies with the Code or any rule or regulation promulgated or proposed thereunder.

11.  BURDEN AND BENEFIT.

      The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant’s executors and administrators, estate, heirs and personal and legal representatives.

12.  HEADINGS.

      The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

13.  INTERPRETATION.

      Notwithstanding any provision of this Plan or any provision of any Stock Option Agreement evidencing an Option that is intended, in whole or in part, to qualify as an ISO, this Plan and each such Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each such Stock Option Agreement being so qualified. This Plan shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (other than rules of conflicts-of-law or choice-of-law).

                              ACTIVE SOFTWARE, INC.

                SPECIAL MEETING OF STOCKHOLDERS, AUGUST 15, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ACTIVE SOFTWARE, INC.

     The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on August 15, 2000 and the Joint Proxy Statement/Prospectus, dated July 19, 2000, and hereby appoints R. James Green and Jon A. Bode, and each of them, as proxies of the undersigned, each with full power of substitution, with full authority to vote on behalf of the undersigned at the Special Meeting of Stockholders of Active
Software, Inc. to be held at the Marriott Hotel, 2700 Mission College Boulevard,
Santa Clara, California, on August 15, 2000 at 9:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:

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1.   Adoption and approval of (a) the Agreement and Plan of Merger, dated as of
May 20, 2000, by and among webMethods, Inc., Wolf Acquisition, Inc. and Active
Software, Inc., and (b) the merger of Wolf Acquisition, Inc., a wholly owned subsidiary of webMethods, Inc., with and into Active Software, Inc., whereby, among other things, each outstanding share of Active Software, Inc. common stock will be converted into the right to receive 0.527 of a share of
webMethods, Inc. common stock.

              FOR            AGAINST           ABSTAIN

             [  ]             [  ]               [  ]

     It is not expected that any matters other than those described in the
Joint Proxy Statement/Prospectus will be presented at the Special Meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSAL 1.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please date this proxy and sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign.
Fiduciaries should indicate their title and authority. Please return the signed proxy in the enclosed envelope.

   _______________________________________                  ____________, 2000
              Signature(s)                                      Date

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
        (Print name(s) on certificate(s))
        Please sign your name (Authorized Signature(s))

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